                                 Doc. No. 1.02
                                Aircraft N777UA

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                                LEASE AGREEMENT
                                  (1995 777 A)

                            Dated as of May 1, 1995

                                    Between

                      STATE STREET BANK AND TRUST COMPANY,
                        Not in its Individual Capacity,
                              except as expressly
                         provided herein, but solely as
                                 Owner Trustee,
                                     Lessor

                                      and

                            UNITED AIR LINES, INC.,
                                     Lessee
                          ----------------------------

                             United Air Lines, Inc.
                           1995 777 A Equipment Trust
                          One Boeing 777-222 Aircraft
                          ----------------------------


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     As set forth in Section 20 hereof, Lessor has assigned to the Indenture
Trustee (as defined herein) certain of its right, title and interest in and to this Lease. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.
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

                               TABLE OF CONTENTS
                               -----------------

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                                                          PAGE
                                                          ----

SECTION 1.  Definitions.................................   1

SECTION 2.  Acceptance and Lease........................  17

SECTION 3.  Term and Rent...............................  17
               (a)  Interim Term and Basic Term.........  17
               (b)  Basic Rent..........................  17
               (c)  Adjustments to Basic Rent,
                    Excess Amount, Stipulated Loss
                    Values, Termination Values,
                    Special Termination Value
                    Percentages and the EBO
                    Percentage..........................  17
               (d)  Supplemental Rent...................  20
               (e)  Payments in General.................  20
               (f)  [Intentionally Reserved for
                    Potential Future Use]...............  21
               (g)  Prepayments of Certain Rent
                    Payments............................  21

SECTION 4.  Lessor's Representations and
               Warranties...............................  22

SECTION 5.  Return of the Aircraft......................  23
               (a)  Condition Upon Return...............  23
               (b)  Return of Other Engines.............  27
               (c)  Fuel and Manuals....................  28
               (d)  Storage Upon Return.................  28
               (e)  Purchase of Engine..................  29
               (f)  Severable Parts.....................  29
               (g)  Special Redelivery Provision........  29

SECTION 6.  Liens.......................................  30

SECTION 7.  Registration, Maintenance and
               Operation; Possession and
               Subleases; Insignia......................  30
               (a)  (1)  Registration and
                     Maintenance........................  31
                    (2)  Operation......................  32
                    (3)  Reregistration.................  33
                    (4)  Operating Certificates.........  33
               (b)  Possession and Subleases............  33
               (c)  Insignia............................  39

SECTION 8.  Replacement and Pooling of Parts;
Alterations, Modifications and Additions................  40
               (a)  Replacement of Parts................  40

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                                       i
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
               (b)  Pooling of Parts....................  41
               (c)  Alterations, Modifications and
                    Additions...........................  41

SECTION 9.  Early Termination...........................  43
               (a)  [Intentionally reserved for
                    potential future use]...............  43
               (b)  Termination for
                    Obsolescence/Surplus................  43
               (c)  Sale of the Aircraft................  43
               (d)  Termination as to Engines...........  46

SECTION 10.  Loss, Destruction, Requisition, etc........  46
               (a)  Event of Loss with Respect to
                    the Aircraft........................  46
               (b)  Event of Loss with Respect to
                    an Engine...........................  50
               (c)  Application of Payments from
                    Governmental Authorities for
                    Requisition of Title, etc...........  52
               (d)  Requisition for Use of the
                    Aircraft by the United States
                    Government or Government of
                    Registry of the Aircraft............  53
               (e)  Requisition for Use of an
                    Engine by the United States
                    Government or the Government
                    of Registry of the Aircraft.........  54
               (f)  Application of Payments During
                    Existence of Events of
                    Default.............................  54

SECTION 11.  Insurance..................................  55
               (a)  Public Liability and Property
                    Damage Insurance....................  55
               (b)  Insurance Against Loss or
                    Damage to the Aircraft..............  55
               (c)  Reports, etc........................  57
               (d)  Self-Insurance......................  59
               (e)  Additional Insurance by Lessor
                    and Lessee..........................  59
               (f)  Indemnification by Government
                    in Lieu of Insurance................  60
               (g)  Application of Payments During
                    Existence of Default................  60
               (h)  Terms of Insurance Policies.........  60

SECTION 12.  Inspection.................................  61

SECTION 13.  Assignment.................................  63

SECTION 14.  Events of Default..........................  63




SECTION 15.  Remedies...................................  65

SECTION 16.  Lessee's Cooperation Concerning
               Certain Matters..........................  69

SECTION 17.  Notices....................................  71

SECTION 18.  Net Lease; No Set-Off, Counterclaim,
               Etc......................................  72

SECTION 19.  Renewal Options; Purchase Options;
               Valuation................................  74
               (a)  Renewal Options.....................  74
                    (1) Fixed Renewal Terms.............  74
                    (2) Fair Market Renewal Term........  75
                    (3) Waiver..........................  75
                    (4) Conditions Precedent,
                        Payment of Basic Rent...........  75
                    (5) Termination Value;
                        Stipulated Loss Value...........  76
               (b)  Purchase Options....................  76
               (c)  Valuation...........................  77

SECTION 20.  Security for Lessor's Obligation to
               Certificate Holders......................  78

SECTION 21.  Lessor's Right to Perform for Lessee.......  79

SECTION 22.  Investment of Security Funds;
               Liability of Lessor Limited..............  80
               (a)  Investment of Security Funds........  80
               (b)  Liability of Lessor Limited.........  81

SECTION 23.  Miscellaneous..............................  81

SECTION 24.  Successor Trustee..........................  81

SECTION 25.  Bankruptcy.................................  82

                                    EXHIBITS

EXHIBIT A      Form of Lease Supplement

EXHIBIT B      Basic Rent and Excess Amount Schedule

EXHIBIT C      Stipulated Loss Value Schedule

EXHIBIT D      Termination Value Schedule

EXHIBIT E      Rent Recalculation and Indemnification Verification

EXHIBIT F      Schedule of Countries Authorized for Domicile of Permitted
               Sublessees

EXHIBIT G      Schedule of Countries Authorized for Aircraft Registration

EXHIBIT H      Lessor's Cost, Engine Cost, Commencement Date, Lease Expiry Date,
               Stipulated Loss Value Date, EBO Date, EBO Percentage, Special
               Purchase Option Dates and Special Termination Value Percentages

                          LEASE AGREEMENT (1995 777 A)


          This LEASE AGREEMENT (1995 777 A), dated as of May 1, 1995, between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1 hereof) (in such capacity, "Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee").


                                  WITNESSETH:

          SECTION 1.  Definitions.  Unless the context otherwise requires, the
                      -----------
following terms shall have the following meanings for all purposes of this Lease Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

          "Acceptable Alternate Engine" means a Pratt & Whitney Model PW4084 engine or an engine of the same or another manufacturer of equivalent or greater value and utility, and suitable for installation and use on the Airframe; provided that such engine shall be of the same make, model and manufacturer as the other engine installed on the Airframe and shall be an engine of a type then being utilized by Lessee on other Boeing 777-222 aircraft operated by Lessee and shall have been maintained, serviced, repaired and overhauled in substantially the same manner as Lessee maintains, services, repairs and overhauls similar engines utilized by Lessee and without in any way discriminating against such engine.

          "Actual Knowledge" means, (i) as it applies to the Owner Trustee or Indenture Trustee, as the case may be, actual knowledge of a responsible officer in the Trust Office, and (ii) as it applies to the Owner Participant, actual knowledge of a Vice President or more senior officer of the Owner Participant or other officer of the Owner Participant in each case having responsibility for the transactions contemplated by the Operative Documents; provided that each of the Owner Trustee, the Indenture Trustee and the Owner Participant shall be deemed to have "Actual Knowledge" of any matter as to which it has been given notice by any of Lessee, the Owner Participant, any Certificate Holder, the Owner Trustee or the Indenture Trustee, such notice having been given pursuant to and in accordance with Section 13(a) of the Participation Agreement.

          "Additional Insured" means Lessor, in its individual capacity and as owner of the Aircraft, the Indenture Trustee, the

Owner Participant, Lessee in its capacity as sublessor under any Sublease, and, so long as the Pass Through Trustees are Certificate Holders, each Pass Through Trustee and each of their respective Affiliates, successors and permitted assigns; and the respective directors, officers and employees of each of the foregoing.

          "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under a common control with, another Person, (ii) which beneficially owns or holds 10% or more (by number of votes) of any class of voting securities of such other Person or
(iii) 10% or more (by number of votes) of the voting securities (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by such other Person or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Aircraft" means the Airframe together with the two Engines whether or not such Engines are installed on the Airframe or any other airframe.

          "Airframe" means: (i) The Boeing Company Model 777-222 aircraft (excluding Engines or engines from time to time installed thereon) specified by United States Registration Number and Manufacturer's serial number in the Lease Supplement; (ii) any and all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, but where title to which remains vested in Lessor in accordance herewith; and (iii) any replacement airframe which may from time to time be substituted pursuant to
Section 10(a)(ii) hereof.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended from time to time.

          "Base Rate" means the rate of interest announced from time to time by The First National Bank of Chicago at its principal office in Chicago, Illinois as its "corporate base rate" (or its equivalent successor rate if the corporate base rate is no longer used).

          "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b) hereof, as adjusted as provided in Section 3(c) and, for a Renewal Term, Basic Rent determined pursuant to Section 19.

          "Basic Term" means the term for which the Aircraft is leased hereunder pursuant to Section 3(a) hereof beginning on the Commencement Date and ending on the Lease Expiry Date or such earlier date as this Lease may be terminated in accordance with the terms hereof.

          "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of Chicago, Illinois; New York City, New York; the city and state in which the principal place of business of the Owner Trustee is located; and, so long as any Loan Certificate is outstanding, the city and state in which the Indenture Trustee has its principal place of business and the city and state in which the Indenture Trustee receives and disburses funds.

          "Certificate Holder" has the meaning assigned to the term "Holder" in the Trust Indenture.

          "Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

          "Citizen of the United States" has the meaning given such term in
Section 40102(a)(15) of Title 49 of the United States Code.

          "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program administered by the United States Government pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

          "Code" means the Internal Revenue Code of 1986, as amended through the Delivery Date.

          "Commencement Date" means the date specified as such in Exhibit H hereto.

          "Commitments" means the respective commitments of the Pass Through Trustees and the Owner Participant to finance the Owner Trustee's payment of Lessor's Cost for the Aircraft and "Commitment" means any one of the Commitments.

          "Consent and Agreement" means the Consent and Agreement (1995 777 A), dated as of the date hereof, executed by the

Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

          "Debt Rate" means the weighted average interest rate borne by the Loan Certificates then outstanding.

          "Default" means any event which with the giving of notice or the lapse of time or both would become an Event of Default.

          "Delivery Date" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee hereunder.

          "Dollars" and "$" mean the lawful currency of the United States of America.

          "EBO Date" means the date specified as such in Exhibit H hereto.

          "EBO Percentage" means the percentage specified as such in Exhibit H hereto.

          "EBO Price" has the meaning set forth in Section 19(b)(2) hereof.

          "Engine" means (i) each of the two Pratt & Whitney Model PW4084 engines listed by manufacturer's serial numbers in the initial Lease Supplement and installed on the Airframe at the time of the Manufacturer's delivery to Lessee of such Airframe, and whether or not from time to time thereafter installed on such Airframe or any other airframe; (ii) any Acceptable Alternate Engine which may from time to time be substituted for any of such two engines pursuant to the terms hereof; and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all parts removed therefrom so long as title thereto remains vested in Lessor in accordance herewith. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

          "Engine Cost" means the amount specified as Engine Cost in Exhibit H hereto.

          "Event of Default" has the meaning specified in Section 14 hereof.

          "Event of Loss" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government or any government of registry of the Aircraft or any agency or instrumentality thereof), which in the case of any event referred to in this clause (iii) shall have resulted in the loss of title or possession of such property by Lessee for a period in excess of 90 consecutive days or, if earlier, until the end of the Term; (iv) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the Aircraft having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period in excess of 180 consecutive days, unless (A) such grounding is applicable to all Boeing 777-222 aircraft registered in such country, (B) Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward, in a manner that does not discriminate against the Aircraft, all steps which are necessary or desirable to permit the normal use of such property by Lessee, and
(C) Lessee, within one year from the time of grounding shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction, provided that no such grounding shall extend beyond the expiration of the Term; (v) the requisition for use by the United States Government or any government of registry of the Aircraft or any instrumentality or agency thereof, which shall have occurred during the Basic Term (or the Interim Term or any Renewal Term) and shall have, in the case of any government of registry of the Aircraft (other than the United States Government or any agency or instrumentality thereof) or any agency or instrumentality thereof, continued for more than two years (or if earlier, until the end of the Term), and in the case of the United States Government or any agency or instrumentality thereof shall have continued for a period that extends beyond the Term and Lessor shall not have furnished the written notice specified in Section 10(d) hereof; (vi) the operation of or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 11, unless in the case of a requisition by the government of the United States or any agency or instrumentality thereof, Lessee shall have obtained an indemnity in lieu thereof from such government; and (vii) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 7(b) hereof. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

          "Excess Amount" for the Commencement Date means the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit B hereto opposite the Commencement Date (as such Exhibit B may be adjusted from time to time as provided in Section 3(c) hereof).

          "Excluded Payments" has the meaning set forth in the Trust Indenture.

          "Expenses" means any and all liabilities, obligations, losses, damages, penalties, claims (including, but not limited to, negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses and, to the extent not required to be paid by the Owner Trustee pursuant to Section 16 of the Participation Agreement, Transaction Expenses, and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Operative Documents, any amounts that would be included in Premium, but excluding internal costs and expenses such as salaries, and overhead of whatsoever kind and nature).

          "Fair Market Rental Value" means the fair market rental value determined as provided in Section 19(c) hereof.

          "Fair Market Sales Value" means the fair market sales value determined as provided in Sections 19(a) and 19(c) hereof.

          "Federal Aviation Act" means the sections of Title 49 of the United States Code relating to aviation, as amended.

          "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

          "Indemnitees" means the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Trust Indenture Estate, the Indenture Trustee, in its individual capacity and as trustee under the Trust Indenture, each Pass Through Trustee (so long as the Pass Through Trustees are Certificate Holders), and each of their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents.

          "Indenture Trustee" has the meaning set forth in the Trust Indenture.

          "Indenture Trustee Documents" means the Participation Agreement, the Trust Indenture, each Pass Through Trust Agreement, each Pass Through Trust Supplement, each Loan Certificate and each Pass Through Certificate and any other document executed by the Indenture Trustee or the Pass Through Trustee in connection with the transactions contemplated by the Operative Documents.

          "Interim Term" means the period commencing on the Delivery Date and ending on and including the day immediately preceding the Commencement Date, unless earlier terminated in accordance with the provisions hereof.

          "Lease Agreement", "this Lease Agreement", "this Lease", "this Agreement", "herein", "hereof", "hereunder", "hereby", or other like words mean this Lease Agreement as originally executed or as modified, amended or supplemented in accordance with the applicable provisions hereof and the terms of the Trust Indenture, including, without limitation, supplementation hereof by any Lease Supplement entered into in accordance with the applicable provisions hereof and the terms of the Trust Indenture.

          "Lease Expiry Date" means the date specified as such in Exhibit H.

          "Lease Period" means each of the consecutive semi-annual periods throughout the Basic Term and any Renewal Term ending on a Lease Period Date, the first such period commencing on and including the Commencement Date.

          "Lease Period Date" means April 19, 1996 and each succeeding semi-annual anniversary thereof to and including the last such date in the Term.

          "Lease Supplement" means a Lease Supplement (1995 777 A), substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof and the terms of the Trust Indenture.

          "Lessee Documents" means the Participation Agreement, the Lease, any Lease Supplement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Owner Trustee's FAA Bill of Sale, the Owner Trustee's Bill of Sale, the Tax Indemnity Agreement, each Pass Through Trust Agreement, each Pass Through Trust Agreement Supplement and any other document executed by Lessee in connection with the transactions contemplated by the Operative Documents.

          "Lessor Liens" means any Lien on, or disposition of title to, the Aircraft or the Trust Estate arising as a result of (i) claims against Lessor, State Street Bank and Trust Company, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or State Street Bank and Trust Company, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or State Street Bank and Trust Company, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or State Street Bank and Trust Company, in its individual capacity or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents (other than a transfer of possession of the Aircraft by Lessor pursuant to this Agreement, a transfer pursuant to the Trust Indenture (other than a transfer pursuant to Article 8 of the Trust Indenture not attributable to a Lease Event of Default) or a transfer pursuant to Section 7, 8, 9, 10 or 19 hereof, pursuant to Section 17 of the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 15 hereof); provided, however, that any Lien which is attributable solely to State Street Bank and Trust Company or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (2) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) State Street Bank and Trust Company or the Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceeding and (5) the existence of such Lien does not result in actual interruption in the payment of Rent assigned to the Indenture Trustee for the benefit of the Certificate Holders.

          "Lessor's Cost" for the Aircraft means the amount specified as Lessor's Cost in Exhibit H hereto; provided, however, Lessor's Cost shall be reduced by Engine Cost for each Engine for which Lessee has paid Stipulated Loss Value pursuant to the terms of Section 10(b) hereof and has otherwise paid all other amounts due and payable under said Section 10(b).

          "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest.

          "Loan Certificate" has the meaning assigned to the term "Certificate" in the Trust Indenture.

          "Loss Payment Date" has the meaning set forth in Section 10(a) hereof.

          "Manufacturer" means The Boeing Company, a Delaware corporation, and its subsidiaries, successors and assigns.

          "Manufacturer Documents" means the Purchase Agreement, the Consent and Agreement and any other document executed by the Manufacturer in connection with the transactions contemplated by the Operative Documents.

          "Net Economic Return" means the Owner Participant's net after-tax book yield, aggregate after-tax cash flow and, with respect to any adjustments required to maintain the Owner Participant's Net Economic Return, periodic FASB 13 earnings plus or minus 5% for any annual period, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value percentages, Special Termination Value Percentages, EBO Percentage and Termination Value percentages as of the Delivery Date, as such assumptions may be revised from time to time for events which have been the basis for adjustments to Rent pursuant to Section 3(c) hereof, provided that under no circumstances shall there be a reduction in Owner Participant's 1995 FASB 13 earnings.

          "Net Present Value of Rents" means the net present value, as of the Delivery Date, of Basic Rent set forth in Exhibit B hereto, discounted at a rate per Lease Period equal to (a) 11% per annum divided by (b) the number of Lease Periods per year.

          "Operative Documents" means the Lease (including any Lease Supplement); the Participation Agreement; the Tax Indemnity Agreement; the Trust Agreement; any Trust Supplement; the Purchase Agreement; the Owner Trustee's Bill of Sale; the Owner

Trustee's FAA Bill of Sale; the Owner Trustee's Purchase Agreement; an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate"); the Trust Indenture; the Loan Certificates outstanding at the time of reference; and the Consent and Agreement.

          "Original Amount", with respect to a Loan Certificate, means at any time prior to the Commencement Date, the Original Issue Price (as defined in the Trust Indenture) of such Loan Certificate, or, at any time on or after the Commencement Date, the stated original principal amount of such Loan Certificate, and with respect to all Loan Certificates means, at any time prior to the Commencement Date, the aggregate Original Issue Prices for such Loan Certificates or, at any time on or after the Commencement Date, the aggregate stated original principal amounts of such Loan Certificates.

          "Owner Participant" means the Person executing the Participation Agreement as the Owner Participant and any Person to which such Person transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted thereby.

          "Owner Participant Documents" means the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and any other document executed by the Owner Participant in connection with the transactions contemplated by the Operative Documents.

          "Owner Participant Parent" means ____________________, a Delaware corporation.

          "Owner Participant Parent Guaranty" means the guaranty, dated the Delivery Date, by the Owner Participant Parent in favor of Lessee, the Pass Through Trustees, and certain other parties, of certain obligations of the Owner Participant, as the same may be amended or modified in compliance with the provisions thereof.

          "Owner Trustee" means the Person executing the Participation Agreement as Owner Trustee and any Person appointed as successor Owner Trustee in each case not in its individual capacity but solely as Owner Trustee under the Trust Agreement, except as otherwise expressly stated.

          "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, this Lease, any Lease Supplement, the Owner Trustee's Purchase Agreement, the Trust Indenture, any Trust Supplement, the Loan Certificates and any other document executed by the Owner Trustee in connection with the transactions contemplated by the Operative Documents.

          "Owner Trustee's Bill of Sale" means a bill of sale for the Aircraft, dated the Delivery Date, executed by Lessee in favor of Lessor in form and substance satisfactory to Lessor.

          "Owner Trustee's FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the FAA on the Delivery Date executed by Lessee in favor of Lessor in form and substance satisfactory to Lessor.

          "Owner Trustee's Purchase Agreement" means the Owner Trustee's Purchase Agreement and Assignment (1995 777 A), dated as of the date hereof, between Lessee and the Owner Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof and the terms of the Trust Indenture.

          "Participants" means and includes the Pass Through Trustees and the Owner Participant.

          "Participation Agreement" means that certain Participation Agreement (1995 777 A), dated as of the date hereof, among Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustees and the Owner Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

          "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature other than complete Engines or engines, which are from time to time incorporated or installed in or attached to an Airframe or any Engine or which have been removed therefrom, but where title to which remains vested in Lessor in accordance with
Section 8 hereof.

          "Pass Through Certificates" has the meaning set forth in the Trust Indenture.

          "Pass Through Trust Agreements" means the Pass Through Trust Agreement dated as of February 1, 1992, as amended and restated as of May 1, 1995, in each case between the Lessee and State Street Bank and Trust Company of Connecticut, National Association, as supplemented by each of the two Pass Through Trust Supplements, in each case between the Lessee and the Pass Through Trustee, and as the same may be further modified, amended or supplemented pursuant to the applicable provisions thereof and the Participation Agreement.

          "Pass Through Trustee" shall mean First Security Bank of Utah, National Association, a national banking association, in its capacity as Trustee under each Pass Through Trust Agreement, and each other Person which may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

          "Pass Through Trust Supplement" means each of the two separate Trust Supplements Nos. 1995-A1 and 1995-A2, in each case dated as of May __, 1995 between Lessee and the Pass Through Trustee.

          "Past Due Rate" means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to any Certificate Holder, the "Past Due Rate" as defined in the Trust Indenture and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a fluctuating rate per annum equal to 2% over the Debt Rate.

          "Permitted Lien" means any Lien referred to in clauses (i) through
(vi) of Section 6 hereof.

          "Permitted Sublessee" means any air carrier domiciled in a country listed in Exhibit F hereto as in effect from time to time.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Premium" has the meaning assigned to the term in Section 6.01(b) of the Trust Indenture.

          "Prepaid Rent" has the meaning set forth in Section 3(g) hereof.

          "Purchase Agreement" means the agreement between Lessee and the Manufacturer relating to the purchase by Lessee of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

          "Redemption Date" has the meaning set forth in the Trust Indenture.

          "Reimbursement Amount" has the meaning set forth in Section 3(g) hereof.

          "Renewal Term" means the Fair Market Renewal Term or a Fixed Renewal Term as those terms are defined in Section 19 hereof.

          "Rent" means Basic Rent and Supplemental Rent, collectively.

          "Replacement Airframe" means any airframe substituted for an airframe in accordance with Sections 10(a) of the Lease.

          "Replacement Engine" means any engine substituted for an Engine in accordance with Sections 9(d), 10(a) or 10(b) of the Lease.

          "Restricted Country" has the meaning set forth on Exhibits F and G hereto.

          "Restricted Period" means the period ending on the last open day of the calendar year in which there occurs the seventh anniversary of the Delivery Date.

          "Special Purchase Option Dates" means each of the dates specified as such on Exhibit H hereto.

          "Special Termination Value", with respect to any Special Purchase Option Date, has the meaning set forth in Section 19(b)(1) hereof.

          "Special Termination Value Percentage" means, with respect to any Special Purchase Option Date, the percentage set forth opposite such Date on Exhibit H hereto.

          "Stipulated Loss Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount of Stipulated Loss Value is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(c) hereof and in Section 8 of the Tax Indemnity Agreement). "Stipulated Loss Value" with respect to the Aircraft, as of any date during any Renewal Term, shall be the amount determined as provided in Section 19 hereof. To the extent that an event giving rise to an obligation to pay any Stipulated Loss Value occurs (with respect to the Airframe or either Engine), and the actual date on which the loss of tax benefits resulting from such event occurs shall be earlier or later than the date assumed in calculating the United States Federal income tax consequences reflected in the applicable Stipulated Loss Value, such Stipulated Loss Value shall be appropriately adjusted upwards or downwards to reflect the actual date of such loss of tax benefits, but shall be otherwise based on the original assumptions used in determining such Stipulated Loss Value.

          "Stipulated Loss Value Date" has the meaning specified therefore in Exhibit H hereto.

          "Sublease" means any sublease permitted by the terms of Section 7(b)(viii) hereof.

          "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(viii) hereof.

          "Subsidiary" means, with respect to any Person that is a corporation, any other corporation a majority of the voting securities of which are owned by such person, whether directly or indirectly.

          "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or others hereunder or under any of the other Operative Documents, including payments of Stipulated Loss Value and Termination Value and amounts calculated by reference thereto, an amount equal to the Premium, if any, payable in accordance with Section 3(d) hereof and indemnity payments. The parties acknowledge that Supplemental Rent is a general category and, accordingly, agree that any provision of any Operative Document which calls for the payment of Supplemental Rent and also calls for the payment of specific items which are includable in Supplemental Rent is not to be interpreted as requiring any double payment.

          "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement (1995 777 A), dated as of the date hereof, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

          "Taxes" means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon (each, individually, a "Tax").

          "Term" means the Interim Term, Basic Term and, if actually entered into, any Renewal Term.

          "Termination Date" has the meaning set forth in Section 9(b) hereof.

          "Termination Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount of Termination Value is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(c) hereof and in Section 8 of the Tax Indemnity Agreement). To the extent that an event giving rise to an obligation to pay any Termination Value occurs, and the actual date on which the loss of tax benefits resulting from such event occurs shall be earlier or later than the date assumed in calculating the United States Federal income tax consequences reflected in the applicable Termination Value, such Termination Value shall be appropriately adjusted upwards or downwards to reflect the actual date of such loss of tax benefits, but shall be otherwise based on the original assumptions used in determining such Termination Value.

          "Transaction Expenses" means (i) the reasonable and actual fees, expenses and disbursements of (1) Ray, Quinney & Nebeker, special counsel for the Indenture Trustee and the Pass Through Trustee, (2) Bingham, Dana & Gould, counsel for the Owner Trustee, (3) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, (4) Shearman & Sterling, special counsel for the underwriters (to the extent not payable by the underwriters), (5) Vedder, Price, Kaufman & Kammholz, special counsel for Lessee, and (6) Dewey Ballantine, special counsel for the Owner Participant, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, (iii) the initial fee and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement, (iv) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture, (v) the fee of BK Associates (or of such other appraiser as shall be selected by the Owner Participant) with respect to the appraisal of the Aircraft required on or before the Delivery Date pursuant to Section 4(a) of the Participation Agreement, (vi) the fees, commissions and expenses of Capstar Partners, Inc., (vii) the reasonable out-of-pocket expenses of the Owner Participant relating to the transactions contemplated by the Participation Agreement including, without limitation, the expenses related to the organization of the foreign sales corporation, as well as those transactions relating to the investment by the Owner Participant in the second quarter of 1995 in one Boeing 777-222 aircraft to be operated by the Lessee up to an aggregate of $25,000 (but excluding from Transaction Expenses airfare charges incurred for travel on an airline other than United Air Lines, unless such travel is necessitated by the foreign sales corporation structure to the extent that United Air Lines does not offer regularly scheduled flights directly from New York to such foreign location where negotiations with respect to the transactions will be conducted for purposes of the foreign sales corporation nature of the transactions) plus airfare charges incurred for travel on United Air Lines, (viii) the placement or underwriting fees, commissions and expenses, if any, in placing the debt contemplated by the Participation Agreement and all costs and expenses associated with the public offering pursuant thereto and the actual expenses of each Pass Through Trustee under its respective Pass Through Trust Agreement and
(ix) printing and distribution costs.

          "Trust Agreement" means that certain Trust Agreement (1995 777 A), dated as of the date hereof, between the Owner Participant and State Street Bank and Trust Company, in its individual capacity, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof and the terms of the Trust Indenture, including, without limitation, any Trust Supplement entered into pursuant to the applicable provisions thereof.

          "Trust Estate" has the meaning set forth in the Trust Agreement.

          "Trust Indenture" means that certain Trust Indenture and Mortgage (1995 777 A), dated as of the date hereof, between Lessor and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof and the terms of the Participation Agreement, including, without limitation, any Trust Supplement entered into pursuant to the applicable provisions thereof.

          "Trust Indenture Estate" has the meaning assigned to the term "Indenture Estate" in the Trust Indenture.

          "Trust Office" has the meaning set forth in the Trust Indenture.

          "Trust Supplement" means a supplement to the Trust Agreement and the Trust Indenture, substantially in the form of Exhibit A to the Trust Agreement.

          "U.S. Air Carrier" means any United States air carrier as to which there is in force a certificate issued pursuant to Section 44102 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

          "Wet Lease" means any arrangement whereby Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that would be required under the Federal Aviation Act (or if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry) for the performance by such employees of similar functions within the United States of America (or such jurisdiction of registry) (it is understood that cabin attendants need not be employees of Lessee) and (ii) shall be maintained by Lessee in accordance with its normal maintenance practices.

          SECTION 2.  Acceptance and Lease.  Lessor hereby agrees to accept from
                      --------------------
the Lessee the transfer of title to and simultaneously to lease to Lessee hereunder, and Lessee hereby agrees to lease on the Delivery Date from Lessor hereunder, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee agrees that Lessor will authorize one or more employees of Lessee, designated by Lessee in writing, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft. Lessee hereby agrees that in the event delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease.

          SECTION 3.  Term and Rent.  (a)  Interim Term and Basic Term.  The
                      -------------        ---------------------------
Interim Term shall commence on the Delivery Date and end on and include the day immediately preceding the Commencement Date unless earlier terminated pursuant to the provisions hereof. The Basic Term shall commence on the Commencement Date and end on the Lease Expiry Date or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

          (b) Basic Rent.  Lessee shall pay Basic Rent in Dollars with respect
              ----------
to each Lease Period during the Basic Term on each Lease Period Date during the Basic Term, in the respective amounts for each Lease Period Date determined in accordance with Exhibit B hereto.

          (c) Adjustments to Basic Rent, Excess Amount, Stipulated Loss Values,
              -----------------------------------------------------------------
Termination Values, Special Termination Value Percentages and the EBO
- ---------------------------------------------------------------------
Percentage.
- -----------

               (i) In the event that (A) Transaction Expenses paid by Lessor are determined to be other than __% of Lessor's Cost, (B) there shall be an optional redemption or a refinancing or a refunding of the Loan Certificates in accordance with Section 17 of the Participation Agreement,
     (C) the Delivery Date occurs other than on May 15, 1995, or (D) there is an optimization in accordance with Section 18 of the Participation Agreement; then in each case the Basic Rent and Excess Amount set forth in Exhibit B, the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D, and the EBO Percentage and the Special Termination Value Percentages set forth in Exhibit H shall be adjusted (upwards or downwards as the case may be) using the same methods and assumptions (as modified on account of the occurrence of any of the events referred to in clauses (A)-(D)) used to calculate the Basic Rent and Excess Amount, the Stipulated Loss Value percentages, the Termination Value percentages and the EBO Percentage and the Special Termination Value Percentages set forth in Exhibits B, C, D and H, respectively, in each case in compliance with clauses (iv) and (v) of this paragraph (c) and in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof; provided,
                                                               --------
     however, in no event will the EBO Price be adjusted below the greatest of
     -------
     (i) the Termination Value for the Aircraft as of the EBO Date, (ii) __% of Lessor's Cost (i.e., the fair market value of the Aircraft as of the EBO Date as the same was determined on the Delivery Date) and (iii) __% multiplied by the present value as of the EBO Date of (x) the remaining Basic Rent plus (y) __% of Lessor's Cost (i.e., the fair market value of the Aircraft as of the end of the Term as the same was determined on the Delivery Date) (the present value calculation described in this clause
     (iii) shall utilize a semi-annual discount rate that on a compound basis is equal to ___% per annum).

              (ii) [Intentionally reserved for potential future use.]

             (iii) Any recalculation of Basic Rent and Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, EBO Percentage and Special Termination Value Percentages pursuant to this
     Section 3(c) (or pursuant to the definition of Stipulated Loss Value or Termination

     Value) shall be determined by the Owner Participant and shall be subject to the verification procedures set forth in Exhibit E hereto. Such recalculated Basic Rent and Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, EBO Percentage and Special Termination Value Percentages shall be set forth in an amendment hereto.

              (iv) Anything contained in the Participation Agreement or this Lease to the contrary notwithstanding, each installment of Basic Rent payable hereunder, whether or not adjusted in accordance with this Section 3(c), together with the amount of Excess Amount and Supplemental Rent, if any, in respect of the date on which such installment is payable, and each payment of Termination Value, Stipulated Loss Value, EBO Price and Special Termination Value whether or not adjusted in accordance with this Section 3(c) or Section 8 of the Tax Indemnity Agreement, and all other amounts (excluding Excluded Payments payable simultaneously by Lessee pursuant to this Lease), in each case, on the date on which such payment is due, shall be in an amount at least sufficient to pay in full, and shall be available to be applied by Lessor in payment on account of, any payments then required to be made on account of the principal amount (and Premium, if any) of and interest on the Loan Certificates then outstanding. It is agreed that no installment of Basic Rent or payment of Excess Amount, Termination Value, Stipulated Loss Value, Special Termination Value or EBO Price, shall be increased or adjusted by reason of (A) any attachment or diversion of Rent on account of (x) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) or (y) any other Lien on or against the Trust Estate, any part thereof or the Operative Documents arising as a result of claims against the Indenture Trustee or a Certificate Holder, not related to the transactions contemplated by the Operative Documents, (B) any modification of the payment terms of the Loan Certificates made without the prior written consent of Lessee, or (C) the acceleration of any Loan Certificate due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder.

               (v) All adjustments to Basic Rent under this Section 3(c) shall be consistent with the requirements of Sections 4.02(5), 4.07(1) and (2) and Section 4.08(1) of Rev. Proc. 75-28 (provided that the requirements of Section 4.08(1) shall apply on a prospective basis), as modified and in effect on the Delivery Date, and shall not cause the Lease to be a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code as then in effect and any final, temporary or proposed regulations thereunder or any administrative or judicial interpretation thereof in effect on the date of such adjustment (a "Section 467 Agreement") (it being understood that any such adjustment shall not be treated as causing the Lease to be a Section 467 Agreement to the extent the Lease would have been a Section 467 Agreement if no such adjustment to Basic Rent had occurred).

          (d) Supplemental Rent.  Lessee shall pay (or cause to be paid)
              -----------------
promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value, Termination Value, EBO Price and Special Termination Values as the same shall become due and owing and all other amounts of Supplemental Rent within five Business Days after demand or on such date, or within such other relevant period, as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall also pay on behalf of Lessor as Supplemental Rent an amount equal to any amount payable by Lessor as Premium as and when any such Premium shall be due and payable; provided, however, that Lessee shall have no obligation to pay on behalf of Lessor any Premium payable under Section 6.01 or 6.02 of the Trust Indenture due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder.
Lessee also will pay to Lessor, or on behalf of Lessor to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate with respect to any part of any installment of Basic Rent not paid prior to 11:00 a.m., New York City time, on the date when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid prior to 11:00 a.m., New York City time, on the date when due for the period until the same shall be paid.

          (e) Payments in General.  All payments of Rent other than Excluded
              -------------------
Payments payable to Lessor shall be made directly by Lessee by wire transfer of immediately available funds prior to 11:00 a.m., New York time, on the date of payment in Dollars, to Lessor at its office at 225 Franklin Street, Boston, Massachusetts 02110, Attention: _________________________ (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided, that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby directs and Lessee agrees, that all Basic Rent shall be paid directly to the Indenture Trustee at the times and in funds specified in this Section 3(e) at the offices of the Indenture Trustee at Two International Place, Boston, MA 02110, Attention: Corporate Trust Department (or such other office of Indenture Trustee in the continental United States or such other account as Indenture Trustee shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Basic Rent is due). Excluded Payments shall be paid in Dollars in immediately available funds to the Person to whom payable at the address of such Person specified in Schedule I of the Participation Agreement.

          Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day then such payment shall be made on the next succeeding Business Day and no interest shall accrue on the amount of such payment, if such payment is made on such next succeeding Business Day.

          (f) [Intentionally Reserved for Potential Future Use].
               -----------------------------------------------
          (g) Prepayments of Certain Rent Payments.  Lessor agrees to pay, on
              ------------------------------------
behalf of the Owner Participant, to the Indenture Trustee for the account of the Certificate Holders on the Commencement Date an amount equal to the Excess Amount. To the extent, if any, that there shall not have been received by the Indenture Trustee at the account of the Indenture Trustee referred to in Section 3(e) by 11:00 a.m., New York City time, on the Commencement Date from Lessor, an amount equal to the Excess Amount payable for such date, Lessee shall advance to Lessor, as Prepaid Rent, by paying to the Indenture Trustee on behalf of Lessor on the Commencement Date an amount equal to the Excess Amount not so paid (such amount being herein called "Prepaid Rent"); provided that Lessee will also pay to the Indenture Trustee, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Debt Rate on any Prepaid Rent not paid when due for any period for which the same shall be overdue. Lessor agrees to reimburse Lessee in the manner and subject to the conditions provided in the following sentence for (x) the Prepaid Rent so paid by Lessee determined as of the date such payment was made, plus (y) the Supplemental Rent so paid by Lessee pursuant to this Section 3(g), plus (z) accrued interest on the unreimbursed portion thereof at a rate per annum equal to the greater of the Base Rate plus 2% or the Debt Rate plus 2% from the date such amount is paid by Lessee to but not including the date of each such reimbursement (such amounts to be reimbursed being herein called the "Reimbursement Amount"). So long as no Default or Event of Default has occurred and is continuing, Lessee may with written notice to the Owner Participant and Indenture Trustee offset (without duplication) against each succeeding payment (other than as limited by the proviso to this sentence) due from Lessee to Lessor in respect of Basic Rent, Stipulated Loss Value, Termination Value or any other amount due hereunder to Lessor, until Lessee has been fully reimbursed for the Reimbursement Amount; provided, however, that in the case of any payment due from Lessee which is distributable under the terms of the Trust Indenture, Lessee's right of offset shall be limited to amounts distributable to Lessor or the Owner Participant thereunder. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent to an amount insufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount (and Premium, if any) of and interest on the Loan Certificates then outstanding.

          SECTION 4.  Lessor's Representations and Warranties.   LESSOR LEASES
                      ---------------------------------------
AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSOR, ANY PARTICIPANT, THE INDENTURE TRUSTEE, AND LESSEE (A) THE AIRFRAME AND EACH ENGINE IS OF SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (B) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE IS SUITABLE FOR ITS PURPOSES, (C) NEITHER LESSOR NOR OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (D) NEITHER LESSOR, IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE, THE INDENTURE TRUSTEE NOR THE OWNER PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, DESIGN, OPERATION, VALUE, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except as set forth in Sections 8(f)(vi) and 8(p)(ii) of the Participation Agreement as to Lessor Liens and except that State Street Bank and Trust Company, in its individual capacity, (i) represents and warrants that on the Delivery Date, Lessor shall have received whatever title to the Aircraft was conveyed to it by Lessee, (ii) represents and warrants that on the Delivery Date the Aircraft shall be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to it in its individual capacity, (iii) covenants that it will not, through its own actions or inactions, in such capacity, interfere in Lessee's or any

Sublessee's quiet enjoyment, use, operation or possession of the Aircraft unless this Lease shall have been declared in default pursuant to Section 15 hereof,
(iv) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it in its individual capacity on or with respect to the Airframe or any Engine or any portion of the Trust Estate and (v) represents and warrants that it is a Citizen of the United States and agrees that if at any time it shall cease to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on the Owner Participant, the Certificate Holders or Lessee), effective upon the appointment of a successor Owner Trustee in accordance with the provisions of the Trust Agreement. None of the provisions of this Section 4 or any other provision of this Agreement shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer, any subcontractor or supplier of the Manufacturer with respect to the Airframe, Engines, or any Parts, or to release the Manufacturer, or any such subcontractor or supplier from any such representation, warranty or obligation. Unless a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made by the Manufacturer or any of its subcontractors or suppliers and any other claims against the Manufacturer or any such subcontractor or supplier with respect to the Aircraft, all pursuant to and in accordance with the terms of the Owner Trustee's Purchase Agreement.

          SECTION 5.  Return of the Aircraft.  (a)  Condition Upon Return.
                      ----------------------        ---------------------
Unless purchased by Lessee pursuant to Section 19(b) hereof, upon the termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Section 9(b) or 15 hereof, Lessee will at its expense return the Aircraft to Lessor at Lessee's maintenance base located at San Francisco International Airport (or any principal maintenance base established by Lessee in the continental United States subsequent to the date hereof), provided that upon the request of the Lessor given to Lessee at least ten (10) days prior to the date of such return, Lessee shall return the Airframe to Lessor at a location on Lessee's route system in the continental United States selected by Lessor, provided that such location is served on a normal basis by Boeing Model 777-222 aircraft operated by Lessee, and Lessor shall reimburse Lessee on a net after-tax basis for Lessee's out-of-pocket Expenses (including for this purpose salary costs for Lessee's personnel) resulting from Lessee's return of the Aircraft to such alternate return location to the extent such out-of-pocket Expenses exceed the out-of-pocket Expenses (including, for this purpose, salary costs for Lessee's personnel) Lessee would have incurred in returning the Aircraft to its principal maintenance base at San Francisco International Airport, provided, further, however, that if Lessor shall have made the request for storage pursuant to Section 5(d) hereof, Lessee shall at its expense return the Aircraft at the site of storage. At the time of such return, (A) Lessee will, at its own cost and expense, unless otherwise requested by Lessor to retain the existing registration of the Aircraft, cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the FAA in the name of Lessor or its designee, provided that Lessee shall be relieved of its obligations under this sentence if such registration is prohibited by reason of the failure of Lessor, the Owner Participant or Lessor's designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration, and (B) subject to Section 5(e) hereof, the Airframe will be fully equipped with the Engines (or Acceptable Alternate Engines) installed thereon. Also, at the time of such return, Lessor shall have good title to such Airframe and Engines or Acceptable Alternate Engines, and such Airframe and Engines or Acceptable Alternate Engines (i) shall be certified (or, if not then registered under the Federal Aviation Act by reason of the proviso to clause (A) in the preceding sentence or because Lessor has so requested that the Aircraft not be so registered, shall hold a valid certificate of airworthiness issued by the country of registry and be eligible for certification by the FAA) as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in a regular passenger configuration, and in as good a condition as when delivered by Lessee to Lessor, ordinary wear and tear excepted and otherwise in the condition required to be maintained under the Lease and under Lessee's FAA-approved maintenance plan (notwithstanding any Sublease theretofore in effect) and shall be in compliance with all mandatory environmental, noise, air pollution and other standards prescribed by the federal government of the United States and applicable to the Aircraft including, without limitation, standards relating to corrosion and structural integrity and all other applicable manufacturer's mandatory service bulletins (except for standards, laws, regulations, directives and bulletins that permit compliance at a later time and would not, in the normal course of Lessee's maintenance plan, be complied with by the date of return without discriminating on the basis of the status of the Aircraft as a leased aircraft), (iv) in the event that Lessee shall not then be using a continuous maintenance program with respect to the Airframe immediately prior to such return but instead shall have been using a block overhaul program with respect to the Airframe, then (A) such block overhaul program shall have been approved by the government of registry of the Aircraft and (B) the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the block overhaul program then used by Lessee, (v) in the event that Lessee during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines (or Acceptable Alternate Engines), Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines)) on such Engines (or Acceptable Alternate Engines) remaining until the next scheduled engine heavy maintenance shall be at least 25% of the hours or cycles (whichever shall be applicable) between engine heavy maintenance allowed under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines), (vi) shall have all Lessee's and any Sublessee's exterior marking removed or painted over with areas thereof refinished to match adjacent areas, and (vii) shall be in a state of cleanliness suitable under Lessee's normal service standards for operation in Lessee's revenue passenger service and in all such cases the Aircraft shall not have been discriminated against whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever.

          In addition, the following conditions shall be complied with at the time of the return of the Aircraft: (i) Lessee shall deliver to Lessor any "no cost" modification kits designated for the Aircraft that Lessee has in its possession and that have not been incorporated at the time of the return of the Aircraft, (ii) Lessor may purchase from Lessee at Lessee's cost any service bulletin kits purchased or manufactured by Lessee for the Aircraft (provided that Lessee shall not be obligated to sell to Lessor any service bulletin kit manufactured by Lessee to the extent Lessee, in its reasonable judgment, considers the same proprietary) and (iii) without limiting the obligations of the Lessee set forth in the preceding paragraph, in the event the FAA shall issue any directive which requires termination thereof prior to the return date, then such directive shall be terminated prior to the return date, and if Lessee shall have not been required to terminate such directive in the normal course of its operations without discriminating against the Aircraft by reason of its leased status or otherwise prior to the return of the Aircraft but such directive must be terminated on or before six months following such return, then Lessee shall, at the sole cost and expense of Lessor, comply with such directive but only if (x) at least 540 days prior to the return of the Aircraft Lessee receives from Lessor a written request to comply with such directive at Lessor's sole cost and expense (determined on the basis of what a third party would charge for comparable services) and (y) after receipt by Lessee of such request, the Aircraft is subject to a maintenance check of the type at which such modification is made, in accordance with Lessee's general maintenance program, and Lessee has, or can obtain using commercial reasonable efforts taking into account the 540 day prior notice received by Lessee, the personnel, parts, facilities and other resources available to accomplish the modification and the modification can be made without materially disrupting the operations of Lessee's maintenance facility or Lessee's operations.

          For purposes of this Section 5(a), any maintenance program used by Lessee for airframes (including the Airframe) substantially similar to the maintenance program described in the excerpts from ["United Air Lines 777 Maintenance Program"] furnished to Lessor and the Owner Participant prior to the Delivery Date (a copy of which was attached to the certificate of the Assistant Secretary of the Lessee delivered pursuant to Section 4(a)(vii)(6) of the Participation Agreement) shall be considered a continuous maintenance program (and not a block maintenance program) and any engine maintenance program used by Lessee for engines (including the Engines) substantially similar to the maintenance program described in "United Air Lines 777 Maintenance Program" shall be considered an on-condition maintenance program.

          In the event that the provisions of the preceding paragraph are inapplicable and upon a return of the Aircraft pursuant to this Section 5, Lessee and Lessor cannot agree as to whether Lessee, during the period of operation of the Aircraft immediately prior to such return, shall have been using a continuous maintenance program or a block overhaul program with respect to the Airframe (including, without limitation, a dispute as to whether Lessee's program is substantially similar to the program described in the excerpts to the ["United Air Lines 777 Maintenance Program"] furnished to Lessor as set forth in the preceding paragraph), then Lessee and Lessor shall mutually appoint an independent third party, satisfactory to both Lessee and Lessor, who shall make such a determination, which determination shall be conclusive and final. Lessee will provide, on a confidential basis, such independent third party with the maintenance program and records applicable to the Aircraft necessary to make such determination. The fee of such third party shall be paid equally by Lessor and Lessee.

          If clause (iv) of the first paragraph of this Section 5(a) shall be applicable but the Airframe does not meet the conditions specified in said clause (iv), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) the fair market cost of obtaining an airframe block overhaul of the type referred to in such clause (iv) at a location in the United States that has been approved by the FAA for such work by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours of operation allowable between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next such block overhaul and (y) the denominator shall be the number of hours of operation allowable between such block overhauls in accordance with such block overhaul program.

          If clause (v) of the first paragraph of this Section 5(a) shall be applicable but the Engines (or Acceptable Alternate Engines) do not meet the conditions specified in said clause (v), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) the fair market cost of obtaining the scheduled engine heavy maintenance under the maintenance program then used by Lessee for engines of the same model as the Engines (or Acceptable Alternate Engines) at a location in the United States that has been approved by the FAA for such work by (ii) a fraction which (x) the numerator shall be the excess of 25% of the hours or cycles (whichever is applicable) of operation of one Engine between engine heavy maintenance allowable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines) over the actual average number of hours or cycles of operation of such Engines (or Acceptable Alternate Engines) remaining until the next such scheduled engine heavy maintenance and (y) the denominator shall be the number of hours or cycles allowable between such scheduled engine heavy maintenance.

          During the last six months of the Term (unless Lessee shall have irrevocably elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and cause any Sublessee to cooperate, at Lessor's sole cost, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft, any maintenance records relating to the Aircraft then required to be retained by the FAA or by the comparable government agency of the country in which the Aircraft is registered, all in accordance with Section 12 hereof, provided that any such cooperation shall not interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee or any Sublessee.

          (b) Return of Other Engines.  In the event that an Acceptable
              -----------------------
Alternate Engine shall be delivered with the returned Airframe as set forth in paragraph (a) of this Section 5, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such Acceptable Alternate Engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that each such Acceptable Alternate Engine is free and clear of all Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) and will, to the extent applicable, comply with the provisions of Section 9(d) as if Lessee had irrevocably elected, in accordance with Section 9(d) hereof, to terminate the Lease with respect to the Engine in replacement for which such Acceptable Alternate Engine is being delivered and Lessor will provide a bill of sale, at Lessee's expense, evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of the Airframe.

          (c) Fuel and Manuals.  Upon the return of the Airframe upon any
              ----------------
termination of this Lease in accordance with paragraph (a) of this Section 5,
(i) Lessee shall invoice Lessor, and Lessor shall pay to Lessee the amount of Lessee's cost for any fuel or oil contained in the fuel or oil tanks on the Airframe, and (ii) Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data and inspection, modification and overhaul records in the English language (or an English translation of the same), (A) required to be maintained with respect to the Airframe, the Engines or any part thereof in accordance with Section 7(a) hereof, (B) created since the Airframe's or Engine's or Acceptable Alternate Engine's (whichever is applicable) last heavy maintenance visit and (C) required to lawfully operate the Aircraft in the United States under a United States Certificate of Airworthiness without performing additional maintenance.

          (d) Storage Upon Return.  If, at any time at least 30 days prior to
              -------------------
the end of the Basic Term or any Renewal Term or pursuant to Section 9(c) or
Section 15, Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with storage facilities for the Aircraft (at

Lessor's risk and at Lessor's cost for insurance, maintenance and Lessee's reasonable out-of-pocket expenses other than storage fees) for a period not exceeding forty-five (45) days (and upon prior written notice from Lessor to Lessee given at least 10 days prior to the end of such 45 day period, at Lessor's risk and at Lessor's cost for insurance, maintenance and Lessee's reasonable out-of-pocket expenses including storage fees, for an additional period not exceeding 45 days) commencing on the date of such termination, at a location in the forty-eight contiguous states of the United States selected by Lessee and used as a location for the storage of aircraft. Lessee shall, at Lessor's written request, maintain insurance (if available) for the Aircraft during such period and shall be reimbursed by Lessor for the premiums thereon.

          (e) Purchase of Engine.  In the event that Lessee shall have paid the
              ------------------
Stipulated Loss Value for any Engine pursuant to Section 10(b) hereof and all other amounts due and owing under said Section 10(b), then, notwithstanding anything contained in this Section 5, Lessee shall, subject to the proviso below, be under no obligation to return any engine installed on the Airframe in replacement for such Engine to Lessor upon the termination of this Lease; provided, however, that in such event Lessor shall have the right upon termination of this Lease (unless Lessee shall have exercised any of its options to purchase the Aircraft pursuant to Section 19), at its sole option, to purchase from Lessee an engine or engines suitable for use on the Airframe and compatible with the other Engine (if any) or the other engine purchased under this Section 5(e) for such engine's then Fair Market Sales Value and any such engine shall be installed at no cost to Lessor on the Airframe on the return thereof.

          (f) Severable Parts.  At any time after Lessee has advised Lessor that
              ---------------
it has determined not to renew this Lease or purchase the Aircraft, or the Aircraft is otherwise to be returned to Lessor, Lessee shall, at Lessor's request, advise Lessor of the nature and condition of all severable Parts owned by Lessee which have been used by Lessee during the prior six months and which Lessee has or intends to remove from the Aircraft as permitted by Section 8 hereof. Lessor may, at its option, upon 30 days written notice to Lessee, purchase any or all of such Parts from Lessee upon the expiration of the Term at their then fair market value.

          (g) Special Redelivery Provision.  Not less than 30 days prior to (A)
              ----------------------------
the date of redelivery of the Aircraft by Lessee to Lessor in accordance with this Section 5, (B) the date of redelivery to Lessor or a purchaser pursuant to
Section 9(c) or Section 15 hereof, or (C) a purchase of the Aircraft by Lessee pursuant to Section 19(b), Lessor may provide Lessee with a proposal regarding the arranging of delivery of the Aircraft so as to enable Lessor to realize "foreign trade income" (as defined in Section 923(b) of the Code or any successor provision thereto) from the sale or re-lease of the Aircraft, and Lessee shall (i) arrange delivery at Lessor's cost (unless the delivery site is as provided in Section 5(a) hereof) either inside or outside the United States, as specified in Lessor's proposal, and (ii) otherwise comply with such proposal to the extent Lessee can do so without incurring any cost, expense or liability not indemnified against by Lessor in a manner in form and substance reasonably satisfactory to Lessee.

          SECTION 6.  Liens.  Lessee will not directly or indirectly create,
                      -----
incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor as owner of the Aircraft and Lessee as herein provided (including any Sublease permitted pursuant to Section 7(b)), the Lien of the Trust Indenture, and any other rights existing pursuant to the Operative Documents, (ii) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), (iii) Liens for Taxes of Lessee (or any Sublessee) either not yet due or being contested in good faith by appropriate proceeding so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest thereon, (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of Lessee's or any Sublessee's business securing obligations that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings so long as during such 30 day period there is not, or such proceedings do not involve, any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) Liens arising out of any judgment or award against Lessee (or any Sublessee), unless there exists a material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or unless the judgment secured shall not, within 45 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 45 days after the expiration of such stay, and (vi) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

          SECTION 7.  Registration, Maintenance and Operation; Possession and
                      ---------------------------------------  --------------
Subleases; Insignia.  (a)  (1)  Registration and Maintenance.  Lessee, at its
- -------------------             ----------------------------
own cost and expense, shall (or shall cause any Sublessee to): (i) upon delivery of the Aircraft, cause the Aircraft to be duly registered in the name of Lessor, and, subject to subparagraph (3) of this Section 7(a), to remain duly registered in the name of Lessor under the Federal Aviation Act (except to the extent that such registration cannot be effected because of Lessor's or the Owner Participant's failure to comply with the citizenship requirements for registration of aircraft under such Act), provided that Lessor and the Owner Participant shall execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and Lessee shall cause the Trust Indenture to be duly recorded and maintained of record as a first mortgage on the Aircraft; (ii) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft) (x) so as (p) at all times to keep the Aircraft in as good an operating condition as when delivered by Manufacturer to Lessee, ordinary wear and tear excepted, and (q) to keep the Aircraft in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations) under
(I) the Federal Aviation Act, except when all of Lessee's Boeing Model 777-222 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in the United States have been grounded by the FAA unless such grounding was caused by the failure of Lessee to maintain, service, repair or overhaul the Aircraft in accordance with this Lease, or (II) the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time, except when all of Lessee's Boeing Model 777-222 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in such jurisdiction have been grounded by the aeronautical authority of such jurisdiction unless such grounding was caused by the failure of Lessee to maintain, service, repair or overhaul the Aircraft in accordance with this Lease and (y) in substantially the same manner as Lessee (or any Sublessee) maintains, services, repairs or overhauls similar aircraft operated by Lessee (or such Sublessee) in similar circumstances and without in any way discriminating against the Aircraft, whether by reason of its leased status or otherwise, including, without limitation, in regard to the termination of airworthiness directives; or such other manner as shall have been approved in writing by the Owner Participant; (iii) maintain or cause to be maintained in the English language

(or with appropriate English translation) all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered (which records, logs and other materials, as between Lessor and Lessee and all parties claiming through Lessee, shall be the property of Lessor but shall be maintained by Lessee during the Term of this Lease and shall become the property of Lessee upon Lessee's purchase of the Aircraft pursuant to the terms of this Lease or upon the occurrence of an Event of Loss and Lessee's compliance with Section 10); and (iv) promptly furnish or cause to be furnished to Lessor or the Owner Participant such information as may be reasonably required to enable Lessor or the Owner Participant to file any reports required to be filed by Lessor or the Owner Participant with any governmental authority because of Lessor's ownership of the Aircraft.

          (2) Operation.  Lessee will not (or permit any Sublessee to) maintain,
              ---------
use, service, repair, overhaul or operate the Aircraft in violation of any law or any rule, regulation, treaty, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except that, after Lessee shall have provided Lessor and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee with a certificate of its President, any Vice President, the Treasurer or any Assistant Treasurer stating all relevant facts pertaining thereto, Lessee or any Sublessee may contest in good faith the validity or application of any such law, rule, regulation, order, certificate, license, registration or violation in any reasonable manner which does not jeopardize the right, title and interest of the Lessor or the Owner Participant in and to the Airframe and/or the Engines or otherwise materially adversely affect Lessor, the Indenture Trustee or the Owner Participant but only so long as such proceedings do not involve any risk of criminal liability or any unindemnified material risk of civil liability to Lessor or the Owner Participant for which the Lessee is not then willing to indemnify Lessor or the Owner Participant in a manner reasonably satisfactory to such Person. If the indemnities or insurance specified in Section 11(f), or some combination thereof in amounts equal to amounts required by Section 11(f), have not been obtained, Lessee will not operate the Aircraft, or permit any Sublessee to operate the Aircraft, in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 11, provided, however, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other isolated extraordinary event beyond the control of Lessee and Lessee is taking all reasonable steps to remedy such failure as soon as is reasonably practicable.

          (3) Reregistration.  At any time after the Restricted Period, Lessor
              --------------
shall, at the request and sole expense of Lessee, cooperate with Lessee and take all actions required to change the country of registration of the Aircraft in compliance with and subject to the terms and conditions of Section 8(e) of the Participation Agreement.

          (4) Operating Certificates.  Lessor hereby authorizes Lessee, at
              ----------------------
Lessee's sole cost, expense and risk, to act as its agent for the purpose (but only for the purpose) of obtaining any required replacement operating certificates from the FAA; provided, however, that in the event that Lessee shall have received from Lessor written notice that an Event of Default shall have occurred and be continuing, this authority shall not apply for a period from the date of receipt of such notice to such time as such Event of Default shall have been cured by Lessee or waived by Lessor. This authority includes (without expanding in any way the nature of the limited authority granted pursuant to the first sentence of this Section 7(a)(4)), but is not limited to, obtaining registration certificates, airworthiness certificates, certificates of sanitary construction and ferry permits. In particular, this authority includes the ability to make use of Exemption No. 5318 issued by the FAA. This authority will allow duly authorized personnel of Lessee to sign any application forms required in the process of obtaining such operating certificates, and this authority will also allow such personnel, where necessary and appropriate, to sign certificates as the attorney-in-fact for Lessor. Lessee hereby agrees that it will promptly notify Lessor of any action that it has taken in accordance with this Section 7(a)(4) as agent for the Lessor. Nothing in this Section 7(a)(4) shall permit the Lessee to change the country of registry of the Aircraft except as provided in Section 7(a)(3) above.

          (b) Possession and Subleases.  Lessee will not, without the prior
              ------------------------
written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that, so long as no Section 14(a), (b), (f) or (g) Default or, in the case of paragraph (viii) of this Section 7(b), no Section 14(d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) hereof or Section 8 hereof) Default, or any Event of Default shall have occurred and be continuing at the time of such sublease, delivery, transfer or relinquishment of possession or installation, and so long as the action to be taken shall not deprive the Indenture Trustee of the Lien of the Trust Indenture on the Airframe or any Engine and Lessee and any Sublessee shall continue to comply with the provisions of Sections 7(a) and 11, Lessee may, without the prior written consent of Lessor:

               (i) subject the Airframe and the Engines or engines then installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or any Sublessee) in the ordinary course of its business and, in the case of the Airframe, (x) with a U.S. Air Carrier not in bankruptcy or a Permitted Sublessee or (y) any other air carrier approved by Lessor; provided, that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe, and (B) if Lessor's title to any Engine shall be divested under any such agreement or arrangement, Lessee shall be deemed to have irrevocably elected, in accordance with Section 9(d) hereof, to terminate the Lease with respect to such Engine on the Business Day next following the 44th day following such divestiture and Lessee shall (or shall cause any Sublessee to) comply with Section 9(d) hereof in respect thereof;

              (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any Part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of
     Section 8(c) hereof;

             (iii) install an Engine on an airframe owned by Lessee (or any Sublessee) which airframe is free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause
     (i) above, provided that Lessor's title to such Engine shall not be divested as a result thereof and (C) mortgage Liens or other security interests, provided, that (as regards this clause (C)), such mortgage Liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

              (iv) install an Engine on an airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

               (v) install an Engine on an airframe owned by Lessee (or any Sublessee), leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement under circumstances where neither subparagraph (iii) nor subparagraph (iv) of this paragraph (b) is applicable, provided that in the event of such installation, Lessee shall be deemed to have irrevocably elected, in accordance with Section 9(d) hereof, to terminate the Lease with respect to such Engine on the Business Day next following the 44th day following such installation and Lessee shall (or shall cause any Sublessee to) comply with
     Section 9(d) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 9(d);

              (vi) transfer (or permit any Sublessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program for a period, including all permissible renewal periods (so long as such renewal options have been irrevocably exercised by Lessee), that does not extend beyond the end of the Term so long as Lessee (or any Sublessee) shall promptly notify Lessor (x) upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program and
     (y) of the name and the address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notice must be given pursuant to Section 15 hereof;

             (vii) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to Lessor provided that the term of such contract, including all permissible renewal periods (so long as such renewal options have been irrevocably exercised by Lessee), shall not continue beyond the end of the Term; or

            (viii) So long as the Sublessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the Sublease is entered into, Lessee may, at any time, enter into a sublease with (1) a U.S. Air Carrier, (2) after the Restricted Period any Permitted Sublessee, provided that in the event such Permitted Sublessee is domiciled in a country listed on Exhibit F hereto and designated therein as a "Restricted Country" such Sublessee shall be deemed a Permitted Sublessee only if its country of domicile at the time of such subleasing imposes and enforces aircraft maintenance standards not materially less stringent than those of the FAA or the central aviation authority of any of Canada, France, Germany, Japan or the United Kingdom, or (3) after the Restricted Period any other Person approved in writing by the Owner Participant, which approval shall not be unreasonably withheld if in regard to this subclause (3) (x) the proposed sublessee's country of domicile imposes maintenance standards not materially less stringent than those of the FAA or the central aviation authority of any of Canada, France, Japan, Germany, or the United Kingdom and (y) Lessor, Owner Participant and the Indenture Trustee receive an opinion of counsel reasonably acceptable to Lessor, in its individual capacity, and Owner Participant that the terms of the sublease and other Operative Documents will be valid in the country where Sublessee is domiciled; that no Participant is required to register to do business in the Sublessee's country of domicile; that there is no tort liability for owners not in possession that is more extensive than under United States law or any state law (it being understood that if such opinion cannot be given in a form reasonably satisfactory to the Owner Participant such opinion will be waived if insurance reasonably satisfactory to the Owner Participant and the Lessor, in its individual capacity, is provided at Lessee's expense to cover such risk); that fair compensation in a currency freely convertible into Dollars is mandated if there is a requisition of use or title of the Aircraft by the country in which the Sublessee is domiciled (it being understood that if such opinion cannot be given in a form reasonably satisfactory to the Owner Participant such opinion will be waived if insurance reasonably satisfactory to the Owner Participant, is provided at Lessee's expense to cover such risk); that there exist no possessory rights in favor of the Sublessee which upon Lessee's bankruptcy or other Default hereunder (assuming the Sublessee is not then bankrupt) would prevent the return of the Aircraft in accordance with the terms hereof or inhibit the Lessor's rights therein; and as to such other matters as Lessor, in its individual capacity, and the Owner Participant may reasonably request, provided, however, (A) that no sublease, including all permissible renewal periods, shall extend beyond the Basic Term or any Renewal Term then in effect, unless Lessee shall have irrevocably committed to purchase the Aircraft or renew the Lease in accordance with the terms thereof at the end of the Basic Term or Renewal Term, as the case may be, to a date beyond the latest permissible expiration date of such sublease,
     (B) that, on the date of such sublease, the United States and the country in which sublessee is domiciled and principally located maintain diplomatic relations, (C) that on or prior to entering into such sublease, Lessee shall provide to the Lessor, the Owner Participant and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee assurances reasonably satisfactory to Lessor, in its individual capacity, and Owner Participant to the effect that the provisions of Section 11 hereof have been complied with after giving effect to such sublease and (D) that, in the case of a sublease to a sublessee described in (3) above, if the country of domicile of the proposed sublessee at the time of such subleasing has not unqualifiedly ratified the Geneva Convention for International Recognition of Rights in Aircraft, the Lessee shall provide Lessor to the Lessor and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Owner Participant, to the effect that the country in which such sublessee has its principal office and domicile would give effect to (i) the title of Lessor in and to the Aircraft, (ii) the registry of the Aircraft in the name of Lessor (or Lessee or Sublessee, as "lessee" or "sublessee" as appropriate) and (iii) the priority and validity of the Lien of the Trust Indenture.

          The rights of any Sublessee or other transferee (other than a transferee where the transfer is of an Engine which is deemed a termination under Section 9(d)) shall be subject and subordinate to, all the terms of the Lease (and any Sublease shall expressly state that it is so subject and subordinate), including, without limitation, the covenants contained in Section 7(a) hereof, the inspection rights contained in

Section 12 hereof and Lessor's (and, so long as the Trust Indenture is in effect, the Indenture Trustee's (as Lessor's assignee)) rights to repossess the Aircraft and to void any Sublease upon such repossession, and Lessee shall remain primarily liable for the performance of all of the terms of the Lease, and the terms of any such Sublease shall not permit any Sublessee to take any action not permitted to be taken by Lessee in the Lease with respect to the Aircraft. No pooling agreement, Sublease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor under this Lease or constitute a waiver of Lessor's rights or remedies hereunder. Lessor agrees, for the benefit of Lessee (and any Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine owned by Lessee (or any Sublessee), any lessor of any engine other than an Engine leased to Lessee (or any Sublessee) and any conditional vendor of any engine other than an Engine purchased by Lessee (or any Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created under the Lease in any engine so owned, leased or purchased and that neither Lessor nor its successors or assigns will acquire or claim, as against Lessee (or any Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of Lessor shall not be for the benefit of any lessor or secured party of an airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee or any other holder of a security interest in an airframe owned by Lessee (or any Sublessee), on which airframe Lessee (or any Sublessee) then proposes to install an Engine, unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Lessor, any right title or interest in an Engine as a result of such Engine being installed on such airframe. Lessee shall provide the Owner Participant and the Indenture Trustee (A) written notice (which notice shall be given (i) no later than thirty (30) days prior to entering into any Sublease with a term of more than one (1) year or (ii) at any time prior to (to the extent that the giving of prior notice is reasonably possible) or promptly after entering into any Sublease with a term of one (1) year or less) of any Sublease and (B) a copy of any Sublease which has a term of more than one (1) year.

          Lessee shall assign any Sublease to Lessor as security for its obligations hereunder pursuant to an assignment instrument reasonably satisfactory to Lessor; provided, however, that any such assignment instrument shall provide that the assignment of the Sublease shall only be effective, without any further action, immediately upon the occurrence of a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default (and such effectiveness shall terminate upon the curing or waiver of the aforesaid Defaults or Events of Default). In addition, any Sublease entered into by Lessee shall provide that all payments due under such Sublease shall be paid by the Sublessee to Lessor during the continuance of a Section 14(a), 14(b), 14(f) or 14(g) Default or an Event of Default.

          In the event that during the term of a Sublease the Aircraft shall have been maintained under a block-overhaul program, Lessee shall at its option either (i) cause the Aircraft to be returned to the Lessee by the Sublessee no later than three months prior to the end of the Term and Lessee shall upon such return incorporate the Aircraft into Lessee's continuous maintenance program for aircraft of the same make and model and in active commercial service or (ii) upon return of the Aircraft to Lessor pursuant to Section 5(a), Lessee shall comply with those return conditions set forth in such Section 5(a) applicable in the event Lessee had adopted a block-overhaul program.

          Any Wet Lease or similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this section. Lessor acknowledges that any consolidation or merger of Lessee or conveyance, transfer or lease of all or substantially all of Lessee's assets permitted by the Operative Documents shall not be prohibited by this Section.

          No Sublease permitted pursuant to this Section shall permit any further sub-subleasing of the Aircraft.

          (c) Insignia.  On or prior to the Delivery Date, or as soon thereafter
              --------
as practicable, Lessee agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe adjacent to the registration certificate therein and on each Engine a nameplate bearing the inscription:

                                  Leased From

          State Street Bank and Trust Company, not in its individual capacity but solely as Owner Trustee, Owner and Lessor and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:

                                  Mortgaged To

          First Security Bank of Utah, National Association, as Indenture
          Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee, in each case as permitted under the Operative Documents).

          Except as above provided, Lessee will not allow the name of any person, association or corporation to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided, that nothing herein contained shall prohibit Lessee (or any Sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

          SECTION 8.  Replacement and Pooling of Parts;
                      ---------------------------------
Alterations, Modifications and Additions.
- ----------------------------------------

          (a) Replacement of Parts.  Lessee, at its own cost and expense, will
              --------------------
promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 8(c). All replacement Parts shall be owned by Lessee free and clear of all Liens (except Permitted Liens, pooling arrangements permitted by Section 8(b) hereof and replacement Parts temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility substantially equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 8(b) hereof and except replacement Parts temporarily installed on an emergency basis), (i) title shall vest in and such replacement Part shall become the property of Lessor and shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be the property of Lessor and shall no longer be deemed a Part hereunder.

          (b) Pooling of Parts.  Any Part removed from the Airframe or any
              ----------------
Engine as provided in Section 8(a) hereof may be subjected by Lessee (or any Sublessee) to a pooling arrangement of the type which is permitted by Section 7(b)(i) hereof; provided, that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 8(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with such Sections may be owned by any third party subject to such a pooling arrangement, provided, that Lessee (or any Sublessee), at its expense, as promptly thereafter as practicable, and in any event within 90 days, either (i) causes such replacement Part to become the property of Lessor free and clear of all Liens other than Permitted Liens or (ii) replaces such replacement Part with a further replacement Part owned by Lessee (or any Sublessee) which shall become the property of Lessor, free and clear of all Liens other than Permitted Liens.

          (c) Alterations, Modifications and Additions.  Lessee, at its own
              ----------------------------------------
expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to be made during the Term so as to comply with any law, rule, regulation or order of any regulatory agency or body of any jurisdiction in which the Aircraft may then be registered; provided, however, that, after Lessee shall have provided Lessor and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee, with a certificate of its President, any Vice President, the Treasurer or any Assistant Treasurer stating all relevant facts pertaining thereto, Lessee or any Sublessee may, in good faith, and by appropriate proceedings contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not jeopardize the right, title and interest of the Lessor or the Owner Participant in and to the Airframe and/or the Engines, or otherwise materially adversely affect Lessor, the Owner Participant or the Indenture Trustee but only so long as such proceedings do not involve any risk of criminal liability or any unindemnified material risk of civil liability to Lessor or the Owner Participant for which the Lessee is not then willing to indemnify Lessor or the Owner Participant in a manner reasonably satisfactory to such Person. In addition, Lessee (or any Sublessee), at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Sublessee) may deem desirable in the proper conduct of its business, including removal of Parts which Lessee (or any Sublessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of the Airframe or such Engine, or decreases the value or the utility (or, in regard to the Airframe, remaining useful life) of the Airframe or such Engine below the value or utility (or, in regard to the Airframe, remaining useful life) thereof immediately prior to such alteration, modification, removal or addition assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease. In addition, the value (but not the utility, condition, airworthiness or, in the case of the Airframe, remaining economic useful life) of the Airframe or any Engine may be reduced by the value, if any, of Obsolete Parts which shall have been removed so long as the aggregate original cost of all Obsolete Parts which shall have been removed and not replaced shall not exceed $900,000. All Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which Lessee has leased from others and which may be removed by Lessee pursuant to the next sentence) (the "Additional Parts") shall, without further act, become the property of, and title to such Parts shall vest in, Lessor. Notwithstanding the foregoing sentence, Lessee (or any Sublessee), subject to Lessor's rights under Section 5(f) hereof, may, at its own expense, at any time during the Term, so long as no Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) or an Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without impairing the condition or airworthiness or diminishing the value or utility (or, in regard to the Airframe, remaining useful life) of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be deemed the property of Lessor or part of the Airframe or Engine from which it was removed. Any

Additional Part not removed as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

          SECTION 9.  Early Termination.
                      -----------------

          (a) [Intentionally reserved for potential future use].
              -------------------------------------------------

          (b) Termination for Obsolescence/Surplus.  So long as no Section
              ------------------------------------
14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) Default or any Event of Default shall have occurred and be continuing, Lessee shall have the right to terminate this Lease on the third Business Day prior to any Lease Period Date occurring on or after the Restricted Period if Lessee shall have made a good faith determination, which shall be evidenced by a certificate of any financial officer of Lessee, who is the Treasurer or more senior officer, that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee.

          Lessee shall give to Lessor and Indenture Trustee at least one hundred and eighty (180) days revocable (except as provided below) advance written notice of Lessee's intention to so terminate this Lease (any such notice, a "Termination Notice") specifying (i) the date on which Lessee intends to terminate this Lease in accordance with this Section 9(b) (such specified date, a "Termination Date") and (ii) that Lessee has determined that the Aircraft is surplus to its requirements or economically obsolete to Lessee. Lessee shall exercise this option by arranging for the sale of the Aircraft pursuant to
Section 9(c), provided, however, that Lessee may not withdraw its notice if Lessor has elected to retain the Aircraft pursuant to Section 9(c) or if the highest bid obtained by Lessee pursuant to Section 9(c) is greater than the then applicable Termination Value; provided, further, that if no sale of the Aircraft shall have occurred on or prior to the Termination Date and if Lessor shall not have elected to retain the Aircraft, Lessee's Termination Notice shall be deemed withdrawn. The Termination Notice shall become irrevocable twenty-five (25) days prior to the Termination Date.

          (c) Sale of the Aircraft.  In the event that Lessee shall have
              --------------------
proposed to terminate this Lease under Section 9(b), then during the period commencing with the date of the Termination Notice until the proposed Termination Date Lessee, as non-exclusive agent for Lessor and at no expense to Lessor, shall use reasonable efforts to obtain bids in Dollars for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five Business Days after receipt thereof and at least ten Business Days prior to the proposed Termination Date, advise Lessor in writing of the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any person contacted by the Owner Participant) submitting such bid. After Lessee shall have advised Lessor of all bids received, the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than five Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date). Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft under the Trust Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered to the highest bidder as determined below, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and Lessee shall duly transfer to Lessor title to any engine installed on the Airframe and not owned by Lessor, all in accordance with the terms of Section 5 (but subject to the provisions of Section 5(e) hereof), (2) Lessor shall comply with the terms of the Trust Indenture and shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), subject to prior or concurrent payment by Lessee of all amounts due under clause
(3) of this sentence, sell the Aircraft for cash in Dollars to the entity, if any, which shall have submitted the highest bona fide bid (evaluated on a net
                                            ---- ----
cash basis) therefor, the total selling price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in the manner provided in Section 3(e), (A) if the proceeds of the sale of the Aircraft so sold, net of reasonable out-of-pocket costs and expenses incurred by Lessor and the Owner Participant in connection therewith, including, without limitation, applicable sales or transfer taxes and legal fees, are less than the Termination Value for the Aircraft computed as of the Redemption Date, the difference in Dollars, (B) all unpaid Basic Rent due on or prior to the applicable Redemption Date (other than Basic Rent payable in advance on the Redemption Date, if any) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Redemption Date, and (C) Premium, if any, due on the Loan Certificates and upon receiving all such payments referred to in clauses (2) and (3) above Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not already revoked the Termination Notice, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least ten Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid Original Amount of the Loan Certificates outstanding on the applicable Redemption Date together with all other amounts due on such Redemption Date thereunder less amounts to be paid by Lessee as a result of the payment thereof as set forth in the second following sentence. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (subject to the payment by Lessee of all Rent due on or prior to the Redemption Date as set forth below) pay in full the unpaid Original Amount of the Loan Certificates outstanding on the Redemption Date, plus interest accrued to, or to accrue thereon to but excluding the applicable Redemption Date, together with all other amounts due thereunder less any amounts to be paid by Lessee as a result of the payment thereof and, provided that the Loan Certificates are paid as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with Section 5 and shall pay all Basic Rent due on or prior to the Redemption Date (other than Basic Rent payable in advance on the Redemption Date, if any) and all unpaid Supplemental Rent due on or prior to such Redemption Date, and Premium, if any, on the Loan Certificates. If no sale shall have occurred on the Termination Date for any reason (including, without limitation, by reason of Lessee's revocation of its Termination Notice) or Lessor has not, after making its election referred to above, made the payment contemplated by the preceding sentence and thereby caused this Lease to terminate, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall be entitled to keep any deposits or other advances received from the proposed purchaser(s) of the Aircraft (without in any way limiting any other rights or remedies against such proposed purchaser(s) available to Lessor or Lessee), Lessee shall pay the reasonable out-of-pocket costs and expenses, including legal fees, incurred by the Owner Participant, Indenture Trustee and Lessor (unless such failure to terminate this Lease is a consequence of the failure of Lessor or the Owner Participant without due cause to make, or cause to be made, the payment referred to in the immediately preceding sentence), if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices, provided no more than three such notices may be given during the Term and only one such notice may be given during any 365 day period (not counting, in either case, any Termination Notice for a Termination Date on which this Lease does not terminate as a consequence of the failure of Lessor or the Owner Participant without due cause to make or cause to be made the payment referred to in the immediately preceding sentence). In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue. Upon payment of all amounts that may then be due hereunder, this Lease shall terminate. Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein.

          (d) Termination as to Engines.  Upon compliance with the terms of the
              -------------------------
Tax Indemnity Agreement, Lessee shall have the right at its option at any time during the Term, on at least 30 days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine (provided that Lessee shall have no right to pay Stipulated Loss Value with respect to such Engine), and Lessor shall transfer title to the replaced Engine as provided in Section 5(b). No termination of this Lease with respect to any Engine as contemplated by this Section 9(d) shall result in any reduction of Basic Rent.

          SECTION 10.  Loss, Destruction, Requisition, etc. (a)  Event of Loss
                       ------------------------------------      -------------
with Respect to the Aircraft.  Upon the occurrence of an Event of Loss with
- ----------------------------
respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall (1) forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice of such Event of Loss and
(2) within 60 days after such occurrence, give Lessor written notice of its election to perform one of the following options (it being understood that the failure to give such notice shall be deemed to be an election of the option set forth in clause (i) below):

               (i) Not later than the earlier of (x) the Business Day next succeeding the 100th day following the occurrence of such Event of Loss or
     (y) the third Business Day following receipt by the loss payee of the insurance proceeds in respect to such Event of Loss (but not earlier than the first Business Day next succeeding the 65th day following the occurrence of such Event of Loss) (the applicable day being the "Loss Payment Date"), Lessee shall, to the extent not paid to Lessor or Indenture Trustee, as the case may be, as insurance proceeds, pay or cause to be paid to Lessor as specified in Section 3(e) hereof, (A) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus
     (B) if such Stipulated Loss Value Date is a Lease Period Date, Basic Rent due on such Lease Period Date (excluding Basic Rent payable in advance on such Lease Period Date), plus (C) unpaid Supplemental Rent with respect to the Aircraft due on or prior to the date of payment, plus (D) interest on such Stipulated Loss Value at the Debt Rate from and including such Stipulated Loss Value Date to, but not including, the date of any advance payment in respect of Stipulated Loss Value as provided below, and thereafter on the unpaid balance of such Stipulated Loss Value from and including the date of such advance payment to, but excluding, the date such Stipulated Loss Value is paid in full; provided, however, that if a Lease Period Date shall occur after the Stipulated Loss Value Date with respect to which Stipulated Loss Value is determined but prior to the date of such payment of the sum of the amounts specified in clauses (A), (B), (C) and
     (D) above or if Basic Rent is payable in advance on the Stipulated Loss Value Date, Lessee shall pay on such Lease Period Date an amount equal to the Basic Rent that would have been due on such Lease Period Date if such Event of Loss had not occurred, which amount shall be credited as an advance against the amounts payable pursuant to clauses (A), (B), (C) and
     (D) above, or

              (ii) Not later than the Business Day next succeeding the 100th day following the occurrence of such Event of Loss, Lessee shall, provided that no Section 14(a), (b), (f) or (g) Default or any Event of Default shall have occurred and be continuing, substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be in accordance with the terms hereof, provided that if Lessee shall have elected to make a substitution under this clause (ii) and shall fail for any reason to make such substitution in accordance with the terms hereof, Lessee shall make the payments required by clause (i) above as and when due thereunder.

          At such time as Lessor shall have received the sum of the amounts specified in clauses (A), (B), (C) and (D) of subparagraph (i) above, together with all other amounts that then may be due hereunder (including, without limitation, all Basic Rent due on or before the date of such payment (other than Basic Rent payable in advance, if any, on such date)), under the Participation Agreement and under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the installments of Basic Rent, Supplemental Rent, Stipulated Loss Value, Termination Value or any other amount shall cease to accrue, (2) this Lease shall terminate, (3) Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all Lessor's right, title and interest in and to the Airframe and the Engines "as-is, where-is" and furnish to or at the direction of Lessee, at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, and (4) Lessee will be subrogated to all claims of Lessor if any against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at its own cost and expense in accordance with Section 11(e) hereof), but only to the extent the same relate to physical damage to or loss of the Airframe and any Engines which were subject to such Event of Loss.

          In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) Lessee shall (A) convey or cause to be conveyed to Lessor an aircraft (or an airframe or an airframe and an engine which, together with the Engines or Engine constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss, constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having at least the fair market value, utility and remaining useful life and being in as good an operating condition as, the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease; provided that any aircraft or airframe so substituted hereunder shall be of the same make and model or improved model as those initially leased hereunder and any engine substituted hereunder shall be an Acceptable Alternate Engine and (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will (1) furnish Lessor with a full warranty bill of sale and a FAA bill of sale, in form and substance reasonably satisfactory to the Owner Participant, evidencing such transfer of title, (2) cause a Lease Supplement and a Trust Supplement to be duly executed by Lessee and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, and cause a financing statement or statements or other requisite documents of a similar nature (including precautionary filings) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Trust Indenture (and, with regard to precautionary filings, this Lease), (3) furnish the Owner Participant with such evidence of Lessor's title to such replacement aircraft and of compliance with the insurance provisions of
Section 11 with respect to such substituted property as Lessor, in its individual capacity, and the Owner Participant may reasonably request, (4) provide Owner Participant an opinion of outside tax counsel, which opinion and counsel shall be satisfactory to Owner Participant, to the effect that such substitution will not result in any adverse tax consequences (including under Section 861 of the Code as then in effect) to Lessor and/or the Owner Participant (it being understood that if such opinion cannot be given Lessee may indemnify Owner Participant for such adverse tax consequences in lieu of such opinion in a manner satisfactory in form and substance to the Owner Participant), (5) provide Lessor, Owner Participant and the Indenture Trustee an opinion of counsel, which counsel and opinion shall be reasonably acceptable to Lessor, in its individual capacity, and the Owner Participant, to the effect that Lessor and the Indenture Trustee (as assignee of all right, title and interest of Lessor under the Lease) shall be entitled to the benefits and protections of Section 1110 of the Bankruptcy Code with respect to the aircraft substituted hereunder, (6) provide an opinion of counsel to Lessor and the Indenture Trustee, which opinion and counsel shall be reasonably acceptable to the Lessor, in its individual capacity, and the Owner Participant, to the effect that title to such replacement aircraft has been duly conveyed to Lessor free and clear of all Liens except Permitted Liens and that such replacement aircraft is duly subjected to the Lien of the Trust Indenture and (7) provide Lessor, Owner Participant and Indenture Trustee all the documentation required (or, following the termination of the Trust Indenture, all the documentation that prior to such termination would have been required) to be provided by it pursuant to Section 5.01(b) of the Trust Indenture, and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, "as-is, where-is" with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee, at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer. Lessee will be subrogated to all claims of Lessor, if any, against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at their own cost and expense in accordance with Section 11(e) hereof) but only to the extent the same relate to physical damage to or loss of the Airframe and any Engine which were subject to such Event of Loss. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft," "Airframe" and "Engine," as the case may be, as defined herein. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to Section 10(a)(ii) hereof shall result in any reduction in Basic Rent.

          (b) Event of Loss with Respect to an Engine.  Upon the occurrence of
              ---------------------------------------
an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice thereof and shall, within forty-five (45) days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to an Acceptable Alternate Engine free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to Lessor become subject to any and all Permitted Liens) and having a value and utility at least equal to, and being in as good an operating condition as and having been maintained in the same manner as, the Engine subject to such Event of Loss (assuming that such Engine had been maintained in accordance with this Lease); provided, however, upon written notice to Lessee given within 20 days after Lessor has received notice of such Event of Loss, the Lessor may require Lessee to pay with respect to the Engine subject to such Event of Loss within 45 days after the occurrence of such Event of Loss (provided that in no event shall such payment be required to be made prior to the Commencement Date) an amount equal to (A) Engine Cost multiplied by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus (B) interest on the amount determined pursuant to clause (A) above at the Debt Rate from and including such Stipulated Loss Value Date to, but excluding, the date such amount is paid in full; and provided, further, if Lessee pays such Stipulated Loss Value and interest, then, subject to Section 5(e), Lessee shall only be obligated to return the Aircraft to Lessor with any Engine attached thereto with respect to which Lessee has not paid Stipulated Loss Value pursuant to this Section 10(b) at any time that Lessee is required to return the Aircraft to Lessor pursuant to the terms hereof; provided further, however, that, in lieu of paying such Stipulated Loss Value and interest, Lessee may replace the Engine in accordance with this Section 10(b) if Lessee provides to the Owner Participant either: (x) an opinion of outside tax counsel, which opinion and counsel shall be satisfactory to the Owner Participant, to the effect that such substitution will not result in any adverse tax consequences to the Owner Participant, or (y) an indemnity, satisfactory in form and substance to the Owner Participant, for any adverse tax consequences resulting from such substitution. Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such replacement engine, (ii) cause a Lease Supplement and Trust Supplement to be duly executed by Lessee and to be filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, and cause a financing statement or statements or other requisite documents of a similar nature (including precautionary filings) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Trust Indenture (and, with regard to precautionary filings, this Lease), (iii) furnish Lessor with such evidence of Lessor's title to such Acceptable Alternate Engine and of compliance with the insurance provisions of Section 11 hereof with respect to such replacement engine as Lessor, in its individual capacity, or the Owner Participant may reasonably request, (iv) provide Lessor and the Indenture Trustee an opinion of Lessee's counsel which counsel and opinion shall be reasonably satisfactory to Lessor, in its individual capacity, or the Owner Participant to the effect that title to such Acceptable Alternate Engine has been duly conveyed to Lessor free and clear of all Liens except Permitted Liens and that such Acceptable Alternate Engine is duly subjected to the Lien of the Trust Indenture, and (v) provide Lessor, Owner Participant and Indenture Trustee all the documentation required (or, following the termination of the Trust Indenture, all the documentation that prior to such termination would have been required) to be provided by it pursuant to Section 5.01(b) of the Trust Indenture, and Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee without recourse or warranty (except as to absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) all of Lessor's right, title and interest, if any, in and to (1) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee, and at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (2) all claims, if any, against third parties (other than Lessor's or the

Owner Participant's insurers under policies independently maintained at their own cost and expense in accordance with Section 11(e) hereof), for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be an Engine leased hereunder. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine." Except to the extent Lessor's Cost is reduced pursuant to the definition thereof, no Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

          (c) Application of Payments from Governmental Authorities for
              ---------------------------------------------------------
Requisition of Title, etc.  Any payments (other than insurance proceeds the
- --------------------------
application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss, other than a requisition for use by the United States Government or other government of registry of the Aircraft or any instrumentality or agency of any thereof not constituting an Event of Loss, will be applied as follows:

               (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) unless the same are replaced pursuant to the last paragraph of Section 10(a), after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to Section 10(a), shall be applied in reduction of Lessee's obligation to pay Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Stipulated Loss Value and such other amounts, and following the foregoing application, the balance, if any, of such payments shall be distributed between Lessee and Lessor as their respective interests may appear; or (B) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to or retained by, Lessee; provided, that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

              (ii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) hereof, (A) unless the same is replaced pursuant to the terms of Section 10(b), after reimbursement of Lessor (as provided for in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, so much of such payments remaining as shall not exceed the amounts payable under Section 10(b) hereof by Lessee, shall be applied in reduction of Lessee's obligation to pay the same, if not already paid by Lessee, or if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts and following the foregoing application, the balance, if any, shall be paid to Lessee; or (B) if such property is replaced pursuant to Section 10(b), such payments shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith will perform, the terms of
     Section 10(b) with respect to the Event of Loss for which such payments are made.

          (d) Requisition for Use of the Aircraft by the United States
              --------------------------------------------------------
Government or Government of Registry of the Aircraft.  In the event of the
- ----------------------------------------------------
requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's obligations under this Lease Agreement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred (unless deemed prior to the end of the Term an Event of Loss in which case the foregoing provisions of this Section 10 shall be applicable). If Lessee shall fail to return the Aircraft (i) on or before the end of the Term, in the case of a requisition by the United States government or any agency or instrumentality thereof or (ii) within the earlier of the end of the Term or two years after such requisition in the case of a requisition for use by the government of registry of the Aircraft or any agency or instrumentality thereof (other than the United States government or any agency or instrumentality thereof), such failure shall constitute an Event of Loss which shall be deemed to have occurred in the case of clause (i) on the last day of the Term, and in the case of clause
(ii), on the earlier of the last day of the Term or the expiration of such two-year period, provided, however, that Lessor may notify Lessee in writing on or before the twentieth day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or engines on or before the end of the Term, such failure shall not be deemed an Event of Loss. Upon the giving of such notice and such failure to return by the end of the Term, Lessee shall be relieved of all of its obligations pursuant to the provisions of Section 5 (but not under any other Section), except that if any engine not owned by Lessor shall then be installed on the

Airframe, Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Lessor, in its individual capacity, and the Owner Participant (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), against receipt from Lessor, at Lessee's expense, of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Sublessee); and all payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder, or there is a deemed Event of Loss hereunder, in which case such payments shall be made to Lessee.

          (e) Requisition for Use of an Engine by the United States Government
              ----------------------------------------------------------------
or the Government of Registry of the Aircraft.  In the event of the requisition
- ---------------------------------------------
for use of an Engine during the Term by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (d)) which shall have continued for more than 180 days or, if earlier, until the end of the Term, Lessee shall replace (or cause any Sublessee to replace) such Engine hereunder and Lessor and Lessee (or Sublessee as the case may be) shall comply with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon compliance with Section 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by Lessee.

          (f) Application of Payments During Existence of Events of Default.
              -------------------------------------------------------------
Any amount referred to in this Section 10 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of

Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or such Sublessee) under this Lease and applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          SECTION 11.  Insurance.  (a)  Public Liability and Property Damage
                       ---------        ------------------------------------
Insurance.  (1) Except as provided in clause (2) of this Section 11(a), and
- ---------
subject to self-insurance to the extent permitted by Section 11(d) hereof, Lessee will carry or cause to be carried with respect to the Aircraft at its or any Sublessee's expense (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury, and property damage liability) insurance (exclusive of manufacturer's product liability insurance) and (ii) cargo liability insurance, (A) in an amount not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased, and operated by Lessee of the same type as the Aircraft and (y) $450,000,000 per occurrence, (B) of the type and covering the same risks as from time to time are applicable to aircraft owned or leased, and operated by Lessee of the same type as the Aircraft, and (C) which is maintained in effect with insurers of recognized reputation and responsibility; provided, however, that Lessee need not maintain cargo liability insurance, or may maintain such insurance in an amount less than $450,000,000 per occurrence, as long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is the same as the cargo liability insurance, if any, maintained for other Boeing Model 777-222 aircraft owned or leased, and operated by Lessee.

          (2) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by
Section 11(d) hereof, insurance by insurers of recognized reputation and responsibility otherwise conforming with the provisions of clause (1) except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance from time to time applicable to property owned or leased by Lessee of the same type as such non-operating property and which is on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to property owned or leased by Lessee of the same type as such non-operating property and which is on the ground and not in operation.

          (b) Insurance Against Loss or Damage to the Aircraft.  (1) Except as
              ------------------------------------------------
provided in clause (2) of this Section 11(b), and subject to the provisions of
Section 11(d) hereof permitting self-insurance, Lessee shall maintain or cause to be maintained in effect, at its or any Sublessee's expense, with insurers of recognized reputation and responsibility, all-risk aircraft hull insurance covering the Aircraft and fire and extended coverage and all-risk aircraft hull insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, aircraft war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, if and to the extent the same is maintained by Lessee (or any Sublessee) with respect to other aircraft owned or leased, and operated by Lessee (or such Sublessee) on the same routes); provided, that such insurance shall at all times while the Aircraft is subject to this Lease be for an amount (taking into account self-insurance to the extent permitted by Section 11(d) hereof) not less than the Stipulated Loss Value for the Aircraft; and provided further, that subject to compliance with
Section 11(d) hereof, such all-risk property damage insurance covering Engines and Parts while temporarily removed from the Airframe or an airframe of (in the case of Parts) an Engine need be obtained only to the extent available at reasonable cost (as reasonably determined by Lessee). In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe in circumstances which do not constitute an Event of Loss with respect to the Airframe, Lessor shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Lessee or any other third party that is entitled to receive such proceeds.

          Except during a period when a Section 14(a), (b), (f) or (g) Default or an Event of Default has occurred and is continuing, all losses will be adjusted by Lessee with the insurers giving due regard to Lessor's interest. As between Lessor and Lessee, it is agreed that all proceeds of insurance maintained in compliance with the preceding paragraph and received as the result of the occurrence of an Event of Loss will be applied as follows:

               (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), (i) unless such property is replaced pursuant to the last paragraph of Section 10(a) hereof, so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the

     Owner Participant for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to Section 10(a) hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee); or (ii) if such property is replaced pursuant to the last paragraph of Section 10(a) hereof, such payments shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) hereof with respect to the Event of Loss for which such payments are made; and

               (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor and the Owner Participant for reasonable costs and expenses shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 10(b) hereof with respect to the Event of Loss for which such payments are made.

          (2) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by Section 11(d) hereof, insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased by Lessee of the same type as the Aircraft similarly on the ground and not in operation, provided that, subject to the self-insurance to the extent permitted by Section 11(d) hereof, Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Stipulated Loss Value of the Aircraft during such period that the Aircraft is on the ground and not in operation.

          (c) Reports, etc.  Lessee will furnish, or cause to be furnished, to
              ------------
Lessor, the Indenture Trustee, the Owner

Participant and, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee, on or before the Delivery Date, and each annual anniversary of the Delivery Date during the Term, a report, signed by Rollins Hudig Hall of Illinois, Inc. or any other independent firm of insurance brokers reasonably acceptable to Lessor which brokers may be in the regular employ of Lessee (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that (a) such insurance complies with the terms hereof and
(b) that such insurance together with any self-insurance permitted hereby provides coverage that are in substantially similar forms, are of such types and have limits within the range of limits as are customarily carried by U.S. carriers; provided, however, that the opinion set forth in clause (b) shall not be required if the Insurance Broker then generally does not provide such an opinion or will provide such an opinion for material additional cost; and provided further that all information contained in the foregoing report shall not be made available by Lessor, the Indenture Trustee, the Pass Through Trustees or the Owner Participant to anyone except (A) to prospective and permitted transferees of Lessor's, the Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's interest or their respective counsel, independent certified public accountants, independent insurance brokers or other agents, who agree to hold such information confidential, (B) to Lessor's, Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, or (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Lease by Lessor or the Indenture Trustee; provided, however, that any and all disclosures permitted by clauses (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Lessee will cause such Insurance Broker to agree to advise Lessor, the Indenture Trustee, the Owner Participant and, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee in writing of any act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise such Persons in writing at least 30 days (7 days in the case of war risk and allied perils coverage) prior to the cancellation or material adverse change of any insurance maintained pursuant to this Section 11, provided that if the notice period specified above is not reasonably obtainable, the

Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Lessee will also cause such Insurance Broker to deliver to Lessor, the Indenture Trustee, the Owner Participant and, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Delivery Date except for the changes in the report or the coverage consistent with the terms hereof. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor, the Indenture Trustee or, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, the Indenture Trustee or such Pass Through Trustee, as Supplemental Rent, for the cost thereof to Lessor, such Pass Through Trustee or the Indenture Trustee, as the case may be; provided, however, that no exercise by Lessor, a Pass Through Trustee or the Indenture Trustee, as the case may be, of said option shall affect the provisions of this Lease, including the provisions that failure by Lessee to maintain the prescribed insurance shall constitute an Event of Default.

          (d) Self-Insurance.  Lessee may self-insure the risks required to be
              --------------
insured against pursuant to this Section 11 under a program applicable to all aircraft (whether owned or leased) in Lessee's fleet, but in no case shall the aggregate amount of such self-insurance in regard to Sections 11(a) and 11(b) hereof exceed for any calendar year, with respect to all of the aircraft (whether owned or leased) in Lessee's fleet (including, without limitation, the Aircraft) the lesser of (A) 50% of the highest replacement value of any single aircraft in Lessee's fleet or (B) 1-1/2% of the average aggregate insurable value (during the preceding calendar year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance. In addition to the foregoing right to self-insure, Lessee (and any Sublessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurer.

          (e) Additional Insurance by Lessor and Lessee.  Lessee (and any
              -----------------------------------------
Sublessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this
Section 11. The Owner Participant or Lessor may carry for its own account at its sole cost and expense insurance with respect to its interest in the

Aircraft, provided that such insurance does not prevent Lessee (or any Sublessee) from carrying the insurance required or permitted by this Section 11 or adversely affect such insurance or materially increase the cost thereof.

          (f) Indemnification by Government in Lieu of Insurance.
              --------------------------------------------------
Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof, the obligations of which are supported by the full faith and credit of the federal government of the United States, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee (or any Sublessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11 (taking into account self-insurance permitted by Section 11(d) hereof).

          (g) Application of Payments During Existence of Default.  Any amount
              ---------------------------------------------------
referred to in this Section 11 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, if such a Default or an Event of Default shall have occurred and be continuing, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          (h) Terms of Insurance Policies.  Any policies carried in accordance
              ---------------------------
with Sections 11(a) and 11(b) hereof covering the Aircraft, and any policies taken out in substitution or replacement for any such policies, (A) shall name the Additional Insureds as additional insureds, or, if appropriate, loss payees, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (B) may provide for self-insurance to the extent permitted in Section 11(d) hereof, (C) shall provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such lapse, cancellation or change shall not be effective as to any Additional Insured for thirty days (ten days in the case of lapse for nonpayment of premium and seven days in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice by such insurers of such lapse, cancellation or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (D) shall provide that in respect of the respective interests of each Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or any Sublessee) or any other Person and shall insure the respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or any Sublessee) or by any other Person, (E) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (F) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (G) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, and (H) shall provide that
(i) in the event of a loss involving the Aircraft, Airframe, or an Engine for which proceeds are in excess of $5,000,000 ($2,500,000 if the Aircraft is under sublease), the proceeds in respect of such loss up to the amount of Stipulated Loss Value for the Aircraft shall be payable to Lessor (or, so long as the Trust Indenture shall be in effect, the Indenture Trustee), it being understood and agreed that in the case of any payment to Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, Lessor (or the Indenture Trustee) shall, upon receipt of evidence reasonably satisfactory to it that the damages giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income earned thereon in accordance with Section 22 hereof, to Lessee or its order, and (ii) the entire amount of any such loss for which proceeds are $5,000,000 ($2,500,000 if the Aircraft is under sublease) or less or the amount of any proceeds of any such loss in excess of Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless a Default or an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Indenture Trustee.

          SECTION 12.  Inspection.  At reasonable times, and upon at least 10
                       ----------
days (or one day if a Section 14(a), 14(b), 14(d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), 14(f) or 14(g) Default or any Event of Default shall have occurred and be continuing) prior written notice, the Owner Participant or the Indenture Trustee, or their respective authorized representatives, may inspect the Aircraft (provided, however, that such inspections by the Owner

Participant and its authorized representatives or the Indenture Trustee and its authorized representative shall, in regard to each of the Owner Participant and the Indenture Trustee, be limited to one inspection of the Aircraft during any consecutive twelve-month period except during the continuance of a Default or an Event of Default when such inspection right shall not be so limited) and inspect and make copies of the books and records of Lessee and any Sublessee required to be maintained by the FAA or the regulatory agency or body of another jurisdiction in which the Aircraft is then registered relating to the maintenance of the Aircraft (at the Owner Participant's or the Indenture Trustee's risk and expense (unless a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default shall have occurred and be continuing in which case such inspection shall be at Lessee's expense), as the case may be) and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to Lessor and the Pass Through Trustees and to prospective and permitted transferees of Lessor's, the Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's interest (and such prospective and permitted transferee's counsel, independent insurance advisors or other agents) who agree to hold such information confidential, (B) to Lessor's, the Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's counsel, independent insurance advisors or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Lease by Lessor or the Indenture Trustee; provided, however, that any and all disclosures permitted by clauses
(C) and (D) above shall be made only to the extent necessary to meet the specific requirements or needs of Persons for whom such disclosures are hereby permitted. Any such inspection of the Aircraft shall be subject to Lessee's safety and security rules applicable at the location of the Aircraft, shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without the express consent of Lessee (except in connection with a heavy maintenance visit when a panel, bay or the like is scheduled or required to be open), which consent Lessee may in its sole discretion withhold; provided that no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee (or any Sublessee). Upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe the last scheduled heavy maintenance visit to be performed on the Aircraft (or substantially equivalent successor type of maintenance work) during the Term, Lessee shall cooperate with the Owner

Participant to enable the Owner Participant's representative to observe such last scheduled heavy maintenance visit to be performed on the Aircraft during the Term, including reasonable advance notification to the Owner Participant of the time and place of such scheduled heavy maintenance visit; provided that the Owner Participant's authorized representative shall merely observe such scheduled heavy maintenance visit, shall not interfere with or extend in any manner the normal conduct or duration of the scheduled heavy maintenance visit, and shall not be entitled to direct any of the work performed in connection with such scheduled heavy maintenance visit. Neither the Owner Participant nor the Indenture Trustee shall have any duty to make any such inspection nor shall any of them incur any liability or obligations by reason of not making any such inspection.

          SECTION 13.  Assignment.  Except as otherwise provided in the
                       ----------
Operative Documents, Lessee will not, without the prior written consent of Lessor, assign any of its rights hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as provided in the Operative Documents. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

          SECTION 14.  Events of Default.  Each of the following events shall
                       -----------------
constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

          (a) Lessee shall not have made a payment of Basic Rent, Stipulated Loss Value, Termination Value, EBO Price, Special Termination Value or Premium within ten (10) days after the same shall have become due; or

          (b) Lessee shall have failed to make a payment of Supplemental Rent (other than Supplemental Rent referred to in paragraph (a) of this Section 14) after the same shall have become due and such failure shall continue for fifteen
(15) days after Lessee's receipt of written demand therefor by the party entitled thereto (provided that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or the Owner Participant when due any Excluded Payments shall not constitute an Event of Default unless written notice is given by the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute an Event of Default); or

          (c) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section 11 hereof; or

          (d) Lessee shall have failed to perform or observe (or caused to be performed and observed) any other covenant or agreement to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty days after written notice thereof by Lessor or the Indenture Trustee; provided, however, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty day period but is curable with future due diligence, there shall exist no Event of Default under this Section 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure is in fact cured within 180 days); or

          (e) any representation or warranty made by Lessee herein or in the Participation Agreement or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in Section 4 of the Tax Indemnity Agreement) shall prove to have been incorrect in any material respect at the time made and shall remain material at the time in question; provided, however, such incorrectness shall constitute a default hereunder only if such incorrectness shall continue uncured for a period of thirty (30) days after the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness; or

          (f) the commencement of an involuntary case or other proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed or unstayed for a period of ninety (90) consecutive days or an order for relief under Chapter 11 of the Bankruptcy Code with respect to Lessee as debtor or any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or for all or substantially all of its property, or sequestering of all or substantially all of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

          (g) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee of any assignment for the benefit of creditors or Lessee shall take any corporate action to authorize any of the foregoing; or

          (h) Lessee shall not be a Certificated Air Carrier;

provided, however, that, notwithstanding anything to the contrary contained in this Section 14, any failure of Lessee to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as Lessee is continuing to comply with all of the terms of Section 10 hereof.

          SECTION 15.  Remedies.  Upon the occurrence of any Event of Default
                       --------
and at any time thereafter so long as any such Event of Default shall not have been remedied, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default; and at any time thereafter, so long as such Event of Default shall be continuing, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) hereof and in the possession of the United States Government or an instrumentality or agency thereof, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Sublessee's control under any Sublease) of any Airframe or any Engines, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command program of the

United States Government) prior written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Sublessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with Lessee (or any Sublessee) relating to the Aircraft:

               (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise, (and, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

               (b) sell the Aircraft, the Airframe or any Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 15;

               (c) Lessor may hold, keep idle or lease to others the Aircraft, the Airframe or any Engine or any Part thereof, as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect thereto, except that Lessee's obligation to pay Basic Rent with respect to the Aircraft on Lease Period Dates subsequent to the date upon which Lessee shall have been deprived of use of the Aircraft pursuant to this Section 15 shall be reduced by the net proceeds, if any, received by Lessor from leasing the Aircraft, the Airframe or any Engine to any Person other than Lessee;

               (d) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a), (b) or (c) above with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date which shall be the Lease Period Date not earlier than ten days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing on or after the Commencement Date or the Lease Period Date, as the case may be, specified as the payment date in such notice), any unpaid Basic Rent due on Lease Period Dates on or prior to the payment date so specified plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (with interest thereon at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice over the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of such Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Past Due Rate; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for such Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the fair market sales value of such Aircraft (computed as hereafter in this Section provided) as of the Lease Period Date specified as the payment date in such notice;

               (e) in the event Lessor pursuant to paragraph (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under paragraph (d) above with respect to such Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Basic Rent with respect to the Aircraft due on or prior to such date plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of such Aircraft, computed as of the Stipulated Loss Value date on or immediately following the date of such sale, together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

               (f) Lessor may rescind or terminate this Lease Agreement, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

          For the purposes of paragraph (c) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession, as the case may be, in each case based upon the actual condition and location of the Aircraft, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall promptly notify Lessee of such nomination. Any appraisal obtained pursuant to this Section 15 shall take into account then prevailing market conditions for aircraft of the same type as the Aircraft. The cost of such appraisal or appointment shall be borne by Lessee.

          In addition, Lessee shall be liable, except as otherwise provided above, without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, for the payment of Premium, if any, and for all reasonable and actual legal fees and other costs and expenses incurred by Lessor, the Indenture Trustee, the Certificate Holders and the Owner Participant in connection with any default or the exercise of remedies hereunder including the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

          At any sale of the Aircraft or any part thereof pursuant to this
Section 15, Lessor, the Indenture Trustee, a Certificate Holder or the Owner Participant may bid for and purchase such property. Lessor agrees to give Lessee at least 10 days' written notice of the date fixed for any public sale of any Airframe or Engine or of the date on or after which will occur the execution of any contract providing for any private sale. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. To the extent permitted by applicable law, Lessee hereby waives any right now or hereafter conferred by statute or otherwise which may require

Lessor to sell, lease, or otherwise use the Aircraft or Parts thereof in mitigation of Lessor's damages as set forth in this Section 15 or which may otherwise limit or modify any of Lessor's rights and remedies in this Section 15.

          SECTION 16.  Lessee's Cooperation Concerning Certain Matters.  (a)
                       -----------------------------------------------
Forthwith upon the execution and delivery of each Lease Supplement and Trust Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease or to the Trust Agreement or Trust Indenture, Lessee at its expense will cause such Lease Supplement, Trust Supplement (and, in the case of the initial Lease Supplement and Trust Supplement, this Lease, the Trust Agreement and the Trust Indenture as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee at its expense will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and the Indenture Trustee hereunder, including, without limitation, if requested by Lessor, at the expense of Lessee, the execution and delivery of supplements or amendments hereto, each in recordable form, subjecting to this Lease and the Trust Indenture, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor may from time to time reasonably request.

          (b) Lessee will furnish to Lessor, the Indenture Trustee, the Owner Participant and, so long as the Pass Through Trustees are the Certificate Holders, the Pass Through Trustees:

               (i) Quarterly Statements - As soon as practicable after the end
                   --------------------
     of the first, second, and third quarterly fiscal periods in each fiscal year of Lessee, and in any event within 60 days thereafter, duplicate copies of:

                    (1) a consolidated balance sheet of Lessee as at the end of such quarter setting forth in comparative form the amount for the end of the corresponding period of the preceding fiscal year,

                    (2) consolidated statements of income and retained earnings of Lessee for such quarterly period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and

                    (3) consolidated statements of cash flow of Lessee for the portion of the fiscal year ending with said quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year;

              (ii) Annual Statements - As soon as practicable after the end of
                   -----------------
     each fiscal year, and in any event within 120 days thereafter, duplicate copies of:

                    (1) a consolidated balance sheet of Lessee as at the end of such year, and

                    (2) consolidated statements of income and retained earnings and of cash flow of Lessee for such year,

     prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by an auditor's report of a firm of independent certified public accountants of recognized national standing (which report may be adverse, qualified or disclaim an opinion);

             (iii)  SEC Reports - Promptly upon their becoming available, one
                    -----------
     copy of each financial statement, report, or proxy statement sent by UAL Corporation to its shareholders generally, and of each regular or periodic report and any prospectus (in the form in which it becomes effective) filed by Lessee or UAL Corporation with the Securities and Exchange Commission or any successor agency; and

              (iv) Notice of Default or Claimed Default -Immediately upon an
                   ------------------------------------
     officer of Lessee becoming aware of the existence of a Default or an Event of Default (or that Lessor has given notice or taken any other action with respect to an Event of Default or a claimed default under this Lease), a written notice specifying the nature of the Default, Event of Default, or claimed default and any such notice given or action taken by Lessor and what action Lessee is taking or proposes to take with respect thereto.

          (c) Commencing in 1996, on or before April 30 of each year during the Term, Lessee will deliver to Lessor and the Indenture Trustee a certificate of Lessee, signed by the President, a Vice President, the Chief Financial Officer or the principal accounting officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default.

          SECTION 17.  Notices.  All notices required under the terms and
                       -------
provisions hereof shall be in writing (including telex, telecopier or similar writing) and shall be effective (a) if given by telecopier when transmitted and the appropriate confirmation received; provided, that any such notice is confirmed by certified mail, (b) if given by certified mail, three Business Days after being deposited in the mails, (c) if given by telex, upon receipt by the party transmitting the telex of such party's callback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by other means, when received or personally delivered, addressed:

               (i) if to Lessee, at P. O. Box 66100, Chicago, Illinois 60666(or, if given by overnight delivery service, 1200 East Algonquin Road, Elk Grove Township, Illinois 60007) Attention: Vice President and Treasurer, telecopier number (708) 952-7117, or to such other address or telecopier number as Lessee shall from time to time designate in writing to Lessor;

              (ii) if to Lessor, at 225 Franklin Street, Boston, Massachusetts 02110 (or, if given by overnight delivery service) Two International Place, Boston, Massachusetts 02110) Attention: _____________________, telecopier number (617) 664-5367 or to such other address or telecopier number as Lessor shall from time to time designate in writing to Lessee;

             (iii) if to the Indenture Trustee, the Owner Participant or any Pass Through Trustee, addressed to the Indenture Trustee, the Owner Participant or such Pass Through Trustee at such address or telecopier number as the Indenture Trustee, the Owner Participant or such Pass Through Trustee shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to the Indenture Trustee, the Owner Participant or such Pass Through Trustee at its address or telecopier number set forth in Schedule I to the Participation Agreement; and

              (iv) If to a Certificate Holder which is not a Pass Through Trustee, addressed to such Certificate Holder at its address stated in the Loan Certificate Register maintained pursuant to the Trust Indenture.

A copy of each notice to Lessor shall be given by the sender thereof to the Owner Participant.

          SECTION 18.  Net Lease; No Set-Off, Counterclaim, Etc.
                       ----------------------------------------

          (a) This Lease is a net lease, and it is intended that the Lessee shall pay all costs and expenses of every character, whether seen or unforeseen, ordinary or extraordinary or structural or non-structural, in connection with the use, operation, maintenance, repair and reconstruction of the Airframe and each Engine by the Lessee, including the costs and expenses particularly set forth in this Lease. Except as set forth in this Section 18(a), the Rent which Lessee is obligated to pay shall be paid without the necessity of notice or demand and without set-off, counterclaim, abatement, suspension, deduction or defense. If at any time that Lessee is required (a) to make a payment of Termination Value or Fair Market Sales Value pursuant to Section 9 or Stipulated Loss Value pursuant to Section 10, or (b) to pay the purchase price of the Aircraft pursuant to Section 19(b), there shall exist a Lessor Lien with respect to the Aircraft (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) relating to the Owner Participant (or Lessee shall have previously incurred a charge to discharge such a Lessor Lien), then Lessee shall be entitled to deduct from the portion required to be paid to the Owner Participant of such payment of Termination Value or Fair Market Sales Value, or such payment of the purchase price, or any combination thereof, as the case may be, an amount sufficient to so reimburse Lessee or to reimburse Lessee for the cost of discharging such Lessor Lien, as the case may be. Notwithstanding anything contained in this Section 18(a) to the contrary, any payments of Fair Market Sales Value, Termination Value, Stipulated Loss Value, Special Termination Value or EBO Price made to the Indenture Trustee shall be in an amount which, together with any other amounts payable hereunder, is at least sufficient to pay in full, as of the date of payment thereof, the amount of principal of, and any accrued and unpaid interest on, the outstanding Loan Certificates, together with Premium, if any, thereon and amounts due the Certificate Holders under the Trust Indenture, if any, and, to such extent, shall not be subject to set-off hereunder.

          (b) Except as otherwise expressly provided, this Lease shall not terminate nor shall the Lessee have any right to terminate this Lease or be entitled to abatement, suspension, deferment or reduction of any Rent which the Lessee is obligated to pay hereunder, nor shall the obligations hereunder of the Lessee be affected, by reason of (A) any damage to or the destruction or loss of all or any portion of the Airframe or any Engine from whatever cause, (B) the loss or theft of any portion of the Airframe or any Engine, (C) the taking of the Airframe or any Engine or any portion thereof by condemnation, confiscation, requisition or otherwise, (D) the prohibition, limitation or restriction of the Lessee's use of all or any part of the Airframe or any Engine, or the interference with such use by any Person, (E) the inadequacy or incorrectness of the description of any portion of the Airframe or any Engine or the failure of this Lease to demise to the Lessee the Airframe or any Engine or any portion thereof, (F) the Lessee's acquisition or ownership of all or any part of the Airframe or any Engine otherwise than pursuant to an express provision of this Lease, (G) any defect in compliance with specifications, condition, merchantability, design, airworthiness, quality, durability, operation or fitness for use for any purpose of the Airframe or any Engine or any portion thereof, (H) any defect in the title to, or registration of or the existence of any Liens or rights of others whatsoever with respect to, the Airframe or any Engine or any portion thereof, (I) any insolvency, bankruptcy, reorganization or similar proceedings by or against any Sublessee or any Person
(J) any breach, default or misrepresentation by the Lessor, any Participant or the Indenture Trustee under this Lease or any other Operative Document or any of the documents referred to herein or therein or (K) any invalidity or unenforceability, in whole or in part, of this Lease or any other Operative Document or any of the documents referred to herein or therein, or any other infirmity herein or therein, or any lack of power or authority of any party to this Lease or any other Operative Document or any such documents to enter into the same, or (L) any other circumstance, happening or act whatsoever, whether or not unforeseen or similar to any of the foregoing, it being the intention of the parties hereto that the obligations of the Lessee shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until this Lease shall have terminated in accordance with its terms upon payment by Lessee of all sums payable by Lessee hereunder and performance by Lessee of all obligations required to be performed by Lessee hereunder.

          The Lessee covenants that it will remain obligated under this Lease in accordance with its terms and will take no action to terminate, rescind or avoid this lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting the Lessor or the Owner Participant or any assignee of the Lessor the Owner Participant or any other action with respect to this Lease which may be taken in any such proceeding by any trustee or receiver of the Lessor or the Owner Participant or of any assignee of the Lessor or the Owner Participant or by any court or any of the foregoing actions which may be taken by or against any of the Lessor's predecessors in interest in the Airframe or any Engine.

          If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees, without limitation of the other rights and remedies of Lessor hereunder, to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part.

          Except as expressly provided herein, the Lessee waives all rights now or hereafter conferred by law (x) to quit, terminate, rescind or surrender this Lease or the Airframe or any Engine or any part thereof, or (y) to any abatement, suspension, deferment, return or reduction of the Rent.

          SECTION 19.  Renewal Options; Purchase Options; Valuation.  (a)
                       --------------------------------------------
Renewal Options.
- ---------------

               (1) Fixed Renewal Terms.  Not less than 180 days nor more than
                   -------------------
     365 days before the end of the Basic Term or any Fixed Renewal Term, Lessee may, so long as no Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) hereof or Section 8 hereof),
     (f) or (g) Default or any Event of Default has occurred and is continuing, deliver to Lessor an irrevocable written notice (which at the option of Lessee made at any time prior to 90 days prior to the end of the Basic Term or such Fixed Renewal Term may be deemed a notice to exercise the applicable purchase option in Section 19(b)) electing to renew this Lease for a term or terms having a duration and at a Basic Rent as determined below (each such term being herein referred to as a "Fixed Renewal Term"). At least 180 days, before the end of the Basic Term Lessee shall, as a condition to its exercise of any option set forth in this Section 19(a)(1), notify Lessor of its demand for an appraisal pursuant to the appraisal procedures of Section 19(c) hereof. The appraiser(s) so appointed shall determine the total useful life, the remaining useful life and the future residual value of the Aircraft on the expiration date for a Fixed Renewal Term as may be set by reason of the maximum period therefor in accordance with the constraints set forth in the following two sentences. The duration of each Fixed Renewal Term shall be a period specified by Lessee before the end of the Basic Term (or the preceding Fixed Renewal Term, as the case may be) which is not less than one year and not more than three years (in integral multiples of six months). Notwithstanding the foregoing, the aggregate term of all Fixed Renewal Terms shall not exceed the lesser of (a) three years and (b) the longest period of time (i) which would cause the Term, after giving effect to all such Fixed Renewal Terms, to be equal to at least 80% of the then estimated useful life of the Aircraft as determined by the appraiser(s) and (ii) at the expiration of which the residual value of the Aircraft, as estimated by the appraiser(s), would be at least equal to 20% of Lessor's Cost (without taking into account inflation or deflation during the Term). The annual Basic Rent payable during each Fixed Renewal Term shall be equal to one-half of the average annual Basic Rent payments for the Aircraft over the Basic Term.

               (2) Fair Market Renewal Term.  So long as no Section 14(a), (b),
                   ------------------------
     (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) hereof or Section 8 hereof), (f) or (g) Default or any Event of Default has occurred and is continuing, Lessee shall have the right to renew this Lease for additional periods of at least one year commencing at the end of the Basic Term, any Fixed Renewal Term or any prior Fair Market Renewal Term for a Basic Rent equal to the Fair Market Rental Value of the Aircraft for such period (each such renewal term, a "Fair Market Renewal Term"); provided, however, each Fair Market Renewal Term shall be an integral multiple of six months. Notwithstanding the foregoing, the aggregate term for all Fair Market Renewal Terms shall not exceed three years. Each such option to renew shall be exercised upon delivery by Lessee to Lessor of irrevocable written notice of Lessee's intent to renew the Lease at least 180 days (but not more than 365 days) prior to the commencement of such Fair Market Renewal Term (which at the option of the Lessee made at any time prior to 90 days prior to the anticipated commencement of such Fair Market Renewal Term may be deemed a notice to exercise the applicable purchase option in Section 19(b)).

               (3) Waiver.  If no written notice is delivered by Lessee to
                   ------
     Lessor pursuant to Section 19(a)(1) or (2) on or before the day specified therefore, Lessee shall be deemed to have waived any right to renew this Lease.

               (4) Conditions Precedent, Payment of Basic Rent.  At the end of
                   -------------------------------------------
     the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, and provided that there shall not then have occurred and be continuing a Default or an Event of Default and that all necessary governmental authorizations and approvals shall have been received and that Basic Rent for the Renewal Term has already been determined as above provided, (i) this Lease shall continue in full force and effect during the Renewal Term, and (ii) Basic Rent for such Renewal Term shall be payable in semi-annual installments in advance or arrears as was the basis of the Basic Rent being paid immediately prior to such Renewal Term, each such installment being due and payable on each Lease Period Date occurring during the Renewal Term.

               (5) Termination Value; Stipulated Loss Value.  The amounts which
                   ----------------------------------------
     are payable during any Renewal Term in respect of Termination Value as used in Section 15 and Stipulated Loss Value with respect to the Aircraft shall be determined on the basis of the Fair Market Sales Value of the Aircraft as of the commencement of such Renewal Term, amortized on a straight-line basis over such Renewal Term to the projected Fair Market Sales Value of the Aircraft as of the expiration of such Renewal Term, as such Fair Market Sales Value in each case is determined prior to the commencement of such Renewal Term. In determining Fair Market Sales Value for purposes of calculating Stipulated Loss Value and Termination Value for any Renewal Term effect shall be given to the encumbrance on the Aircraft of any Fixed Renewal Term available or in force.

          (b) Purchase Options.  Lessee shall have the option, so long as no
              ----------------
Section 14(a), (b), (f) or (g) Default or any Event of Default exists on the date notice of exercise may be given, (i) with respect to subsections (1) and
(2) below, upon not more than 365 days and not less than 90 days irrevocable prior written notice to Lessor and (ii) with respect to subsections (3) and (4) below, upon not more than 365 days and not less than 180 days irrevocable prior written notice to Lessor (which at the option of the Lessee made at any time prior to 90 days prior to the relevant purchase date may be deemed a notice of the applicable renewal option pursuant to Section 19(a)(1) or 19(a)(2) as the Lessee may designate) (each a "Purchase Option Date"), to terminate this Lease and to purchase the Aircraft:

               (1) on any Special Purchase Option Date for a purchase price equal to the greater of (x) the Fair Market Sales Value of the Aircraft on such date or (y) the amount determined by multiplying Lessor's Cost by the Special Termination Value Percentage with respect to such Date (with respect to any such Date, the "Special Termination Value");

               (2) on the EBO Date for a purchase price equal to the amount determined by multiplying Lessor's Cost by the EBO Percentage payable on the EBO Date or as otherwise provided in, and subject to the conditions set forth in, Exhibit H hereto (the "EBO Price");

               (3) on the last Business Day of the Basic Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date; and

               (4) on the last Business Day of any Renewal Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date.

Notwithstanding the foregoing but subject to the provisions of Section 8(r) of the Participation Agreement, the purchase price on any Purchase Option Date shall be sufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount (and Premium, if any) of and interest on the Loan Certificates then outstanding. Upon payment to Lessor in immediately available funds of the full amount of the purchase price (less the principal amount of the Loan Certificates assumed by the Lessee in accordance with Section 8(r) of the Participation Agreement) plus all Basic Rent due on or prior to such purchase date (unless denominated "advance" rental), all Supplemental Rent due on or prior to such purchase date (including amounts equal to Premium, if any) and payment of any other amounts then due hereunder (including all reasonable costs or expenses of Lessor (including any applicable sales or transfer taxes) and the Owner Participant in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to the Aircraft.

          (c) Valuation.  At any time not earlier than 365 days prior to the
              ---------
date on which Lessee may purchase an Aircraft pursuant to Section 19(b) hereof or renew this Lease pursuant to Section 19(a) hereof, Lessee may deliver to Lessor a revocable notice of its intent to exercise its renewal option or purchase option. For all purposes of this Section 19, including the appraisal referred to in this Section 19(c), in determining Fair Market Rental Value or Fair Market Sales Value, the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of Section 5 (but subject to Section 5(e)) upon a return of the Aircraft in the United States and as if it had been maintained at all times as required in accordance with Section 7(a)(1) and (2) and Section 8, (ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer or user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease, and (iii) in the case of such valuation for determining Fair Market Rental Value, assuming such lessee would have substantially the same obligations during the Fair Market Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof. Upon receipt of such notice Lessor and Lessee shall confer in good faith with a view to reaching agreement on the Fair Market Rental Value or Fair Market Sales Value of the Aircraft. If the parties have not so agreed by 240 days prior to the end of the Basic Term or the Renewal Term in question, then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within five Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such five-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in Chicago, Illinois for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within ten Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto; otherwise the average of all three determinations shall be final and binding upon the parties thereto. Lessee and Lessor shall equally bear all expenses relating to such appraisal procedure (other than an appraisal procedure related to Lessee's purchase option under Section 19(b)(1), the costs of which Lessee shall in all events bear), provided, that if such transaction is not consummated (other than as the result of the fault of Lessor) Lessee shall bear all expenses relating to such appraisal procedure.

          SECTION 20.  Security for Lessor's Obligation to Certificate Holders.
                       -------------------------------------------------------
In order to secure the indebtedness evidenced by the Loan Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease and to mortgage the Aircraft in favor of the

Indenture Trustee, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as indenture trustee under the Trust Indenture on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. Lessee agrees to pay directly to the Indenture Trustee (or, after receipt by Lessee of notice from the Indenture Trustee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent (other than Excluded Payments) due or to become due hereunder and assigned to the Indenture Trustee and Lessee agrees that the Indenture Trustee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect. Lessee further acknowledges that the Trust Indenture provides that so long as the Loan Certificates are outstanding Lessor may not consent to any amendment, modification or waiver to this Lease without the prior consent of the Indenture Trustee (except as provided in Section 11.06 of the Trust Indenture) and Lessee agrees to provide to the Indenture Trustee a copy of all notices, consents, certificates or other information provided hereunder to Lessor.

          SECTION 21.  Lessor's Right to Perform for Lessee.  If Lessee fails to
                       ------------------------------------
make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than five Business Days after notice as to the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

          SECTION 22.  Investment of Security Funds; Liability of Lessor
                       -------------------------------------------------
Limited.  (a)  Investment of Security Funds.  Any moneys
               ----------------------------
held by Lessor as security hereunder for future payments to Lessee shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Indenture Trustee, as the case may be, as Lessee (or in the event a Default under Section 14(a), (b), (f) or (g) or an Event of Default has occurred and is continuing, Lessor) may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-1 or its equivalent by Moody's Investors Service, Inc. or at least A-1 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $200,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $200,000,000 with any of the obligations described in clause (i) through (iv) as collateral. There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, taxes, commissions and other expenses, if any, incurred in connection with such investment) unless a Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) Default or an Event of Default shall have occurred and be continuing. If a Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) or an Event of Default shall have occurred and be continuing, Lessor or if the Trust Indenture shall not have been discharged, the Indenture Trustee as assignee of Lessor, shall hold any such gain as security for the obligations of Lessee under this Lease and apply it against such obligations as and when due, and once all such Defaults and Events of Default have been remedied any gain not so applied shall be remitted to Lessee. Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse Lessor (or the Indenture Trustee, as the case may be) therefor on demand.

          (b) Liability of Lessor Limited.  It is expressly agreed and
              ---------------------------
understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

          SECTION 23.  Miscellaneous.  Any provision of this Lease which is
                       -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF ILLINOIS AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 24.  Successor Trustee.  Lessee agrees that in the case of the
                       -----------------
appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be executed repeatedly as long as this Lease shall be in effect.

          SECTION 25.  Bankruptcy.  Lessee hereby acknowledges that Lessor and
                       ----------
the Indenture Trustee are entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft and that this Lease is a "lease" within the meaning of said Section 1110, including that it is to be treated as a lease for federal tax purposes. Lessee agrees not to take any position in connection with any bankruptcy proceedings involving it that is inconsistent with a lessor's rights under Section 1110 of the Bankruptcy Code or any comparable or successor provision affording protection to lessors of aircraft.

                                *       *      *

          IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written.


                              STATE STREET BANK AND TRUST COMPANY, not in its
                                individual capacity, except as expressly provided in Section 4 hereof, but solely as Owner Trustee,
                                    Lessor


                              By_________________________________
                                          Vice President



                              UNITED AIR LINES, INC.,
                                    Lessee


                              By_________________________________
                                  Vice President and Treasurer


     Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on this _____ day of May, 1995./1/




                              FIRST SECURITY BANK OF UTAH,
                                 NATIONAL ASSOCIATION
                                    Indenture Trustee


                              By_________________________________
                                        Authorized Officer


/1/This language contained in the original counterpart only.

                                   EXHIBIT A


                      LEASE SUPPLEMENT NO. 1 (1995 777 A)
                      -----------------------------------

          LEASE SUPPLEMENT No. 1 (1995 777 A), dated May __, 1995, between STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (1995 777 A), dated as of May 1, 1995, between such Owner Trustee and the Owner Participant referred to therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and UNITED AIR LINES, INC. ("Lessee").

          Lessor and Lessee have heretofore entered into that certain Lease Agreement (1995 777 A), dated as of May 1, 1995, relating to one Boeing 777-222 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

          The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document./2/


          The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease, attached and made a part of Lease Supplement No. 1 (1995 777 A) dated May __, 1995, has been recorded by the Federal Aviation Administration on ___________ __, 1995, as one document and assigned Conveyance No. __________./3/


          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

               1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing Model 777-222 aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

- -----------------------
/2/This language for Lease Supplement No. 1.

/3/This language for other Lease Supplements.

                    (i) Airframe: U.S. Registration No. N777UA and manufacturer's serial no. 26916; and

                   (ii) Engines: two (2) Pratt & Whitney Model PW4084 engines bearing, respectively, manufacturer's serial nos. _______ and _______ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

               2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on the Lease Expiry Date.

               3. Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

               4. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against The Boeing Company, or any subcontractor or supplier of The Boeing Company, under the Purchase Agreement or otherwise.

               5. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

               6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                               *       *       *

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.


                              STATE STREET BANK AND TRUST COMPANY, not in its
                                individual capacity, but solely as Owner
                                Trustee,
                                    Lessor


                              By:________________________________
                              Title:_____________________________



                              UNITED AIR LINES, INC.,
                                    Lessee


                              By:________________________________
                                    Vice President and Treasurer



     Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this _____ day of May, 1995./4/




                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION
                                    Indenture Trustee


                              By_________________________________
                                        Authorized Officer

- ----------------------
/4/This language contained in the original counterpart only.

                                   EXHIBIT B


                     BASIC RENT AND EXCESS AMOUNT SCHEDULE
                     -------------------------------------



          ARREARS RENT      ADVANCE RENT     EXCESS AMOUNT
        AS A PERCENTAGE   AS A PERCENTAGE   AS A PERCENTAGE
DATE    OF LESSOR'S COST  OF LESSOR'S COST  OF LESSOR'S COST
- ------  ----------------  ----------------  ----------------




     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT B TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                   EXHIBIT C


                         STIPULATED LOSS VALUE SCHEDULE
                         ------------------------------


                                    STIPULATED LOSS VALUE
     DATE                     (as a percentage of Lessor's Cost)
     ----                     ----------------------------------



          FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT C TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                   EXHIBIT D


                           TERMINATION VALUE SCHEDULE
                           --------------------------



                                       TERMINATION VALUE
     DATE                     (as a percentage of Lessor's Cost)
     ----                     ----------------------------------



          FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT D TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                   EXHIBIT E

                             RENT RECALCULATION AND
                          INDEMNIFICATION VERIFICATION
                          ----------------------------

          Any recalculation of Basic Rent, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage pursuant to the Lease and any calculation of any payment to the Owner Participant or Lessee under the Tax Indemnity Agreement or Section 7(b) of the Participation Agreement shall be determined by the Owner Participant, computed on the basis of the same methodology and assumptions used by the Owner Participant in determining the Basic Rent, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage as of the Delivery Date except as such assumptions have been modified pursuant to Section 3 of the Lease; provided, however, Lessee may request (A) Capstar Partners, Inc., or any other financial advisor to Lessee to verify such calculations but without any requirement that the Owner Participant disclose to such advisor such methodology and assumptions and (B) if Lessee believes that such calculations by the Owner Participant are in error then a nationally recognized firm of accountants selected by the Owner Participant and reasonably acceptable to Lessee (which may be the Owner Participant's independent public accountants) shall be permitted to verify such calculations and the Owner Participant will make available to such firm (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to the Owner Participant) such methodology and assumptions and any changes made therein pursuant to Section 3 of the Lease and any other information reasonably necessary for such verification requested by such firm. In the event of a verification under clause (B) of this Exhibit E the determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of the verification under clause (B) of this Exhibit E; provided, however, if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by 10 or more basis points or there is a material error in the computation of the Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages or EBO Percentage in the Owner Participant's original statement in the Owner Participant's favor, or indemnity payment is reduced by $10,000 or more, the Owner Participant shall pay the reasonable costs and expenses of such verification process. Such recalculated Basic Rent, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage shall be set forth in an amendment to the Lease.

                                   EXHIBIT F

                        SCHEDULE OF COUNTRIES AUTHORIZED
                      FOR DOMICILE OF PERMITTED SUBLESSEES
                      ------------------------------------

  Australia                                      Luxembourg

  Austria                                       *Malaysia

  Belgium                                        Netherlands

 *Brazil                                         New Zealand

  Canada                                         Norway

  Denmark                                       *Portugal

  Finland                                        Singapore

  France                                        *South Korea

  Germany                                       *Spain

 *Greece                                         Sweden

 *Iceland                                        Switzerland

  Ireland                                       *Thailand

  Italy                                          United Kingdom

  Japan                                         *Venezuela

_______________________
*    Designates "Restricted Country".

                                   EXHIBIT G

                        SCHEDULE OF COUNTRIES AUTHORIZED
                            FOR AIRCRAFT REGISTRATION
                         --------------------------------

  Australia                                     Luxembourg

  Austria                                      *Malaysia

  Belgium                                       Netherlands

 *Brazil                                        New Zealand

  Canada                                        Norway

  Denmark                                      *Portugal

  Finland                                       Singapore

  France                                       *South Korea

  Germany                                      *Spain

 *Greece                                        Sweden

 *Iceland                                       Switzerland

  Ireland                                      *Thailand

  Italy                                         United Kingdom

  Japan                                        *Venezuela

_______________________
*    Designates "Restricted Country".

                                   EXHIBIT H

                 LESSOR'S COST, ENGINE COST, COMMENCEMENT DATE,
                 LEASE EXPIRY DATE, STIPULATED LOSS VALUE DATE,
                   EBO DATE, EBO PERCENTAGE, SPECIAL PURCHASE
             OPTION DATES AND SPECIAL TERMINATION VALUE PERCENTAGES
                (EBO Percentage, EBO Installment Percentages and
                Special Termination Value Percentages expressed
                        as a percentage of Lessor's Cost)
                  ------------------------------------------------------

          Lessor's Cost:                 $________

          Engine Cost:                   $_________

          Commencement Date:             October 19, 1995

          Lease Expiry Date:             October 19, 2019

          Stipulated Loss Value Date:    the 19th day of each
                                         calendar month during the
                                         Interim Term, the Basic
                                         Term and any Renewal Term

          EBO Date:                      ______, 2012
          EBO Percentage:                ______%/1/
          Special Purchase               Special Termination

- -------------------
/1/  Alternatively, Lessee may elect to purchase the Aircraft in accordance with
Section 19(b)(2) of the Lease by paying the installment amounts on the dates given below:

                     EBO Installment Percentages
  EBO Installment     (expressed as a percentage
       Dates              of Lessor's Cost)
  ---------------    ---------------------------

  ______, 2012                   %
  ______, 2012                   %
  ______, 2012                   %
  ______, 2012                   %

In the event that Lessee shall so elect and, so long as no payment or bankruptcy Default, or Event of Default, shall be continuing, Lessee shall as of the EBO Date purchase the Aircraft and receive title to the Aircraft and shall be deemed, as of the EBO Date, to mortgage in favor of Lessor all of its right, title and interest, on and after such date, in the Aircraft to secure the loan and punctual payment of all EBO installment amounts payable under this Exhibit
H. On the EBO Date, Lessee shall execute and deliver such instruments, in due form for filing or recording, as may be reasonably requested by the Owner Participant, to grant, confirm and perfect the mortgage and security interest deemed to be created by this Exhibit H and to confirm Lessee's obligations to make the installment payments payable under this Exhibit H.

              Option Dates:          Value Percentages:
            ----------------        -------------------

          _______________                  _____%
          _______________                  _____%
          _______________                  _____%

                                   EXHIBIT H


                 LESSOR'S COST, ENGINE COST, COMMENCEMENT DATE,
                 LEASE EXPIRY DATE, STIPULATED LOSS VALUE DATE,
                   EBO DATE, EBO PERCENTAGE, SPECIAL PURCHASE
             OPTION DATES AND SPECIAL TERMINATION VALUE PERCENTAGES
                (EBO Percentage, EBO Installment Percentages and
                Special Termination Value Percentages expressed
                        as a percentage of Lessor's Cost)
                  ------------------------------------------------------



          FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT H TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                 Doc. No. 1.02
                                Aircraft N766UA

- --------------------------------------------------------------------------------


                                LEASE AGREEMENT
                                  (1995 777 B)

                            Dated as of May 1, 1995

                                    Between

                      STATE STREET BANK AND TRUST COMPANY,
                        Not in its Individual Capacity,
                              except as expressly
                         provided herein, but solely as
                                 Owner Trustee,
                                     Lessor

                                      and

                            UNITED AIR LINES, INC.,
                                     Lessee
                          ----------------------------

                             United Air Lines, Inc.
                           1995 777 B Equipment Trust
                          One Boeing 777-222 Aircraft

                          ----------------------------


- --------------------------------------------------------------------------------

     As set forth in Section 20 hereof, Lessor has assigned to the Indenture Trustee (as defined herein) certain of its right, title and interest in and to this Lease. To the extent, if any, that this Lease constitutes chattel paper
(as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------


                                                                            PAGE
                                                                            ----
SECTION 1.  Definitions...................................................     1

SECTION 2.  Acceptance and Lease..........................................    17

SECTION 3.  Term and Rent.................................................    17
               (a)  Interim Term and Basic Term...........................    17
               (b)  Basic Rent............................................    17
               (c)  Adjustments to Basic Rent, Excess Amount, Stipulated
                    Loss Values, Termination Values, Special Termination
                    Value Percentages and the EBO Percentage..............    17
               (d)  Supplemental Rent.....................................    20
               (e)  Payments in General...................................    20
               (f)  [Intentionally Reserved for Potential Future Use].....    21
               (g)  Prepayments of Certain Rent Payments..................    21

SECTION 4.  Lessor's Representations and Warranties.......................    22

SECTION 5.  Return of the Aircraft........................................    23
               (a)  Condition Upon Return.................................    23
               (b)  Return of Other Engines...............................    27
               (c)  Fuel and Manuals......................................    28
               (d)  Storage Upon Return...................................    28
               (e)  Purchase of Engine....................................    29
               (f)  Severable Parts.......................................    29
               (g)  Special Redelivery Provision..........................    29

SECTION 6.  Liens.........................................................    30

SECTION 7.  Registration, Maintenance and Operation; Possession and
              Subleases; Insignia.........................................    30
               (a)  (1)  Registration and Maintenance.....................    31
                    (2)  Operation........................................    32
                    (3)  Reregistration...................................    33
                    (4)  Operating Certificates...........................    33
               (b)  Possession and Subleases..............................    33
               (c)  Insignia..............................................    39

SECTION 8.  Replacement and Pooling of Parts; Alterations, Modifications
              and Additions...............................................    40
               (a)  Replacement of Parts..................................    40


               (b)  Pooling of Parts......................................    41
               (c)  Alterations, Modifications and Additions..............    41

SECTION 9.  Early Termination.............................................    43
               (a)  [Intentionally reserved for potential future use].....    43
               (b)  Termination for Obsolescence/Surplus..................    43
               (c)  Sale of the Aircraft..................................    43
               (d)  Termination as to Engines.............................    46

SECTION 10.  Loss, Destruction, Requisition, etc. ........................    46
               (a)  Event of Loss with Respect to the Aircraft............    46
               (b)  Event of Loss with Respect to an Engine...............    50
               (c)  Application of Payments from Governmental Authorities
                    for Requisition of Title, etc. .......................    52
               (d)  Requisition for Use of the Aircraft by the United
                    States Government or Government of Registry of the
                    Aircraft..............................................    53
               (e)  Requisition for Use of an Engine by the United States
                    Government or the Government of Registry of the
                    Aircraft..............................................    54
               (f)  Application of Payments During Existence of Events of
                    Default...............................................    54

SECTION 11.  Insurance....................................................    55
               (a)  Public Liability and Property Damage Insurance........    55
               (b)  Insurance Against Loss or Damage to the Aircraft......    55
               (c)  Reports, etc..........................................    57
               (d)  Self-Insurance........................................    59
               (e)  Additional Insurance by Lessor and Lessee.............    59
               (f)  Indemnification by Government in Lieu of Insurance....    60
               (g)  Application of Payments During Existence of Default...    60
               (h)  Terms of Insurance Policies...........................    60

SECTION 12.  Inspection...................................................    61

SECTION 13.  Assignment...................................................    63

SECTION 14.  Events of Default............................................    63

SECTION 15.  Remedies.....................................................    65

SECTION 16.  Lessee's Cooperation Concerning Certain Matters..............    69

SECTION 17.  Notices......................................................    71

SECTION 18.  Net Lease; No Set-Off, Counterclaim, Etc.....................    72

SECTION 19.  Renewal Options; Purchase Options; Valuation.................    74
               (a)  Renewal Options.......................................    74
                    (1)  Fixed Renewal Terms..............................    74
                    (2)  Fair Market Renewal Term.........................    75
                    (3)  Waiver...........................................    75
                    (4)  Conditions Precedent, Payment of Basic Rent......    75
                    (5)  Termination Value; Stipulated Loss Value.........    76
               (b)  Purchase Options......................................    76
               (c)  Valuation.............................................    77

SECTION 20.  Security for Lessor's Obligation to Certificate Holders......    78

SECTION 21.  Lessor's Right to Perform for Lessee.........................    79

SECTION 22.  Investment of Security Funds; Liability of Lessor Limited....    80
               (a)  Investment of Security Funds..........................    80
               (b)  Liability of Lessor Limited...........................    81

SECTION 23.  Miscellaneous................................................    81

SECTION 24.  Successor Trustee............................................    81

SECTION 25.  Bankruptcy...................................................    82

                                   EXHIBITS

EXHIBIT A        Form of Lease Supplement

EXHIBIT B        Basic Rent and Excess Amount Schedule

EXHIBIT C        Stipulated Loss Value Schedule

EXHIBIT D        Termination Value Schedule

EXHIBIT E        Rent Recalculation and Indemnification Verification

EXHIBIT F        Schedule of Countries Authorized for Domicile of Permitted
                 Sublessees

EXHIBIT G        Schedule of Countries Authorized for Aircraft Registration

EXHIBIT H        Lessor's Cost, Engine Cost, Commencement Date, Lease Expiry
                 Date, Stipulated Loss Value Date, EBO Date, EBO Percentage,
                 Special Purchase Option Dates and Special Termination Value
                 Percentages

                         LEASE AGREEMENT (1995 777 B)


     This LEASE AGREEMENT (1995 777 B), dated as of May 1, 1995, between
STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1 hereof) (in such capacity, "Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee").


                                  WITNESSETH:

     SECTION 1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

     "Acceptable Alternate Engine" means a Pratt & Whitney Model PW4084 engine or an engine of the same or another manufacturer of equivalent or greater value and utility, and suitable for installation and use on the Airframe; provided that such engine shall be of the same make, model and manufacturer as the other engine installed on the Airframe and shall be an engine of a type then being utilized by Lessee on other Boeing 777-222 aircraft operated by Lessee and shall have been maintained, serviced, repaired and overhauled in substantially the same manner as Lessee maintains, services, repairs and overhauls similar engines utilized by Lessee and without in any way discriminating against such engine.

     "Actual Knowledge" means, (i) as it applies to the Owner Trustee or Indenture Trustee, as the case may be, actual knowledge of a responsible officer in the Trust Office, and (ii) as it applies to the Owner Participant, actual knowledge of a Vice President or more senior officer of the Owner Participant or other officer of the Owner Participant in each case having responsibility for the transactions contemplated by the Operative Documents; provided that each of the Owner Trustee, the Indenture Trustee and the Owner Participant shall be deemed to have "Actual Knowledge" of any matter as to which it has been given notice by any of Lessee, the Owner Participant, any Certificate Holder, the Owner Trustee or the Indenture Trustee, such notice having been given pursuant to and in accordance with Section 13(a) of the Participation Agreement.

     "Additional Insured" means Lessor, in its individual capacity and as owner of the Aircraft, the Indenture Trustee, the

                                                [Lease Agreement (1995 777 B)]

Owner Participant, Lessee in its capacity as sublessor under any Sublease, and, so long as the Pass Through Trustees are Certificate Holders, each Pass Through Trustee and each of their respective Affiliates, successors and permitted assigns; and the respective directors, officers and employees of each of the foregoing.

     "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under a common control with, another Person, (ii) which beneficially owns or holds 10% or more (by number of votes) of any class of voting securities of such other Person or
(iii) 10% or more (by number of votes) of the voting securities (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by such other Person or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Aircraft" means the Airframe together with the two Engines whether or not such Engines are installed on the Airframe or any other airframe.

     "Airframe" means:  (i) The Boeing Company Model 777-222 aircraft
(excluding Engines or engines from time to time installed thereon) specified by United States Registration Number and Manufacturer's serial number in the Lease Supplement; (ii) any and all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, but where title to which remains vested in Lessor in accordance herewith; and (iii) any replacement airframe which may from time to time be substituted pursuant to
Section 10(a)(ii) hereof.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended from time to time.

     "Base Rate" means the rate of interest announced from time to time by The First National Bank of Chicago at its principal office in Chicago, Illinois as its "corporate base rate" (or its equivalent successor rate if the corporate base rate is no longer used).

     "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b) hereof, as adjusted as provided in Section 3(c) and, for a Renewal Term, Basic Rent determined pursuant to Section 19.

                                                [Lease Agreement (1995 777 B)]

     "Basic Term" means the term for which the Aircraft is leased hereunder pursuant to Section 3(a) hereof beginning on the Commencement Date and ending on the Lease Expiry Date or such earlier date as this Lease may be terminated in accordance with the terms hereof.

     "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of Chicago, Illinois; New York City, New York; the city and state in which the principal place of business of the Owner Trustee is located; and, so long as any Loan Certificate is outstanding, the city and state in which the Indenture Trustee has its principal place of business and the city and state in which the Indenture Trustee receives and disburses funds.

     "Certificate Holder" has the meaning assigned to the term "Holder" in the Trust Indenture.

     "Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

     "Citizen of the United States" has the meaning given such term in
Section 40102(a)(15) of Title 49 of the United States Code.

     "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet
Program administered by the United States Government pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

     "Code" means the Internal Revenue Code of 1986, as amended through the Delivery Date.

     "Commencement Date" means the date specified as such in Exhibit H hereto.

     "Commitments" means the respective commitments of the Pass Through Trustees and the Owner Participant to finance the Owner Trustee's payment of Lessor's Cost for the Aircraft and "Commitment" means any one of the Commitments.

     "Consent and Agreement" means the Consent and Agreement (1995 777 B), dated as of the date hereof, executed by the

                                                [Lease Agreement (1995 777 B)]

Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

     "Debt Rate" means the weighted average interest rate borne by the Loan Certificates then outstanding.

     "Default" means any event which with the giving of notice or the lapse of time or both would become an Event of Default.

     "Delivery Date" means the date of the initial Lease Supplement for the Aircraft, which date shall be the date the Aircraft is leased by Lessor to Lessee and accepted by Lessee hereunder.

     "Dollars" and "$" mean the lawful currency of the United States of America.

     "EBO Date" means the date specified as such in Exhibit H hereto.

     "EBO Percentage" means the percentage specified as such in Exhibit H hereto.

     "EBO Price" has the meaning set forth in Section 19(b)(2) hereof.

     "Engine" means (i) each of the two Pratt & Whitney Model PW4084 engines listed by manufacturer's serial numbers in the initial Lease Supplement and installed on the Airframe at the time of the Manufacturer's delivery to Lessee of such Airframe, and whether or not from time to time thereafter installed on such Airframe or any other airframe; (ii) any Acceptable Alternate Engine which may from time to time be substituted for any of such two engines pursuant to the terms hereof; and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all parts removed therefrom so long as title thereto remains vested in Lessor in accordance herewith. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

     "Engine Cost" means the amount specified as Engine Cost in Exhibit H hereto.

       "Event of Default" has the meaning specified in Section 14 hereof.

                                                [Lease Agreement (1995 777 B)]

     "Event of Loss" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government or any government of registry of the Aircraft or any agency or instrumentality thereof), which in the case of any event referred to in this clause (iii) shall have resulted in the loss of title or possession of such property by Lessee for a period in excess of 90 consecutive days or, if earlier, until the end of the Term; (iv) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the Aircraft having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period in excess of 180 consecutive days, unless (A) such grounding is applicable to all Boeing 777-222 aircraft registered in such country, (B) Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward, in a manner that does not discriminate against the Aircraft, all steps which are necessary or desirable to permit the normal use of such property by Lessee, and
(C) Lessee, within one year from the time of grounding shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction, provided that no such grounding shall extend beyond the expiration of the Term; (v) the requisition for use by the United States Government or any government of registry of the Aircraft or any instrumentality or agency thereof, which shall have occurred during the Basic Term (or the Interim Term or any Renewal Term) and shall have, in the case of any government of registry of the Aircraft (other than the United States Government or any agency or instrumentality thereof) or any agency or instrumentality thereof, continued for more than two years (or if earlier, until the end of the Term), and in the case of the United States Government or any agency or instrumentality thereof shall have continued for a period that extends beyond the Term and Lessor shall not have furnished the written notice specified in Section 10(d) hereof; (vi) the operation of or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect

                                                [Lease Agreement (1995 777 B)]

with respect to the Aircraft required by the terms of Section 11, unless in the case of a requisition by the government of the United States or any agency or instrumentality thereof, Lessee shall have obtained an indemnity in lieu thereof from such government; and (vii) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 7(b) hereof. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

     "Excess Amount" for the Commencement Date means the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit B hereto opposite the Commencement Date (as such Exhibit B may be adjusted from time to time as provided in Section 3(c) hereof).

     "Excluded Payments" has the meaning set forth in the Trust Indenture.

     "Expenses" means any and all liabilities, obligations, losses, damages, penalties, claims (including, but not limited to, negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses and, to the extent not required to be paid by the Owner Trustee pursuant to Section 16 of the Participation Agreement, Transaction Expenses, and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Operative Documents, any amounts that would be included in Premium, but excluding internal costs and expenses such as salaries, and overhead of whatsoever kind and nature).

     "Fair Market Rental Value" means the fair market rental value determined as provided in Section 19(c) hereof.

     "Fair Market Sales Value" means the fair market sales value determined as provided in Sections 19(a) and 19(c) hereof.

     "Federal Aviation Act" means the sections of Title 49 of the United States Code relating to aviation, as amended.

     "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

     "Indemnitees" means the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Trust Indenture Estate, the Indenture Trustee, in its individual capacity and as trustee

                                                [Lease Agreement (1995 777 B)]

under the Trust Indenture, each Pass Through Trustee (so long as the Pass Through Trustees are Certificate Holders), and each of their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents.

     "Indenture Trustee" has the meaning set forth in the Trust Indenture.

     "Indenture Trustee Documents" means the Participation Agreement, the
Trust Indenture, each Pass Through Trust Agreement, each Pass Through Trust Supplement, each Loan Certificate and each Pass Through Certificate and any other document executed by the Indenture Trustee or the Pass Through Trustee in connection with the transactions contemplated by the Operative Documents.

     "Interim Term" means the period commencing on the Delivery Date and ending on and including the day immediately preceding the Commencement Date, unless earlier terminated in accordance with the provisions hereof.

     "Lease Agreement", "this Lease Agreement", "this Lease", "this
Agreement", "herein", "hereof", "hereunder", "hereby", or other like words mean this Lease Agreement as originally executed or as modified, amended or supplemented in accordance with the applicable provisions hereof and the terms of the Trust Indenture, including, without limitation, supplementation hereof by any Lease Supplement entered into in accordance with the applicable provisions hereof and the terms of the Trust Indenture.

     "Lease Expiry Date" means the date specified as such in Exhibit H.

     "Lease Period" means each of the consecutive semi-annual periods throughout the Basic Term and any Renewal Term ending on a Lease Period Date, the first such period commencing on and including the Commencement Date.

     "Lease Period Date" means April 19, 1996 and each succeeding semi-annual anniversary thereof to and including the last such date in the Term.

     "Lease Supplement" means a Lease Supplement (1995 777 B), substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof and the terms of the Trust Indenture.

                                                [Lease Agreement (1995 777 B)]

     "Lessee Documents" means the Participation Agreement, the Lease, any
Lease Supplement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Owner Trustee's FAA Bill of Sale, the Owner Trustee's Bill of Sale, the Tax Indemnity Agreement, each Pass Through Trust Agreement, each Pass Through Trust Agreement Supplement and any other document executed by Lessee in connection with the transactions contemplated by the Operative Documents.

     "Lessor Liens" means any Lien on, or disposition of title to, the Aircraft or the Trust Estate arising as a result of (i) claims against Lessor, State Street Bank and Trust Company, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or State Street Bank and Trust Company, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or State Street Bank and Trust Company, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or State Street Bank and Trust Company, in its individual capacity or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents (other than a transfer of possession of the Aircraft by Lessor pursuant to this Agreement, a transfer pursuant to the Trust Indenture (other than a transfer pursuant to Article 8 of the Trust Indenture not attributable to a Lease Event of Default) or a transfer pursuant to Section 7, 8, 9, 10 or 19 hereof, pursuant to Section 17 of the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 15 hereof); provided, however, that any Lien which is attributable solely to State Street Bank and Trust Company or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (2) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) State Street Bank and Trust Company or the Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceeding and (5) the existence of such Lien does not result in actual interruption in the payment of Rent assigned to the Indenture Trustee for the benefit of the Certificate Holders.

                                                [Lease Agreement (1995 777 B)]

     "Lessor's Cost" for the Aircraft means the amount specified as Lessor's Cost in Exhibit H hereto; provided, however, Lessor's Cost shall be reduced by Engine Cost for each Engine for which Lessee has paid Stipulated Loss Value pursuant to the terms of Section 10(b) hereof and has otherwise paid all other amounts due and payable under said Section 10(b).

     "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest.

     "Loan Certificate" has the meaning assigned to the term "Certificate" in the Trust Indenture.

     "Loss Payment Date" has the meaning set forth in Section 10(a) hereof.

     "Manufacturer" means The Boeing Company, a Delaware corporation, and its subsidiaries, successors and assigns.

     "Manufacturer Documents" means the Purchase Agreement, the Consent and Agreement and any other document executed by the Manufacturer in connection with the transactions contemplated by the Operative Documents.

     "Net Economic Return" means the Owner Participant's net after-tax book yield, aggregate after-tax cash flow and, with respect to any adjustments required to maintain the Owner Participant's Net Economic Return, periodic FASB 13 earnings plus or minus 5% for any annual period, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value percentages, Special Termination Value Percentages, EBO Percentage and Termination Value percentages as of the Delivery Date, as such assumptions may be revised from time to time for events which have been the basis for adjustments to Rent pursuant to Section 3(c) hereof, provided that under no circumstances shall there be a reduction in Owner Participant's 1995 FASB 13 earnings.

     "Net Present Value of Rents" means the net present value, as of the Delivery Date, of Basic Rent set forth in Exhibit B hereto, discounted at a rate per Lease Period equal to (a) 11% per annum divided by (b) the number of Lease Periods per year.

     "Operative Documents" means the Lease (including any Lease Supplement); the Participation Agreement; the Tax Indemnity Agreement; the Trust Agreement; any Trust Supplement; the Purchase Agreement; the Owner Trustee's Bill of Sale; the Owner

                                                [Lease Agreement (1995 777 B)]

Trustee's FAA Bill of Sale; the Owner Trustee's Purchase Agreement; an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate"); the Trust Indenture; the Loan Certificates outstanding at the time of reference; and the Consent and Agreement.

     "Original Amount", with respect to a Loan Certificate, means at any time prior to the Commencement Date, the Original Issue Price (as defined in the Trust Indenture) of such Loan Certificate, or, at any time on or after the Commencement Date, the stated original principal amount of such Loan Certificate, and with respect to all Loan Certificates means, at any time prior to the Commencement Date, the aggregate Original Issue Prices for such Loan Certificates or, at any time on or after the Commencement Date, the aggregate stated original principal amounts of such Loan Certificates.

     "Owner Participant" means the Person executing the Participation
Agreement as the Owner Participant and any Person to which such Person transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted thereby.

     "Owner Participant Documents" means the Participation Agreement, the
Trust Agreement, the Tax Indemnity Agreement and any other document executed by the Owner Participant in connection with the transactions contemplated by the Operative Documents.

     "Owner Participant Parent" means _________________, a Delaware corporation.

     "Owner Participant Parent Guaranty" means the guaranty, dated the Delivery Date, by the Owner Participant Parent in favor of Lessee, the Pass Through Trustees, and certain other parties, of certain obligations of the Owner Participant, as the same may be amended or modified in compliance with the provisions thereof.

     "Owner Trustee" means the Person executing the Participation Agreement as Owner Trustee and any Person appointed as successor Owner Trustee in each case not in its individual capacity but solely as Owner Trustee under the Trust Agreement, except as otherwise expressly stated.

     "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, this Lease, any Lease Supplement, the Owner Trustee's Purchase Agreement, the Trust Indenture, any Trust Supplement, the Loan Certificates and any other document

                                                [Lease Agreement (1995 777 B)]

executed by the Owner Trustee in connection with the transactions contemplated by the Operative Documents.

     "Owner Trustee's Bill of Sale" means a bill of sale for the Aircraft, dated the Delivery Date, executed by Lessee in favor of Lessor in form and substance satisfactory to Lessor.

     "Owner Trustee's FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the FAA on the Delivery Date executed by Lessee in favor of Lessor in form and substance satisfactory to Lessor.

     "Owner Trustee's Purchase Agreement" means the Owner Trustee's
Purchase Agreement and Assignment (1995 777 B), dated as of the date hereof, between Lessee and the Owner Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof and the terms of the Trust Indenture.

     "Participants" means and includes the Pass Through Trustees and the Owner Participant.

     "Participation Agreement" means that certain Participation Agreement
(1995 777 B), dated as of the date hereof, among Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustees and the Owner Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

     "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature other than complete Engines or engines, which are from time to time incorporated or installed in or attached to an Airframe or any Engine or which have been removed therefrom, but where title to which remains vested in Lessor in accordance with
Section 8 hereof.

     "Pass Through Certificates" has the meaning set forth in the Trust
Indenture.

     "Pass Through Trust Agreements" means the Pass Through Trust Agreement dated as of February 1, 1992, as amended and restated as of May 1, 1995, in each case between the Lessee and State Street Bank and Trust Company of Connecticut, National Association, as supplemented by each of the two Pass Through Trust Supplements, in each case between the Lessee and the Pass Through Trustee, and as the same may be further modified, amended or supplemented pursuant to the applicable provisions thereof and the Participation Agreement.

                                                [Lease Agreement (1995 777 B)]

     "Pass Through Trustee" shall mean First Security Bank of Utah, National Association, a national banking association, in its capacity as Trustee under each Pass Through Trust Agreement, and each other Person which may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

     "Pass Through Trust Supplement" means each of the two separate Trust Supplements Nos. 1995-A1 and 1995-A2, in each case dated as of May __, 1995 between Lessee and the Pass Through Trustee.

     "Past Due Rate" means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to any Certificate Holder, the "Past Due Rate" as defined in the Trust Indenture and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a fluctuating rate per annum equal to 2% over the Debt Rate.

     "Permitted Lien" means any Lien referred to in clauses (i) through (vi) of
Section 6 hereof.

     "Permitted Sublessee" means any air carrier domiciled in a country listed in Exhibit F hereto as in effect from time to time.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Premium" has the meaning assigned to the term in Section 6.01(b) of the Trust Indenture.

     "Prepaid Rent" has the meaning set forth in Section 3(g) hereof.

     "Purchase Agreement" means the agreement between Lessee and the Manufacturer relating to the purchase by Lessee of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

     "Redemption Date" has the meaning set forth in the Trust Indenture.

     "Reimbursement Amount" has the meaning set forth in Section 3(g) hereof.

                                                [Lease Agreement (1995 777 B)]

     "Renewal Term" means the Fair Market Renewal Term or a Fixed Renewal Term as those terms are defined in Section 19 hereof.

     "Rent" means Basic Rent and Supplemental Rent, collectively.

     "Replacement Airframe" means any airframe substituted for an airframe in accordance with Sections 10(a) of the Lease.

     "Replacement Engine" means any engine substituted for an Engine in accordance with Sections 9(d), 10(a) or 10(b) of the Lease.

     "Restricted Country" has the meaning set forth on Exhibits F and G hereto.

     "Restricted Period" means the period ending on the last open day of the calendar year in which there occurs the seventh anniversary of the Delivery Date.

     "Special Purchase Option Dates" means each of the dates specified as such on Exhibit H hereto.

     "Special Termination Value", with respect to any Special Purchase Option Date, has the meaning set forth in Section 19(b)(1) hereof.

     "Special Termination Value Percentage" means, with respect to any Special Purchase Option Date, the percentage set forth opposite such Date on Exhibit H hereto.

     "Stipulated Loss Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount of Stipulated Loss Value is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(c) hereof and in Section 8 of the Tax Indemnity Agreement). "Stipulated Loss Value" with respect to the Aircraft, as of any date during any Renewal Term, shall be the amount determined as provided in Section 19 hereof. To the extent that an event giving rise to an obligation to pay any Stipulated Loss Value occurs (with respect to the Airframe or either Engine), and the actual date on which the loss of tax benefits resulting from such event occurs shall be earlier or later than the date assumed in calculating the United States Federal income tax consequences reflected in the applicable Stipulated Loss Value, such Stipulated Loss Value shall be appropriately adjusted upwards or downwards to reflect

                                                [Lease Agreement (1995 777 B)]

the actual date of such loss of tax benefits, but shall be otherwise based on the original assumptions used in determining such Stipulated Loss Value.

     "Stipulated Loss Value Date" has the meaning specified therefore in Exhibit H hereto.

     "Sublease" means any sublease permitted by the terms of Section 7(b)(viii) hereof.

     "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(viii) hereof.

     "Subsidiary" means, with respect to any Person that is a corporation, any other corporation a majority of the voting securities of which are owned by such person, whether directly or indirectly.

     "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or others hereunder or under any of the other Operative Documents, including payments of Stipulated Loss Value and Termination Value and amounts calculated by reference thereto, an amount equal to the Premium, if any, payable in accordance with
Section 3(d) hereof and indemnity payments. The parties acknowledge that Supplemental Rent is a general category and, accordingly, agree that any provision of any Operative Document which calls for the payment of Supplemental Rent and also calls for the payment of specific items which are includable in Supplemental Rent is not to be interpreted as requiring any double payment.

     "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement (1995 777 B), dated as of the date hereof, between the Owner Participant and Lessee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

     "Taxes" means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon (each, individually, a "Tax").

                                                [Lease Agreement (1995 777 B)]

     "Term" means the Interim Term, Basic Term and, if actually entered into, any Renewal Term.

     "Termination Date" has the meaning set forth in Section 9(b) hereof.

     "Termination Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount of Termination Value is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(c) hereof and in Section 8 of the Tax Indemnity Agreement). To the extent that an event giving rise to an obligation to pay any Termination Value occurs, and the actual date on which the loss of tax benefits resulting from such event occurs shall be earlier or later than the date assumed in calculating the United States Federal income tax consequences reflected in the applicable Termination Value, such Termination Value shall be appropriately adjusted upwards or downwards to reflect the actual date of such loss of tax benefits, but shall be otherwise based on the original assumptions used in determining such Termination Value.

     "Transaction Expenses" means (i) the reasonable and actual fees, expenses and disbursements of (1) Ray, Quinney & Nebeker, special counsel for the Indenture Trustee and the Pass Through Trustee, (2) Bingham, Dana & Gould, counsel for the Owner Trustee, (3) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, (4) Shearman & Sterling, special counsel for the underwriters (to the extent not payable by the underwriters), (5) Vedder, Price, Kaufman & Kammholz, special counsel for Lessee, and (6) Dewey Ballantine, special counsel for the Owner Participant, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, (iii) the initial fee and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement, (iv) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture, (v) the fee of BK Associates (or of such other appraiser as shall be selected by the Owner Participant) with respect to the appraisal of the Aircraft required on or before the Delivery Date pursuant to Section 4(a) of the Participation Agreement, (vi) the fees, commissions and expenses of Capstar Partners, Inc., (vii) the reasonable out-of-pocket expenses of the Owner Participant relating to the transactions contemplated by the Participation Agreement including, without limitation, the expenses related to the organization of the foreign sales corporation, as well as those transactions relating to the investment by the Owner Participant in the second quarter of 1995 in one Boeing 777-222

                                                [Lease Agreement (1995 777 B)]

aircraft to be operated by the Lessee up to an aggregate of $25,000 (but excluding from Transaction Expenses airfare charges incurred for travel on an airline other than United Air Lines, unless such travel is necessitated by the foreign sales corporation structure to the extent that United Air Lines does not offer regularly scheduled flights directly from New York to such foreign location where negotiations with respect to the transactions will be conducted for purposes of the foreign sales corporation nature of the transactions) plus airfare charges incurred for travel on United Air Lines, (viii) the placement or underwriting fees, commissions and expenses, if any, in placing the debt contemplated by the Participation Agreement and all costs and expenses associated with the public offering pursuant thereto and the actual expenses of each Pass Through Trustee under its respective Pass Through Trust Agreement and
(ix) printing and distribution costs.

     "Trust Agreement" means that certain Trust Agreement (1995 777 B), dated as of the date hereof, between the Owner Participant and State Street Bank and Trust Company, in its individual capacity, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof and the terms of the Trust Indenture, including, without limitation, any Trust Supplement entered into pursuant to the applicable provisions thereof.

     "Trust Estate" has the meaning set forth in the Trust Agreement.

     "Trust Indenture" means that certain Trust Indenture and Mortgage (1995 777
B), dated as of the date hereof, between Lessor and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof and the terms of the Participation Agreement, including, without limitation, any Trust Supplement entered into pursuant to the applicable provisions thereof.

     "Trust Indenture Estate" has the meaning assigned to the term "Indenture Estate" in the Trust Indenture.

     "Trust Office" has the meaning set forth in the Trust Indenture.

     "Trust Supplement" means a supplement to the Trust Agreement and the Trust Indenture, substantially in the form of Exhibit A to the Trust Agreement.

     "U.S. Air Carrier" means any United States air carrier as to which there is in force a certificate issued pursuant to Section 44102 of the Federal Aviation Act, and as to which there

                                                [Lease Agreement (1995 777 B)]

is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

     "Wet Lease" means any arrangement whereby Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that would be required under the Federal Aviation Act (or if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry) for the performance by such employees of similar functions within the United States of America (or such jurisdiction of registry) (it is understood that cabin attendants need not be employees of Lessee) and (ii) shall be maintained by Lessee in accordance with its normal maintenance practices.

     SECTION 2. Acceptance and Lease. Lessor hereby agrees to accept from the Lessee the transfer of title to and simultaneously to lease to Lessee hereunder, and Lessee hereby agrees to lease on the Delivery Date from Lessor hereunder, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee agrees that Lessor will authorize one or more employees of Lessee, designated by Lessee in writing, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft. Lessee hereby agrees that in the event delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease.

     SECTION 3.  Term and Rent.  (a)  Interim Term and Basic Term.  The
Interim Term shall commence on the Delivery Date and end on and include the day immediately preceding the Commencement Date unless earlier terminated pursuant to the provisions hereof. The Basic Term shall commence on the Commencement Date and end on the Lease Expiry Date or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

     (b) Basic Rent. Lessee shall pay Basic Rent in Dollars with respect to each Lease Period during the Basic Term on each Lease Period Date during the Basic Term, in the respective amounts for each Lease Period Date determined in accordance with Exhibit B hereto.

                                                [Lease Agreement (1995 777 B)]

     (c) Adjustments to Basic Rent, Excess Amount, Stipulated Loss Values, Termination Values, Special Termination Value Percentages and the EBO Percentage.

               (i) In the event that (A) Transaction Expenses paid by Lessor are determined to be other than __% of Lessor's Cost, (B) there shall be an optional redemption or a refinancing or a refunding of the Loan Certificates in accordance with Section 17 of the Participation Agreement,
     (C) the Delivery Date occurs other than on May 15, 1995, or (D) there is an optimization in accordance with Section 18 of the Participation Agreement; then in each case the Basic Rent and Excess Amount set forth in Exhibit B, the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D, and the EBO Percentage and the Special Termination Value Percentages set forth in Exhibit H shall be adjusted (upwards or downwards as the case may be) using the same methods and assumptions (as modified on account of the occurrence of any of the events referred to in clauses (A)-(D)) used to calculate the Basic Rent and Excess Amount, the Stipulated Loss Value percentages, the Termination Value percentages and the EBO Percentage and the Special Termination Value Percentages set forth in Exhibits B, C, D and H, respectively, in each case in compliance with clauses (iv) and (v) of this paragraph (c) and in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof; provided, however, in no event will the EBO Price be adjusted below the greatest of
     (i) the Termination Value for the Aircraft as of the EBO Date, (ii) __% of Lessor's Cost (i.e., the fair market value of the Aircraft as of the EBO Date as the same was determined on the Delivery Date) and (iii) __% multiplied by the present value as of the EBO Date of (x) the remaining Basic Rent plus (y) __% of Lessor's Cost (i.e., the fair market value of the Aircraft as of the end of the Term as the same was determined on the Delivery Date) (the present value calculation described in this clause
     (iii) shall utilize a semi-annual discount rate that on a compound basis is equal to ___% per annum).

               (ii) [Intentionally reserved for potential future use.]

               (iii) Any recalculation of Basic Rent and Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, EBO Percentage and Special Termination Value Percentages pursuant to this
     Section 3(c) (or pursuant to the definition of Stipulated Loss Value or Termination

                                                [Lease Agreement (1995 777 B)]

     Value) shall be determined by the Owner Participant and shall be subject to the verification procedures set forth in Exhibit E hereto. Such recalculated Basic Rent and Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, EBO Percentage and Special Termination Value Percentages shall be set forth in an amendment hereto.

               (iv) Anything contained in the Participation Agreement or this Lease to the contrary notwithstanding, each installment of Basic Rent payable hereunder, whether or not adjusted in accordance with this Section 3(c), together with the amount of Excess Amount and Supplemental Rent, if any, in respect of the date on which such installment is payable, and each payment of Termination Value, Stipulated Loss Value, EBO Price and Special Termination Value whether or not adjusted in accordance with this Section 3(c) or Section 8 of the Tax Indemnity Agreement, and all other amounts (excluding Excluded Payments payable simultaneously by Lessee pursuant to this Lease), in each case, on the date on which such payment is due, shall be in an amount at least sufficient to pay in full, and shall be available to be applied by Lessor in payment on account of, any payments then required to be made on account of the principal amount (and Premium, if any) of and interest on the Loan Certificates then outstanding. It is agreed that no installment of Basic Rent or payment of Excess Amount, Termination Value, Stipulated Loss Value, Special Termination Value or EBO Price, shall be increased or adjusted by reason of (A) any attachment or diversion of Rent on account of (x) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) or (y) any other Lien on or against the Trust Estate, any part thereof or the Operative Documents arising as a result of claims against the Indenture Trustee or a Certificate Holder, not related to the transactions contemplated by the Operative Documents, (B) any modification of the payment terms of the Loan Certificates made without the prior written consent of Lessee, or (C) the acceleration of any Loan Certificate due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder.

               (v) All adjustments to Basic Rent under this Section 3(c) shall be consistent with the requirements of Sections 4.02(5), 4.07(1) and (2) and Section 4.08(1) of Rev. Proc. 75-28 (provided that the requirements of Section 4.08(1) shall apply on a prospective basis), as modified and in effect on the Delivery Date, and shall not cause the Lease to be a "disqualified leaseback or long-term

                                                [Lease Agreement (1995 777 B)]

     agreement" within the meaning of Section 467 of the Code as then in effect and any final, temporary or proposed regulations thereunder or any administrative or judicial interpretation thereof in effect on the date of such adjustment (a "Section 467 Agreement") (it being understood that any such adjustment shall not be treated as causing the Lease to be a Section 467 Agreement to the extent the Lease would have been a Section 467 Agreement if no such adjustment to Basic Rent had occurred).

     (d) Supplemental Rent. Lessee shall pay (or cause to be paid) promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value, Termination Value, EBO Price and Special Termination Values as the same shall become due and owing and all other amounts of Supplemental Rent within five Business Days after demand or on such date, or within such other relevant period, as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall also pay on behalf of Lessor as Supplemental Rent an amount equal to any amount payable by Lessor as Premium as and when any such Premium shall be due and payable; provided, however, that Lessee shall have no obligation to pay on behalf of Lessor any Premium payable under Section 6.01 or 6.02 of the Trust Indenture due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder. Lessee also will pay to Lessor, or on behalf of Lessor to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate with respect to any part of any installment of Basic Rent not paid prior to 11:00 a.m., New York City time, on the date when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid prior to 11:00 a.m., New York City time, on the date when due for the period until the same shall be paid.

     (e) Payments in General.  All payments of Rent other than Excluded
Payments payable to Lessor shall be made directly by Lessee by wire transfer of immediately available funds prior to 11:00 a.m., New York time, on the date of payment in Dollars, to Lessor at its office at 225 Franklin Street, Boston, Massachusetts 02110, Attention: _________________________ (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided, that so long as the Trust Indenture shall not

                                                  [Lease Agreement (1995 777 B)]

have been fully discharged, Lessor hereby directs and Lessee agrees, that all Basic Rent shall be paid directly to the Indenture Trustee at the times and in funds specified in this Section 3(e) at the offices of the Indenture Trustee at Two International Place, Boston, MA 02110, Attention: Corporate Trust Department (or such other office of Indenture Trustee in the continental United States or such other account as Indenture Trustee shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Basic Rent is due). Excluded Payments shall be paid in Dollars in immediately available funds to the Person to whom payable at the address of such Person specified in Schedule I of the Participation Agreement.

          Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day then such payment shall be made on the next succeeding Business Day and no interest shall accrue on the amount of such payment, if such payment is made on such next succeeding Business Day.

          (f) [Intentionally Reserved for Potential Future Use].
               -----------------------------------------------

          (g) Prepayments of Certain Rent Payments. Lessor agrees to pay, on behalf of the Owner Participant, to the Indenture Trustee for the account of the Certificate Holders on the Commencement Date an amount equal to the Excess Amount. To the extent, if any, that there shall not have been received by the Indenture Trustee at the account of the Indenture Trustee referred to in Section 3(e) by 11:00 a.m., New York City time, on the Commencement Date from Lessor, an amount equal to the Excess Amount payable for such date, Lessee shall advance to Lessor, as Prepaid Rent, by paying to the Indenture Trustee on behalf of Lessor on the Commencement Date an amount equal to the Excess Amount not so paid (such amount being herein called "Prepaid Rent"); provided that Lessee will also pay to the Indenture Trustee, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Debt Rate on any Prepaid Rent not paid when due for any period for which the same shall be overdue. Lessor agrees to reimburse Lessee in the manner and subject to the conditions provided in the following sentence for (x) the Prepaid Rent so paid by Lessee determined as of the date such payment was made, plus (y) the Supplemental Rent so paid by Lessee pursuant to this Section 3(g), plus (z) accrued interest on the unreimbursed portion thereof at a rate per annum equal to the greater of the Base Rate plus 2% or the Debt Rate plus 2% from the date such amount is paid by Lessee to but not including the date of each such reimbursement (such amounts to be reimbursed being herein called the "Reimbursement Amount"). So

                                                  [Lease Agreement (1995 777 B)]

long as no Default or Event of Default has occurred and is continuing, Lessee may with written notice to the Owner Participant and Indenture Trustee offset (without duplication) against each succeeding payment (other than as limited by the proviso to this sentence) due from Lessee to Lessor in respect of Basic Rent, Stipulated Loss Value, Termination Value or any other amount due hereunder to Lessor, until Lessee has been fully reimbursed for the Reimbursement Amount; provided, however, that in the case of any payment due from Lessee which is distributable under the terms of the Trust Indenture, Lessee's right of offset shall be limited to amounts distributable to Lessor or the Owner Participant thereunder. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent to an amount insufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount (and Premium, if any) of and interest on the Loan Certificates then outstanding.

          SECTION 4. Lessor's Representations and Warranties. LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSOR, ANY PARTICIPANT, THE INDENTURE TRUSTEE, AND LESSEE (A) THE AIRFRAME AND EACH ENGINE IS OF SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (B) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE IS SUITABLE FOR ITS PURPOSES, (C) NEITHER LESSOR NOR OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (D) NEITHER LESSOR, IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE, THE INDENTURE TRUSTEE NOR THE OWNER PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, DESIGN, OPERATION, VALUE, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except as set forth in Sections 8(f)(vi) and 8(p)(ii) of the Participation Agreement as to Lessor Liens and except that State Street Bank and Trust Company, in its individual capacity, (i) represents and warrants that on the Delivery Date, Lessor shall have received whatever title to the Aircraft was conveyed to it by Lessee, (ii) represents and warrants that on the Delivery Date the Aircraft shall be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to it in its individual capacity, (iii) covenants that it will not, through its own actions or

                                                  [Lease Agreement (1995 777 B)]

inactions, in such capacity, interfere in Lessee's or any Sublessee's quiet enjoyment, use, operation or possession of the Aircraft unless this Lease shall have been declared in default pursuant to Section 15 hereof, (iv) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it in its individual capacity on or with respect to the Airframe or any Engine or any portion of the Trust Estate and (v) represents and warrants that it is a Citizen of the United States and agrees that if at any time it shall cease to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on the Owner Participant, the Certificate Holders or Lessee), effective upon the appointment of a successor Owner Trustee in accordance with the provisions of the Trust Agreement. None of the provisions of this Section 4 or any other provision of this Agreement shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer, any subcontractor or supplier of the Manufacturer with respect to the Airframe, Engines, or any Parts, or to release the Manufacturer, or any such subcontractor or supplier from any such representation, warranty or obligation. Unless a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made by the Manufacturer or any of its subcontractors or suppliers and any other claims against the Manufacturer or any such subcontractor or supplier with respect to the Aircraft, all pursuant to and in accordance with the terms of the Owner Trustee's Purchase Agreement.

          SECTION 5. Return of the Aircraft. (a) Condition Upon Return. Unless purchased by Lessee pursuant to Section 19(b) hereof, upon the termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to
Section 9(b) or 15 hereof, Lessee will at its expense return the Aircraft to Lessor at Lessee's maintenance base located at San Francisco International Airport (or any principal maintenance base established by Lessee in the continental United States subsequent to the date hereof), provided that upon the request of the Lessor given to Lessee at least ten (10) days prior to the date of such return, Lessee shall return the Airframe to Lessor at a location on Lessee's route system in the continental United States selected by Lessor, provided that such location is served on a normal basis by Boeing Model 777-222 aircraft operated by Lessee, and Lessor shall reimburse Lessee on a net after-tax basis for Lessee's out-of-pocket Expenses (including for this purpose

                                                  [Lease Agreement (1995 777 B)]

salary costs for Lessee's personnel) resulting from Lessee's return of the Aircraft to such alternate return location to the extent such out-of-pocket Expenses exceed the out-of-pocket Expenses (including, for this purpose, salary costs for Lessee's personnel) Lessee would have incurred in returning the Aircraft to its principal maintenance base at San Francisco International Airport, provided, further, however, that if Lessor shall have made the request for storage pursuant to Section 5(d) hereof, Lessee shall at its expense return the Aircraft at the site of storage. At the time of such return, (A) Lessee will, at its own cost and expense, unless otherwise requested by Lessor to retain the existing registration of the Aircraft, cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the FAA in the name of Lessor or its designee, provided that Lessee shall be relieved of its obligations under this sentence if such registration is prohibited by reason of the failure of Lessor, the Owner Participant or Lessor's designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration, and (B) subject to Section 5(e) hereof, the Airframe will be fully equipped with the Engines (or Acceptable Alternate Engines) installed thereon. Also, at the time of such return, Lessor shall have good title to such Airframe and Engines or Acceptable Alternate Engines, and such Airframe and Engines or Acceptable Alternate Engines (i) shall be certified (or, if not then registered under the Federal Aviation Act by reason of the proviso to clause (A) in the preceding sentence or because Lessor has so requested that the Aircraft not be so registered, shall hold a valid certificate of airworthiness issued by the country of registry and be eligible for certification by the FAA) as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in a regular passenger configuration, and in as good a condition as when delivered by Lessee to Lessor, ordinary wear and tear excepted and otherwise in the condition required to be maintained under the Lease and under Lessee's FAA-approved maintenance plan (notwithstanding any Sublease theretofore in effect) and shall be in compliance with all mandatory environmental, noise, air pollution and other standards prescribed by the federal government of the United States and applicable to the Aircraft including, without limitation, standards relating to corrosion and structural integrity and all other applicable manufacturer's mandatory service bulletins (except for standards, laws, regulations, directives and bulletins that permit compliance at a later time and would not, in the normal course of Lessee's maintenance plan, be complied with by the date of return without

                                                  [Lease Agreement (1995 777 B)]

discriminating on the basis of the status of the Aircraft as a leased aircraft),
(iv) in the event that Lessee shall not then be using a continuous maintenance program with respect to the Airframe immediately prior to such return but instead shall have been using a block overhaul program with respect to the Airframe, then (A) such block overhaul program shall have been approved by the government of registry of the Aircraft and (B) the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the block overhaul program then used by Lessee, (v) in the event that Lessee during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines (or Acceptable Alternate Engines), Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines)) on such Engines (or Acceptable Alternate Engines) remaining until the next scheduled engine heavy maintenance shall be at least 25% of the hours or cycles (whichever shall be applicable) between engine heavy maintenance allowed under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines), (vi) shall have all Lessee's and any Sublessee's exterior marking removed or painted over with areas thereof refinished to match adjacent areas, and (vii) shall be in a state of cleanliness suitable under Lessee's normal service standards for operation in Lessee's revenue passenger service and in all such cases the Aircraft shall not have been discriminated against whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever.

          In addition, the following conditions shall be complied with at the time of the return of the Aircraft: (i) Lessee shall deliver to Lessor any "no cost" modification kits designated for the Aircraft that Lessee has in its possession and that have not been incorporated at the time of the return of the Aircraft, (ii) Lessor may purchase from Lessee at Lessee's cost any service bulletin kits purchased or manufactured by Lessee for the Aircraft (provided that Lessee shall not be obligated to sell to Lessor any service bulletin kit manufactured by Lessee to the extent Lessee, in its reasonable judgment, considers the same proprietary) and (iii) without limiting the obligations of the Lessee set forth in the preceding paragraph, in the event the FAA shall issue any directive which requires termination thereof prior to the return date, then such directive shall be terminated prior to the return date, and if Lessee shall have not been required to terminate such directive in the normal course of its operations without discriminating against the Aircraft by reason of its leased status or otherwise prior to the return of the

                                                  [Lease Agreement (1995 777 B)]

Aircraft but such directive must be terminated on or before six months following such return, then Lessee shall, at the sole cost and expense of Lessor, comply with such directive but only if (x) at least 540 days prior to the return of the Aircraft Lessee receives from Lessor a written request to comply with such directive at Lessor's sole cost and expense (determined on the basis of what a third party would charge for comparable services) and (y) after receipt by Lessee of such request, the Aircraft is subject to a maintenance check of the type at which such modification is made, in accordance with Lessee's general maintenance program, and Lessee has, or can obtain using commercial reasonable efforts taking into account the 540 day prior notice received by Lessee, the personnel, parts, facilities and other resources available to accomplish the modification and the modification can be made without materially disrupting the operations of Lessee's maintenance facility or Lessee's operations.

          For purposes of this Section 5(a), any maintenance program used by Lessee for airframes (including the Airframe) substantially similar to the maintenance program described in the excerpts from ["United Air Lines 777 Maintenance Program"] furnished to Lessor and the Owner Participant prior to the Delivery Date (a copy of which was attached to the certificate of the Assistant Secretary of the Lessee delivered pursuant to Section 4(a)(vii)(6) of the Participation Agreement) shall be considered a continuous maintenance program (and not a block maintenance program) and any engine maintenance program used by Lessee for engines (including the Engines) substantially similar to the maintenance program described in "United Air Lines 777 Maintenance Program" shall be considered an on-condition maintenance program.

          In the event that the provisions of the preceding paragraph are inapplicable and upon a return of the Aircraft pursuant to this Section 5, Lessee and Lessor cannot agree as to whether Lessee, during the period of operation of the Aircraft immediately prior to such return, shall have been using a continuous maintenance program or a block overhaul program with respect to the Airframe (including, without limitation, a dispute as to whether Lessee's program is substantially similar to the program described in the excerpts to the ["United Air Lines 777 Maintenance Program"] furnished to Lessor as set forth in the preceding paragraph), then Lessee and Lessor shall mutually appoint an independent third party, satisfactory to both Lessee and Lessor, who shall make such a determination, which determination shall be conclusive and final. Lessee will provide, on a confidential basis, such independent third party with the maintenance program and records applicable to the

                                                  [Lease Agreement (1995 777 B)]

Aircraft necessary to make such determination. The fee of such third party shall be paid equally by Lessor and Lessee.

          If clause (iv) of the first paragraph of this Section 5(a) shall be applicable but the Airframe does not meet the conditions specified in said clause (iv), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) the fair market cost of obtaining an airframe block overhaul of the type referred to in such clause (iv) at a location in the United States that has been approved by the FAA for such work by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours of operation allowable between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next such block overhaul and (y) the denominator shall be the number of hours of operation allowable between such block overhauls in accordance with such block overhaul program.

          If clause (v) of the first paragraph of this Section 5(a) shall be applicable but the Engines (or Acceptable Alternate Engines) do not meet the conditions specified in said clause (v), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) the fair market cost of obtaining the scheduled engine heavy maintenance under the maintenance program then used by Lessee for engines of the same model as the Engines (or Acceptable Alternate Engines) at a location in the United States that has been approved by the FAA for such work by (ii) a fraction which (x) the numerator shall be the excess of 25% of the hours or cycles (whichever is applicable) of operation of one Engine between engine heavy maintenance allowable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines) over the actual average number of hours or cycles of operation of such Engines (or Acceptable Alternate Engines) remaining until the next such scheduled engine heavy maintenance and (y) the denominator shall be the number of hours or cycles allowable between such scheduled engine heavy maintenance.

          During the last six months of the Term (unless Lessee shall have irrevocably elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and cause any Sublessee to cooperate, at Lessor's sole cost, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft, any maintenance records relating to the Aircraft then required to be retained by the FAA or by the comparable government agency of the country in which the Aircraft is registered, all in accordance with Section 12 hereof, provided that any such cooperation shall not interfere

                                                  [Lease Agreement (1995 777 B)]

with the normal operation or maintenance of the Aircraft by, or the business of, Lessee or any Sublessee.

          (b) Return of Other Engines. In the event that an Acceptable Alternate Engine shall be delivered with the returned Airframe as set forth in paragraph
(a) of this Section 5, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such Acceptable Alternate Engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that each such Acceptable Alternate Engine is free and clear of all Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) and will, to the extent applicable, comply with the provisions of
Section 9(d) as if Lessee had irrevocably elected, in accordance with Section 9(d) hereof, to terminate the Lease with respect to the Engine in replacement for which such Acceptable Alternate Engine is being delivered and Lessor will provide a bill of sale, at Lessee's expense, evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of the Airframe.

          (c) Fuel and Manuals. Upon the return of the Airframe upon any termination of this Lease in accordance with paragraph (a) of this Section 5,
(i) Lessee shall invoice Lessor, and Lessor shall pay to Lessee the amount of Lessee's cost for any fuel or oil contained in the fuel or oil tanks on the Airframe, and (ii) Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data and inspection, modification and overhaul records in the English language (or an English translation of the same), (A) required to be maintained with respect to the Airframe, the Engines or any part thereof in accordance with Section 7(a) hereof, (B) created since the Airframe's or Engine's or Acceptable Alternate Engine's (whichever is applicable) last heavy maintenance visit and (C) required to lawfully operate the Aircraft in the United States under a United States Certificate of Airworthiness without performing additional maintenance.

          (d) Storage Upon Return. If, at any time at least 30 days prior to the end of the Basic Term or any Renewal Term or pursuant to Section 9(c) or Section 15, Lessee receives from

                                                  [Lease Agreement (1995 777 B)]

Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with storage facilities for the Aircraft (at Lessor's risk and at Lessor's cost for insurance, maintenance and Lessee's reasonable out-of-pocket expenses other than storage fees) for a period not exceeding forty-five (45) days (and upon prior written notice from Lessor to Lessee given at least 10 days prior to the end of such 45 day period, at Lessor's risk and at Lessor's cost for insurance, maintenance and Lessee's reasonable out-of-pocket expenses including storage fees, for an additional period not exceeding 45 days) commencing on the date of such termination, at a location in the forty-eight contiguous states of the United States selected by Lessee and used as a location for the storage of aircraft. Lessee shall, at Lessor's written request, maintain insurance (if available) for the Aircraft during such period and shall be reimbursed by Lessor for the premiums thereon.

          (e) Purchase of Engine. In the event that Lessee shall have paid the Stipulated Loss Value for any Engine pursuant to Section 10(b) hereof and all other amounts due and owing under said Section 10(b), then, notwithstanding anything contained in this Section 5, Lessee shall, subject to the proviso below, be under no obligation to return any engine installed on the Airframe in replacement for such Engine to Lessor upon the termination of this Lease; provided, however, that in such event Lessor shall have the right upon termination of this Lease (unless Lessee shall have exercised any of its options to purchase the Aircraft pursuant to Section 19), at its sole option, to purchase from Lessee an engine or engines suitable for use on the Airframe and compatible with the other Engine (if any) or the other engine purchased under this Section 5(e) for such engine's then Fair Market Sales Value and any such engine shall be installed at no cost to Lessor on the Airframe on the return thereof.

          (f) Severable Parts. At any time after Lessee has advised Lessor that it has determined not to renew this Lease or purchase the Aircraft, or the Aircraft is otherwise to be returned to Lessor, Lessee shall, at Lessor's request, advise Lessor of the nature and condition of all severable Parts owned by Lessee which have been used by Lessee during the prior six months and which Lessee has or intends to remove from the Aircraft as permitted by Section 8 hereof. Lessor may, at its option, upon 30 days written notice to Lessee, purchase any or all of such Parts from Lessee upon the expiration of the Term at their then fair market value.

          (g) Special Redelivery Provision. Not less than 30 days prior to (A) the date of redelivery of the Aircraft by

                                                [Lease Agreement (1995 777 B)]

Lessee to Lessor in accordance with this Section 5, (B) the date of redelivery to Lessor or a purchaser pursuant to Section 9(c) or Section 15 hereof, or (C) a purchase of the Aircraft by Lessee pursuant to Section 19(b), Lessor may provide Lessee with a proposal regarding the arranging of delivery of the Aircraft so as to enable Lessor to realize "foreign trade income" (as defined in Section 923(b) of the Code or any successor provision thereto) from the sale or re-lease of the Aircraft, and Lessee shall (i) arrange delivery at Lessor's cost (unless the delivery site is as provided in Section 5(a) hereof) either inside or outside the United States, as specified in Lessor's proposal, and (ii) otherwise comply with such proposal to the extent Lessee can do so without incurring any cost, expense or liability not indemnified against by Lessor in a manner in form and substance reasonably satisfactory to Lessee.

          SECTION 6. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor as owner of the Aircraft and Lessee as herein provided (including any Sublease permitted pursuant to Section 7(b)), the Lien of the Trust Indenture, and any other rights existing pursuant to the Operative Documents, (ii) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), (iii) Liens for Taxes of Lessee (or any Sublessee) either not yet due or being contested in good faith by appropriate proceeding so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest thereon, (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of Lessee's or any Sublessee's business securing obligations that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings so long as during such 30 day period there is not, or such proceedings do not involve, any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) Liens arising out of any judgment or award against Lessee (or any Sublessee), unless there exists a material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or unless the judgment secured shall not, within 45 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 45 days after the expiration of such stay, and (vi) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be

                                                [Lease Agreement (1995 777 B)]

necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

          SECTION 7. Registration, Maintenance and Operation; Possession and Subleases; Insignia. (a) (1) Registration and Maintenance. Lessee, at its own cost and expense, shall (or shall cause any Sublessee to): (i) upon delivery of the Aircraft, cause the Aircraft to be duly registered in the name of Lessor, and, subject to subparagraph (3) of this Section 7(a), to remain duly registered in the name of Lessor under the Federal Aviation Act (except to the extent that such registration cannot be effected because of Lessor's or the Owner Participant's failure to comply with the citizenship requirements for registration of aircraft under such Act), provided that Lessor and the Owner Participant shall execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and Lessee shall cause the Trust Indenture to be duly recorded and maintained of record as a first mortgage on the Aircraft; (ii) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft) (x) so as (p) at all times to keep the Aircraft in as good an operating condition as when delivered by Manufacturer to Lessee, ordinary wear and tear excepted, and (q) to keep the Aircraft in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations) under
(I) the Federal Aviation Act, except when all of Lessee's Boeing Model 777-222 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in the United States have been grounded by the FAA unless such grounding was caused by the failure of Lessee to maintain, service, repair or overhaul the Aircraft in accordance with this Lease, or (II) the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time, except when all of Lessee's Boeing Model 777-222 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in such jurisdiction have been grounded by the aeronautical authority of such jurisdiction unless such grounding was caused by the failure of Lessee to maintain, service, repair or overhaul the Aircraft in accordance with this Lease and (y) in substantially the same manner as Lessee (or any Sublessee) maintains, services, repairs or overhauls similar aircraft operated by Lessee (or such Sublessee) in similar circumstances and without in any way discriminating against the Aircraft, whether by reason of its leased status or otherwise, including, without limitation, in regard to the

                                                [Lease Agreement (1995 777 B)]

termination of airworthiness directives; or such other manner as shall have been approved in writing by the Owner Participant; (iii) maintain or cause to be maintained in the English language (or with appropriate English translation) all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered (which records, logs and other materials, as between Lessor and Lessee and all parties claiming through Lessee, shall be the property of Lessor but shall be maintained by Lessee during the Term of this Lease and shall become the property of Lessee upon Lessee's purchase of the Aircraft pursuant to the terms of this Lease or upon the occurrence of an Event of Loss and Lessee's compliance with Section
10); and (iv) promptly furnish or cause to be furnished to Lessor or the Owner Participant such information as may be reasonably required to enable Lessor or the Owner Participant to file any reports required to be filed by Lessor or the Owner Participant with any governmental authority because of Lessor's ownership of the Aircraft.

          (2) Operation. Lessee will not (or permit any Sublessee to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law or any rule, regulation, treaty, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except that, after Lessee shall have provided Lessor and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee with a certificate of its President, any Vice President, the Treasurer or any Assistant Treasurer stating all relevant facts pertaining thereto, Lessee or any Sublessee may contest in good faith the validity or application of any such law, rule, regulation, order, certificate, license, registration or violation in any reasonable manner which does not jeopardize the right, title and interest of the Lessor or the Owner Participant in and to the Airframe and/or the Engines or otherwise materially adversely affect Lessor, the Indenture Trustee or the Owner Participant but only so long as such proceedings do not involve any risk of criminal liability or any unindemnified material risk of civil liability to Lessor or the Owner Participant for which the Lessee is not then willing to indemnify Lessor or the Owner Participant in a manner reasonably satisfactory to such Person. If the indemnities or insurance specified in Section 11(f), or some combination thereof in amounts equal to amounts required by Section 11(f), have not been obtained, Lessee will not operate the Aircraft, or permit any Sublessee to operate the Aircraft, in or to any area excluded from coverage by any insurance required to be maintained by the

                                                [Lease Agreement (1995 777 B)]

terms of Section 11, provided, however, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other isolated extraordinary event beyond the control of Lessee and Lessee is taking all reasonable steps to remedy such failure as soon as is reasonably practicable.

          (3) Reregistration. At any time after the Restricted Period, Lessor shall, at the request and sole expense of Lessee, cooperate with Lessee and take all actions required to change the country of registration of the Aircraft in compliance with and subject to the terms and conditions of Section 8(e) of the Participation Agreement.

          (4) Operating Certificates. Lessor hereby authorizes Lessee, at Lessee's sole cost, expense and risk, to act as its agent for the purpose (but only for the purpose) of obtaining any required replacement operating certificates from the FAA; provided, however, that in the event that Lessee shall have received from Lessor written notice that an Event of Default shall have occurred and be continuing, this authority shall not apply for a period from the date of receipt of such notice to such time as such Event of Default shall have been cured by Lessee or waived by Lessor. This authority includes (without expanding in any way the nature of the limited authority granted pursuant to the first sentence of this Section 7(a)(4)), but is not limited to, obtaining registration certificates, airworthiness certificates, certificates of sanitary construction and ferry permits. In particular, this authority includes the ability to make use of Exemption No. 5318 issued by the FAA. This authority will allow duly authorized personnel of Lessee to sign any application forms required in the process of obtaining such operating certificates, and this authority will also allow such personnel, where necessary and appropriate, to sign certificates as the attorney-in-fact for Lessor. Lessee hereby agrees that it will promptly notify Lessor of any action that it has taken in accordance with this Section 7(a)(4) as agent for the Lessor. Nothing in this Section 7(a)(4) shall permit the Lessee to change the country of registry of the Aircraft except as provided in Section 7(a)(3) above.

          (b) Possession and Subleases. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that, so long as no Section 14(a), (b), (f) or (g) Default or, in the case of paragraph (viii) of this Section 7(b),

                                                [Lease Agreement (1995 777 B)]


no Section 14(d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) hereof or Section 8 hereof) Default, or any Event of Default shall have occurred and be continuing at the time of such sublease, delivery, transfer or relinquishment of possession or installation, and so long as the action to be taken shall not deprive the Indenture Trustee of the Lien of the Trust Indenture on the Airframe or any Engine and Lessee and any Sublessee shall continue to comply with the provisions of Sections 7(a) and 11, Lessee may, without the prior written consent of Lessor:

               (i) subject the Airframe and the Engines or engines then installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or any Sublessee) in the ordinary course of its business and, in the case of the Airframe, (x) with a U.S. Air Carrier not in bankruptcy or a Permitted Sublessee or (y) any other air carrier approved by Lessor; provided, that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe, and (B) if Lessor's title to any Engine shall be divested under any such agreement or arrangement, Lessee shall be deemed to have irrevocably elected, in accordance with Section 9(d) hereof, to terminate the Lease with respect to such Engine on the Business Day next following the 44th day following such divestiture and Lessee shall (or shall cause any Sublessee to) comply with Section 9(d) hereof in respect thereof;

              (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any Part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of
     Section 8(c) hereof;

             (iii) install an Engine on an airframe owned by Lessee (or any Sublessee) which airframe is free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause
     (i) above, provided that Lessor's title to such Engine shall not be divested as a result thereof and (C) mortgage Liens or other security interests, provided, that (as regards this clause (C)), such

                                                [Lease Agreement (1995 777 B)]



     mortgage Liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

              (iv) install an Engine on an airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

               (v) install an Engine on an airframe owned by Lessee (or any Sublessee), leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement under circumstances where neither subparagraph (iii) nor subparagraph (iv) of this paragraph (b) is applicable, provided that in the event of such installation, Lessee shall be deemed to have irrevocably elected, in accordance with Section 9(d) hereof, to terminate the Lease with respect to such Engine on the Business Day next following the 44th day following such installation and Lessee shall (or shall cause any Sublessee to) comply with
     Section 9(d) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 9(d);

              (vi) transfer (or permit any Sublessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program for a period, including all permissible renewal periods (so long as such renewal options have been irrevocably exercised by Lessee), that does not extend beyond the end of the Term so long as Lessee (or any Sublessee) shall promptly notify Lessor (x) upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program and
     (y) of the name and the address of the Contracting Office Representative for the Military Airlift

                                                [Lease Agreement (1995 777 B)]


     Command of the United States Air Force to whom notice must be given pursuant to Section 15 hereof;

             (vii) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to Lessor provided that the term of such contract, including all permissible renewal periods (so long as such renewal options have been irrevocably exercised by Lessee), shall not continue beyond the end of the Term; or

            (viii) So long as the Sublessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the Sublease is entered into, Lessee may, at any time, enter into a sublease with (1) a U.S. Air Carrier, (2) after the Restricted Period any Permitted Sublessee, provided that in the event such Permitted Sublessee is domiciled in a country listed on Exhibit F hereto and designated therein as a "Restricted Country" such Sublessee shall be deemed a Permitted Sublessee only if its country of domicile at the time of such subleasing imposes and enforces aircraft maintenance standards not materially less stringent than those of the FAA or the central aviation authority of any of Canada, France, Germany, Japan or the United Kingdom, or (3) after the Restricted Period any other Person approved in writing by the Owner Participant, which approval shall not be unreasonably withheld if in regard to this subclause (3) (x) the proposed sublessee's country of domicile imposes maintenance standards not materially less stringent than those of the FAA or the central aviation authority of any of Canada, France, Japan, Germany, or the United Kingdom and (y) Lessor, Owner Participant and the Indenture Trustee receive an opinion of counsel reasonably acceptable to Lessor, in its individual capacity, and Owner Participant that the terms of the sublease and other Operative Documents will be valid in the country where Sublessee is domiciled; that no Participant is required to register to do business in the Sublessee's country of domicile; that there is no tort liability for owners not in possession that is more extensive than under United States law or any state law (it being understood that if such opinion cannot be given in a form reasonably satisfactory to the Owner Participant such opinion will be waived if insurance reasonably satisfactory to the Owner Participant and the Lessor, in its individual capacity, is provided at Lessee's expense to cover such risk); that fair compensation in a currency freely convertible into Dollars is mandated if there is a requisition of use or title of the Aircraft by the country

                                                [Lease Agreement (1995 777 B)]


     in which the Sublessee is domiciled (it being understood that if such opinion cannot be given in a form reasonably satisfactory to the Owner Participant such opinion will be waived if insurance reasonably satisfactory to the Owner Participant, is provided at Lessee's expense to cover such risk); that there exist no possessory rights in favor of the Sublessee which upon Lessee's bankruptcy or other Default hereunder (assuming the Sublessee is not then bankrupt) would prevent the return of the Aircraft in accordance with the terms hereof or inhibit the Lessor's rights therein; and as to such other matters as Lessor, in its individual capacity, and the Owner Participant may reasonably request, provided, however, (A) that no sublease, including all permissible renewal periods, shall extend beyond the Basic Term or any Renewal Term then in effect, unless Lessee shall have irrevocably committed to purchase the Aircraft or renew the Lease in accordance with the terms thereof at the end of the Basic Term or Renewal Term, as the case may be, to a date beyond the latest permissible expiration date of such sublease, (B) that, on the date of such sublease, the United States and the country in which sublessee is domiciled and principally located maintain diplomatic relations, (C) that on or prior to entering into such sublease, Lessee shall provide to the Lessor, the Owner Participant and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee assurances reasonably satisfactory to Lessor, in its individual capacity, and Owner Participant to the effect that the provisions of Section 11 hereof have been complied with after giving effect to such sublease and (D) that, in the case of a sublease to a sublessee described in (3) above, if the country of domicile of the proposed sublessee at the time of such subleasing has not unqualifiedly ratified the Geneva Convention for International Recognition of Rights in Aircraft, the Lessee shall provide Lessor to the Lessor and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Owner Participant, to the effect that the country in which such sublessee has its principal office and domicile would give effect to (i) the title of Lessor in and to the Aircraft, (ii) the registry of the Aircraft in the name of Lessor (or Lessee or Sublessee, as "lessee" or "sublessee" as appropriate) and (iii) the priority and validity of the Lien of the Trust Indenture.

          The rights of any Sublessee or other transferee (other than a transferee where the transfer is of an Engine which is deemed a termination under Section 9(d)) shall be subject and subordinate to, all the terms of the Lease (and any Sublease

                                                [Lease Agreement (1995 777 B)]


shall expressly state that it is so subject and subordinate), including, without limitation, the covenants contained in Section 7(a) hereof, the inspection rights contained in Section 12 hereof and Lessor's (and, so long as the Trust Indenture is in effect, the Indenture Trustee's (as Lessor's assignee)) rights to repossess the Aircraft and to void any Sublease upon such repossession, and Lessee shall remain primarily liable for the performance of all of the terms of the Lease, and the terms of any such Sublease shall not permit any Sublessee to take any action not permitted to be taken by Lessee in the Lease with respect to the Aircraft. No pooling agreement, Sublease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor under this Lease or constitute a waiver of Lessor's rights or remedies hereunder. Lessor agrees, for the benefit of Lessee (and any Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine owned by Lessee (or any Sublessee), any lessor of any engine other than an Engine leased to Lessee (or any Sublessee) and any conditional vendor of any engine other than an Engine purchased by Lessee (or any Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created under the Lease in any engine so owned, leased or purchased and that neither Lessor nor its successors or assigns will acquire or claim, as against Lessee (or any Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of Lessor shall not be for the benefit of any lessor or secured party of an airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee or any other holder of a security interest in an airframe owned by Lessee (or any Sublessee), on which airframe Lessee (or any Sublessee) then proposes to install an Engine, unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Lessor, any right title or interest in an Engine as a result of such Engine being installed on such airframe. Lessee shall provide the Owner Participant and the Indenture Trustee (A) written notice (which notice shall be given (i) no later than thirty (30) days prior to entering into any Sublease with a term of more than one (1) year or (ii) at any time prior to (to the extent that the giving of prior notice is reasonably possible) or promptly after entering into any Sublease with a term of one (1) year or less) of any

                                                [Lease Agreement (1995 777 B)]


Sublease and (B) a copy of any Sublease which has a term of more than one (1) year.

          Lessee shall assign any Sublease to Lessor as security for its obligations hereunder pursuant to an assignment instrument reasonably satisfactory to Lessor; provided, however, that any such assignment instrument shall provide that the assignment of the Sublease shall only be effective, without any further action, immediately upon the occurrence of a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default (and such effectiveness shall terminate upon the curing or waiver of the aforesaid Defaults or Events of Default). In addition, any Sublease entered into by Lessee shall provide that all payments due under such Sublease shall be paid by the Sublessee to Lessor during the continuance of a Section 14(a), 14(b), 14(f) or 14(g) Default or an Event of Default.

          In the event that during the term of a Sublease the Aircraft shall have been maintained under a block-overhaul program, Lessee shall at its option either (i) cause the Aircraft to be returned to the Lessee by the Sublessee no later than three months prior to the end of the Term and Lessee shall upon such return incorporate the Aircraft into Lessee's continuous maintenance program for aircraft of the same make and model and in active commercial service or (ii) upon return of the Aircraft to Lessor pursuant to Section 5(a), Lessee shall comply with those return conditions set forth in such Section 5(a) applicable in the event Lessee had adopted a block-overhaul program.

          Any Wet Lease or similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this section. Lessor acknowledges that any consolidation or merger of Lessee or conveyance, transfer or lease of all or substantially all of Lessee's assets permitted by the Operative Documents shall not be prohibited by this Section.

          No Sublease permitted pursuant to this Section shall permit any further sub-subleasing of the Aircraft.

          (c) Insignia. On or prior to the Delivery Date, or as soon thereafter as practicable, Lessee agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe adjacent to the registration certificate therein and on each Engine a nameplate bearing the inscription:

                                                [Lease Agreement (1995 777 B)]


                                  Leased From

          State Street Bank and Trust Company, not in its individual capacity but solely as Owner Trustee, Owner and Lessor and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:

                                  Mortgaged To

          First Security Bank of Utah, National Association, as Indenture
          Trustee


(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee, in each case as permitted under the Operative Documents).

          Except as above provided, Lessee will not allow the name of any person, association or corporation to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided, that nothing herein contained shall prohibit Lessee (or any Sublessee) from placing its customary colors and insignia on the Airframe or any Engine.


          SECTION 8. Replacement and Pooling of Parts; Alterations, Modifications and Additions.

          (a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 8(c). All replacement Parts shall be owned by Lessee free and clear of all Liens (except Permitted Liens, pooling arrangements permitted by Section 8(b) hereof and replacement Parts temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility substantially equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any

                                                [Lease Agreement (1995 777 B)]


Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 8(b) hereof and except replacement Parts temporarily installed on an emergency basis), (i) title shall vest in and such replacement Part shall become the property of Lessor and shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be the property of Lessor and shall no longer be deemed a Part hereunder.

          (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in Section 8(a) hereof may be subjected by Lessee (or any Sublessee) to a pooling arrangement of the type which is permitted by Section 7(b)(i) hereof; provided, that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 8(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with such Sections may be owned by any third party subject to such a pooling arrangement, provided, that Lessee (or any Sublessee), at its expense, as promptly thereafter as practicable, and in any event within 90 days, either (i) causes such replacement Part to become the property of Lessor free and clear of all Liens other than Permitted Liens or (ii) replaces such replacement Part with a further replacement Part owned by Lessee (or any Sublessee) which shall become the property of Lessor, free and clear of all Liens other than Permitted Liens.

          (c) Alterations, Modifications and Additions. Lessee, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to be made during the Term so as to comply with any law, rule, regulation or order of any regulatory agency or body of any jurisdiction in which the Aircraft may then be registered; provided, however, that, after Lessee shall have provided Lessor and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee, with a certificate of its President, any Vice President, the Treasurer or any Assistant Treasurer stating all relevant facts pertaining thereto, Lessee or any Sublessee may, in good faith, and by appropriate proceedings contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not jeopardize the right, title and interest of the Lessor or the Owner Participant in and to the Airframe and/or the Engines, or otherwise materially adversely affect Lessor, the Owner Participant or the Indenture Trustee but only so long as such proceedings do not

                                                [Lease Agreement (1995 777 B)]


involve any risk of criminal liability or any unindemnified material risk of civil liability to Lessor or the Owner Participant for which the Lessee is not then willing to indemnify Lessor or the Owner Participant in a manner reasonably satisfactory to such Person. In addition, Lessee (or any Sublessee), at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Sublessee) may deem desirable in the proper conduct of its business, including removal of Parts which Lessee (or any Sublessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of the Airframe or such Engine, or decreases the value or the utility (or, in regard to the Airframe, remaining useful life) of the Airframe or such Engine below the value or utility (or, in regard to the Airframe, remaining useful life) thereof immediately prior to such alteration, modification, removal or addition assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease. In addition, the value (but not the utility, condition, airworthiness or, in the case of the Airframe, remaining economic useful life) of the Airframe or any Engine may be reduced by the value, if any, of Obsolete Parts which shall have been removed so long as the aggregate original cost of all Obsolete Parts which shall have been removed and not replaced shall not exceed $900,000. All Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which Lessee has leased from others and which may be removed by Lessee pursuant to the next sentence) (the "Additional Parts") shall, without further act, become the property of, and title to such Parts shall vest in, Lessor. Notwithstanding the foregoing sentence, Lessee (or any Sublessee), subject to Lessor's rights under Section 5(f) hereof, may, at its own expense, at any time during the Term, so long as no Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) or an Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any
Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without impairing the condition or airworthiness or diminishing the value or utility (or, in

                                                [Lease Agreement (1995 777 B)]


regard to the Airframe, remaining useful life) of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be deemed the property of Lessor or part of the Airframe or Engine from which it was removed. Any Additional Part not removed as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.


          SECTION 9.  Early Termination.

          (a) [Intentionally reserved for potential future use].

          (b) Termination for Obsolescence/Surplus. So long as no Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) Default or any Event of Default shall have occurred and be continuing, Lessee shall have the right to terminate this Lease on the third Business Day prior to any Lease Period Date occurring on or after the Restricted Period if Lessee shall have made a good faith determination, which shall be evidenced by a certificate of any financial officer of Lessee, who is the Treasurer or more senior officer, that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee.

          Lessee shall give to Lessor and Indenture Trustee at least one hundred and eighty (180) days revocable (except as provided below) advance written notice of Lessee's intention to so terminate this Lease (any such notice, a "Termination Notice") specifying (i) the date on which Lessee intends to terminate this Lease in accordance with this Section 9(b) (such specified date, a "Termination Date") and (ii) that Lessee has determined that the Aircraft is surplus to its requirements or economically obsolete to Lessee. Lessee shall exercise this option by arranging for the sale of the Aircraft pursuant to
Section 9(c), provided, however, that Lessee may not withdraw its notice if Lessor has elected to retain the Aircraft pursuant to Section 9(c) or if the highest bid obtained by Lessee pursuant to Section 9(c) is greater than the then applicable Termination Value; provided, further, that if no sale of the Aircraft shall have occurred on or prior to the Termination Date and if Lessor shall not have elected to retain the Aircraft, Lessee's Termination Notice shall be deemed withdrawn. The Termination Notice shall become irrevocable twenty-five (25) days prior to the Termination Date.

          (c) Sale of the Aircraft. In the event that Lessee shall have proposed to terminate this Lease under Section 9(b), then during the period commencing with the date of the

                                                [Lease Agreement (1995 777 B)]


Termination Notice until the proposed Termination Date Lessee, as non-exclusive agent for Lessor and at no expense to Lessor, shall use reasonable efforts to obtain bids in Dollars for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five Business Days after receipt thereof and at least ten Business Days prior to the proposed Termination Date, advise Lessor in writing of the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any person contacted by the Owner Participant) submitting such bid. After Lessee shall have advised Lessor of all bids received, the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than five Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date). Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft under the Trust Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered to the highest bidder as determined below, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and Lessee shall duly transfer to Lessor title to any engine installed on the Airframe and not owned by Lessor, all in accordance with the terms of Section 5 (but subject to the provisions of Section 5(e) hereof), (2) Lessor shall comply with the terms of the Trust Indenture and shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), subject to prior or concurrent payment by Lessee of all amounts due under clause
(3) of this sentence, sell the Aircraft for cash in Dollars to the entity, if any, which shall have submitted the highest bona fide bid (evaluated on a net cash basis) therefor, the total selling price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in the manner provided in Section 3(e), (A) if the proceeds of the sale of the Aircraft so sold, net of reasonable out-of-pocket costs and expenses incurred by Lessor and the Owner Participant in connection therewith, including, without limitation, applicable sales or transfer taxes and legal fees, are less than the Termination Value for the Aircraft computed as of the Redemption Date, the difference in Dollars, (B) all unpaid Basic Rent due on or prior to the applicable Redemption Date (other than Basic Rent payable in advance on the Redemption Date, if

                                                [Lease Agreement (1995 777 B)]


any) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Redemption Date, and (C) Premium, if any, due on the Loan Certificates and upon receiving all such payments referred to in clauses (2) and
(3) above Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not already revoked the Termination Notice, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least ten Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid Original Amount of the Loan Certificates outstanding on the applicable Redemption Date together with all other amounts due on such Redemption Date thereunder less amounts to be paid by Lessee as a result of the payment thereof as set forth in the second following sentence. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (subject to the payment by Lessee of all Rent due on or prior to the Redemption Date as set forth below) pay in full the unpaid Original Amount of the Loan Certificates outstanding on the Redemption Date, plus interest accrued to, or to accrue thereon to but excluding the applicable Redemption Date, together with all other amounts due thereunder less any amounts to be paid by Lessee as a result of the payment thereof and, provided that the Loan Certificates are paid as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with Section 5 and shall pay all Basic Rent due on or prior to the Redemption Date (other than Basic Rent payable in advance on the Redemption Date, if any) and all unpaid Supplemental Rent due on or prior to such Redemption Date, and Premium, if any, on the Loan Certificates. If no sale shall have occurred on the Termination Date for any reason (including, without limitation, by reason of Lessee's revocation of its Termination Notice) or Lessor has not, after making its election referred to above, made the payment contemplated by the preceding sentence and thereby caused this Lease to terminate, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall be entitled to keep any deposits or other advances received from the proposed purchaser(s) of the Aircraft (without in any way limiting any other rights or remedies against such proposed purchaser(s) available to Lessor or Lessee), Lessee

                                                [Lease Agreement (1995 777 B)]


shall pay the reasonable out-of-pocket costs and expenses, including legal fees, incurred by the Owner Participant, Indenture Trustee and Lessor (unless such failure to terminate this Lease is a consequence of the failure of Lessor or the Owner Participant without due cause to make, or cause to be made, the payment referred to in the immediately preceding sentence), if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices, provided no more than three such notices may be given during the Term and only one such notice may be given during any 365 day period (not counting, in either case, any Termination Notice for a Termination Date on which this Lease does not terminate as a consequence of the failure of Lessor or the Owner Participant without due cause to make or cause to be made the payment referred to in the immediately preceding sentence). In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue. Upon payment of all amounts that may then be due hereunder, this Lease shall terminate. Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein.

          (d) Termination as to Engines. Upon compliance with the terms of the Tax Indemnity Agreement, Lessee shall have the right at its option at any time during the Term, on at least 30 days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine (provided that Lessee shall have no right to pay Stipulated Loss Value with respect to such Engine), and Lessor shall transfer title to the replaced Engine as provided in Section 5(b). No termination of this Lease with respect to any Engine as contemplated by this Section 9(d) shall result in any reduction of Basic Rent.


          SECTION 10. Loss, Destruction, Requisition, etc. (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall (1) forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice of such Event of Loss and
(2) within 60 days after such occurrence,

                                                [Lease Agreement (1995 777 B)]


give Lessor written notice of its election to perform one of the following options (it being understood that the failure to give such notice shall be deemed to be an election of the option set forth in clause (i) below):

               (i) Not later than the earlier of (x) the Business Day next succeeding the 100th day following the occurrence of such Event of Loss or
     (y) the third Business Day following receipt by the loss payee of the insurance proceeds in respect to such Event of Loss (but not earlier than the first Business Day next succeeding the 65th day following the occurrence of such Event of Loss) (the applicable day being the "Loss Payment Date"), Lessee shall, to the extent not paid to Lessor or Indenture Trustee, as the case may be, as insurance proceeds, pay or cause to be paid to Lessor as specified in Section 3(e) hereof, (A) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus
     (B) if such Stipulated Loss Value Date is a Lease Period Date, Basic Rent due on such Lease Period Date (excluding Basic Rent payable in advance on such Lease Period Date), plus (C) unpaid Supplemental Rent with respect to the Aircraft due on or prior to the date of payment, plus (D) interest on such Stipulated Loss Value at the Debt Rate from and including such Stipulated Loss Value Date to, but not including, the date of any advance payment in respect of Stipulated Loss Value as provided below, and thereafter on the unpaid balance of such Stipulated Loss Value from and including the date of such advance payment to, but excluding, the date such Stipulated Loss Value is paid in full; provided, however, that if a Lease Period Date shall occur after the Stipulated Loss Value Date with respect to which Stipulated Loss Value is determined but prior to the date of such payment of the sum of the amounts specified in clauses (A), (B), (C) and
     (D) above or if Basic Rent is payable in advance on the Stipulated Loss Value Date, Lessee shall pay on such Lease Period Date an amount equal to the Basic Rent that would have been due on such Lease Period Date if such Event of Loss had not occurred, which amount shall be credited as an advance against the amounts payable pursuant to clauses (A), (B), (C) and
     (D) above, or

              (ii) Not later than the Business Day next succeeding the 100th day following the occurrence of such Event of Loss, Lessee shall, provided that no Section 14(a), (b), (f) or (g) Default or any Event of Default shall have occurred and be continuing, substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be in accordance with the terms hereof, provided that if

                                                [Lease Agreement (1995 777 B)]


     Lessee shall have elected to make a substitution under this clause (ii) and shall fail for any reason to make such substitution in accordance with the terms hereof, Lessee shall make the payments required by clause (i) above as and when due thereunder.

          At such time as Lessor shall have received the sum of the amounts specified in clauses (A), (B), (C) and (D) of subparagraph (i) above, together with all other amounts that then may be due hereunder (including, without limitation, all Basic Rent due on or before the date of such payment (other than Basic Rent payable in advance, if any, on such date)), under the Participation Agreement and under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the installments of Basic Rent, Supplemental Rent, Stipulated Loss Value, Termination Value or any other amount shall cease to accrue, (2) this Lease shall terminate, (3) Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all Lessor's right, title and interest in and to the Airframe and the Engines "as-is, where-is" and furnish to or at the direction of Lessee, at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, and (4) Lessee will be subrogated to all claims of Lessor if any against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at its own cost and expense in accordance with Section 11(e) hereof), but only to the extent the same relate to physical damage to or loss of the Airframe and any Engines which were subject to such Event of Loss.

          In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) Lessee shall (A) convey or cause to be conveyed to Lessor an aircraft (or an airframe or an airframe and an engine which, together with the Engines or Engine constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss, constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having at least the fair market value, utility and remaining useful life and being in as good an operating condition as, the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease; provided that any aircraft or airframe so substituted hereunder shall be of the same make and model or improved model as those initially leased hereunder and any engine substituted hereunder shall be an Acceptable Alternate Engine and (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will (1) furnish

                                                [Lease Agreement (1995 777 B)]


Lessor with a full warranty bill of sale and a FAA bill of sale, in form and substance reasonably satisfactory to the Owner Participant, evidencing such transfer of title, (2) cause a Lease Supplement and a Trust Supplement to be duly executed by Lessee and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, and cause a financing statement or statements or other requisite documents of a similar nature (including precautionary filings) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Trust Indenture (and, with regard to precautionary filings, this Lease), (3) furnish the Owner Participant with such evidence of Lessor's title to such replacement aircraft and of compliance with the insurance provisions of Section 11 with respect to such substituted property as Lessor, in its individual capacity, and the Owner Participant may reasonably request, (4) provide Owner Participant an opinion of outside tax counsel, which opinion and counsel shall be satisfactory to Owner Participant, to the effect that such substitution will not result in any adverse tax consequences (including under Section 861 of the Code as then in effect) to Lessor and/or the Owner Participant (it being understood that if such opinion cannot be given Lessee may indemnify Owner Participant for such adverse tax consequences in lieu of such opinion in a manner satisfactory in form and substance to the Owner Participant), (5) provide Lessor, Owner Participant and the Indenture Trustee an opinion of counsel, which counsel and opinion shall be reasonably acceptable to Lessor, in its individual capacity, and the Owner Participant, to the effect that Lessor and the Indenture Trustee (as assignee of all right, title and interest of Lessor under the Lease) shall be entitled to the benefits and protections of Section 1110 of the Bankruptcy Code with respect to the aircraft substituted hereunder, (6) provide an opinion of counsel to Lessor and the Indenture Trustee, which opinion and counsel shall be reasonably acceptable to the Lessor, in its individual capacity, and the Owner Participant, to the effect that title to such replacement aircraft has been duly conveyed to Lessor free and clear of all Liens except Permitted Liens and that such replacement aircraft is duly subjected to the Lien of the Trust Indenture and
(7) provide Lessor, Owner Participant and Indenture Trustee all the documentation required (or, following the termination of the Trust Indenture, all the documentation that prior to such termination would have been required) to be provided by it pursuant to Section 5.01(b) of the Trust Indenture, and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's

                                                [Lease Agreement (1995 777 B)]


right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, "as-is, where-is" with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee, at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer. Lessee will be subrogated to all claims of Lessor, if any, against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at their own cost and expense in accordance with Section 11(e) hereof) but only to the extent the same relate to physical damage to or loss of the Airframe and any Engine which were subject to such Event of Loss. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft," "Airframe" and "Engine," as the case may be, as defined herein. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to Section 10(a)(ii) hereof shall result in any reduction in Basic Rent.

          (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice thereof and shall, within forty-five (45) days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to an Acceptable Alternate Engine free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to Lessor become subject to any and all Permitted Liens) and having a value and utility at least equal to, and being in as good an operating condition as and having been maintained in the same manner as, the Engine subject to such Event of Loss (assuming that such Engine had been maintained in accordance with this Lease); provided, however, upon written notice to Lessee given within 20 days after Lessor has received notice of such Event of Loss, the Lessor may require Lessee to pay with respect to the Engine subject to such Event of Loss within 45 days after the occurrence of such Event of Loss (provided that in no event shall such payment be required to be made prior to the Commencement Date) an amount equal to (A) Engine Cost multiplied by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus (B) interest on the amount determined pursuant to clause (A) above at the Debt Rate from and including such Stipulated Loss Value Date to, but excluding, the date such amount is paid in full; and provided, further, if Lessee pays

                                                [Lease Agreement (1995 777 B)]


such Stipulated Loss Value and interest, then, subject to Section 5(e), Lessee shall only be obligated to return the Aircraft to Lessor with any Engine attached thereto with respect to which Lessee has not paid Stipulated Loss Value pursuant to this Section 10(b) at any time that Lessee is required to return the Aircraft to Lessor pursuant to the terms hereof; provided further, however, that, in lieu of paying such Stipulated Loss Value and interest, Lessee may replace the Engine in accordance with this Section 10(b) if Lessee provides to the Owner Participant either: (x) an opinion of outside tax counsel, which opinion and counsel shall be satisfactory to the Owner Participant, to the effect that such substitution will not result in any adverse tax consequences to the Owner Participant, or (y) an indemnity, satisfactory in form and substance to the Owner Participant, for any adverse tax consequences resulting from such substitution. Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such replacement engine, (ii) cause a Lease Supplement and Trust Supplement to be duly executed by Lessee and to be filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, and cause a financing statement or statements or other requisite documents of a similar nature (including precautionary filings) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Trust Indenture (and, with regard to precautionary filings, this Lease), (iii) furnish Lessor with such evidence of Lessor's title to such Acceptable Alternate Engine and of compliance with the insurance provisions of
Section 11 hereof with respect to such replacement engine as Lessor, in its individual capacity, or the Owner Participant may reasonably request, (iv) provide Lessor and the Indenture Trustee an opinion of Lessee's counsel which counsel and opinion shall be reasonably satisfactory to Lessor, in its individual capacity, or the Owner Participant to the effect that title to such Acceptable Alternate Engine has been duly conveyed to Lessor free and clear of all Liens except Permitted Liens and that such Acceptable Alternate Engine is duly subjected to the Lien of the Trust Indenture, and (v) provide Lessor, Owner Participant and Indenture Trustee all the documentation required (or, following the termination of the Trust Indenture, all the documentation that prior to such termination would have been required) to be provided by it pursuant to Section 5.01(b) of the Trust Indenture, and Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee without recourse or warranty (except as to absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) all

                                                [Lease Agreement (1995 777 B)]


of Lessor's right, title and interest, if any, in and to (1) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee, and at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (2) all claims, if any, against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at their own cost and expense in accordance with Section 11(e) hereof), for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be an Engine leased hereunder. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine." Except to the extent Lessor's Cost is reduced pursuant to the definition thereof, no Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

          (c) Application of Payments from Governmental Authorities for Requisition of Title, etc. Any payments (other than insurance proceeds the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss, other than a requisition for use by the United States Government or other government of registry of the Aircraft or any instrumentality or agency of any thereof not constituting an Event of Loss, will be applied as follows:

               (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) unless the same are replaced pursuant to the last paragraph of Section 10(a), after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to Section 10(a), shall be applied in reduction of Lessee's obligation to pay Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Stipulated Loss Value and such other amounts, and following the foregoing application, the balance, if any, of such payments shall be distributed between Lessee and Lessor as their respective interests may appear; or (B) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to or retained by, Lessee; provided, that Lessee shall have fully performed or, concurrently therewith, will fully perform the

                                                [Lease Agreement (1995 777 B)]


     terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

              (ii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) hereof, (A) unless the same is replaced pursuant to the terms of Section 10(b), after reimbursement of Lessor (as provided for in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, so much of such payments remaining as shall not exceed the amounts payable under Section 10(b) hereof by Lessee, shall be applied in reduction of Lessee's obligation to pay the same, if not already paid by Lessee, or if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts and following the foregoing application, the balance, if any, shall be paid to Lessee; or (B) if such property is replaced pursuant to
     Section 10(b), such payments shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith will perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

          (d) Requisition for Use of the Aircraft by the United States Government or Government of Registry of the Aircraft. In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's obligations under this Lease Agreement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred (unless deemed prior to the end of the Term an Event of Loss in which case the foregoing provisions of this Section 10 shall be applicable). If Lessee shall fail to return the Aircraft (i) on or before the end of the Term, in the case of a requisition by the United States government or any agency or instrumentality thereof or (ii) within the earlier of the end of the Term or two years after such requisition in the case of a requisition for use by the government of registry of the Aircraft or any agency or instrumentality thereof (other than the United States government or any agency or instrumentality thereof), such failure shall constitute an Event of Loss which shall be deemed to have occurred in the case of clause (i) on the last day of the Term, and in the case of clause
(ii), on the earlier of the last day of the Term or the expiration of such two-year period, provided, however, that Lessor may notify Lessee in writing on or before the twentieth day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or

                                                [Lease Agreement (1995 777 B)]


engines on or before the end of the Term, such failure shall not be deemed an Event of Loss. Upon the giving of such notice and such failure to return by the end of the Term, Lessee shall be relieved of all of its obligations pursuant to the provisions of Section 5 (but not under any other Section), except that if any engine not owned by Lessor shall then be installed on the Airframe, Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Lessor, in its individual capacity, and the Owner Participant (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), against receipt from Lessor, at Lessee's expense, of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Sublessee); and all payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder, or there is a deemed Event of Loss hereunder, in which case such payments shall be made to Lessee.

          (e) Requisition for Use of an Engine by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of an Engine during the Term by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (d)) which shall have continued for more than 180 days or, if earlier, until the end of the Term, Lessee shall replace (or cause any Sublessee to replace) such Engine hereunder and Lessor and Lessee (or Sublessee as the case may be) shall comply with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon compliance with Section 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by Lessee.

                                                [Lease Agreement (1995 777 B)]

          (f) Application of Payments During Existence of Events of Default.
Any amount referred to in this Section 10 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or such Sublessee) under this Lease and applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          SECTION 11. Insurance. (a) Public Liability and Property Damage Insurance. (1) Except as provided in clause (2) of this Section 11(a), and subject to self-insurance to the extent permitted by Section 11(d) hereof, Lessee will carry or cause to be carried with respect to the Aircraft at its or any Sublessee's expense (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury, and property damage liability) insurance (exclusive of manufacturer's product liability insurance) and (ii) cargo liability insurance, (A) in an amount not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased, and operated by Lessee of the same type as the Aircraft and (y) $450,000,000 per occurrence, (B) of the type and covering the same risks as from time to time are applicable to aircraft owned or leased, and operated by Lessee of the same type as the Aircraft, and (C) which is maintained in effect with insurers of recognized reputation and responsibility; provided, however, that Lessee need not maintain cargo liability insurance, or may maintain such insurance in an amount less than $450,000,000 per occurrence, as long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is the same as the cargo liability insurance, if any, maintained for other Boeing Model 777-222 aircraft owned or leased, and operated by Lessee.

          (2) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by
Section 11(d) hereof, insurance by insurers of recognized reputation and responsibility otherwise conforming with the provisions of clause (1) except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance from time to time applicable to property owned or leased by Lessee of the same type as such non-

                                                [Lease Agreement (1995 777 B)]


operating property and which is on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to property owned or leased by Lessee of the same type as such non-operating property and which is on the ground and not in operation.

          (b) Insurance Against Loss or Damage to the Aircraft. (1) Except as provided in clause (2) of this Section 11(b), and subject to the provisions of
Section 11(d) hereof permitting self-insurance, Lessee shall maintain or cause to be maintained in effect, at its or any Sublessee's expense, with insurers of recognized reputation and responsibility, all-risk aircraft hull insurance covering the Aircraft and fire and extended coverage and all-risk aircraft hull insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, aircraft war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, if and to the extent the same is maintained by Lessee (or any Sublessee) with respect to other aircraft owned or leased, and operated by Lessee (or such Sublessee) on the same routes); provided, that such insurance shall at all times while the Aircraft is subject to this Lease be for an amount (taking into account self-insurance to the extent permitted by Section 11(d) hereof) not less than the Stipulated Loss Value for the Aircraft; and provided further, that subject to compliance with
Section 11(d) hereof, such all-risk property damage insurance covering Engines and Parts while temporarily removed from the Airframe or an airframe of (in the case of Parts) an Engine need be obtained only to the extent available at reasonable cost (as reasonably determined by Lessee). In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe in circumstances which do not constitute an Event of Loss with respect to the Airframe, Lessor shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Lessee or any other third party that is entitled to receive such proceeds.

          Except during a period when a Section 14(a), (b), (f) or (g) Default or an Event of Default has occurred and is continuing, all losses will be adjusted by Lessee with the insurers giving due regard to Lessor's interest. As between Lessor and Lessee, it is agreed that all proceeds of insurance maintained in compliance with the preceding paragraph and received as the result of the occurrence of an Event of Loss will be applied as follows:

          (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed

                                                [Lease Agreement (1995 777 B)]


     thereon), (i) unless such property is replaced pursuant to the last paragraph of Section 10(a) hereof, so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to
     Section 10(a) hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and the other amounts payable under
     Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee); or (ii) if such property is replaced pursuant to the last paragraph of Section 10(a) hereof, such payments shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) hereof with respect to the Event of Loss for which such payments are made; and

               (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor and the Owner Participant for reasonable costs and expenses shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 10(b) hereof with respect to the Event of Loss for which such payments are made.

          (2) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by Section 11(d) hereof, insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased by Lessee of the same type as the Aircraft similarly on the ground and not in operation, provided that, subject to the self-insurance to the extent permitted by Section 11(d) hereof, Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Stipulated Loss Value of the

                                                [Lease Agreement (1995 777 B)]


Aircraft during such period that the Aircraft is on the ground and not in operation.

          (c) Reports, etc. Lessee will furnish, or cause to be furnished, to Lessor, the Indenture Trustee, the Owner Participant and, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee, on or before the Delivery Date, and each annual anniversary of the Delivery Date during the Term, a report, signed by Rollins Hudig Hall of Illinois, Inc. or any other independent firm of insurance brokers reasonably acceptable to Lessor which brokers may be in the regular employ of Lessee (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that (a) such insurance complies with the terms hereof and (b) that such insurance together with any self-insurance permitted hereby provides coverage that are in substantially similar forms, are of such types and have limits within the range of limits as are customarily carried by U.S. carriers; provided, however, that the opinion set forth in clause (b) shall not be required if the Insurance Broker then generally does not provide such an opinion or will provide such an opinion for material additional cost; and provided further that all information contained in the foregoing report shall not be made available by Lessor, the Indenture Trustee, the Pass Through Trustees or the Owner Participant to anyone except (A) to prospective and permitted transferees of Lessor's, the Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's interest or their respective counsel, independent certified public accountants, independent insurance brokers or other agents, who agree to hold such information confidential, (B) to Lessor's, Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, or (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Lease by Lessor or the Indenture Trustee; provided, however, that any and all disclosures permitted by clauses (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Lessee will cause such Insurance Broker to agree to advise Lessor, the Indenture Trustee, the Owner Participant and, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee in writing of any act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft

                                                [Lease Agreement (1995 777 B)]



and to advise such Persons in writing at least 30 days (7 days in the case of war risk and allied perils coverage) prior to the cancellation or material adverse change of any insurance maintained pursuant to this Section 11, provided that if the notice period specified above is not reasonably obtainable, the Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Lessee will also cause such Insurance Broker to deliver to Lessor, the Indenture Trustee, the Owner Participant and, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Delivery Date except for the changes in the report or the coverage consistent with the terms hereof. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor, the Indenture Trustee or, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, the Indenture Trustee or such Pass Through Trustee, as Supplemental Rent, for the cost thereof to Lessor, such Pass Through Trustee or the Indenture Trustee, as the case may be; provided, however, that no exercise by Lessor, a Pass Through Trustee or the Indenture Trustee, as the case may be, of said option shall affect the provisions of this Lease, including the provisions that failure by Lessee to maintain the prescribed insurance shall constitute an Event of Default.

          (d) Self-Insurance. Lessee may self-insure the risks required to be insured against pursuant to this Section 11 under a program applicable to all aircraft (whether owned or leased) in Lessee's fleet, but in no case shall the aggregate amount of such self-insurance in regard to Sections 11(a) and 11(b) hereof exceed for any calendar year, with respect to all of the aircraft (whether owned or leased) in Lessee's fleet (including, without limitation, the Aircraft) the lesser of (A) 50% of the highest replacement value of any single aircraft in Lessee's fleet or (B) 1-1/2% of the average aggregate insurable value (during the preceding calendar year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance. In addition to the foregoing right to self-insure, Lessee (and any Sublessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurer.

                                                [Lease Agreement (1995 777 B)]

          (e) Additional Insurance by Lessor and Lessee. Lessee (and any Sublessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this
Section 11. The Owner Participant or Lessor may carry for its own account at its sole cost and expense insurance with respect to its interest in the Aircraft, provided that such insurance does not prevent Lessee (or any Sublessee) from carrying the insurance required or permitted by this Section 11 or adversely affect such insurance or materially increase the cost thereof.

          (f) Indemnification by Government in Lieu of Insurance. Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof, the obligations of which are supported by the full faith and credit of the federal government of the United States, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee (or any Sublessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11 (taking into account self-insurance permitted by Section 11(d) hereof).

          (g) Application of Payments During Existence of Default. Any amount referred to in this Section 11 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, if such a Default or an Event of Default shall have occurred and be continuing, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          (h) Terms of Insurance Policies. Any policies carried in accordance with Sections 11(a) and 11(b) hereof covering the Aircraft, and any policies taken out in substitution or replacement for any such policies, (A) shall name the Additional Insureds as additional insureds, or, if appropriate, loss payees, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (B) may provide for self-insurance to the extent permitted in Section 11(d) hereof, (C) shall provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for non-payment of premium or if any

                                                [Lease Agreement (1995 777 B)]

material change is made in the insurance which adversely affects the interest of any Additional Insured, such lapse, cancellation or change shall not be effective as to any Additional Insured for thirty days (ten days in the case of lapse for nonpayment of premium and seven days in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice by such insurers of such lapse, cancellation or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (D) shall provide that in respect of the respective interests of each Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or any Sublessee) or any other Person and shall insure the respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or any Sublessee) or by any other Person, (E) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (F) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (G) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, and (H) shall provide that
(i) in the event of a loss involving the Aircraft, Airframe, or an Engine for which proceeds are in excess of $5,000,000 ($2,500,000 if the Aircraft is under sublease), the proceeds in respect of such loss up to the amount of Stipulated Loss Value for the Aircraft shall be payable to Lessor (or, so long as the Trust Indenture shall be in effect, the Indenture Trustee), it being understood and agreed that in the case of any payment to Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, Lessor (or the Indenture Trustee) shall, upon receipt of evidence reasonably satisfactory to it that the damages giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income earned thereon in accordance with Section 22 hereof, to Lessee or its order, and (ii) the entire amount of any such loss for which proceeds are $5,000,000 ($2,500,000 if the Aircraft is under sublease) or less or the amount of any proceeds of any such loss in excess of Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless a Default or an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Indenture Trustee.

          SECTION 12. Inspection. At reasonable times, and upon at least 10 days (or one day if a Section 14(a), 14(b), 14(d)

                                                [Lease Agreement (1995 777 B)]

(solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), 14(f) or 14(g) Default or any Event of Default shall have occurred and be continuing) prior written notice, the Owner Participant or the Indenture Trustee, or their respective authorized representatives, may inspect the Aircraft (provided, however, that such inspections by the Owner Participant and its authorized representatives or the Indenture Trustee and its authorized representative shall, in regard to each of the Owner Participant and the Indenture Trustee, be limited to one inspection of the Aircraft during any consecutive twelve-month period except during the continuance of a Default or an Event of Default when such inspection right shall not be so limited) and inspect and make copies of the books and records of Lessee and any Sublessee required to be maintained by the FAA or the regulatory agency or body of another jurisdiction in which the Aircraft is then registered relating to the maintenance of the Aircraft (at the Owner Participant's or the Indenture Trustee's risk and expense (unless a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default shall have occurred and be continuing in which case such inspection shall be at Lessee's expense), as the case may be) and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to Lessor and the Pass Through Trustees and to prospective and permitted transferees of Lessor's, the Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's interest (and such prospective and permitted transferee's counsel, independent insurance advisors or other agents) who agree to hold such information confidential, (B) to Lessor's, the Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's counsel, independent insurance advisors or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Lease by Lessor or the Indenture Trustee; provided, however, that any and all disclosures permitted by clauses
(C) and (D) above shall be made only to the extent necessary to meet the specific requirements or needs of Persons for whom such disclosures are hereby permitted. Any such inspection of the Aircraft shall be subject to Lessee's safety and security rules applicable at the location of the Aircraft, shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without the express consent of Lessee (except in connection with a heavy maintenance visit when a panel, bay or the like is scheduled or required to be open), which consent Lessee may in its sole discretion withhold; provided that no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee (or any Sublessee).

                                                [Lease Agreement (1995 777 B)]

Upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe the last scheduled heavy maintenance visit to be performed on the Aircraft (or substantially equivalent successor type of maintenance work) during the Term, Lessee shall cooperate with the Owner Participant to enable the Owner Participant's representative to observe such last scheduled heavy maintenance visit to be performed on the Aircraft during the Term, including reasonable advance notification to the Owner Participant of the time and place of such scheduled heavy maintenance visit; provided that the Owner Participant's authorized representative shall merely observe such scheduled heavy maintenance visit, shall not interfere with or extend in any manner the normal conduct or duration of the scheduled heavy maintenance visit, and shall not be entitled to direct any of the work performed in connection with such scheduled heavy maintenance visit. Neither the Owner Participant nor the Indenture Trustee shall have any duty to make any such inspection nor shall any of them incur any liability or obligations by reason of not making any such inspection.

          SECTION 13. Assignment. Except as otherwise provided in the Operative Documents, Lessee will not, without the prior written consent of Lessor, assign any of its rights hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as provided in the Operative Documents. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

          SECTION 14. Events of Default. Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

          (a) Lessee shall not have made a payment of Basic Rent, Stipulated Loss Value, Termination Value, EBO Price, Special Termination Value or Premium within ten (10) days after the same shall have become due; or

          (b) Lessee shall have failed to make a payment of Supplemental Rent (other than Supplemental Rent referred to in paragraph (a) of this Section 14) after the same shall have become due and such failure shall continue for fifteen
(15) days after Lessee's receipt of written demand therefor by the party

                                                [Lease Agreement (1995 777 B)]

entitled thereto (provided that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or the Owner Participant when due any Excluded Payments shall not constitute an Event of Default unless written notice is given by the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute an Event of Default); or

          (c) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section 11 hereof; or

          (d) Lessee shall have failed to perform or observe (or caused to be performed and observed) any other covenant or agreement to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty days after written notice thereof by Lessor or the Indenture Trustee; provided, however, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty day period but is curable with future due diligence, there shall exist no Event of Default under this Section 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure is in fact cured within 180 days); or

          (e) any representation or warranty made by Lessee herein or in the Participation Agreement or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in Section 4 of the Tax Indemnity Agreement) shall prove to have been incorrect in any material respect at the time made and shall remain material at the time in question; provided, however, such incorrectness shall constitute a default hereunder only if such incorrectness shall continue uncured for a period of thirty (30) days after the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness; or

          (f) the commencement of an involuntary case or other proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding

                                                [Lease Agreement (1995 777 B)]

undismissed or unstayed for a period of ninety (90) consecutive days or an order for relief under Chapter 11 of the Bankruptcy Code with respect to Lessee as debtor or any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or for all or substantially all of its property, or sequestering of all or substantially all of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

          (g) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee of any assignment for the benefit of creditors or Lessee shall take any corporate action to authorize any of the foregoing; or

          (h) Lessee shall not be a Certificated Air Carrier;

provided, however, that, notwithstanding anything to the contrary contained in this Section 14, any failure of Lessee to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as Lessee is continuing to comply with all of the terms of Section 10 hereof.

          SECTION 15. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as any such Event of Default shall not have been remedied, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default; and at any time thereafter, so long as such Event of Default shall be continuing, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) hereof and in the possession of the United States Government or an instrumentality or agency thereof, Lessor shall not, on account of any Event of

                                                [Lease Agreement (1995 777 B)]

Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Sublessee's control under any Sublease) of any Airframe or any Engines, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command program of the United States Government) prior written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Sublessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with Lessee (or any Sublessee) relating to the Aircraft:

               (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise, (and, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

               (b) sell the Aircraft, the Airframe or any Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 15;

               (c) Lessor may hold, keep idle or lease to others the Aircraft, the Airframe or any Engine or any Part thereof, as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect thereto, except that Lessee's obligation to pay Basic Rent with respect to the Aircraft on Lease Period Dates subsequent to the date upon which Lessee shall have been deprived of use of the Aircraft pursuant to this Section 15 shall be reduced by the net proceeds, if any, received by Lessor from leasing the Aircraft, the Airframe or any Engine to any Person other than Lessee;

                                                [Lease Agreement (1995 777 B)]

               (d) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a), (b) or (c) above with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date which shall be the Lease Period Date not earlier than ten days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing on or after the Commencement Date or the Lease Period Date, as the case may be, specified as the payment date in such notice), any unpaid Basic Rent due on Lease Period Dates on or prior to the payment date so specified plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (with interest thereon at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice over the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of such Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Past Due Rate; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for such Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the fair market sales value of such Aircraft (computed as hereafter in this Section provided) as of the Lease Period Date specified as the payment date in such notice;

               (e) in the event Lessor pursuant to paragraph (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under paragraph (d) above with respect to such Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Basic Rent with respect to the Aircraft due on or prior to such date plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of such Aircraft, computed as of the Stipulated Loss Value date on or immediately following the date of such sale, together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

                                                [Lease Agreement (1995 777 B)]

          (f) Lessor may rescind or terminate this Lease Agreement, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

          For the purposes of paragraph (c) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession, as the case may be, in each case based upon the actual condition and location of the Aircraft, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall promptly notify Lessee of such nomination. Any appraisal obtained pursuant to this Section 15 shall take into account then prevailing market conditions for aircraft of the same type as the Aircraft. The cost of such appraisal or appointment shall be borne by Lessee.

          In addition, Lessee shall be liable, except as otherwise provided above, without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, for the payment of Premium, if any, and for all reasonable and actual legal fees and other costs and expenses incurred by Lessor, the Indenture Trustee, the Certificate Holders and the Owner Participant in connection with any default or the exercise of remedies hereunder including the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

          At any sale of the Aircraft or any part thereof pursuant to this
Section 15, Lessor, the Indenture Trustee, a Certificate Holder or the Owner Participant may bid for and purchase such property. Lessor agrees to give Lessee at least 10 days' written notice of the date fixed for any public sale of any Airframe or Engine or of the date on or after which will occur the execution of any contract providing for any private sale. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or

                                                [Lease Agreement (1995 777 B)]

later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. To the extent permitted by applicable law, Lessee hereby waives any right now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease, or otherwise use the Aircraft or Parts thereof in mitigation of Lessor's damages as set forth in this Section 15 or which may otherwise limit or modify any of Lessor's rights and remedies in this Section 15.

          SECTION 16. Lessee's Cooperation Concerning Certain Matters. (a) Forthwith upon the execution and delivery of each Lease Supplement and Trust Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease or to the Trust Agreement or Trust Indenture, Lessee at its expense will cause such Lease Supplement, Trust Supplement (and, in the case of the initial Lease Supplement and Trust Supplement, this Lease, the Trust Agreement and the Trust Indenture as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee at its expense will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and the Indenture Trustee hereunder, including, without limitation, if requested by Lessor, at the expense of Lessee, the execution and delivery of supplements or amendments hereto, each in recordable form, subjecting to this Lease and the Trust Indenture, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor may from time to time reasonably request.

          (b) Lessee will furnish to Lessor, the Indenture Trustee, the Owner Participant and, so long as the Pass Through Trustees are the Certificate Holders, the Pass Through Trustees:

               (i) Quarterly Statements - As soon as practicable after the end of the first, second, and third quarterly fiscal periods in each fiscal year of Lessee, and in any event within 60 days thereafter, duplicate copies of:

                    (1) a consolidated balance sheet of Lessee as at the end of such quarter setting forth in

                                                [Lease Agreement (1995 777 B)]

          comparative form the amount for the end of the corresponding period of the preceding fiscal year,

                    (2) consolidated statements of income and retained earnings of Lessee for such quarterly period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and

                    (3) consolidated statements of cash flow of Lessee for the portion of the fiscal year ending with said quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year;

              (ii) Annual Statements - As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, duplicate copies of:

                    (1) a consolidated balance sheet of Lessee as at the end of such year, and

                    (2) consolidated statements of income and retained earnings and of cash flow of Lessee for such year,

     prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by an auditor's report of a firm of independent certified public accountants of recognized national standing (which report may be adverse, qualified or disclaim an opinion);

             (iii) SEC Reports - Promptly upon their becoming available, one copy of each financial statement, report, or proxy statement sent by UAL Corporation to its shareholders generally, and of each regular or periodic report and any prospectus (in the form in which it becomes effective) filed by Lessee or UAL Corporation with the Securities and Exchange Commission or any successor agency; and

              (iv) Notice of Default or Claimed Default -Immediately upon an officer of Lessee becoming aware of the existence of a Default or an Event of Default (or that Lessor has given notice or taken any other action with respect to an Event of Default or a claimed default under this Lease), a written notice specifying the nature of the Default, Event of Default, or claimed default and any such notice given or action taken by Lessor and what action Lessee is taking or proposes to take with respect thereto.

                                                [Lease Agreement (1995 777 B)]

          (c) Commencing in 1996, on or before April 30 of each year during the Term, Lessee will deliver to Lessor and the Indenture Trustee a certificate of Lessee, signed by the President, a Vice President, the Chief Financial Officer or the principal accounting officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default.

          SECTION 17. Notices. All notices required under the terms and provisions hereof shall be in writing (including telex, telecopier or similar writing) and shall be effective (a) if given by telecopier when transmitted and the appropriate confirmation received; provided, that any such notice is confirmed by certified mail, (b) if given by certified mail, three Business Days after being deposited in the mails, (c) if given by telex, upon receipt by the party transmitting the telex of such party's callback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by other means, when received or personally delivered, addressed:

               (i) if to Lessee, at P. O. Box 66100, Chicago, Illinois 60666(or, if given by overnight delivery service, 1200 East Algonquin Road, Elk Grove Township, Illinois 60007) Attention: Vice President and Treasurer, telecopier number (708) 952-7117, or to such other address or telecopier number as Lessee shall from time to time designate in writing to Lessor;

              (ii) if to Lessor, at 225 Franklin Street, Boston, Massachusetts 02110 (or, if given by overnight delivery service) Two International Place, Boston, Massachusetts 02110) Attention: _____________________, telecopier number (617) 664-5367 or to such other address or telecopier number as Lessor shall from time to time designate in writing to Lessee;

             (iii) if to the Indenture Trustee, the Owner Participant or any Pass Through Trustee, addressed to the Indenture Trustee, the Owner Participant or such Pass Through Trustee at such address or telecopier number as the Indenture Trustee, the Owner Participant or such Pass Through Trustee shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to the Indenture Trustee, the Owner Participant or such Pass Through Trustee at its address or telecopier number set forth in Schedule I to the Participation Agreement; and

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                                                [Lease Agreement (1995 777 B)]

              (iv) If to a Certificate Holder which is not a Pass Through Trustee, addressed to such Certificate Holder at its address stated in the Loan Certificate Register maintained pursuant to the Trust Indenture.

A copy of each notice to Lessor shall be given by the sender thereof to the Owner Participant.

          SECTION 18.  Net Lease; No Set-Off, Counterclaim, Etc.

          (a) This Lease is a net lease, and it is intended that the Lessee shall pay all costs and expenses of every character, whether seen or unforeseen, ordinary or extraordinary or structural or non-structural, in connection with the use, operation, maintenance, repair and reconstruction of the Airframe and each Engine by the Lessee, including the costs and expenses particularly set forth in this Lease. Except as set forth in this Section 18(a), the Rent which Lessee is obligated to pay shall be paid without the necessity of notice or demand and without set-off, counterclaim, abatement, suspension, deduction or defense. If at any time that Lessee is required (a) to make a payment of Termination Value or Fair Market Sales Value pursuant to Section 9 or Stipulated Loss Value pursuant to Section 10, or (b) to pay the purchase price of the Aircraft pursuant to Section 19(b), there shall exist a Lessor Lien with respect to the Aircraft (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) relating to the Owner Participant (or Lessee shall have previously incurred a charge to discharge such a Lessor Lien), then Lessee shall be entitled to deduct from the portion required to be paid to the Owner Participant of such payment of Termination Value or Fair Market Sales Value, or such payment of the purchase price, or any combination thereof, as the case may be, an amount sufficient to so reimburse Lessee or to reimburse Lessee for the cost of discharging such Lessor Lien, as the case may be. Notwithstanding anything contained in this Section 18(a) to the contrary, any payments of Fair Market Sales Value, Termination Value, Stipulated Loss Value, Special Termination Value or EBO Price made to the Indenture Trustee shall be in an amount which, together with any other amounts payable hereunder, is at least sufficient to pay in full, as of the date of payment thereof, the amount of principal of, and any accrued and unpaid interest on, the outstanding Loan Certificates, together with Premium, if any, thereon and amounts due the Certificate Holders under the Trust Indenture, if any, and, to such extent, shall not be subject to set-off hereunder.

          (b) Except as otherwise expressly provided, this Lease shall not terminate nor shall the Lessee have any right to terminate this Lease or be entitled to abatement, suspension,

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                                                [Lease Agreement (1995 777 B)]

deferment or reduction of any Rent which the Lessee is obligated to pay hereunder, nor shall the obligations hereunder of the Lessee be affected, by reason of (A) any damage to or the destruction or loss of all or any portion of the Airframe or any Engine from whatever cause, (B) the loss or theft of any portion of the Airframe or any Engine, (C) the taking of the Airframe or any Engine or any portion thereof by condemnation, confiscation, requisition or otherwise, (D) the prohibition, limitation or restriction of the Lessee's use of all or any part of the Airframe or any Engine, or the interference with such use by any Person, (E) the inadequacy or incorrectness of the description of any portion of the Airframe or any Engine or the failure of this Lease to demise to the Lessee the Airframe or any Engine or any portion thereof, (F) the Lessee's acquisition or ownership of all or any part of the Airframe or any Engine otherwise than pursuant to an express provision of this Lease, (G) any defect in compliance with specifications, condition, merchantability, design, airworthiness, quality, durability, operation or fitness for use for any purpose of the Airframe or any Engine or any portion thereof, (H) any defect in the title to, or registration of or the existence of any Liens or rights of others whatsoever with respect to, the Airframe or any Engine or any portion thereof,
(I) any insolvency, bankruptcy, reorganization or similar proceedings by or against any Sublessee or any Person (J) any breach, default or misrepresentation by the Lessor, any Participant or the Indenture Trustee under this Lease or any other Operative Document or any of the documents referred to herein or therein or (K) any invalidity or unenforceability, in whole or in part, of this Lease or any other Operative Document or any of the documents referred to herein or therein, or any other infirmity herein or therein, or any lack of power or authority of any party to this Lease or any other Operative Document or any such documents to enter into the same, or (L) any other circumstance, happening or act whatsoever, whether or not unforeseen or similar to any of the foregoing, it being the intention of the parties hereto that the obligations of the Lessee shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until this Lease shall have terminated in accordance with its terms upon payment by Lessee of all sums payable by Lessee hereunder and performance by Lessee of all obligations required to be performed by Lessee hereunder.

          The Lessee covenants that it will remain obligated under this Lease in accordance with its terms and will take no action to terminate, rescind or avoid this lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting the Lessor or the Owner Participant or any assignee of the Lessor the Owner Participant or any other action

                                       73
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                                                [Lease Agreement (1995 777 B)]

with respect to this Lease which may be taken in any such proceeding by any trustee or receiver of the Lessor or the Owner Participant or of any assignee of the Lessor or the Owner Participant or by any court or any of the foregoing actions which may be taken by or against any of the Lessor's predecessors in interest in the Airframe or any Engine.

          If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees, without limitation of the other rights and remedies of Lessor hereunder, to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part.

          Except as expressly provided herein, the Lessee waives all rights now or hereafter conferred by law (x) to quit, terminate, rescind or surrender this Lease or the Airframe or any Engine or any part thereof, or (y) to any abatement, suspension, deferment, return or reduction of the Rent.

          SECTION 19. Renewal Options; Purchase Options; Valuation. (a) Renewal Options.

               (1) Fixed Renewal Terms. Not less than 180 days nor more than 365 days before the end of the Basic Term or any Fixed Renewal Term, Lessee may, so long as no Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) hereof or Section 8 hereof),
     (f) or (g) Default or any Event of Default has occurred and is continuing, deliver to Lessor an irrevocable written notice (which at the option of Lessee made at any time prior to 90 days prior to the end of the Basic Term or such Fixed Renewal Term may be deemed a notice to exercise the applicable purchase option in Section 19(b)) electing to renew this Lease for a term or terms having a duration and at a Basic Rent as determined below (each such term being herein referred to as a "Fixed Renewal Term"). At least 180 days, before the end of the Basic Term Lessee shall, as a condition to its exercise of any option set forth in this Section 19(a)(1), notify Lessor of its demand for an appraisal pursuant to the appraisal procedures of Section 19(c) hereof. The appraiser(s) so appointed shall determine the total useful life, the remaining useful life and the future residual value of the Aircraft on the expiration date for a Fixed Renewal Term as may be set by reason of the maximum period therefor in accordance with the constraints set forth in the following two sentences. The duration of each Fixed Renewal Term shall be a period specified by

                                       74
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                                                [Lease Agreement (1995 777 B)]

     Lessee before the end of the Basic Term (or the preceding Fixed Renewal Term, as the case may be) which is not less than one year and not more than three years (in integral multiples of six months). Notwithstanding the foregoing, the aggregate term of all Fixed Renewal Terms shall not exceed the lesser of (a) three years and (b) the longest period of time (i) which would cause the Term, after giving effect to all such Fixed Renewal Terms, to be equal to at least 80% of the then estimated useful life of the Aircraft as determined by the appraiser(s) and (ii) at the expiration of which the residual value of the Aircraft, as estimated by the appraiser(s), would be at least equal to 20% of Lessor's Cost (without taking into account inflation or deflation during the Term). The annual Basic Rent payable during each Fixed Renewal Term shall be equal to one-half of the average annual Basic Rent payments for the Aircraft over the Basic Term.

               (2) Fair Market Renewal Term.  So long as no Section 14(a), (b),
     (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) hereof or Section 8 hereof), (f) or (g) Default or any Event of Default has occurred and is continuing, Lessee shall have the right to renew this Lease for additional periods of at least one year commencing at the end of the Basic Term, any Fixed Renewal Term or any prior Fair Market Renewal Term for a Basic Rent equal to the Fair Market Rental Value of the Aircraft for such period (each such renewal term, a "Fair Market Renewal Term"); provided, however, each Fair Market Renewal Term shall be an integral multiple of six months. Notwithstanding the foregoing, the aggregate term for all Fair Market Renewal Terms shall not exceed three years. Each such option to renew shall be exercised upon delivery by Lessee to Lessor of irrevocable written notice of Lessee's intent to renew the Lease at least 180 days (but not more than 365 days) prior to the commencement of such Fair Market Renewal Term (which at the option of the Lessee made at any time prior to 90 days prior to the anticipated commencement of such Fair Market Renewal Term may be deemed a notice to exercise the applicable purchase option in Section 19(b)).

               (3) Waiver. If no written notice is delivered by Lessee to Lessor pursuant to Section 19(a)(1) or (2) on or before the day specified therefore, Lessee shall be deemed to have waived any right to renew this Lease.

               (4) Conditions Precedent, Payment of Basic Rent. At the end of the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, and provided

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

                                                [Lease Agreement (1995 777 B)]

     that there shall not then have occurred and be continuing a Default or an Event of Default and that all necessary governmental authorizations and approvals shall have been received and that Basic Rent for the Renewal Term has already been determined as above provided, (i) this Lease shall continue in full force and effect during the Renewal Term, and (ii) Basic Rent for such Renewal Term shall be payable in semi-annual installments in advance or arrears as was the basis of the Basic Rent being paid immediately prior to such Renewal Term, each such installment being due and payable on each Lease Period Date occurring during the Renewal Term.

               (5) Termination Value; Stipulated Loss Value. The amounts which are payable during any Renewal Term in respect of Termination Value as used in Section 15 and Stipulated Loss Value with respect to the Aircraft shall be determined on the basis of the Fair Market Sales Value of the Aircraft as of the commencement of such Renewal Term, amortized on a straight-line basis over such Renewal Term to the projected Fair Market Sales Value of the Aircraft as of the expiration of such Renewal Term, as such Fair Market Sales Value in each case is determined prior to the commencement of such Renewal Term. In determining Fair Market Sales Value for purposes of calculating Stipulated Loss Value and Termination Value for any Renewal Term effect shall be given to the encumbrance on the Aircraft of any Fixed Renewal Term available or in force.

          (b) Purchase Options.  Lessee shall have the option, so long as no
Section 14(a), (b), (f) or (g) Default or any Event of Default exists on the date notice of exercise may be given, (i) with respect to subsections (1) and
(2) below, upon not more than 365 days and not less than 90 days irrevocable prior written notice to Lessor and (ii) with respect to subsections (3) and (4) below, upon not more than 365 days and not less than 180 days irrevocable prior written notice to Lessor (which at the option of the Lessee made at any time prior to 90 days prior to the relevant purchase date may be deemed a notice of the applicable renewal option pursuant to Section 19(a)(1) or 19(a)(2) as the Lessee may designate) (each a "Purchase Option Date"), to terminate this Lease and to purchase the Aircraft:

               (1) on any Special Purchase Option Date for a purchase price equal to the greater of (x) the Fair Market Sales Value of the Aircraft on such date or (y) the amount determined by multiplying Lessor's Cost by the Special Termination Value Percentage with respect to such Date (with respect to any such Date, the "Special Termination Value");

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

                                                [Lease Agreement (1995 777 B)]

               (2) on the EBO Date for a purchase price equal to the amount determined by multiplying Lessor's Cost by the EBO Percentage payable on the EBO Date or as otherwise provided in, and subject to the conditions set forth in, Exhibit H hereto (the "EBO Price");

               (3) on the last Business Day of the Basic Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date; and

               (4) on the last Business Day of any Renewal Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date.

Notwithstanding the foregoing but subject to the provisions of Section 8(r) of the Participation Agreement, the purchase price on any Purchase Option Date shall be sufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount (and Premium, if any) of and interest on the Loan Certificates then outstanding. Upon payment to Lessor in immediately available funds of the full amount of the purchase price (less the principal amount of the Loan Certificates assumed by the Lessee in accordance with Section 8(r) of the Participation Agreement) plus all Basic Rent due on or prior to such purchase date (unless denominated "advance" rental), all Supplemental Rent due on or prior to such purchase date (including amounts equal to Premium, if any) and payment of any other amounts then due hereunder (including all reasonable costs or expenses of Lessor (including any applicable sales or transfer taxes) and the Owner Participant in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to the Aircraft.

          (c) Valuation. At any time not earlier than 365 days prior to the date on which Lessee may purchase an Aircraft pursuant to Section 19(b) hereof or renew this Lease pursuant to Section 19(a) hereof, Lessee may deliver to Lessor a revocable notice of its intent to exercise its renewal option or purchase option. For all purposes of this Section 19, including the appraisal referred to in this Section 19(c), in determining Fair Market Rental Value or Fair Market Sales Value, the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of Section 5 (but subject to Section 5(e)) upon a return of the Aircraft in the United States and as if it had been maintained at all times as required in accordance with Section 7(a)(1) and (2) and Section 8, (ii) on the basis of

                                       77
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                                                [Lease Agreement (1995 777 B)]

the value which would obtain in an arm's-length transaction between an informed and willing buyer or user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease, and (iii) in the case of such valuation for determining Fair Market Rental Value, assuming such lessee would have substantially the same obligations during the Fair Market Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof. Upon receipt of such notice Lessor and Lessee shall confer in good faith with a view to reaching agreement on the Fair Market Rental Value or Fair Market Sales Value of the Aircraft. If the parties have not so agreed by 240 days prior to the end of the Basic Term or the Renewal Term in question, then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within five Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such five-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in Chicago, Illinois for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within ten Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto; otherwise the average of all three determinations shall be final and binding upon the parties thereto. Lessee and Lessor shall equally bear all expenses relating to such appraisal procedure (other than an appraisal procedure related to Lessee's purchase option under Section 19(b)(1), the costs of which Lessee shall in all events bear), provided, that if such transaction is not consummated (other than as the result of the fault of Lessor) Lessee shall bear all expenses relating to such appraisal procedure.

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                                                [Lease Agreement (1995 777 B)]

          SECTION 20. Security for Lessor's Obligation to Certificate Holders. In order to secure the indebtedness evidenced by the Loan Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease and to mortgage the Aircraft in favor of the Indenture Trustee, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as indenture trustee under the Trust Indenture on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. Lessee agrees to pay directly to the Indenture Trustee (or, after receipt by Lessee of notice from the Indenture Trustee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent (other than Excluded Payments) due or to become due hereunder and assigned to the Indenture Trustee and Lessee agrees that the Indenture Trustee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect. Lessee further acknowledges that the Trust Indenture provides that so long as the Loan Certificates are outstanding Lessor may not consent to any amendment, modification or waiver to this Lease without the prior consent of the Indenture Trustee (except as provided in Section 11.06 of the Trust Indenture) and Lessee agrees to provide to the Indenture Trustee a copy of all notices, consents, certificates or other information provided hereunder to Lessor.

          SECTION 21. Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than five Business Days after notice as to the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past

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

                                                [Lease Agreement (1995 777 B)]

Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

          SECTION 22. Investment of Security Funds; Liability of Lessor Limited. (a) Investment of Security Funds. Any moneys held by Lessor as security hereunder for future payments to Lessee shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Indenture Trustee, as the case may be, as Lessee (or in the event a Default under Section 14(a), (b), (f) or (g) or an Event of Default has occurred and is continuing, Lessor) may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-1 or its equivalent by Moody's Investors Service, Inc. or at least A-1 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $200,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $200,000,000 with any of the obligations described in clause (i) through (iv) as collateral. There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, taxes, commissions and other expenses, if any, incurred in connection with such investment) unless a Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) Default or an Event of Default shall have occurred and be continuing. If a Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) or an Event of Default shall have occurred and be continuing, Lessor or if the Trust Indenture shall not have been discharged, the Indenture Trustee as assignee of Lessor, shall hold any such gain as security for the obligations of Lessee under this Lease and apply it against such obligations as and when due, and once all such Defaults and Events of Default have

                                                [Lease Agreement (1995 777 B)]

been remedied any gain not so applied shall be remitted to Lessee. Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse Lessor (or the Indenture Trustee, as the case may be) therefor on demand.

          (b) Liability of Lessor Limited. It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

          SECTION 23. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF ILLINOIS AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 24. Successor Trustee. Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such

                                                [Lease Agreement (1995 777 B)]

appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be executed repeatedly as long as this Lease shall be in effect.

          SECTION 25. Bankruptcy. Lessee hereby acknowledges that Lessor and the Indenture Trustee are entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft and that this Lease is a "lease" within the meaning of said Section 1110, including that it is to be treated as a lease for federal tax purposes. Lessee agrees not to take any position in connection with any bankruptcy proceedings involving it that is inconsistent with a lessor's rights under Section 1110 of the Bankruptcy Code or any comparable or successor provision affording protection to lessors of aircraft.

                                *       *      *

                                                [Lease Agreement (1995 777 B)]

          IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written.


                              STATE STREET BANK AND TRUST COMPANY, not in its
                                individual capacity, except as expressly provided in Section 4 hereof, but solely as Owner Trustee,
                                    Lessor


                              By____________________________________________
                                               Vice President



                              UNITED AIR LINES, INC.,
                                    Lessee


                              By____________________________________________
                                        Vice President and Treasurer


     Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on this _____ day of May, 1995./1/





                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION
                                    Indenture Trustee


                              By____________________________________________
                                              Authorized Officer


- -----------------------
/1/This language contained in the original counterpart only.

                                                [Lease Agreement (1995 777 B)]


                                   EXHIBIT A


                      LEASE SUPPLEMENT NO. 1 (1995 777 B)
                      -----------------------------------

          LEASE SUPPLEMENT No. 1 (1995 777 B), dated May __, 1995, between STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (1995 777 B), dated as of May 1, 1995, between such Owner Trustee and the Owner Participant referred to therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and UNITED AIR LINES, INC. ("Lessee").

          Lessor and Lessee have heretofore entered into that certain Lease Agreement (1995 777 B), dated as of May 1, 1995, relating to one Boeing 777-222 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

          The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document./2/

          The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease, attached and made a part of Lease Supplement No. 1 (1995 777 B) dated May __, 1995, has been recorded by the Federal Aviation Administration on ___________ __, 1995, as one document and assigned Conveyance No. __________./3/

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

               1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing Model 777-222 aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

- ---------------------
/2/This language for Lease Supplement No. 1.

/3/This language for other Lease Supplements.

                                                [Lease Agreement (1995 777 B)]


                    (i) Airframe: U.S. Registration No. N766UA and manufacturer's serial no. 26917; and

                   (ii) Engines: two (2) Pratt & Whitney Model PW4084 engines bearing, respectively, manufacturer's serial nos. _______ and _______ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

               2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on the Lease Expiry Date.

               3. Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

               4. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against The Boeing Company, or any subcontractor or supplier of The Boeing Company, under the Purchase Agreement or otherwise.

               5. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

               6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                               *       *       *

                                                [Lease Agreement (1995 777 B)]


     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.


                              STATE STREET BANK AND TRUST COMPANY, not in its
                                individual capacity, but solely as Owner
                                Trustee,
                                    Lessor


                              By:________________________________
                              Title:_____________________________



                              UNITED AIR LINES, INC.,
                                    Lessee


                              By:________________________________
                                    Vice President and Treasurer



     Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this _____ day of May, 1995./4/




                              FIRST SECURITY BANK OF UTAH,
                                NATIONAL ASSOCIATION
                                    Indenture Trustee


                              By_________________________________
                                        Authorized Officer




- ---------------------------
     /4/This language contained in the original counterpart only.

                                                [Lease Agreement (1995 777 B)]


                                   EXHIBIT B


                     BASIC RENT AND EXCESS AMOUNT SCHEDULE
                     -------------------------------------



             ARREARS RENT         ADVANCE RENT        EXCESS AMOUNT
           AS A PERCENTAGE      AS A PERCENTAGE      AS A PERCENTAGE
DATE       OF LESSOR'S COST     OF LESSOR'S COST     OF LESSOR'S COST
- ------     ----------------     ----------------     ----------------





     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT B TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                                [Lease Agreement (1995 777 B)]

                                   EXHIBIT C


                         STIPULATED LOSS VALUE SCHEDULE
                         ------------------------------


                                    STIPULATED LOSS VALUE
     DATE                     (as a percentage of Lessor's Cost)
     ----                     ----------------------------------



     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT C TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                                [Lease Agreement (1995 777 B)]


                                   EXHIBIT D


                           TERMINATION VALUE SCHEDULE
                           --------------------------



                                       TERMINATION VALUE
     DATE                     (as a percentage of Lessor's Cost)
     ----                     ----------------------------------



     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT D TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                                [Lease Agreement (1995 777 B)]


                                   EXHIBIT E

                             RENT RECALCULATION AND
                          INDEMNIFICATION VERIFICATION
                          ----------------------------

          Any recalculation of Basic Rent, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage pursuant to the Lease and any calculation of any payment to the Owner Participant or Lessee under the Tax Indemnity Agreement or Section 7(b) of the Participation Agreement shall be determined by the Owner Participant, computed on the basis of the same methodology and assumptions used by the Owner Participant in determining the Basic Rent, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage as of the Delivery Date except as such assumptions have been modified pursuant to Section 3 of the Lease; provided, however, Lessee may request (A) Capstar Partners, Inc., or any other financial advisor to Lessee to verify such calculations but without any requirement that the Owner Participant disclose to such advisor such methodology and assumptions and (B) if Lessee believes that such calculations by the Owner Participant are in error then a nationally recognized firm of accountants selected by the Owner Participant and reasonably acceptable to Lessee (which may be the Owner Participant's independent public accountants) shall be permitted to verify such calculations and the Owner Participant will make available to such firm (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to the Owner Participant) such methodology and assumptions and any changes made therein pursuant to Section 3 of the Lease and any other information reasonably necessary for such verification requested by such firm. In the event of a verification under clause (B) of this Exhibit E the determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of the verification under clause (B) of this Exhibit E; provided, however, if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by 10 or more basis points or there is a material error in the computation of the Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages or EBO Percentage in the Owner Participant's original statement in the Owner Participant's favor, or indemnity payment is reduced by $10,000 or more, the Owner Participant shall pay the reasonable costs and expenses of such verification process. Such recalculated Basic Rent, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage shall be set forth in an amendment to the Lease.

                                                [Lease Agreement (1995 777 B)]

                                   EXHIBIT F

                        SCHEDULE OF COUNTRIES AUTHORIZED
                      FOR DOMICILE OF PERMITTED SUBLESSEES
                      ------------------------------------

                  Australia                      Luxembourg

                  Austria                       *Malaysia

                  Belgium                        Netherlands

                 *Brazil                         New Zealand

                  Canada                         Norway

                  Denmark                       *Portugal

                  Finland                        Singapore

                  France                        *South Korea

                  Germany                       *Spain

                 *Greece                         Sweden

                 *Iceland                        Switzerland

                  Ireland                       *Thailand

                  Italy                          United Kingdom

                  Japan                         *Venezuela



_______________________
*    Designates "Restricted Country".

                                                [Lease Agreement (1995 777 B)]


                                   EXHIBIT G

                        SCHEDULE OF COUNTRIES AUTHORIZED
                            FOR AIRCRAFT REGISTRATION
                         --------------------------------

                  Australia                      Luxembourg

                  Austria                       *Malaysia

                  Belgium                        Netherlands

                 *Brazil                         New Zealand

                  Canada                         Norway

                  Denmark                       *Portugal

                  Finland                        Singapore

                  France                        *South Korea

                  Germany                       *Spain

                 *Greece                         Sweden

                 *Iceland                        Switzerland

                  Ireland                       *Thailand

                  Italy                          United Kingdom

                  Japan                         *Venezuela



_______________________
*    Designates "Restricted Country".

                                                [Lease Agreement (1995 777 B)]


                                   EXHIBIT H

                LESSOR'S COST, ENGINE COST, COMMENCEMENT DATE,
                LEASE EXPIRY DATE, STIPULATED LOSS VALUE DATE,
                  EBO DATE, EBO PERCENTAGE, SPECIAL PURCHASE
            OPTION DATES AND SPECIAL TERMINATION VALUE PERCENTAGES
               (EBO Percentage, EBO Installment Percentages and
                Special Termination Value Percentages expressed
                       as a percentage of Lessor's Cost)
            ------------------------------------------------------

          Lessor's Cost:  $________

          Engine Cost:  $_________

          Commencement Date:  October 19, 1995

          Lease Expiry Date:  October 19, 2019

          Stipulated Loss Value Date:  the 19th day of each calendar month during the Interim Term, the Basic Term
                                       and any Renewal Term

          EBO Date:  ______, 2012

          EBO Percentage:  _____%/1/

     /1/ Alternatively, Lessee may elect to purchase the Aircraft in accordance with Section 19(b)(2) of the Lease by paying the installment amounts on the dates given below:

                     EBO Installment Percentages
  EBO Installment    (expressed as a percentage
       Dates              of Lessor's Cost)
  ---------------    ---------------------------

  ______, 2012                   %
  ______, 2012                   %
  ______, 2012                   %
  ______, 2012                   %

In the event that Lessee shall so elect and, so long as no payment or bankruptcy Default, or Event of Default, shall be continuing, Lessee shall as of the EBO Date purchase the Aircraft and receive title to the Aircraft and shall be deemed, as of the EBO Date, to mortgage in favor of Lessor all of its right, title and interest, on and after such date, in the Aircraft to secure the loan and punctual payment of all EBO installment amounts payable under this Exhibit
H. On the EBO Date, Lessee shall execute and deliver such instruments, in due form for filing or recording, as may be reasonably requested by the Owner Participant, to grant, confirm and perfect the mortgage and security interest deemed to be created by this Exhibit H and to confirm Lessee's obligations to make the installment payments payable under this Exhibit H.

                                                [Lease Agreement (1995 777 B)]



            Special Purchase                   Special Termination

              Option Dates:                     Value Percentages:
            ----------------                   -------------------

            _______________                          _____%
            _______________                          _____%
            _______________                          _____%

                                                [Lease Agreement (1995 777 B)]



                                   EXHIBIT H


                LESSOR'S COST, ENGINE COST, COMMENCEMENT DATE,
                LEASE EXPIRY DATE, STIPULATED LOSS VALUE DATE,
                  EBO DATE, EBO PERCENTAGE, SPECIAL PURCHASE
            OPTION DATES AND SPECIAL TERMINATION VALUE PERCENTAGES
               (EBO Percentage, EBO Installment Percentages and
                Special Termination Value Percentages expressed
                       as a percentage of Lessor's Cost)
            ------------------------------------------------------



          FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT H TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                 Doc. No. 1.02
                                Aircraft N189UA

- --------------------------------------------------------------------------------


                  SECOND AMENDED AND RESTATED LEASE AGREEMENT
                                  (1993 747 A)

                            Dated as of May 1, 1995

                                    Between

                      STATE STREET BANK AND TRUST COMPANY,
                        Not in its Individual Capacity,
                              except as expressly
                         provided herein, but solely as
                                 Owner Trustee,
                                     Lessor

                                      and

                            UNITED AIR LINES, INC.,
                                     Lessee
                          ----------------------------

                             United Air Lines, Inc.
                           1993 747 A Equipment Trust
                          One Boeing 747-422 Aircraft

                          ----------------------------


- --------------------------------------------------------------------------------

          As set forth in Section 20 hereof, Lessor has assigned to the Indenture Trustee (as defined herein) certain of its right, title and interest in and to this Second Amended and Restated Lease Agreement. To the extent, if any, that this Second Amended and Restated Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------


                                                                       PAGE
SECTION 1.  Definitions...............................................    2

SECTION 2.  Acceptance and Lease......................................   20

SECTION 3.  Term and Rent.............................................   20
     (a)  Interim Term and Basic Term.................................   20
     (b)  Basic Rent..................................................   20
     (c)  Adjustments to Basic Rent, Excess Amount,
          Stipulated Loss Values, Termination Values,
          Special Termination Value Percentages and the EBO
          Percentage..................................................   20
     (d)  Supplemental Rent...........................................   23
     (e)  Payments in General.........................................   23
     (f)  [Intentionally Reserved for Potential Future Use]...........   24
     (g)  [Intentionally Reserved for Potential Future Use]...........   24

SECTION 4.  Lessor's Representations and Warranties...................   24

SECTION 5.  Return of the Aircraft....................................   25
     (a)  Condition Upon Return.......................................   25
     (b)  Return of Other Engines.....................................   30
     (c)  Fuel and Manuals............................................   30
     (d)  Storage Upon Return.........................................   31
     (e)  Purchase of Engine..........................................   31
     (f)  Severable Parts.............................................   31
     (g)  Special Redelivery Provision................................   32

SECTION 6.  Liens.....................................................   32

SECTION 7.  Registration, Maintenance and Operation;
     Possession and Subleases; Insignia...............................   33
     (a)  (1)  Registration and Maintenance...........................   33
          (2)  Operation..............................................   34
          (3)  Reregistration.........................................   35
          (4)  Operating Certificates.................................   35
     (b)  Possession and Subleases....................................   36
     (c)  Insignia....................................................   42

SECTION 8.  Replacement and Pooling of Parts;
Alterations, Modifications and Additions..............................   42
     (a)  Replacement of Parts........................................   42
     (b)  Pooling of Parts............................................   43
     (c)  Alterations, Modifications and Additions....................   43

SECTION 9.  Early Termination.........................................   45
     (a)  [Intentionally reserved for potential future use]...........   45
     (b)  Termination for Obsolescence/Surplus........................   45
     (c)  Sale of the Aircraft........................................   46

                                      i


     (d)  Termination as to Engines...................................   48

SECTION 10. Loss, Destruction, Requisition, etc.......................   49
     (a)  Event of Loss with Respect to the Aircraft..................   49
     (b)  Event of Loss with Respect to an Engine.....................   52
     (c)  Application of Payments from Governmental
          Authorities for Requisition of Title, etc...................   54
     (d)  Requisition for Use of the Aircraft by the United
          States Government or Government of Registry of the
          Aircraft....................................................   56
     (e)  Requisition for Use of an Engine by the United
          States Government or the Government of Registry of
          the Aircraft................................................   57
     (f)  Application of Payments During Existence of Events
          of Default..................................................   57

SECTION 11. Insurance.................................................   57
     (a)  Public Liability and Property Damage Insurance..............   57
     (b)  Insurance Against Loss or Damage to the Aircraft............   58
     (c)  Reports, etc................................................   60
     (d)  Self-Insurance..............................................   62
     (e)  Additional Insurance by Lessor and Lessee...................   62
     (f)  Indemnification by Government in Lieu of
          Insurance...................................................   62
     (g)  Application of Payments During Existence of
          Default.....................................................   63
     (h)  Terms of Insurance Policies.................................   63

SECTION 12. Inspection................................................   64

SECTION 13. Assignment................................................   66

SECTION 14. Events of Default.........................................   66

SECTION 15. Remedies..................................................   68

SECTION 16. Lessee's Cooperation Concerning Certain
     Matters..........................................................   72

SECTION 17. Notices...................................................   74

SECTION 18. Net Lease; No Set-Off, Counterclaim, Etc. ................   75

SECTION 19. Renewal Options; Purchase Options; Valuation..............   77
     (a)  Renewal Options.............................................   77
          (1)  Fixed Renewal Terms....................................   77
          (2)  Fair Market Renewal Term...............................   78
          (3)  Waiver.................................................   78
          (4)  Conditions Precedent, Payment of Basic Rent............   78
          (5)  Termination Value; Stipulated Loss Value...............   79
     (b)  Purchase Options............................................   79
     (c)  Valuation...................................................   80



SECTION 20. Security for Lessor's Obligation to Certificate
     Holders..........................................................   82

SECTION 21. Lessor's Right to Perform for Lessee......................   82

SECTION 22. Investment of Security Funds; Liability of
     Lessor Limited...................................................   83
     (a)  Investment of Security Funds................................   83
     (b)  Liability of Lessor Limited.................................   84

SECTION 23. Miscellaneous.............................................   84

SECTION 24. Successor Trustee.........................................   84

SECTION 25. Bankruptcy................................................   85


                                   EXHIBITS

EXHIBIT A Form of Lease Supplement

EXHIBIT B Basic Rent and Excess Amount Schedule

EXHIBIT C Stipulated Loss Value Schedule

EXHIBIT D Termination Value Schedule

EXHIBIT E Rent Recalculation and Indemnification Verification

EXHIBIT F Schedule of Countries Authorized for Domicile of Permitted Sublessees

EXHIBIT G Schedule of Countries Authorized for Aircraft Registration

EXHIBIT H Lessor's Cost, Engine Cost, Commencement Date, Lease Expiry Date,
          Stipulated Loss Value Date, EBO Date, EBO Percentage, Special Purchase Option Dates and Special Termination Value Percentages

           SECOND AMENDED AND RESTATED LEASE AGREEMENT (1993 747 A)


          This SECOND AMENDED AND RESTATED LEASE AGREEMENT (1993 747 A), dated as of May 1, 1995, between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1 hereof) (in such capacity, "Lessor") as successor to Wilmington Trust Company ("Original Lessor"), and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee").


                                  WITNESSETH:

          WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning provided thereto in Section 1 of this Lease;

          WHEREAS, the Original Lease (as defined below) was amended and restated pursuant to that certain First Amended and Restated Lease Agreement (1993 747 A) dated as of April 1, 1993 (the "Original Restated Lease") between the Original Lessor and Lessee and the Original Restated Lease has been amended by (i) that certain First Amendment to First Amended and Restated Lease Agreement (1993 747 A) dated April 19, 1994 ("First Amendment") between the Original Lessor and Lessee, (ii) that certain Second Amendment to First Amended and Restated Lease Agreement (1993 747 A) dated as of July 1, 1994 ("Second Amendment") between the Original Lessor and Lessee, and (iii) that certain Third Amendment to First Amended and Restated Lease Agreement (1993 747 A) dated July 22, 1994 ("Third Amendment") between the Original Lessor and Lessee (the Original Restated Lease as amended by the First Amendment, the Second Amendment and the Third Amendment being herein referred to as the "Restated Lease");

          WHEREAS, the Original Restated Lease amended and restated that certain Lease Agreement (1993 747 A) dated as of April 1, 1993 (the "Original Lease") between Lessee and Original Lessor (as supplemented by Lease Supplement No. 1 (1993 747 A) dated April 20, 1993 ("Lease Supplement No. 1") between Original Lessor and Lessee);

          WHEREAS, pursuant to the Original Lease, Lessee has leased from Lessor the Aircraft, being one (1) Boeing 747-422 aircraft which consists of the following components: (i) Airframe: U.S. Registration No. N189UA, manufacturer's serial no. 26878 and (ii) Engines: four (4) Pratt & Whitney model PW4056 aircraft engines bearing, respectively, manufacturer's serial numbers P727301, P727302, P727303 and P727304;

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

          WHEREAS, a counterpart of the Original Lease, to which was attached and made a part thereof a counterpart of Lease Supplement No. 1, was recorded by the Federal Aviation Administration on April 21, 1993 and assigned Conveyance No. FF08936;

          WHEREAS, a counterpart of the Original Restated Lease was recorded by the Federal Aviation Administration on May 6, 1993 and assigned Conveyance No. VV003011; and

          WHEREAS, a counterpart of the First Amendment was recorded by the Federal Aviation Administration on June 15, 1994 and assigned Conveyance No. HK002085;

          WHEREAS, a counterpart of the Second Amendment was recorded by the Federal Aviation Administration on August 10, 1994 and assigned Conveyance No. FF006618;

          WHEREAS, a counterpart of the Third Amendment was recorded by the Federal Aviation Administration on August 10, 1994 and assigned Conveyance No. FF06619; and

          WHEREAS, in connection with the refinancing of the interim debt with permanent debt as contemplated by Section 20 of the Original Participation Agreement, Lessor and Lessee desire to amend and restate the Restated Lease in its entirety and Lessor and Lessee desire and intend that the terms, provisions and agreements herein set forth shall have the same force and effect as though originally executed and delivered in the place of the Restated Lease.

          SECTION 1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

          "Acceptable Alternate Engine" means a Pratt & Whitney Model PW4056 engine or an engine of the same or another manufacturer of equivalent or greater value and utility, and suitable for installation and use on the Airframe; provided that such engine shall be of the same make, model and manufacturer as the other three engine types installed on the Airframe and shall be an engine of a type then being utilized by Lessee on other Boeing 747-422 aircraft operated by Lessee and shall have been maintained, serviced, repaired and overhauled in substantially the same manner as Lessee maintains, services, repairs and overhauls similar engines utilized by Lessee and without in any way discriminating against such engine.

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

          "Actual Knowledge" means, (i) as it applies to the Owner Trustee or Indenture Trustee, as the case may be, actual knowledge of a responsible officer in the Trust Office, and (ii) as it applies to the Owner Participant, actual knowledge of a Vice President or more senior officer of the Owner Participant or other officer of the Owner Participant in each case having responsibility for the transactions contemplated by the Operative Documents; provided that each of the Owner Trustee, the Indenture Trustee and the Owner Participant shall be deemed to have "Actual Knowledge" of any matter as to which it has been given notice by any of Lessee, the Owner Participant, any Certificate Holder, the Owner Trustee or the Indenture Trustee, such notice having been given pursuant to and in accordance with Section 13(a) of the Participation Agreement.

          "Additional Insured" means Lessor, in its individual capacity and as owner of the Aircraft, the Indenture Trustee, the Owner Participant, Lessee in its capacity as sublessor under any Sublease, and, so long as the Pass Through Trustees are Certificate Holders, each Pass Through Trustee and each of their respective Affiliates, successors and permitted assigns; and the respective directors, officers and employees of each of the foregoing.

          "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under a common control with, another Person, (ii) which beneficially owns or holds 10% or more (by number of votes) of any class of voting securities of such other Person or
(iii) 10% or more (by number of votes) of the voting securities (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by such other Person or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Aircraft" means the Airframe together with the four Engines whether or not such Engines are installed on the Airframe or any other airframe.

          "Airframe" means: (i) The Boeing Company Model 747-422 aircraft (excluding Engines or engines from time to time installed thereon) specified by United States Registration Number and Manufacturer's serial number in the Lease Supplement; (ii) any and all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, but where title to which remains vested in Lessor in

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

accordance herewith; and (iii) any replacement airframe which may from time to time be substituted pursuant to Section 10(a)(ii) hereof.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended from time to time.

          "Base Rate" means the rate of interest announced from time to time by The First National Bank of Chicago at its principal office in Chicago, Illinois as its "corporate base rate" (or its equivalent successor rate if the corporate base rate is no longer used).

          "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b) hereof, as adjusted as provided in Section 3(c) and, for a Renewal Term, Basic Rent determined pursuant to Section 19.

          "Basic Term" means the term for which the Aircraft is leased hereunder pursuant to Section 3(a) hereof beginning on the Commencement Date and ending on the Lease Expiry Date or such earlier date as this Lease may be terminated in accordance with the terms hereof.

          "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of Chicago, Illinois; New York City, New York; the city and state in which the principal place of business of the Owner Trustee is located; and, so long as any Loan Certificate is outstanding, the city and state in which the Indenture Trustee has its principal place of business and the city and state in which the Indenture Trustee receives and disburses funds.

          "Certificate Holder" has the meaning assigned to the term "Holder" in the Trust Indenture.

          "Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

          "Citizen of the United States" has the meaning given such term in
Section 40102(a)(15) of Title 49 of the United States Code.

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

          "Civil Reserve Air Fleet Program" means the Civil Reserve Air Fleet Program administered by the United States Government pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

          "Code" means the Internal Revenue Code of 1986, as amended through the Delivery Date.

          "Commencement Date" means the date specified as such in Exhibit H hereto.

          "Commitments" means the respective commitments of the Original Loan Participant or of the Owner Participant to finance the Owner Trustee's payment of Lessor's Cost for the Aircraft and "Commitment" means any one of the Commitments.

          "Consent and Agreement" means the Consent and Agreement (1993 747 A), dated April 20, 1993, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

          "Debt Rate" means the weighted average interest rate borne by the Loan Certificates then outstanding.

          "Default" means any event which with the giving of notice or the lapse of time or both would become an Event of Default.

          "Delivery Date" means April 20, 1993.

          "Dollars" and "$" mean the lawful currency of the United States of America.

          "EBO Date" means the date specified as such in Exhibit H hereto.

          "EBO Percentage" means the percentage specified as such in Exhibit H hereto.

          "EBO Price" has the meaning set forth in Section 19(b)(2) hereof.

          "Engine" means (i) each of the four Pratt & Whitney Model PW4056 engines listed by manufacturer's serial numbers in the initial Lease Supplement and installed on the Airframe at the time of the Manufacturer's delivery to Lessee of such Airframe, and whether or not from time to time thereafter installed on such Airframe or any other airframe; (ii) any Acceptable Alternate Engine which may from time to time be substituted for

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

any of such four engines pursuant to the terms hereof; and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all parts removed therefrom so long as title thereto remains vested in Lessor in accordance herewith. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

          "Engine Cost" means the amount specified as Engine Cost in Exhibit H hereto.

          "Event of Default" has the meaning specified in Section 14 hereof.

          "Event of Loss" with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government or any government of registry of the Aircraft or any agency or instrumentality thereof), which in the case of any event referred to in this clause (iii) shall have resulted in the loss of title or possession of such property by Lessee for a period in excess of 90 consecutive days or, if earlier, until the end of the Term; (iv) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the Aircraft having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period in excess of 180 consecutive days, unless (A) such grounding is applicable to all Boeing 747-422 aircraft registered in such country, (B) Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward, in a manner that does not discriminate against the Aircraft, all steps which are necessary or desirable to permit the normal use of such property by Lessee, and
(C) Lessee, within one year from the time of grounding shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction, provided that no such grounding shall extend beyond

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

the expiration of the Term; (v) the requisition for use by the United States Government or any government of registry of the Aircraft or any instrumentality or agency thereof, which shall have occurred during the Basic Term (or the Interim Term or any Renewal Term) and shall have, in the case of any government of registry of the Aircraft (other than the United States Government or any agency or instrumentality thereof) or any agency or instrumentality thereof, continued for more than two years (or if earlier, until the end of the Term), and in the case of the United States Government or any agency or instrumentality thereof shall have continued for a period that extends beyond the Term and Lessor shall not have furnished the written notice specified in Section 10(d) hereof; (vi) the operation of or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of
Section 11, unless in the case of a requisition by the government of the United States or any agency or instrumentality thereof, Lessee shall have obtained an indemnity in lieu thereof from such government; and (vii) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 7(b) hereof. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

          "Excess Amount" for the Commencement Date means the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit B hereto opposite the Commencement Date (as such Exhibit B may be adjusted from time to time as provided in Section 3(c) hereof).

          "Excluded Payments" has the meaning set forth in the Trust Indenture.

          "Expenses" means any and all liabilities, obligations, losses, damages, penalties, claims (including, but not limited to, negligence, strict or absolute liability, liability in tort and liabilities arising out of violation of laws or regulatory requirements of any kind), actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses and, to the extent not required to be paid by the Owner Trustee pursuant to Section 16 of the Participation Agreement, Transaction Expenses, and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Operative Documents, any amounts that would be included in Premium, but excluding internal costs and expenses such as salaries, and overhead of whatsoever kind and nature).

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

          "Fair Market Rental Value" means the fair market rental value determined as provided in Section 19(c) hereof.

          "Fair Market Sales Value" means the fair market sales value determined as provided in Sections 19(a) and 19(c) hereof.

          "Federal Aviation Act" means the sections of Title 49 of the United States Code relating to aviation, as amended.

          "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

          "Indemnitees" means the Owner Participant, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Trust Indenture Estate, the Indenture Trustee, in its individual capacity and as trustee under the Trust Indenture, each Pass Through Trustee (so long as the Pass Through Trustees are Certificate Holders), and each of their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents.

          "Indenture Trustee" has the meaning set forth in the Trust Indenture.

          "Indenture Trustee Documents" means the Participation Agreement, the Trust Indenture, each Pass Through Trust Agreement, each Pass Through Trust Supplement, each Loan Certificate and each Pass Through Certificate and any other document executed by the Indenture Trustee or the Pass Through Trustee in connection with the transactions contemplated by the Operative Documents.

          "Interim Term" means the period commencing on the Delivery Date and ending on and including the day immediately preceding the Commencement Date, unless earlier terminated in accordance with the provisions hereof.

          "Lease Agreement", "this Lease Agreement", "this Lease", "this Agreement", "herein", "hereof", "hereunder", "hereby", or other like words mean this Second Amended and Restated Lease Agreement as originally executed or as modified, amended or supplemented in accordance with the applicable provisions hereof and the terms of the Trust Indenture, including, without limitation, supplementation hereof by any Lease Supplement entered into in accordance with the applicable provisions hereof and the terms of the Trust Indenture.

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

          "Lease Expiry Date" means the date specified as such in Exhibit H.

          "Lease Period" means each of the consecutive semi-annual periods throughout the Basic Term and any Renewal Term ending on a Lease Period Date, the first such period commencing on and including the Commencement Date.

          "Lease Period Date" means April 19, 1994 and each succeeding semi-annual anniversary thereof to and including the last such date in the Term.

          "Lease Supplement" means Lease Supplement No. 1 and each other Lease Supplement, substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof and the terms of the Trust Indenture.

          "Lessee Documents" means the Participation Agreement, the Lease, any Lease Supplement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Owner Trustee's FAA Bill of Sale, the Owner Trustee's Bill of Sale, the Tax Indemnity Agreement, each Pass Through Trust Agreement, each Pass Through Trust Agreement Supplement and any other document executed by Lessee in connection with the transactions contemplated by the Operative Documents.

          "Lessor Liens" means any Lien on, or disposition of title to, the Aircraft or the Trust Estate arising as a result of (i) claims against Lessor, State Street Bank and Trust Company, in its individual capacity, or the Owner Participant not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or State Street Bank and Trust Company, in its individual capacity, which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents, (iii) claims against the Owner Participant, Lessor, or State Street Bank and Trust Company, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or State Street Bank and Trust Company, in its individual capacity or (iv) claims against Lessor or the Owner Participant arising out of any transfer by Lessor or the Owner Participant of all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents (other than a transfer of possession of the Aircraft by Lessor pursuant to this Agreement, a transfer pursuant to the Trust Indenture

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

(other than a transfer pursuant to Article 8 of the Trust Indenture not attributable to a Lease Event of Default) or a transfer pursuant to Section 7, 8, 9, 10 or 19 hereof, pursuant to Section 17 of the Participation Agreement or pursuant to the exercise of the remedies set forth in Section 15 hereof); provided, however, that any Lien which is attributable solely to State Street Bank and Trust Company or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as
(1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (2) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) State Street Bank and Trust Company or the Owner Participant, as the case may be, is diligently contesting such Lien by appropriate proceeding and (5) the existence of such Lien does not result in actual interruption in the payment of Rent assigned to the Indenture Trustee for the benefit of the Certificate Holders.

          "Lessor's Cost" for the Aircraft means the amount specified as Lessor's Cost in Exhibit H hereto; provided, however, Lessor's Cost shall be reduced by Engine Cost for each Engine for which Lessee has paid Stipulated Loss Value pursuant to the terms of Section 10(b) hereof and has otherwise paid all other amounts due and payable under said Section 10(b).

          "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest.

          "Loan Certificate" has the meaning assigned to the term "Certificate" in the Trust Indenture.

          "Loss Payment Date" has the meaning set forth in Section 10(a) hereof.

          "Manufacturer" means The Boeing Company, a Delaware corporation, and its subsidiaries, successors and assigns.

          "Manufacturer Documents" means the Purchase Agreement, the Consent and Agreement and any other document executed by the Manufacturer in connection with the transactions contemplated by the Operative Documents.

          "Net Economic Return" means the Owner Participant's net after-tax book yield, aggregate after-tax cash flow and, with respect to any adjustments required to maintain the Owner

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

Participant's Net Economic Return, periodic FASB 13 earnings plus or minus 5% for any annual period, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value percentages, Special Termination Value Percentages, EBO Percentage and Termination Value percentages as of the Delivery Date, as such assumptions may be revised from time to time for events which have been the basis for adjustments to Rent pursuant to Section 3(c) hereof, provided that under no circumstances shall there be a reduction in Owner Participant's [1993] FASB 13 earnings.

          "Net Present Value of Rents" means the net present value, as of the Delivery Date, of Basic Rent set forth in Exhibit B hereto, discounted at a rate per Lease Period equal to (a) 11% per annum divided by (b) the number of Lease Periods per year.

          "Operative Documents" means the Lease (including any Lease Supplement); the Participation Agreement; the Tax Indemnity Agreement; the Trust Agreement; any Trust Supplement; the Purchase Agreement; the Owner Trustee's Bill of Sale; the Owner Trustee's FAA Bill of Sale; the Owner Trustee's Purchase Agreement; an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate"); the Trust Indenture; the Loan Certificates outstanding at the time of reference; the Redemption and Refinancing Agreement; and the Consent and Agreement.

          "Original Amount", with respect to a Loan Certificate, means at any time prior to the Commencement Date, the Original Issue Price (as defined in the Trust Indenture) of such Loan Certificate, or, at any time on or after the Commencement Date, the stated original principal amount of such Loan Certificate, and with respect to all Loan Certificates means, at any time prior to the Commencement Date, the aggregate Original Issue Prices for such Loan Certificates or, at any time on or after the Commencement Date, the aggregate stated original principal amounts of such Loan Certificates.

          "Original Participation Agreement" means that certain Participation Agreement (1993 747 A) dated as of April 1, 1993 among Lessee, the Owner Participant, Wilmington Trust Company, not in its individual capacity except as expressly provided therein (the "Original Owner Trustee"), State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee (the "Original Indenture Trustee") and The Chase Manhattan Bank, N.A., as an Original Loan Participant, as amended

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

by (i) that certain First Amendment to Participation Agreement (1993 747 A) dated as of December 1, 1993 among Lessee, the Owner Participant, the Original Owner Trustee, the Original Indenture Trustee and The Chase Manhattan Bank. N.A., Berliner Handels Und Frankfurter Bank and NBD Bank, N.A., as Original Loan Participants (collectively, the "Original Loan Participants"), as further amended by and (ii) that certain Second Amendment to Participation Agreement (1993 747 A) dated as of July 1, 1994 among Lessee, the Owner Participant, the Original Owner Trustee, the Original Indenture Trustee and The Mitsubishi Trust and Banking Corporation, New York Branch (the "Successor Original Loan Participant").

          "Owner Participant" means the Person executing the Participation Agreement as the Owner Participant and any Person to which such Person transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted thereby.

          "Owner Participant Documents" means the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and any other document executed by the Owner Participant in connection with the transactions contemplated by the Operative Documents.

          "Owner Trustee" means the Person executing the Participation Agreement as Owner Trustee and any Person appointed as successor Owner Trustee in each case not in its individual capacity but solely as Owner Trustee under the Trust Agreement, except as otherwise expressly stated.

          "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, this Lease, any Lease Supplement, the Owner Trustee's Purchase Agreement, the Trust Indenture, any Trust Supplement, the Loan Certificates and any other document executed by the Owner Trustee in connection with the transactions contemplated by the Operative Documents.

          "Owner Trustee's Bill of Sale" means a bill of sale for the Aircraft, dated the Delivery Date, executed by Lessee in favor of Lessor in form and substance satisfactory to Lessor.

          "Owner Trustee's FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the FAA on the Delivery Date executed by Lessee in favor of Lessor in form and substance satisfactory to Lessor.

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

          "Owner Trustee's Purchase Agreement" means the Owner Trustee's Purchase Agreement and Assignment (1993 747 A), dated as of April 1, 1993, between Lessee and the Owner Trustee, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof and the terms of the Trust Indenture.

          "Participants" means and includes the Pass Through Trustees and the Owner Participant.

          "Participation Agreement" means that certain First Amended and Restated Participation Agreement (1993 747 A), dated as of the date hereof, among Lessee, the Indenture Trustee, the Owner Participant, the Pass Through Trustees and the Owner Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

          "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (i) complete Engines or engines and (ii) any appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature which Lessee is entitled to use pursuant to a lease, license or similar arrangement with a third party (other than Lessor hereunder), in each case not necessary to the operation or navigation of the Aircraft or to maintain its airworthiness certification), which are from time to time incorporated or installed in or attached to an Airframe or any Engine or which have been removed therefrom, but where title to which remains vested in Lessor in accordance with
Section 8 hereof.

          "Pass Through Certificates" has the meaning set forth in the Trust Indenture.

          "Pass Through Trust Agreements" means the Pass Through Trust Agreement dated as of February 1, 1992, as amended and restated as of May 1, 1995, in each case between the Lessee and State Street Bank and Trust Company of Connecticut, National Association, as supplemented by each of the two Pass Through Trust Supplements, in each case between the Lessee and the Pass Through Trustee, and as the same may be further modified, amended or supplemented pursuant to the applicable provisions thereof and the Participation Agreement.

          "Pass Through Trustee" shall mean First Security Bank of Utah, National Association, a national banking association, in its capacity as Trustee under each Pass Through Trust Agreement,

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

and each other Person which may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

          "Pass Through Trust Supplement" means each of the two separate Trust Supplements Nos. 1995-A1 and 1995-A2, in each case dated as of May __, 1995 between Lessee and the Pass Through Trustee.

          "Past Due Rate" means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to any Certificate Holder, the "Past Due Rate" as defined in the Trust Indenture and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a fluctuating rate per annum equal to 2% over the Debt Rate.

          "Permitted Lien" means any Lien referred to in clauses (i) through
(vi) of Section 6 hereof.

          "Permitted Sublessee" means any air carrier domiciled in a country listed in Exhibit F hereto as in effect from time to time.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Premium" has the meaning assigned to the term in Section 6.01(b) of the Trust Indenture.

          "Prepaid Rent" has the meaning set forth in Section 3(g) hereof.

          "Purchase Agreement" means the agreement between Lessee and the Manufacturer relating to the purchase by Lessee of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

          "Purchase Option Date" has the meaning set forth in Section 19 hereof.

          "Redemption and Refinancing Agreement" means that certain Redemption and Refinancing Agreement (1993 747 A) dated as of May 1, 1995 by and among Lessee, the Owner Participant, The Mitsubishi Trust and Banking Corporation, New York Branch, the Owner Trustee, the Indenture Trustee and each Pass Through

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

Trustee, as the same may be modified, amended or supplemented from time to time in accordance with the applicable provisions thereof.

          "Redemption Date" has the meaning set forth in the Trust Indenture.

          "Reimbursement Amount" has the meaning set forth in Section 3(g) hereof.

          "Renewal Term" means the Fair Market Renewal Term or a Fixed Renewal Term as those terms are defined in Section 19 hereof.

          "Rent" means Basic Rent and Supplemental Rent, collectively.

          "Replacement Airframe" means any airframe substituted for an airframe in accordance with Sections 10(a) of the Lease.

          "Replacement Engine" means any engine substituted for an Engine in accordance with Sections 9(d), 10(a) or 10(b) of the Lease.

          "Restricted Country" has the meaning set forth on Exhibits F and G hereto.

          "Restricted Period" means the period ending on the last open day of the calendar year in which there occurs the seventh anniversary of the Delivery Date.

          "Special Purchase Option Dates" means each of the dates specified as such on Exhibit H hereto.

          "Special Termination Value", with respect to any Special Purchase Option Date, has the meaning set forth in Section 19(b)(1) hereof.

          "Special Termination Value Percentage" means, with respect to any Special Purchase Option Date, the percentage set forth opposite such Date on Exhibit H hereto.

          "Stipulated Loss Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount of Stipulated Loss Value is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(c) hereof and

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

in Section 8 of the Tax Indemnity Agreement). "Stipulated Loss Value" with respect to the Aircraft, as of any date during any Renewal Term, shall be the amount determined as provided in Section 19 hereof. To the extent that an event giving rise to an obligation to pay any Stipulated Loss Value occurs (with respect to the Airframe or either Engine), and the actual date on which the loss of tax benefits resulting from such event occurs shall be earlier or later than the date assumed in calculating the United States Federal income tax consequences reflected in the applicable Stipulated Loss Value, such Stipulated Loss Value shall be appropriately adjusted upwards or downwards to reflect the actual date of such loss of tax benefits, but shall be otherwise based on the original assumptions used in determining such Stipulated Loss Value.

          "Stipulated Loss Value Date" has the meaning specified therefore in Exhibit H hereto.

          "Sublease" means any sublease permitted by the terms of Section 7(b)(viii) hereof.

          "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(viii) hereof.

          "Subsidiary" means, with respect to any Person that is a corporation, any other corporation a majority of the voting securities of which are owned by such person, whether directly or indirectly.

          "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or others hereunder or under any of the other Operative Documents, including payments of Stipulated Loss Value and Termination Value and amounts calculated by reference thereto, an amount equal to the Premium, if any, payable in accordance with Section 3(d) hereof and indemnity payments. The parties acknowledge that Supplemental Rent is a general category and, accordingly, agree that any provision of any Operative Document which calls for the payment of Supplemental Rent and also calls for the payment of specific items which are includable in Supplemental Rent is not to be interpreted as requiring any double payment.

          "Tax Indemnity Agreement" means that certain Tax Indemnity Agreement (1993 747 A), dated as of April 1, 1993, as amended and restated as of May 1, 1995, between the Owner Participant and Lessee, as originally executed or as modified,

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

amended or supplemented pursuant to the applicable provisions thereof.

          "Taxes" means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon (each, individually, a "Tax").

          "Term" means the Interim Term, Basic Term and, if actually entered into, any Renewal Term.

          "Termination Date" has the meaning set forth in Section 9(b) hereof.

          "Termination Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount of Termination Value is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(c) hereof and in Section 8 of the Tax Indemnity Agreement). To the extent that an event giving rise to an obligation to pay any Termination Value occurs, and the actual date on which the loss of tax benefits resulting from such event occurs shall be earlier or later than the date assumed in calculating the United States Federal income tax consequences reflected in the applicable Termination Value, such Termination Value shall be appropriately adjusted upwards or downwards to reflect the actual date of such loss of tax benefits, but shall be otherwise based on the original assumptions used in determining such Termination Value.

          "Transaction Expenses" means (A) with respect to the closing on the Delivery Date (i) the reasonable and actual fees, expenses and disbursements of
(1) Day, Berry & Howard, special counsel for the Original Indenture Trustee, (2) Richards, Layton & Finger, counsel for the Original Owner Trustee, (3) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, (4) White & Case, special counsel for the Original Loan Participant, (5) Vedder, Price, Kaufman & Kammholz, special counsel for Lessee, and (6) Dewey Ballantine, special counsel for the Owner Participant, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements,
(iii) the initial fee and reasonable

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

and actual disbursements of the Original Owner Trustee under the Trust Agreement, (iv) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture, (v) the fee of Aeroeconomics, Inc. (or of such other appraiser as shall be selected by the Owner Participant) with respect to the appraisal of the Aircraft required on or before the Delivery Date pursuant to Section 4(a) of the Participation Agreement, (vi) the fees, commissions and expenses of Capstar Partners, Inc., (vii) the reasonable out-of-pocket expenses of the Original Loan Participant, (viii) the reasonable out-of-pocket expenses of the Owner Participant relating to the transactions contemplated by the Participation Agreement including, without limitation, the expenses related to the organization of the foreign sales corporation, up to an aggregate of $25,000 (but excluding from Transaction Expenses airfare charges incurred for travel on an airline other than United Air Lines, unless such travel is necessitated by the foreign sales corporation structure to the extent that United Air Lines does not offer regularly scheduled flights directly from New York to such foreign location where negotiations with respect to the transactions will be conducted for purposes of the foreign sales corporation nature of the transactions) plus airfare charges incurred for travel on United Air Lines, and (ix) the initial fees, if any, of the Original Loan Participant and the Succesor Original Loan Participant, and (B) with respect to the subsequent placement of the permanent debt pursuant to the Redemption and Refinancing Agreement (i) the reasonable and actual fees, expenses and disbursements of (1) Ray, Quinney & Nebeker, special counsel for the Indenture Trustee and the Pass Through Trustee, (2) Bingham, Dana & Gould, counsel for the Owner Trustee, (3) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, (4) Shearman & Sterling, special counsel for the Underwriters (to the extent not payable by the Underwriters), (5) Vedder, Price, Kaufman & Kammholz, special counsel for Lessee, and (6) Dewey Ballantine, special counsel for the Owner Participant, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, (iii) the initial fee and reasonable and actual disbursements of the Owner Trustee under the Trust Agreement, (iv) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture, (v) the fees, commissions and expenses of Capstar Partners, Inc., (vi) the reasonable out-of-pocket expenses of the Owner Participant relating to the transactions contemplated by the Redemption and Refinancing Agreement, (vii) the placement or underwriting fees, commissions and expenses, if any, in placing the permanent debt pursuant to the Redemption and Refinancing Agreement and all costs and expenses associated with the public offering pursuant thereto and the actual expenses of each Pass

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

Through Trustee under its respective Pass Through Trust Agreement and (viii) printing and distribution costs.

          "Trust Agreement" means that certain First Amended and Restated Trust Agreement (1993 747 A), dated as of the date hereof, between the Owner Participant and State Street Bank and Trust Company, in its individual capacity, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof and the terms of the Trust Indenture, including, without limitation, any Trust Supplement entered into pursuant to the applicable provisions thereof.

          "Trust Estate" has the meaning set forth in the Trust Agreement.

          "Trust Indenture" means that certain Second Amended and Restated Trust Indenture and Mortgage (1993 747 A), dated as of the date hereof, between Lessor and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof and the terms of the Participation Agreement, including, without limitation, any Trust Supplement entered into pursuant to the applicable provisions thereof.

          "Trust Indenture Estate" has the meaning assigned to the term "Indenture Estate" in the Trust Indenture.

          "Trust Office" has the meaning set forth in the Trust Indenture.

          "Trust Supplement" means a supplement to the Trust Agreement and the Trust Indenture, substantially in the form of Exhibit A to the Trust Agreement.

          "U.S. Air Carrier" means any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

          "Underwriters" has the meaning specified therefor in Section ______ of the Participation Agreement.

          "Wet Lease" means any arrangement whereby Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

engines (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that would be required under the Federal Aviation Act (or if the Aircraft is not registered in the United States, all certificates and licenses required by the laws of the jurisdiction of registry) for the performance by such employees of similar functions within the United States of America (or such jurisdiction of registry) (it is understood that cabin attendants need not be employees of Lessee) and (ii) shall be maintained by Lessee in accordance with its normal maintenance practices.

          SECTION 2. Acceptance and Lease. Lessor hereby agrees to accept from the Lessee the transfer of title to and simultaneously to lease to Lessee hereunder, and Lessee hereby agrees to lease on the Delivery Date from Lessor hereunder, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee agrees that Lessor will authorize one or more employees of Lessee, designated by Lessee in writing, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft. Lessee hereby agrees that in the event delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease.

          SECTION 3. Term and Rent. (a) Interim Term and Basic Term. The Interim Term shall commence on the Delivery Date and end on and include the day immediately preceding the Commencement Date unless earlier terminated pursuant to the provisions hereof. The Basic Term shall commence on the Commencement Date and end on the Lease Expiry Date or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

          (b) Basic Rent. Lessee shall pay Basic Rent in Dollars with respect to each Lease Period during the Basic Term on each Lease Period Date during the Basic Term, in the respective amounts for each Lease Period Date determined in accordance with Exhibit B hereto.

          (c) Adjustments to Basic Rent, Excess Amount, Stipulated Loss Values, Termination Values, Special Termination Value Percentages and the EBO Percentage.

               (i) In the event that (A) Transaction Expenses paid by Lessor are determined to be other than __% of Lessor's Cost, (B) there shall be an optional redemption or a refinancing or a refunding of the Loan Certificates in

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     accordance with Section 17 of the Participation Agreement, (C) [Intentionally Omitted], or (D) there is an optimization in accordance with
     Section 18 of the Participation Agreement; then in each case the Basic Rent and Excess Amount set forth in Exhibit B, the Stipulated Loss Value percentages set forth in Exhibit C, the Termination Value percentages set forth in Exhibit D, and the EBO Percentage and the Special Termination Value Percentages set forth in Exhibit H shall be adjusted (upwards or downwards as the case may be) using the same methods and assumptions (as modified on account of the occurrence of any of the events referred to in clauses (A)-(D)) used to calculate the Basic Rent and Excess Amount, the Stipulated Loss Value percentages, the Termination Value percentages and the EBO Percentage and the Special Termination Value Percentages set forth in Exhibits B, C, D and H, respectively, in each case in compliance with clauses (iv) and (v) of this paragraph (c) and in order to: (1) maintain the Owner Participant's Net Economic Return and (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof; provided, however, in no event will the EBO Price be adjusted below the greatest of (i) the Termination Value for the Aircraft as of the EBO Date, (ii) __% of Lessor's Cost (i.e., the fair market value of the Aircraft as of the EBO Date as the same was determined on the Delivery Date) and (iii) __% multiplied by the present value as of the EBO Date of (x) the remaining Basic Rent plus (y) __% of Lessor's Cost (i.e., the fair market value of the Aircraft as of the end of the Term as the same was determined on the Delivery Date) (if the computation described in this clause (iii) was done on the Delivery Date with all the Exhibits hereto on the Delivery Date, such present value would equal the EBO Percentage a the same was determined on the Delivery Date) (the present value calculation described in this clause (iii) shall utilize a semi-annual discount rate that on a compound basis is equal to 13.5% per annum).

              (ii) [Intentionally reserved for potential future use.]

             (iii) Any recalculation of Basic Rent and Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, EBO Percentage and Special Termination Value Percentages pursuant to this
     Section 3(c) (or pursuant to the definition of Stipulated Loss Value or Termination Value) shall be determined by the Owner Participant and shall be subject to the verification procedures set forth in Exhibit E hereto. Such recalculated Basic Rent and Excess

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     Amount, Stipulated Loss Value percentages, Termination Value percentages, EBO Percentage and Special Termination Value Percentages shall be set forth in an amendment hereto.

              (iv) Anything contained in the Participation Agreement or this Lease to the contrary notwithstanding, each installment of Basic Rent payable hereunder, whether or not adjusted in accordance with this Section 3(c), together with the amount of Excess Amount and Supplemental Rent, if any, in respect of the date on which such installment is payable, and each payment of Termination Value, Stipulated Loss Value, EBO Price and Special Termination Value whether or not adjusted in accordance with this Section 3(c) or Section 8 of the Tax Indemnity Agreement, and all other amounts (excluding Excluded Payments payable simultaneously by Lessee pursuant to this Lease), in each case, on the date on which such payment is due, shall be in an amount at least sufficient to pay in full, and shall be available to be applied by Lessor in payment on account of, any payments then required to be made on account of the principal amount (and Premium, if any) of and interest on the Loan Certificates then outstanding. It is agreed that no installment of Basic Rent or payment of Excess Amount, Termination Value, Stipulated Loss Value, Special Termination Value or EBO Price, shall be increased or adjusted by reason of (A) any attachment or diversion of Rent on account of (x) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) or (y) any other Lien on or against the Trust Estate, any part thereof or the Operative Documents arising as a result of claims against the Indenture Trustee or a Certificate Holder, not related to the transactions contemplated by the Operative Documents, (B) any modification of the payment terms of the Loan Certificates made without the prior written consent of Lessee, or (C) the acceleration of any Loan Certificate due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder.

               (v) All adjustments to Basic Rent under this Section 3(c) shall be consistent with the requirements of Sections 4.02(5), 4.07(1) and (2) and Section 4.08(1) of Rev. Proc. 75-28 (provided that the requirements of Section 4.08(1) shall apply on a prospective basis), as modified and in effect on the Delivery Date, and shall not cause the Lease to be a "disqualified leaseback or long-term agreement" within the meaning of
     Section 467 of the Code as then in effect and any final, temporary or proposed

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     regulations thereunder or any administrative or judicial interpretation thereof in effect on the date of such adjustment (a "Section 467 Agreement") (it being understood that any such adjustment shall not be treated as causing the Lease to be a Section 467 Agreement to the extent the Lease would have been a Section 467 Agreement if no such adjustment to Basic Rent had occurred).

          (d) Supplemental Rent. Lessee shall pay (or cause to be paid) promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value, Termination Value, EBO Price and Special Termination Values as the same shall become due and owing and all other amounts of Supplemental Rent within five Business Days after demand or on such date, or within such other relevant period, as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall also pay on behalf of Lessor as Supplemental Rent an amount equal to any amount payable by Lessor as Premium as and when any such Premium shall be due and payable; provided, however, that Lessee shall have no obligation to pay on behalf of Lessor any Premium payable under Section 6.01 or 6.02 of the Trust Indenture due to the occurrence of an "Event of Default" (as defined in the Trust Indenture) which does not constitute an Event of Default hereunder.
Lessee also will pay to Lessor, or on behalf of Lessor to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate with respect to any part of any installment of Basic Rent not paid prior to 11:00 a.m., New York City time, on the date when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid prior to 11:00 a.m., New York City time, on the date when due for the period until the same shall be paid.

          (e) Payments in General. All payments of Rent other than Excluded Payments payable to Lessor shall be made directly by Lessee by wire transfer of immediately available funds prior to 11:00 a.m., New York time, on the date of payment in Dollars, to Lessor at its office at 225 Franklin Street, Boston, Massachusetts 02110, Attention: _________________________ (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided, that so long as the Trust Indenture shall not have been fully discharged, Lessor hereby directs and Lessee

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

agrees, that all Basic Rent shall be paid directly to the Indenture Trustee at the times and in funds specified in this Section 3(e) at the offices of the Indenture Trustee at Two International Place, Boston, MA 02110, Attention:
Corporate Trust Department (or such other office of Indenture Trustee in the continental United States or such other account as Indenture Trustee shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Basic Rent is due). Excluded Payments shall be paid in Dollars in immediately available funds to the Person to whom payable at the address of such Person specified in Schedule I of the Participation Agreement.

          Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day then such payment shall be made on the next succeeding Business Day and no interest shall accrue on the amount of such payment, if such payment is made on such next succeeding Business Day.

          (f) [Intentionally Reserved for Potential Future Use].

          (g) [Intentionally Reserved for Potential Future Use].

          SECTION 4.  Lessor's Representations and Warranties.   LESSOR LEASES
AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSOR, ANY PARTICIPANT, THE INDENTURE TRUSTEE, AND LESSEE (A) THE AIRFRAME AND EACH ENGINE IS OF SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (B) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE IS SUITABLE FOR ITS PURPOSES, (C) NEITHER LESSOR NOR OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (D) NEITHER LESSOR, IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE, THE INDENTURE TRUSTEE NOR THE OWNER PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, DESIGN, OPERATION, VALUE, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except as set forth in Sections 8(f)(vi) and 8(p)(ii) of the Participation Agreement as to Lessor Liens and except that State Street Bank and Trust Company, in its individual capacity, (i) represents and warrants that on the Delivery Date, Lessor shall have received

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

whatever title to the Aircraft was conveyed to it by Lessee, (ii) represents and warrants that on the Delivery Date the Aircraft shall be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to it in its individual capacity, (iii) covenants that it will not, through its own actions or inactions, in such capacity, interfere in Lessee's or any Sublessee's quiet enjoyment, use, operation or possession of the Aircraft unless this Lease shall have been declared in default pursuant to Section 15 hereof, (iv) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it in its individual capacity on or with respect to the Airframe or any Engine or any portion of the Trust Estate and (v) represents and warrants that it is a Citizen of the United States and agrees that if at any time it shall cease to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on the Owner Participant, the Certificate Holders or Lessee), effective upon the appointment of a successor Owner Trustee in accordance with the provisions of the Trust Agreement. None of the provisions of this Section 4 or any other provision of this Agreement shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer, any subcontractor or supplier of the Manufacturer with respect to the Airframe, Engines, or any Parts, or to release the Manufacturer, or any such subcontractor or supplier from any such representation, warranty or obligation. Unless a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made by the Manufacturer or any of its subcontractors or suppliers and any other claims against the Manufacturer or any such subcontractor or supplier with respect to the Aircraft, all pursuant to and in accordance with the terms of the Owner Trustee's Purchase Agreement.

          SECTION 5. Return of the Aircraft. (a) Condition Upon Return. Unless purchased by Lessee pursuant to Section 19(b) hereof, upon the termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Section 9(b) or 15 hereof, Lessee will at its expense return the Aircraft to Lessor at Lessee's maintenance base located at San Francisco International Airport (or any principal maintenance base established by Lessee in the continental United States subsequent to the date hereof), provided that upon the request of the Lessor

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

given to Lessee at least ten (10) days prior to the date of such return, Lessee shall return the Airframe to Lessor at a location on Lessee's route system in the continental United States selected by Lessor, provided that such location is served on a normal basis by Boeing Model 747-422 aircraft operated by Lessee, and Lessor shall reimburse Lessee on a net after-tax basis for Lessee's out-of-pocket Expenses (including for this purpose salary costs for Lessee's personnel) resulting from Lessee's return of the Aircraft to such alternate return location to the extent such out-of-pocket Expenses exceed the out-of-pocket Expenses (including, for this purpose, salary costs for Lessee's personnel) Lessee would have incurred in returning the Aircraft to its principal maintenance base at San Francisco International Airport, provided, further, however, that if Lessor shall have made the request for storage pursuant to Section 5(d) hereof, Lessee shall at its expense return the Aircraft at the site of storage. At the time of such return, (A) Lessee will, at its own cost and expense, unless otherwise requested by Lessor to retain the existing registration of the Aircraft, cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the FAA in the name of Lessor or its designee, provided that Lessee shall be relieved of its obligations under this sentence if such registration is prohibited by reason of the failure of Lessor, the Owner Participant or Lessor's designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration, and (B) subject to Section 5(e) hereof, the Airframe will be fully equipped with the Engines (or Acceptable Alternate Engines) installed thereon. Also, at the time of such return, Lessor shall have good title to such Airframe and Engines or Acceptable Alternate Engines, and such Airframe and Engines or Acceptable Alternate Engines (i) shall be certified (or, if not then registered under the Federal Aviation Act by reason of the proviso to clause (A) in the preceding sentence or because Lessor has so requested that the Aircraft not be so registered, shall hold a valid certificate of airworthiness issued by the country of registry and be eligible for certification by the FAA) as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in a regular passenger configuration, and in as good a condition as when delivered by Lessee to Lessor, ordinary wear and tear excepted and otherwise in the condition required to be maintained under the Lease and under Lessee's FAA-approved maintenance plan (notwithstanding any Sublease theretofore in effect) and shall be in compliance with all mandatory environmental, noise, air

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

pollution and other standards prescribed by the federal government of the United States and applicable to the Aircraft including, without limitation, standards relating to corrosion and structural integrity and all other applicable manufacturer's mandatory service bulletins (except for standards, laws, regulations, directives and bulletins that permit compliance at a later time and would not, in the normal course of Lessee's maintenance plan, be complied with by the date of return without discriminating on the basis of the status of the Aircraft as a leased aircraft), (iv) in the event that Lessee shall not then be using a continuous maintenance program with respect to the Airframe immediately prior to such return but instead shall have been using a block overhaul program with respect to the Airframe, then (A) such block overhaul program shall have been approved by the government of registry of the Aircraft and (B) the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the block overhaul program then used by Lessee, (v) in the event that Lessee during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines (or Acceptable Alternate Engines), Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines)) on such Engines (or Acceptable Alternate Engines) remaining until the next scheduled engine heavy maintenance shall be at least 25% of the hours or cycles (whichever shall be applicable) between engine heavy maintenance allowed under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines), (vi) shall have all Lessee's and any Sublessee's exterior marking removed or painted over with areas thereof refinished to match adjacent areas, and (vii) shall be in a state of cleanliness suitable under Lessee's normal service standards for operation in Lessee's revenue passenger service and in all such cases the Aircraft shall not have been discriminated against whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever.

          In addition, the following conditions shall be complied with at the time of the return of the Aircraft: (i) Lessee shall deliver to Lessor any "no cost" modification kits designated for the Aircraft that Lessee has in its possession and that have not been incorporated at the time of the return of the Aircraft, (ii) Lessor may purchase from Lessee at Lessee's cost any service bulletin kits purchased or manufactured by Lessee for the Aircraft (provided that Lessee shall not be obligated to sell to Lessor any service bulletin kit manufactured by Lessee to the

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

extent Lessee, in its reasonable judgment, considers the same proprietary) and
(iii) without limiting the obligations of the Lessee set forth in the preceding paragraph, in the event the FAA shall issue any directive which requires termination thereof prior to the return date, then such directive shall be terminated prior to the return date, and if Lessee shall have not been required to terminate such directive in the normal course of its operations without discriminating against the Aircraft by reason of its leased status or otherwise prior to the return of the Aircraft but such directive must be terminated on or before six months following such return, then Lessee shall, at the sole cost and expense of Lessor, comply with such directive but only if (x) at least 540 days prior to the return of the Aircraft Lessee receives from Lessor a written request to comply with such directive at Lessor's sole cost and expense (determined on the basis of what a third party would charge for comparable services) and (y) after receipt by Lessee of such request, the Aircraft is subject to a maintenance check of the type at which such modification is made, in accordance with Lessee's general maintenance program, and Lessee has, or can obtain using commercial reasonable efforts taking into account the 540 day prior notice received by Lessee, the personnel, parts, facilities and other resources available to accomplish the modification and the modification can be made without materially disrupting the operations of Lessee's maintenance facility or Lessee's operations.

          For purposes of this Section 5(a), any maintenance program used by Lessee for airframes (including the Airframe) substantially similar to the maintenance program described in the excerpts from "United Air Lines 747 Maintenance Program" furnished to Lessor and the Owner Participant prior to the Delivery Date (a copy of which was attached to the certificate of the Assistant Secretary of the Lessee delivered pursuant to Section 4(a)(vii)(6) of the Original Participation Agreement) shall be considered a continuous maintenance program (and not a block maintenance program) and any engine maintenance program used by Lessee for engines (including the Engines) substantially similar to the maintenance program described in ["United Air Lines 747 Maintenance Program"] shall be considered an on-condition maintenance program.

          In the event that the provisions of the preceding paragraph are inapplicable and upon a return of the Aircraft pursuant to this Section 5, Lessee and Lessor cannot agree as to whether Lessee, during the period of operation of the Aircraft immediately prior to such return, shall have been using a continuous maintenance program or a block overhaul program with respect to the Airframe (including, without limitation, a dispute

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

as to whether Lessee's program is substantially similar to the program described in the excerpts to the "United Air Lines 747 Maintenance Program" furnished to Lessor as set forth in the preceding paragraph), then Lessee and Lessor shall mutually appoint an independent third party, satisfactory to both Lessee and Lessor, who shall make such a determination, which determination shall be conclusive and final. Lessee will provide, on a confidential basis, such independent third party with the maintenance program and records applicable to the Aircraft necessary to make such determination. The fee of such third party shall be paid equally by Lessor and Lessee.

          If clause (iv) of the first paragraph of this Section 5(a) shall be applicable but the Airframe does not meet the conditions specified in said clause (iv), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) the fair market cost of obtaining an airframe block overhaul of the type referred to in such clause (iv) at a location in the United States that has been approved by the FAA for such work by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours of operation allowable between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next such block overhaul and (y) the denominator shall be the number of hours of operation allowable between such block overhauls in accordance with such block overhaul program.

          If clause (v) of the first paragraph of this Section 5(a) shall be applicable but the Engines (or Acceptable Alternate Engines) do not meet the conditions specified in said clause (v), Lessee shall pay or cause to be paid to Lessor, concurrently with the return thereof, a Dollar amount computed by multiplying (i) the fair market cost of obtaining the scheduled engine heavy maintenance under the maintenance program then used by Lessee for engines of the same model as the Engines (or Acceptable Alternate Engines) at a location in the United States that has been approved by the FAA for such work by (ii) a fraction which (x) the numerator shall be the excess of 25% of the hours or cycles (whichever is applicable) of operation of one Engine between engine heavy maintenance allowable under the maintenance program then in use with respect to such Engines (or Acceptable Alternate Engines) over the actual average number of hours or cycles of operation of such Engines (or Acceptable Alternate Engines) remaining until the next such scheduled engine heavy maintenance and (y) the denominator shall be the number of hours or cycles allowable between such scheduled engine heavy maintenance.

          During the last six months of the Term (unless Lessee shall have irrevocably elected to purchase the Aircraft or renew

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and cause any Sublessee to cooperate, at Lessor's sole cost, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft, any maintenance records relating to the Aircraft then required to be retained by the FAA or by the comparable government agency of the country in which the Aircraft is registered, all in accordance with Section 12 hereof, provided that any such cooperation shall not interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee or any Sublessee.

          (b) Return of Other Engines. In the event that an Acceptable Alternate Engine shall be delivered with the returned Airframe as set forth in paragraph (a) of this Section 5, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such Acceptable Alternate Engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that each such Acceptable Alternate Engine is free and clear of all Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) and will, to the extent applicable, comply with the provisions of Section 9(d) as if Lessee had irrevocably elected, in accordance with Section 9(d) hereof, to terminate the Lease with respect to the Engine in replacement for which such Acceptable Alternate Engine is being delivered and Lessor will provide a bill of sale, at Lessee's expense, evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of the Airframe.

          (c) Fuel and Manuals. Upon the return of the Airframe upon any termination of this Lease in accordance with paragraph (a) of this Section 5,
(i) Lessee shall invoice Lessor, and Lessor shall pay to Lessee the amount of Lessee's cost for any fuel or oil contained in the fuel or oil tanks on the Airframe, and (ii) Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data and inspection, modification and overhaul records in the English language (or an English translation of the same), (A) required to be maintained with

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

respect to the Airframe, the Engines or any part thereof in accordance with
Section 7(a) hereof, (B) created since the Airframe's or Engine's or Acceptable Alternate Engine's (whichever is applicable) last heavy maintenance visit and
(C) required to lawfully operate the Aircraft in the United States under a United States Certificate of Airworthiness without performing additional maintenance.

          (d) Storage Upon Return. If, at any time at least 30 days prior to the end of the Basic Term or any Renewal Term or pursuant to Section 9(c) or
Section 15, Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with storage facilities for the Aircraft (at Lessor's risk and at Lessor's cost for insurance, maintenance and Lessee's reasonable out-of-pocket expenses other than storage fees) for a period not exceeding forty-five
(45) days (and upon prior written notice from Lessor to Lessee given at least 10 days prior to the end of such 45 day period, at Lessor's risk and at Lessor's cost for insurance, maintenance and Lessee's reasonable out-of-pocket expenses including storage fees, for an additional period not exceeding 45 days) commencing on the date of such termination, at a location in the forty-eight contiguous states of the United States selected by Lessee and used as a location for the storage of aircraft. Lessee shall, at Lessor's written request, maintain insurance (if available) for the Aircraft during such period and shall be reimbursed by Lessor for the premiums thereon.

          (e) Purchase of Engine. In the event that Lessee shall have paid the Stipulated Loss Value for any Engine pursuant to Section 10(b) hereof and all other amounts due and owing under said Section 10(b), then, notwithstanding anything contained in this Section 5, Lessee shall, subject to the proviso below, be under no obligation to return any engine installed on the Airframe in replacement for such Engine to Lessor upon the termination of this Lease; provided, however, that in such event Lessor shall have the right upon termination of this Lease (unless Lessee shall have exercised any of its options to purchase the Aircraft pursuant to Section 19), at its sole option, to purchase from Lessee an engine or engines suitable for use on the Airframe and compatible with the other Engine (if any) or the other engine purchased under this Section 5(e) for such engine's then Fair Market Sales Value and any such engine shall be installed at no cost to Lessor on the Airframe on the return thereof.

          (f) Severable Parts. At any time after Lessee has advised Lessor that it has determined not to renew this Lease or

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

purchase the Aircraft, or the Aircraft is otherwise to be returned to Lessor, Lessee shall, at Lessor's request, advise Lessor of the nature and condition of all severable Parts owned by Lessee which have been used by Lessee during the prior six months and which Lessee has or intends to remove from the Aircraft as permitted by Section 8 hereof. Lessor may, at its option, upon 30 days written notice to Lessee, purchase any or all of such Parts from Lessee upon the expiration of the Term at their then fair market value.

          (g) Special Redelivery Provision. Not less than 30 days prior to (A) the date of redelivery of the Aircraft by Lessee to Lessor in accordance with this Section 5, (B) the date of redelivery to Lessor or a purchaser pursuant to
Section 9(c) or Section 15 hereof, or (C) a purchase of the Aircraft by Lessee pursuant to Section 19(b), Lessor may provide Lessee with a proposal regarding the arranging of delivery of the Aircraft so as to enable Lessor to realize "foreign trade income" (as defined in Section 923(b) of the Code or any successor provision thereto) from the sale or re-lease of the Aircraft, and Lessee shall (i) arrange delivery at Lessor's cost (unless the delivery site is as provided in Section 5(a) hereof) either inside or outside the United States, as specified in Lessor's proposal, and (ii) otherwise comply with such proposal to the extent Lessee can do so without incurring any cost, expense or liability not indemnified against by Lessor in a manner in form and substance reasonably satisfactory to Lessee.

          SECTION 6. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor as owner of the Aircraft and Lessee as herein provided (including any Sublease permitted pursuant to Section 7(b)), the Lien of the Trust Indenture, and any other rights existing pursuant to the Operative Documents, (ii) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), (iii) Liens for Taxes of Lessee (or any Sublessee) either not yet due or being contested in good faith by appropriate proceeding so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest thereon, (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of Lessee's or any Sublessee's business securing obligations that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings so long as during such 30 day period there is not, or such proceedings do not involve, any material risk of the sale, forfeiture or loss of

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

the Airframe or any Engine or any interest therein, (v) Liens arising out of any judgment or award against Lessee (or any Sublessee), unless there exists a material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or unless the judgment secured shall not, within 45 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 45 days after the expiration of such stay, and (vi) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

          SECTION 7. Registration, Maintenance and Operation; Possession and Subleases; Insignia. (a) (1) Registration and Maintenance. Lessee, at its own cost and expense, shall (or shall cause any Sublessee to): (i) upon delivery of the Aircraft, cause the Aircraft to be duly registered in the name of Lessor, and, subject to subparagraph (3) of this Section 7(a), to remain duly registered in the name of Lessor under the Federal Aviation Act (except to the extent that such registration cannot be effected because of Lessor's or the Owner Participant's failure to comply with the citizenship requirements for registration of aircraft under such Act), provided that Lessor and the Owner Participant shall execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and Lessee shall cause the Trust Indenture to be duly recorded and maintained of record as a first mortgage on the Aircraft; (ii) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft) (x) so as (p) at all times to keep the Aircraft in as good an operating condition as when delivered by Manufacturer to Lessee, ordinary wear and tear excepted, and (q) to keep the Aircraft in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations) under
(I) the Federal Aviation Act, except when all of Lessee's Boeing Model 747-422 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in the United States have been grounded by the FAA unless such grounding was caused by the failure of Lessee to maintain, service, repair or overhaul the Aircraft in accordance with this Lease, or (II) the applicable

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

laws of any other jurisdiction in which the Aircraft may then be registered from time to time, except when all of Lessee's Boeing Model 747-422 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in such jurisdiction have been grounded by the aeronautical authority of such jurisdiction unless such grounding was caused by the failure of Lessee to maintain, service, repair or overhaul the Aircraft in accordance with this Lease and (y) in substantially the same manner as Lessee (or any Sublessee) maintains, services, repairs or overhauls similar aircraft operated by Lessee (or such Sublessee) in similar circumstances and without in any way discriminating against the Aircraft, whether by reason of its leased status or otherwise, including, without limitation, in regard to the termination of airworthiness directives; or such other manner as shall have been approved in writing by the Owner Participant;
(iii) maintain or cause to be maintained in the English language (or with appropriate English translation) all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered (which records, logs and other materials, as between Lessor and Lessee and all parties claiming through Lessee, shall be the property of Lessor but shall be maintained by Lessee during the Term of this Lease and shall become the property of Lessee upon Lessee's purchase of the Aircraft pursuant to the terms of this Lease or upon the occurrence of an Event of Loss and Lessee's compliance with Section 10); and (iv) promptly furnish or cause to be furnished to Lessor or the Owner Participant such information as may be reasonably required to enable Lessor or the Owner Participant to file any reports required to be filed by Lessor or the Owner Participant with any governmental authority because of Lessor's ownership of the Aircraft.

          (2) Operation. Lessee will not (or permit any Sublessee to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law or any rule, regulation, treaty, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except that, after Lessee shall have provided Lessor and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee with a certificate of its President, any Vice President, the Treasurer or any Assistant Treasurer stating all relevant facts pertaining thereto, Lessee or any Sublessee may contest in good faith the validity or application of any such law, rule, regulation, order,

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

certificate, license, registration or violation in any reasonable manner which does not jeopardize the right, title and interest of the Lessor or the Owner Participant in and to the Airframe and/or the Engines or otherwise materially adversely affect Lessor, the Indenture Trustee or the Owner Participant but only so long as such proceedings do not involve any risk of criminal liability or any unindemnified material risk of civil liability to Lessor or the Owner Participant for which the Lessee is not then willing to indemnify Lessor or the Owner Participant in a manner reasonably satisfactory to such Person. If the indemnities or insurance specified in Section 11(f), or some combination thereof in amounts equal to amounts required by Section 11(f), have not been obtained, Lessee will not operate the Aircraft, or permit any Sublessee to operate the Aircraft, in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 11, provided, however, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other isolated extraordinary event beyond the control of Lessee and Lessee is taking all reasonable steps to remedy such failure as soon as is reasonably practicable.

          (3) Reregistration. At any time after the Restricted Period, Lessor shall, at the request and sole expense of Lessee, cooperate with Lessee and take all actions required to change the country of registration of the Aircraft in compliance with and subject to the terms and conditions of Section 8(e) of the Participation Agreement.

          (4) Operating Certificates. Lessor hereby authorizes Lessee, at Lessee's sole cost, expense and risk, to act as its agent for the purpose (but only for the purpose) of obtaining any required replacement operating certificates from the FAA; provided, however, that in the event that Lessee shall have received from Lessor written notice that an Event of Default shall have occurred and be continuing, this authority shall not apply for a period from the date of receipt of such notice to such time as such Event of Default shall have been cured by Lessee or waived by Lessor. This authority includes (without expanding in any way the nature of the limited authority granted pursuant to the first sentence of this Section 7(a)(4)), but is not limited to, obtaining registration certificates, airworthiness certificates, certificates of sanitary construction and ferry permits. In particular, this authority includes the ability to make use of Exemption No. 5318 issued by the FAA. This authority will allow duly authorized personnel of Lessee to sign any application forms required in the process of obtaining

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

such operating certificates, and this authority will also allow such personnel, where necessary and appropriate, to sign certificates as the attorney-in-fact for Lessor. Lessee hereby agrees that it will promptly notify Lessor of any action that it has taken in accordance with this Section 7(a)(4) as agent for the Lessor. Nothing in this Section 7(a)(4) shall permit the Lessee to change the country of registry of the Aircraft except as provided in Section 7(a)(3) above.

          (b) Possession and Subleases. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that, so long as no Section 14(a), (b), (f) or (g) Default or, in the case of paragraph (viii) of this Section 7(b), no Section 14(d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) hereof or Section 8 hereof) Default, or any Event of Default shall have occurred and be continuing at the time of such sublease, delivery, transfer or relinquishment of possession or installation, and so long as the action to be taken shall not deprive the Indenture Trustee of the Lien of the Trust Indenture on the Airframe or any Engine and Lessee and any Sublessee shall continue to comply with the provisions of Sections 7(a) and 11, Lessee may, without the prior written consent of
Lessor:

               (i) subject the Airframe and the Engines or engines then installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or any Sublessee) in the ordinary course of its business and, in the case of the Airframe, (x) with a U.S. Air Carrier not in bankruptcy or a Permitted Sublessee or (y) any other air carrier approved by Lessor; provided, that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe, and (B) if Lessor's title to any Engine shall be divested under any such agreement or arrangement, Lessee shall be deemed to have irrevocably elected, in accordance with Section 9(d) hereof, to terminate the Lease with respect to such Engine on the Business Day next following the 44th day following such divestiture and Lessee shall (or shall cause any Sublessee to) comply with Section 9(d) hereof in respect thereof;

              (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     on the Airframe or Engine or any Part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of Section 8(c) hereof;

             (iii) install an Engine on an airframe owned by Lessee (or any Sublessee) which airframe is free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause
     (i) above, provided that Lessor's title to such Engine shall not be divested as a result thereof and (C) mortgage Liens or other security interests, provided, that (as regards this clause (C)), such mortgage Liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

              (iv) install an Engine on an airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

               (v) install an Engine on an airframe owned by Lessee (or any Sublessee), leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement under circumstances where neither subparagraph (iii) nor subparagraph (iv) of this paragraph (b) is applicable, provided that in the event of such installation, Lessee shall be deemed to have irrevocably elected, in accordance with Section 9(d) hereof, to terminate the Lease with respect to such Engine on the Business Day next following the 44th day following such installation and Lessee shall (or shall cause any Sublessee to) comply with
     Section 9(d) hereof in respect thereof, Lessor not intending hereby to

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 9(d);

              (vi) transfer (or permit any Sublessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program for a period, including all permissible renewal periods (so long as such renewal options have been irrevocably exercised by Lessee), that does not extend beyond the end of the Term so long as Lessee (or any Sublessee) shall promptly notify Lessor (x) upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program and
     (y) of the name and the address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notice must be given pursuant to Section 15 hereof;

             (vii) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to Lessor provided that the term of such contract, including all permissible renewal periods (so long as such renewal options have been irrevocably exercised by Lessee), shall not continue beyond the end of the Term; or

            (viii) So long as the Sublessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the Sublease is entered into, Lessee may, at any time, enter into a sublease with (1) a U.S. Air Carrier, (2) after the Restricted Period any Permitted Sublessee, provided that in the event such Permitted Sublessee is domiciled in a country listed on Exhibit F hereto and designated therein as a "Restricted Country" such Sublessee shall be deemed a Permitted Sublessee only if its country of domicile at the time of such subleasing imposes and enforces aircraft maintenance standards not materially less stringent than those of the FAA or the central aviation authority of any of Canada, France, Germany, Japan or the United Kingdom, or (3) after the Restricted Period any other Person approved in writing by the Owner Participant, which approval shall not be unreasonably withheld if in regard to this subclause (3) (x) the proposed sublessee's country of domicile imposes maintenance standards not materially less stringent than those of the FAA or the central aviation authority of any of

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     Canada, France, Japan, Germany, or the United Kingdom and (y) Lessor, Owner Participant and the Indenture Trustee receive an opinion of counsel reasonably acceptable to Lessor, in its individual capacity, and Owner Participant that the terms of the sublease and other Operative Documents will be valid in the country where Sublessee is domiciled; that no Participant is required to register to do business in the Sublessee's country of domicile; that there is no tort liability for owners not in possession that is more extensive than under United States law or any state law (it being understood that if such opinion cannot be given in a form reasonably satisfactory to the Owner Participant such opinion will be waived if insurance reasonably satisfactory to the Owner Participant and the Lessor, in its individual capacity, is provided at Lessee's expense to cover such risk); that fair compensation in a currency freely convertible into Dollars is mandated if there is a requisition of use or title of the Aircraft by the country in which the Sublessee is domiciled (it being understood that if such opinion cannot be given in a form reasonably satisfactory to the Owner Participant such opinion will be waived if insurance reasonably satisfactory to the Owner Participant, is provided at Lessee's expense to cover such risk); that there exist no possessory rights in favor of the Sublessee which upon Lessee's bankruptcy or other Default hereunder (assuming the Sublessee is not then bankrupt) would prevent the return of the Aircraft in accordance with the terms hereof or inhibit the Lessor's rights therein; and as to such other matters as Lessor, in its individual capacity, and the Owner Participant may reasonably request, provided, however, (A) that no sublease, including all permissible renewal periods, shall extend beyond the Basic Term or any Renewal Term then in effect, unless Lessee shall have irrevocably committed to purchase the Aircraft or renew the Lease in accordance with the terms thereof at the end of the Basic Term or Renewal Term, as the case may be, to a date beyond the latest permissible expiration date of such sublease, (B) that, on the date of such sublease, the United States and the country in which sublessee is domiciled and principally located maintain diplomatic relations, (C) that on or prior to entering into such sublease, Lessee shall provide to the Lessor and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee assurances reasonably satisfactory to Lessor, in its individual capacity, and Owner Participant to the effect that the provisions of Section 11 hereof have been complied with after giving effect to such sublease and (D) that, in the case of a sublease to a sublessee described in (3) above, if the country of domicile of the proposed sublessee

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     at the time of such subleasing has not unqualifiedly ratified the Geneva Convention for International Recognition of Rights in Aircraft, the Lessee shall provide Lessor to the Lessor and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Owner Participant, to the effect that the country in which such sublessee has its principal office and domicile would give effect to (i) the title of Lessor in and to the Aircraft, (ii) the registry of the Aircraft in the name of Lessor (or Lessee or Sublessee, as "lessee" or "sublessee" as appropriate) and (iii) the priority and validity of the Lien of the Trust Indenture.

          The rights of any Sublessee or other transferee (other than a transferee where the transfer is of an Engine which is deemed a termination under Section 9(d)) shall be subject and subordinate to, all the terms of the Lease (and any Sublease shall expressly state that it is so subject and subordinate), including, without limitation, the covenants contained in Section 7(a) hereof, the inspection rights contained in Section 12 hereof and Lessor's (and, so long as the Trust Indenture is in effect, the Indenture Trustee's (as Lessor's assignee)) rights to repossess the Aircraft and to void any Sublease upon such repossession, and Lessee shall remain primarily liable for the performance of all of the terms of the Lease, and the terms of any such Sublease shall not permit any Sublessee to take any action not permitted to be taken by Lessee in the Lease with respect to the Aircraft. No pooling agreement, Sublease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor under this Lease or constitute a waiver of Lessor's rights or remedies hereunder. Lessor agrees, for the benefit of Lessee (and any Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine owned by Lessee (or any Sublessee), any lessor of any engine other than an Engine leased to Lessee (or any Sublessee) and any conditional vendor of any engine other than an Engine purchased by Lessee (or any Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created under the Lease in any engine so owned, leased or purchased and that neither Lessor nor its successors or assigns will acquire or claim, as against Lessee (or any Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of Lessor shall not be for the benefit of any lessor or secured party of an airframe leased to

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee or any other holder of a security interest in an airframe owned by Lessee (or any Sublessee), on which airframe Lessee (or any Sublessee) then proposes to install an Engine, unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against Lessor, any right title or interest in an Engine as a result of such Engine being installed on such airframe. Lessee shall provide the Owner Participant and the Indenture Trustee
(A) written notice (which notice shall be given (i) no later than thirty (30) days prior to entering into any Sublease with a term of more than one (1) year or (ii) at any time prior to (to the extent that the giving of prior notice is reasonably possible) or promptly after entering into any Sublease with a term of one (1) year or less) of any Sublease and (B) a copy of any Sublease which has a term of more than one (1) year.

          Lessee shall assign any Sublease to Lessor as security for its obligations hereunder pursuant to an assignment instrument reasonably satisfactory to Lessor; provided, however, that any such assignment instrument shall provide that the assignment of the Sublease shall only be effective, without any further action, immediately upon the occurrence of a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default (and such effectiveness shall terminate upon the curing or waiver of the aforesaid Defaults or Events of Default). In addition, any Sublease entered into by Lessee shall provide that all payments due under such Sublease shall be paid by the Sublessee to Lessor during the continuance of a Section 14(a), 14(b), 14(f) or 14(g) Default or an Event of Default.

          In the event that during the term of a Sublease the Aircraft shall have been maintained under a block-overhaul program, Lessee shall at its option either (i) cause the Aircraft to be returned to the Lessee by the Sublessee no later than three months prior to the end of the Term and Lessee shall upon such return incorporate the Aircraft into Lessee's continuous maintenance program for aircraft of the same make and model and in active commercial service or (ii) upon return of the Aircraft to Lessor pursuant to Section 5(a), Lessee shall comply with those return conditions set forth in such Section 5(a) applicable in the event Lessee had adopted a block-overhaul program.

          Any Wet Lease or similar arrangement under which Lessee maintains operational control of the Aircraft shall not

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

constitute a delivery, transfer or relinquishment of possession for purposes of this section. Lessor acknowledges that any consolidation or merger of Lessee or conveyance, transfer or lease of all or substantially all of Lessee's assets permitted by the Operative Documents shall not be prohibited by this Section.

          No Sublease permitted pursuant to this Section shall permit any further sub-subleasing of the Aircraft.

          (c) Insignia. On or prior to the Delivery Date, or as soon thereafter as practicable, Lessee agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe adjacent to the registration certificate therein and on each Engine a nameplate bearing the inscription:

                                  Leased From

          State Street Bank and Trust Company, not in its individual capacity but solely as Owner Trustee, Owner and Lessor and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:

                                  Mortgaged To

          First Security Bank of Utah, National Association, as Indenture
          Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee, in each case as permitted under the Operative Documents).

          Except as above provided, Lessee will not allow the name of any person, association or corporation to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided, that nothing herein contained shall prohibit Lessee (or any Sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

          SECTION 8. Replacement and Pooling of Parts; Alterations, Modifications and Additions.

          (a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen,

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 8(c). All replacement Parts shall be owned by Lessee free and clear of all Liens (except Permitted Liens, pooling arrangements permitted by Section 8(b) hereof and replacement Parts temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility substantially equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 8(b) hereof and except replacement Parts temporarily installed on an emergency basis), (i) title shall vest in and such replacement Part shall become the property of Lessor and shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be the property of Lessor and shall no longer be deemed a Part hereunder.

          (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in Section 8(a) hereof may be subjected by Lessee (or any Sublessee) to a pooling arrangement of the type which is permitted by Section 7(b)(i) hereof; provided, that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 8(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with such Sections may be owned by any third party subject to such a pooling arrangement, provided, that Lessee (or any Sublessee), at its expense, as promptly thereafter as practicable, and in any event within 90 days, either (i) causes such replacement Part to become the property of Lessor free and clear of all Liens other than Permitted Liens or (ii) replaces such replacement Part with a further replacement Part owned by Lessee (or any Sublessee) which shall become the property of Lessor, free and clear of all Liens other than Permitted Liens.

          (c) Alterations, Modifications and Additions. Lessee, at its own expense, will make (or cause to be made) such

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to be made during the Term so as to comply with any law, rule, regulation or order of any regulatory agency or body of any jurisdiction in which the Aircraft may then be registered; provided, however, that, after Lessee shall have provided Lessor and, so long as the Lien of the Trust Indenture shall not have been released, the Indenture Trustee, with a certificate of its President, any Vice President, the Treasurer or any Assistant Treasurer stating all relevant facts pertaining thereto, Lessee or any Sublessee may, in good faith, and by appropriate proceedings contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not jeopardize the right, title and interest of the Lessor or the Owner Participant in and to the Airframe and/or the Engines, or otherwise materially adversely affect Lessor, the Owner Participant or the Indenture Trustee but only so long as such proceedings do not involve any risk of criminal liability or any unindemnified material risk of civil liability to Lessor or the Owner Participant for which the Lessee is not then willing to indemnify Lessor or the Owner Participant in a manner reasonably satisfactory to such Person. In addition, Lessee (or any Sublessee), at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Sublessee) may deem desirable in the proper conduct of its business, including removal of Parts which Lessee (or any Sublessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of the Airframe or such Engine, or decreases the value or the utility (or, in regard to the Airframe, remaining useful life) of the Airframe or such Engine below the value or utility (or, in regard to the Airframe, remaining useful life) thereof immediately prior to such alteration, modification, removal or addition assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease. In addition, the value (but not the utility, condition, airworthiness or, in the case of the Airframe, remaining economic useful life) of the Airframe or any Engine may be reduced by the value, if any, of Obsolete Parts which shall have been removed so long as the aggregate original cost of all Obsolete Parts which shall have been removed and not replaced shall not exceed $900,000. All Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which Lessee has leased from others and which may be removed by Lessee pursuant to the next sentence) (the "Additional Parts") shall, without further act, become the property of, and title to such

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

Parts shall vest in, Lessor. Notwithstanding the foregoing sentence, Lessee (or any Sublessee), subject to Lessor's rights under Section 5(f) hereof, may, at its own expense, at any time during the Term, so long as no Default under
Section 14(a), (b), (d) (solely with respect to Lessee's obligations under
Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) or an Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without impairing the condition or airworthiness or diminishing the value or utility (or, in regard to the Airframe, remaining useful life) of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be deemed the property of Lessor or part of the Airframe or Engine from which it was removed. Any Additional Part not removed as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

          SECTION 9.  Early Termination.

          (a) [Intentionally reserved for potential future use].

          (b) Termination for Obsolescence/Surplus. So long as no Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) Default or any Event of Default shall have occurred and be continuing, Lessee shall have the right to terminate this Lease on the third Business Day prior to any Lease Period Date occurring on or after the Restricted Period if Lessee shall have made a good faith determination, which shall be evidenced by a certificate of any financial officer of Lessee, who is the Treasurer or more senior officer, that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee.

          Lessee shall give to Lessor and Indenture Trustee at least one hundred and eighty (180) days revocable (except as provided below) advance written notice of Lessee's intention to so terminate this Lease (any such notice, a "Termination Notice") specifying (i) the date on which Lessee intends to terminate this

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

Lease in accordance with this Section 9(b) (such specified date, a "Termination Date") and (ii) that Lessee has determined that the Aircraft is surplus to its requirements or economically obsolete to Lessee. Lessee shall exercise this option by arranging for the sale of the Aircraft pursuant to Section 9(c), provided, however, that Lessee may not withdraw its notice if Lessor has elected to retain the Aircraft pursuant to Section 9(c) or if the highest bid obtained by Lessee pursuant to Section 9(c) is greater than the then applicable Termination Value; provided, further, that if no sale of the Aircraft shall have occurred on or prior to the Termination Date and if Lessor shall not have elected to retain the Aircraft, Lessee's Termination Notice shall be deemed withdrawn. The Termination Notice shall become irrevocable twenty-five (25) days prior to the Termination Date.

          (c) Sale of the Aircraft. In the event that Lessee shall have proposed to terminate this Lease under Section 9(b), then during the period commencing with the date of the Termination Notice until the proposed Termination Date Lessee, as non-exclusive agent for Lessor and at no expense to Lessor, shall use reasonable efforts to obtain bids in Dollars for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five Business Days after receipt thereof and at least ten Business Days prior to the proposed Termination Date, advise Lessor in writing of the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any person contacted by the Owner Participant) submitting such bid. After Lessee shall have advised Lessor of all bids received, the Owner Participant, any Affiliate thereof or any Person contacted by the Owner Participant may submit a further bid or bids to Lessee not later than five Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date). Subject to the next succeeding sentence, on or before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft under the Trust Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered to the highest bidder as determined below, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and Lessee shall duly transfer to Lessor title to any engine installed on the Airframe and not owned by Lessor, all in accordance with the terms of Section 5 (but subject to the

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

provisions of Section 5(e) hereof), (2) Lessor shall comply with the terms of the Trust Indenture and shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), subject to prior or concurrent payment by Lessee of all amounts due under clause (3) of this sentence, sell the Aircraft for cash in Dollars to the entity, if any, which shall have submitted the highest bona fide bid (evaluated on a net cash basis) therefor, the total selling price realized at such sale to be retained by Lessor, and (3) Lessee shall simultaneously pay or cause to be paid to Lessor in the manner provided in Section 3(e), (A) if the proceeds of the sale of the Aircraft so sold, net of reasonable out-of-pocket costs and expenses incurred by Lessor and the Owner Participant in connection therewith, including, without limitation, applicable sales or transfer taxes and legal fees, are less than the Termination Value for the Aircraft computed as of the Redemption Date, the difference in Dollars, (B) all unpaid Basic Rent due on or prior to the applicable Redemption Date (other than Basic Rent payable in advance on the Redemption Date, if any) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Redemption Date, and (C) Premium, if any, due on the Loan Certificates and upon receiving all such payments referred to in clauses (2) and (3) above Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not already revoked the Termination Notice, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least ten Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid Original Amount of the Loan Certificates outstanding on the applicable Redemption Date together with all other amounts due on such Redemption Date thereunder less amounts to be paid by Lessee as a result of the payment thereof as set forth in the second following sentence. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by the Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (subject to the payment by Lessee of all Rent due on or prior to the Redemption Date as set forth below) pay in full the unpaid Original Amount of the Loan

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

Certificates outstanding on the Redemption Date, plus interest accrued to, or to accrue thereon to but excluding the applicable Redemption Date, together with all other amounts due thereunder less any amounts to be paid by Lessee as a result of the payment thereof and, provided that the Loan Certificates are paid as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with Section 5 and shall pay all Basic Rent due on or prior to the Redemption Date (other than Basic Rent payable in advance on the Redemption Date, if any) and all unpaid Supplemental Rent due on or prior to such Redemption Date, and Premium, if any, on the Loan Certificates. If no sale shall have occurred on the Termination Date for any reason (including, without limitation, by reason of Lessee's revocation of its Termination Notice) or Lessor has not, after making its election referred to above, made the payment contemplated by the preceding sentence and thereby caused this Lease to terminate, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall be entitled to keep any deposits or other advances received from the proposed purchaser(s) of the Aircraft (without in any way limiting any other rights or remedies against such proposed purchaser(s) available to Lessor or Lessee), Lessee shall pay the reasonable out-of-pocket costs and expenses, including legal fees, incurred by the Owner Participant, Indenture Trustee and Lessor (unless such failure to terminate this Lease is a consequence of the failure of Lessor or the Owner Participant without due cause to make, or cause to be made, the payment referred to in the immediately preceding sentence), if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices, provided no more than three such notices may be given during the Term and only one such notice may be given during any 365 day period (not counting, in either case, any Termination Notice for a Termination Date on which this Lease does not terminate as a consequence of the failure of Lessor or the Owner Participant without due cause to make or cause to be made the payment referred to in the immediately preceding sentence). In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue. Upon payment of all amounts that may then be due hereunder, this Lease shall terminate. Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (in accordance with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein.

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

          (d) Termination as to Engines. Upon compliance with the terms of the Tax Indemnity Agreement, Lessee shall have the right at its option at any time during the Term, on at least 30 days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine (provided that Lessee shall have no right to pay Stipulated Loss Value with respect to such Engine), and Lessor shall transfer title to the replaced Engine as provided in Section 5(b). No termination of this Lease with respect to any Engine as contemplated by this Section 9(d) shall result in any reduction of Basic Rent.

          SECTION 10. Loss, Destruction, Requisition, etc. (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall (1) forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice of such Event of Loss and
(2) within 60 days after such occurrence, give Lessor written notice of its election to perform one of the following options (it being understood that the failure to give such notice shall be deemed to be an election of the option set forth in clause (i) below):

               (i) Not later than the earlier of (x) the Business Day next succeeding the 100th day following the occurrence of such Event of Loss or
     (y) the third Business Day following receipt by the loss payee of the insurance proceeds in respect to such Event of Loss (but not earlier than the first Business Day next succeeding the 65th day following the occurrence of such Event of Loss) (the applicable day being the "Loss Payment Date"), Lessee shall, to the extent not paid to Lessor or Indenture Trustee, as the case may be, as insurance proceeds, pay or cause to be paid to Lessor as specified in Section 3(e) hereof, (A) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus
     (B) if such Stipulated Loss Value Date is a Lease Period Date, Basic Rent due on such Lease Period Date (excluding Basic Rent payable in advance on such Lease Period Date), plus (C) unpaid Supplemental Rent with respect to the Aircraft due on or prior to the date of payment, plus (D) interest on such Stipulated Loss Value at the Debt Rate from and including such Stipulated Loss Value Date to, but not including, the date of any advance payment in respect of Stipulated Loss

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     Value as provided below, and thereafter on the unpaid balance of such Stipulated Loss Value from and including the date of such advance payment to, but excluding, the date such Stipulated Loss Value is paid in full; provided, however, that if a Lease Period Date shall occur after the Stipulated Loss Value Date with respect to which Stipulated Loss Value is determined but prior to the date of such payment of the sum of the amounts specified in clauses (A), (B), (C) and (D) above or if Basic Rent is payable in advance on the Stipulated Loss Value Date, Lessee shall pay on such Lease Period Date an amount equal to the Basic Rent that would have been due on such Lease Period Date if such Event of Loss had not occurred, which amount shall be credited as an advance against the amounts payable pursuant to clauses (A), (B), (C) and (D) above, or

              (ii) Not later than the Business Day next succeeding the 100th day following the occurrence of such Event of Loss, Lessee shall, provided that no Section 14(a), (b), (f) or (g) Default or any Event of Default shall have occurred and be continuing, substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be in accordance with the terms hereof, provided that if Lessee shall have elected to make a substitution under this clause (ii) and shall fail for any reason to make such substitution in accordance with the terms hereof, Lessee shall make the payments required by clause (i) above as and when due thereunder.

          At such time as Lessor shall have received the sum of the amounts specified in clauses (A), (B), (C) and (D) of subparagraph (i) above, together with all other amounts that then may be due hereunder (including, without limitation, all Basic Rent due on or before the date of such payment (other than Basic Rent payable in advance, if any, on such date)), under the Participation Agreement and under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the installments of Basic Rent, Supplemental Rent, Stipulated Loss Value, Termination Value or any other amount shall cease to accrue, (2) this Lease shall terminate, (3) Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all Lessor's right, title and interest in and to the Airframe and the Engines "as-is, where-is" and furnish to or at the direction of Lessee, at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, and (4) Lessee will be subrogated to all claims of

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

Lessor if any against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at its own cost and expense in accordance with Section 11(e) hereof), but only to the extent the same relate to physical damage to or loss of the Airframe and any Engines which were subject to such Event of Loss.

          In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) Lessee shall (A) convey or cause to be conveyed to Lessor an aircraft (or an airframe or an airframe and an engine which, together with the Engines or Engine constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss, constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having at least the fair market value, utility and remaining useful life and being in as good an operating condition as, the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease; provided that any aircraft or airframe so substituted hereunder shall be of the same make and model or improved model as those initially leased hereunder and any engine substituted hereunder shall be an Acceptable Alternate Engine and (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will (1) furnish Lessor with a full warranty bill of sale and a FAA bill of sale, in form and substance reasonably satisfactory to the Owner Participant, evidencing such transfer of title, (2) cause a Lease Supplement and a Trust Supplement to be duly executed by Lessee and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, and cause a financing statement or statements or other requisite documents of a similar nature (including precautionary filings) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Trust Indenture (and, with regard to precautionary filings, this Lease), (3) furnish the Owner Participant with such evidence of Lessor's title to such replacement aircraft and of compliance with the insurance provisions of Section 11 with respect to such substituted property as Lessor, in its individual capacity, and the Owner Participant may reasonably request, (4) provide Owner Participant an opinion of outside tax counsel, which opinion and counsel shall be satisfactory to Owner Participant, to the effect that such substitution will not result in any adverse tax consequences (including under Section 861 of the Code as then in effect) to Lessor and/or the Owner Participant (it being understood that if such opinion cannot be given Lessee may indemnify Owner Participant for such adverse tax consequences in lieu of such opinion in a manner satisfactory in form and

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

substance to the Owner Participant), (5) provide Lessor, Owner Participant and the Indenture Trustee an opinion of counsel, which counsel and opinion shall be reasonably acceptable to Lessor, in its individual capacity, and the Owner Participant, to the effect that Lessor and the Indenture Trustee (as assignee of all right, title and interest of Lessor under the Lease) shall be entitled to the benefits and protections of Section 1110 of the Bankruptcy Code with respect to the aircraft substituted hereunder, (6) provide an opinion of counsel to Lessor and the Indenture Trustee, which opinion and counsel shall be reasonably acceptable to the Lessor, in its individual capacity, and the Owner Participant, to the effect that title to such replacement aircraft has been duly conveyed to Lessor free and clear of all Liens except Permitted Liens and that such replacement aircraft is duly subjected to the Lien of the Trust Indenture and
(7) provide Lessor, Owner Participant and Indenture Trustee all the documentation required (or, following the termination of the Trust Indenture, all the documentation that prior to such termination would have been required) to be provided by it pursuant to Section 5.01(b) of the Trust Indenture, and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest, if any, in and to the Aircraft or the Airframe and one or more Engines, as the case may be, "as-is, where-is" with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee, at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer. Lessee will be subrogated to all claims of Lessor, if any, against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at their own cost and expense in accordance with Section 11(e) hereof) but only to the extent the same relate to physical damage to or loss of the Airframe and any Engine which were subject to such Event of Loss. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft," "Airframe" and "Engine," as the case may be, as defined herein. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to Section 10(a)(ii) hereof shall result in any reduction in Basic Rent.

          (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

with respect to the Airframe, Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice thereof and shall, within forty-five (45) days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to an Acceptable Alternate Engine free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to Lessor become subject to any and all Permitted Liens) and having a value and utility at least equal to, and being in as good an operating condition as and having been maintained in the same manner as, the Engine subject to such Event of Loss (assuming that such Engine had been maintained in accordance with this Lease); provided, however, upon written notice to Lessee given within 20 days after Lessor has received notice of such Event of Loss, the Lessor may require Lessee to pay with respect to the Engine subject to such Event of Loss within 45 days after the occurrence of such Event of Loss (provided that in no event shall such payment be required to be made prior to the Commencement Date) an amount equal to (A) Engine Cost multiplied by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus (B) interest on the amount determined pursuant to clause (A) above at the Debt Rate from and including such Stipulated Loss Value Date to, but excluding, the date such amount is paid in full; and provided, further, if Lessee pays such Stipulated Loss Value and interest, then, subject to Section 5(e), Lessee shall only be obligated to return the Aircraft to Lessor with any Engine attached thereto with respect to which Lessee has not paid Stipulated Loss Value pursuant to this Section 10(b) at any time that Lessee is required to return the Aircraft to Lessor pursuant to the terms hereof; provided further, however, that, in lieu of paying such Stipulated Loss Value and interest, Lessee may replace the Engine in accordance with this Section 10(b) if Lessee provides to the Owner Participant either: (x) an opinion of outside tax counsel, which opinion and counsel shall be satisfactory to the Owner Participant, to the effect that such substitution will not result in any adverse tax consequences to the Owner Participant, or (y) an indemnity, satisfactory in form and substance to the Owner Participant, for any adverse tax consequences resulting from such substitution. Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such replacement engine, (ii) cause a Lease Supplement and Trust Supplement to be duly executed by Lessee and to be filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

the Airframe may then be registered, and cause a financing statement or statements or other requisite documents of a similar nature (including precautionary filings) to be filed in such place or places as necessary in order to perfect the security interests therein created by or pursuant to the Trust Indenture (and, with regard to precautionary filings, this Lease), (iii) furnish Lessor with such evidence of Lessor's title to such Acceptable Alternate Engine and of compliance with the insurance provisions of Section 11 hereof with respect to such replacement engine as Lessor, in its individual capacity, or the Owner Participant may reasonably request, (iv) provide Lessor and the Indenture Trustee an opinion of Lessee's counsel which counsel and opinion shall be reasonably satisfactory to Lessor, in its individual capacity, or the Owner Participant to the effect that title to such Acceptable Alternate Engine has been duly conveyed to Lessor free and clear of all Liens except Permitted Liens and that such Acceptable Alternate Engine is duly subjected to the Lien of the Trust Indenture, and (v) provide Lessor, Owner Participant and Indenture Trustee all the documentation required (or, following the termination of the Trust Indenture, all the documentation that prior to such termination would have been required) to be provided by it pursuant to Section 5.01(b) of the Trust Indenture, and Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee without recourse or warranty (except as to absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) all of Lessor's right, title and interest, if any, in and to (1) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee, and at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (2) all claims, if any, against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at their own cost and expense in accordance with Section 11(e) hereof), for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be an Engine leased hereunder. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine." Except to the extent Lessor's Cost is reduced pursuant to the definition thereof, no Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

          (c) Application of Payments from Governmental Authorities for Requisition of Title, etc. Any payments (other than insurance proceeds the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

any governmental authority or other Person with respect to an Event of Loss, other than a requisition for use by the United States Government or other government of registry of the Aircraft or any instrumentality or agency of any thereof not constituting an Event of Loss, will be applied as follows:

               (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) unless the same are replaced pursuant to the last paragraph of Section 10(a), after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to Section 10(a), shall be applied in reduction of Lessee's obligation to pay Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Stipulated Loss Value and such other amounts, and following the foregoing application, the balance, if any, of such payments shall be distributed between Lessee and Lessor as their respective interests may appear; or (B) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to or retained by, Lessee; provided, that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

              (ii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) hereof, (A) unless the same is replaced pursuant to the terms of Section 10(b), after reimbursement of Lessor (as provided for in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, so much of such payments remaining as shall not exceed the amounts payable under Section 10(b) hereof by Lessee, shall be applied in reduction of Lessee's obligation to pay the same, if not already paid by Lessee, or if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amounts and following the foregoing application, the balance, if any, shall be paid to Lessee; or (B) if such property is replaced pursuant to
     Section 10(b), such payments shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith will perform, the terms of Section

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     10(b) with respect to the Event of Loss for which such payments are made.

          (d) Requisition for Use of the Aircraft by the United States Government or Government of Registry of the Aircraft. In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's obligations under this Lease Agreement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred (unless deemed prior to the end of the Term an Event of Loss in which case the foregoing provisions of this Section 10 shall be applicable). If Lessee shall fail to return the Aircraft (i) on or before the end of the Term, in the case of a requisition by the United States government or any agency or instrumentality thereof or (ii) within the earlier of the end of the Term or two years after such requisition in the case of a requisition for use by the government of registry of the Aircraft or any agency or instrumentality thereof (other than the United States government or any agency or instrumentality thereof), such failure shall constitute an Event of Loss which shall be deemed to have occurred in the case of clause (i) on the last day of the Term, and in the case of clause
(ii), on the earlier of the last day of the Term or the expiration of such two-year period, provided, however, that Lessor may notify Lessee in writing on or before the twentieth day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or engines on or before the end of the Term, such failure shall not be deemed an Event of Loss. Upon the giving of such notice and such failure to return by the end of the Term, Lessee shall be relieved of all of its obligations pursuant to the provisions of Section 5 (but not under any other Section), except that if any engine not owned by Lessor shall then be installed on the Airframe, Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Lessor, in its individual capacity, and the Owner Participant (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), against receipt from Lessor, at Lessee's expense, of a bill of sale evidencing the transfer, without recourse or warranty (except as

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Sublessee); and all payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder, or there is a deemed Event of Loss hereunder, in which case such payments shall be made to Lessee.

          (e) Requisition for Use of an Engine by the United States Government or the Government of Registry of the Aircraft. In the event of the requisition for use of an Engine during the Term by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (d)) which shall have continued for more than 180 days or, if earlier, until the end of the Term, Lessee shall replace (or cause any Sublessee to replace) such Engine hereunder and Lessor and Lessee (or Sublessee as the case may be) shall comply with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon compliance with Section 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by Lessee.

          (f) Application of Payments During Existence of Events of Default.
Any amount referred to in this Section 10 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (or such Sublessee) under this Lease and applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          SECTION 11. Insurance. (a) Public Liability and Property Damage Insurance. (1) Except as provided in clause (2) of this Section 11(a), and subject to self-insurance to the extent permitted by Section 11(d) hereof, Lessee will carry or

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

cause to be carried with respect to the Aircraft at its or any Sublessee's expense (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury, and property damage liability) insurance (exclusive of manufacturer's product liability insurance) and (ii) cargo liability insurance, (A) in an amount not less than the greater of (x) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased, and operated by Lessee of the same type as the Aircraft and (y) $500,000,000 per occurrence, (B) of the type and covering the same risks as from time to time are applicable to aircraft owned or leased, and operated by Lessee of the same type as the Aircraft, and (C) which is maintained in effect with insurers of recognized reputation and responsibility; provided, however, that Lessee need not maintain cargo liability insurance, or may maintain such insurance in an amount less than $500,000,000 per occurrence, as long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is the same as the cargo liability insurance, if any, maintained for other Boeing Model 747-422 aircraft owned or leased, and operated by Lessee.

          (2) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating property, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by
Section 11(d) hereof, insurance by insurers of recognized reputation and responsibility otherwise conforming with the provisions of clause (1) except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance from time to time applicable to property owned or leased by Lessee of the same type as such non-operating property and which is on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to property owned or leased by Lessee of the same type as such non-operating property and which is on the ground and not in operation.

          (b) Insurance Against Loss or Damage to the Aircraft. (1) Except as provided in clause (2) of this Section 11(b), and subject to the provisions of
Section 11(d) hereof permitting self-insurance, Lessee shall maintain or cause to be maintained in effect, at its or any Sublessee's expense, with insurers of recognized reputation and responsibility, all-risk aircraft hull insurance covering the Aircraft and fire and extended coverage and all-risk aircraft hull insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

similar components (including, without limitation, aircraft war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, if and to the extent the same is maintained by Lessee (or any Sublessee) with respect to other aircraft owned or leased, and operated by Lessee (or such Sublessee) on the same routes); provided, that such insurance shall at all times while the Aircraft is subject to this Lease be for an amount (taking into account self-insurance to the extent permitted by Section 11(d) hereof) not less than the Stipulated Loss Value for the Aircraft; and provided further, that subject to compliance with Section 11(d) hereof, such all-risk property damage insurance covering Engines and Parts while temporarily removed from the Airframe or an airframe of (in the case of Parts) an Engine need be obtained only to the extent available at reasonable cost (as reasonably determined by Lessee). In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe in circumstances which do not constitute an Event of Loss with respect to the Airframe, Lessor shall promptly remit any payment made to it of any insurance proceeds in respect of such loss to Lessee or any other third party that is entitled to receive such proceeds.

          Except during a period when a Section 14(a), (b), (f) or (g) Default or an Event of Default has occurred and is continuing, all losses will be adjusted by Lessee with the insurers giving due regard to Lessor's interest. As between Lessor and Lessee, it is agreed that all proceeds of insurance maintained in compliance with the preceding paragraph and received as the result of the occurrence of an Event of Loss will be applied as follows:

               (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), (i) unless such property is replaced pursuant to the last paragraph of Section 10(a) hereof, so much of such payments remaining, after reimbursement of Lessor (as provided in Section 7.01 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 10(a) hereof required to be paid by Lessee pursuant to Section 10(a) hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and the other amounts payable under Section 10(a) hereof, and the balance, if any, of such payments remaining thereafter will be paid

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     over to, or retained by, Lessee (or if directed by Lessee, any Sublessee); or (ii) if such property is replaced pursuant to the last paragraph of
     Section 10(a) hereof, such payments shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) hereof with respect to the Event of Loss for which such payments are made; and

               (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor and the Owner Participant for reasonable costs and expenses shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of Section 10(b) hereof with respect to the Event of Loss for which such payments are made.

          (2) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by Section 11(d) hereof, insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned or leased by Lessee of the same type as the Aircraft similarly on the ground and not in operation, provided that, subject to the self-insurance to the extent permitted by Section 11(d) hereof, Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Stipulated Loss Value of the Aircraft during such period that the Aircraft is on the ground and not in operation.

          (c) Reports, etc. Lessee will furnish, or cause to be furnished, to Lessor, the Indenture Trustee, the Owner Participant and, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee, on or before the Delivery Date, and each annual anniversary of the Delivery Date during the Term, a report, signed by Rollins Hudig Hall of Illinois, Inc. or any other independent firm of insurance brokers reasonably acceptable to Lessor which brokers may be in the regular employ of Lessee (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

of such firm that (a) such insurance complies with the terms hereof and (b) that such insurance together with any self-insurance permitted hereby provides coverage that are in substantially similar forms, are of such types and have limits within the range of limits as are customarily carried by U.S. carriers; provided, however, that the opinion set forth in clause (b) shall not be required if the Insurance Broker then generally does not provide such an opinion or will provide such an opinion for material additional cost; and provided further that all information contained in the foregoing report shall not be made available by Lessor, the Indenture Trustee, the Pass Through Trustees or the Owner Participant to anyone except (A) to prospective and permitted transferees of Lessor's, the Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's interest or their respective counsel, independent certified public accountants, independent insurance brokers or other agents, who agree to hold such information confidential, (B) to Lessor's, Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's counsel or independent certified public accountants, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, or (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Lease by Lessor or the Indenture Trustee; provided, however, that any and all disclosures permitted by clauses
(C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Lessee will cause such Insurance Broker to agree to advise Lessor, the Indenture Trustee, the Owner Participant and, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee in writing of any act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft and to advise such Persons in writing at least 30 days (7 days in the case of war risk and allied perils coverage) prior to the cancellation or material adverse change of any insurance maintained pursuant to this Section 11, provided that if the notice period specified above is not reasonably obtainable, the Insurance Broker shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Lessee will also cause such Insurance Broker to deliver to Lessor, the Indenture Trustee, the Owner Participant and, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

parties on the Delivery Date except for the changes in the report or the coverage consistent with the terms hereof. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor, the Indenture Trustee or, so long as the Pass Through Trustees are the Certificate Holders, each Pass Through Trustee may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, the Indenture Trustee or such Pass Through Trustee, as Supplemental Rent, for the cost thereof to Lessor, such Pass Through Trustee or the Indenture Trustee, as the case may be; provided, however, that no exercise by Lessor, a Pass Through Trustee or the Indenture Trustee, as the case may be, of said option shall affect the provisions of this Lease, including the provisions that failure by Lessee to maintain the prescribed insurance shall constitute an Event of Default.

          (d) Self-Insurance. Lessee may self-insure the risks required to be insured against pursuant to this Section 11 under a program applicable to all aircraft (whether owned or leased) in Lessee's fleet, but in no case shall the aggregate amount of such self-insurance in regard to Sections 11(a) and 11(b) hereof exceed for any calendar year, with respect to all of the aircraft (whether owned or leased) in Lessee's fleet (including, without limitation, the Aircraft) the lesser of (A) 50% of the highest replacement value of any single aircraft in Lessee's fleet or (B) 1-1/2% of the average aggregate insurable value (during the preceding calendar year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance. In addition to the foregoing right to self-insure, Lessee (and any Sublessee) may self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurer.

          (e) Additional Insurance by Lessor and Lessee. Lessee (and any Sublessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this
Section 11. The Owner Participant or Lessor may carry for its own account at its sole cost and expense insurance with respect to its interest in the Aircraft, provided that such insurance does not prevent Lessee (or any Sublessee) from carrying the insurance required or permitted by this Section 11 or adversely affect such insurance or materially increase the cost thereof.

          (f) Indemnification by Government in Lieu of Insurance.
Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof, the obligations of which are supported by the full faith and credit of the federal government of the United States, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee (or any Sublessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11 (taking into account self-insurance permitted by Section 11(d) hereof).

          (g) Application of Payments During Existence of Default. Any amount referred to in this Section 11 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, if such a Default or an Event of Default shall have occurred and be continuing, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          (h) Terms of Insurance Policies. Any policies carried in accordance with Sections 11(a) and 11(b) hereof covering the Aircraft, and any policies taken out in substitution or replacement for any such policies, (A) shall name the Additional Insureds as additional insureds, or, if appropriate, loss payees, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (B) may provide for self-insurance to the extent permitted in Section 11(d) hereof, (C) shall provide that if the insurers cancel such insurance for any reason whatever, or if the same is allowed to lapse for non-payment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such lapse, cancellation or change shall not be effective as to any Additional Insured for thirty days (ten days in the case of lapse for nonpayment of premium and seven days in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice by such insurers of such lapse, cancellation or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (D) shall provide that in respect of the respective interests of each Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

Lessee (or any Sublessee) or any other Person and shall insure the respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or any Sublessee) or by any other Person, (E) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (F) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (G) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, and (H) shall provide that (i) in the event of a loss involving the Aircraft, Airframe, or an Engine for which proceeds are in excess of $5,000,000 ($2,500,000 if the Aircraft is under sublease), the proceeds in respect of such loss up to the amount of Stipulated Loss Value for the Aircraft shall be payable to Lessor (or, so long as the Trust Indenture shall be in effect, the Indenture Trustee), it being understood and agreed that in the case of any payment to Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, Lessor (or the Indenture Trustee) shall, upon receipt of evidence reasonably satisfactory to it that the damages giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income earned thereon in accordance with Section 22 hereof, to Lessee or its order, and (ii) the entire amount of any such loss for which proceeds are $5,000,000 ($2,500,000 if the Aircraft is under sublease) or less or the amount of any proceeds of any such loss in excess of Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless a Default or an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Indenture Trustee.

          SECTION 12. Inspection. At reasonable times, and upon at least 10 days (or one day if a Section 14(a), 14(b), 14(d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), 14(f) or 14(g) Default or any Event of Default shall have occurred and be continuing) prior written notice, the Owner Participant or the Indenture Trustee, or their respective authorized representatives, may inspect the Aircraft (provided, however, that such inspections by the Owner Participant and its authorized representatives or the Indenture Trustee and its authorized representative shall, in regard to each of the Owner Participant and the Indenture Trustee, be limited to one inspection of the Aircraft during any consecutive twelve-month period except during the continuance of a Default or an Event of Default when such inspection right shall not be so

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

limited) and inspect and make copies of the books and records of Lessee and any Sublessee required to be maintained by the FAA or the regulatory agency or body of another jurisdiction in which the Aircraft is then registered relating to the maintenance of the Aircraft (at the Owner Participant's or the Indenture Trustee's risk and expense (unless a Section 14(a), 14(b), 14(f) or 14(g) Default or any Event of Default shall have occurred and be continuing in which case such inspection shall be at Lessee's expense), as the case may be) and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to Lessor and the Pass Through Trustees and to prospective and permitted transferees of Lessor's, the Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's interest (and such prospective and permitted transferee's counsel, independent insurance advisors or other agents) who agree to hold such information confidential, (B) to Lessor's, the Owner Participant's, any Pass Through Trustee's or the Indenture Trustee's counsel, independent insurance advisors or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, (D) as may be necessary for purposes of protecting the interest of any such Person or for enforcement of this Lease by Lessor or the Indenture Trustee; provided, however, that any and all disclosures permitted by clauses
(C) and (D) above shall be made only to the extent necessary to meet the specific requirements or needs of Persons for whom such disclosures are hereby permitted. Any such inspection of the Aircraft shall be subject to Lessee's safety and security rules applicable at the location of the Aircraft, shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without the express consent of Lessee (except in connection with a heavy maintenance visit when a panel, bay or the like is scheduled or required to be open), which consent Lessee may in its sole discretion withhold; provided that no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee (or any Sublessee). Upon receipt by Lessee of a written request from the Owner Participant specifying that the Owner Participant desires to have an authorized representative observe the last scheduled heavy maintenance visit to be performed on the Aircraft (or substantially equivalent successor type of maintenance work) during the Term, Lessee shall cooperate with the Owner Participant to enable the Owner Participant's representative to observe such last scheduled heavy maintenance visit to be performed on the Aircraft during the Term, including reasonable advance notification to the Owner Participant of the time and place of such scheduled heavy maintenance visit; provided that

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

the Owner Participant's authorized representative shall merely observe such scheduled heavy maintenance visit, shall not interfere with or extend in any manner the normal conduct or duration of the scheduled heavy maintenance visit, and shall not be entitled to direct any of the work performed in connection with such scheduled heavy maintenance visit. Neither the Owner Participant nor the Indenture Trustee shall have any duty to make any such inspection nor shall any of them incur any liability or obligations by reason of not making any such inspection.

          SECTION 13. Assignment. Except as otherwise provided in the Operative Documents, Lessee will not, without the prior written consent of Lessor, assign any of its rights hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as provided in the Operative Documents. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

          SECTION 14. Events of Default. Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

          (a) Lessee shall not have made a payment of Basic Rent, Stipulated Loss Value, Termination Value, EBO Price, Special Termination Value or Premium within ten (10) days after the same shall have become due; or

          (b) Lessee shall have failed to make a payment of Supplemental Rent (other than Supplemental Rent referred to in paragraph (a) of this Section 14) after the same shall have become due and such failure shall continue for fifteen
(15) days after Lessee's receipt of written demand therefor by the party entitled thereto (provided that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or the Owner Participant when due any Excluded Payments shall not constitute an Event of Default unless written notice is given by the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute an Event of Default); or

          (c) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained)

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

insurance required to be maintained in accordance with the provisions of Section 11 hereof; or

          (d) Lessee shall have failed to perform or observe (or caused to be performed and observed) any other covenant or agreement to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty days after written notice thereof by Lessor or the Indenture Trustee; provided, however, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty day period but is curable with future due diligence, there shall exist no Event of Default under this Section 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure is in fact cured within 180 days); or

          (e) any representation or warranty made by Lessee herein or in the Participation Agreement or in the Redemption and Refinancing Agreement or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in Section 4 of the Tax Indemnity Agreement) shall prove to have been incorrect in any material respect at the time made and shall remain material at the time in question; provided, however, such incorrectness shall constitute a default hereunder only if such incorrectness shall continue uncured for a period of thirty (30) days after the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness; or

          (f) the commencement of an involuntary case or other proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed or unstayed for a period of ninety (90) consecutive days or an order for relief under Chapter 11 of the Bankruptcy Code with respect to Lessee as debtor or any other order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or for all or substantially all of its property, or sequestering of all or substantially all of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof; or

          (g) the commencement by Lessee of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee of any assignment for the benefit of creditors or Lessee shall take any corporate action to authorize any of the foregoing; or

          (h) Lessee shall not be a Certificated Air Carrier;

provided, however, that, notwithstanding anything to the contrary contained in this Section 14, any failure of Lessee to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as Lessee is continuing to comply with all of the terms of Section 10 hereof.

          SECTION 15. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as any such Event of Default shall not have been remedied, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default; and at any time thereafter, so long as such Event of Default shall be continuing, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) hereof and in the possession of the United States Government or an instrumentality or agency thereof, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Sublessee's control under any Sublease) of any Airframe or any Engines, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command program of the United States Government) prior written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Sublessee) with a copy

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with Lessee (or any Sublessee) relating to the Aircraft:

               (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise, (and, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

               (b) sell the Aircraft, the Airframe or any Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 15;

               (c) Lessor may hold, keep idle or lease to others the Aircraft, the Airframe or any Engine or any Part thereof, as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect thereto, except that Lessee's obligation to pay Basic Rent with respect to the Aircraft on Lease Period Dates subsequent to the date upon which Lessee shall have been deprived of use of the Aircraft pursuant to this Section 15 shall be reduced by the net proceeds, if any, received by Lessor from leasing the Aircraft, the Airframe or any Engine to any Person other than Lessee;

               (d) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a), (b) or (c) above with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date which shall be the Lease Period Date not earlier than ten days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing on or after the Commencement Date or the Lease Period Date, as the case may be, specified as the payment date in such notice), any unpaid Basic Rent due on Lease Period Dates on or prior to the payment date so specified plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (with interest thereon at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice over the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of such Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Past Due Rate; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for such Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the fair market sales value of such Aircraft (computed as hereafter in this Section provided) as of the Lease Period Date specified as the payment date in such notice;

               (e) in the event Lessor pursuant to paragraph (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under paragraph (d) above with respect to such Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Basic Rent with respect to the Aircraft due on or prior to such date plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of such Aircraft, computed as of the Stipulated Loss Value date on or immediately following the date of such sale, together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

               (f) Lessor may rescind or terminate this Lease Agreement, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

          For the purposes of paragraph (c) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession, as the case may be, in each case based upon the actual condition and location of the Aircraft, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall promptly notify Lessee of such nomination. Any appraisal obtained pursuant to this Section 15 shall take into account then prevailing market conditions for aircraft of the same type as the Aircraft. The cost of such appraisal or appointment shall be borne by Lessee.

          In addition, Lessee shall be liable, except as otherwise provided above, without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, for the payment of Premium, if any, and for all reasonable and actual legal fees and other costs and expenses incurred by Lessor, the Indenture Trustee, the Certificate Holders and the Owner Participant in connection with any default or the exercise of remedies hereunder including the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

          At any sale of the Aircraft or any part thereof pursuant to this
Section 15, Lessor, the Indenture Trustee, a Certificate Holder or the Owner Participant may bid for and purchase such property. Lessor agrees to give Lessee at least 10 days' written notice of the date fixed for any public sale of any Airframe or Engine or of the date on or after which will occur the execution of any contract providing for any private sale. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. To the extent permitted by applicable law, Lessee hereby waives any right now or

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

hereafter conferred by statute or otherwise which may require Lessor to sell, lease, or otherwise use the Aircraft or Parts thereof in mitigation of Lessor's damages as set forth in this Section 15 or which may otherwise limit or modify any of Lessor's rights and remedies in this Section 15.


          SECTION 16. Lessee's Cooperation Concerning Certain Matters. (a) Forthwith upon the execution and delivery of each Lease Supplement and Trust Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease or to the Trust Agreement or Trust Indenture, Lessee at its expense will cause such Lease Supplement, Trust Supplement (and, in the case of the initial Lease Supplement and Trust Supplement, this Lease, the Trust Agreement and the Trust Indenture as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee at its expense will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and the Indenture Trustee hereunder, including, without limitation, if requested by Lessor, at the expense of Lessee, the execution and delivery of supplements or amendments hereto, each in recordable form, subjecting to this Lease and the Trust Indenture, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor may from time to time reasonably request.

          (b) Lessee will furnish to Lessor, the Indenture Trustee, the Owner Participant and, so long as the Pass Through Trustees are the Certificate Holders, the Pass Through Trustees:

               (i) Quarterly Statements - As soon as practicable after the end of the first, second, and third quarterly fiscal periods in each fiscal year of Lessee, and in any event within 60 days thereafter, duplicate copies of:

                    (1) a consolidated balance sheet of Lessee as at the end of such quarter setting forth in comparative form the amount for the end of the corresponding period of the preceding fiscal year,

                    (2) consolidated statements of income and retained earnings of Lessee for such quarterly period,

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

          setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and

                    (3) consolidated statements of cash flow of Lessee for the portion of the fiscal year ending with said quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year;

               (ii) Annual Statements - As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, duplicate copies of:

                    (1) a consolidated balance sheet of Lessee as at the end of such year, and

                    (2) consolidated statements of income and retained earnings and of cash flow of Lessee for such year,

     prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by an auditor's report of a firm of independent certified public accountants of recognized national standing (which report may be adverse, qualified or disclaim an opinion);

               (iii) SEC Reports - Promptly upon their becoming available, one copy of each financial statement, report, or proxy statement sent by UAL Corporation to its shareholders generally, and of each regular or periodic report and any prospectus (in the form in which it becomes effective) filed by Lessee or UAL Corporation with the Securities and Exchange Commission or any successor agency; and

               (iv) Notice of Default or Claimed Default -Immediately upon an officer of Lessee becoming aware of the existence of a Default or an Event of Default (or that Lessor has given notice or taken any other action with respect to an Event of Default or a claimed default under this Lease), a written notice specifying the nature of the Default, Event of Default, or claimed default and any such notice given or action taken by Lessor and what action Lessee is taking or proposes to take with respect thereto.

          (c) Commencing in 1994, on or before April 30 of each year during the Term, Lessee will deliver to Lessor and the Indenture Trustee a certificate of Lessee, signed by the

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                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

President, a Vice President, the Chief Financial Officer or the principal accounting officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default.


          SECTION 17. Notices. All notices required under the terms and provisions hereof shall be in writing (including telex, telecopier or similar writing) and shall be effective (a) if given by telecopier when transmitted and the appropriate confirmation received; provided, that any such notice is confirmed by certified mail, (b) if given by certified mail, three Business Days after being deposited in the mails, (c) if given by telex, upon receipt by the party transmitting the telex of such party's callback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by other means, when received or personally delivered, addressed:

               (i) if to Lessee, at P. O. Box 66100, Chicago, Illinois 60666(or, if given by overnight delivery service, 1200 East Algonquin Road, Elk Grove Township, Illinois 60007) Attention: Vice President and Treasurer, telecopier number (708) 952-7117, or to such other address or telecopier number as Lessee shall from time to time designate in writing to Lessor;

               (ii) if to Lessor, at 225 Franklin Street, Boston, Massachusetts 02110 (or, if given by overnight delivery service) Two International Place, Boston, Massachusetts 02110) Attention: _____________________, telecopier number (617) 664-5367 or to such other address or telecopier number as Lessor shall from time to time designate in writing to Lessee;

               (iii) if to the Indenture Trustee, the Owner Participant or any Pass Through Trustee, addressed to the Indenture Trustee, the Owner Participant or such Pass Through Trustee at such address or telecopier number as the Indenture Trustee, the Owner Participant or such Pass Through Trustee shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to the Indenture Trustee, the Owner Participant or such Pass Through Trustee at its address or telecopier number set forth in Schedule I to the Participation Agreement; and

               (iv) If to a Certificate Holder which is not a Pass Through Trustee, addressed to such Certificate Holder

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                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     at its address stated in the Loan Certificate Register maintained pursuant to the Trust Indenture.

A copy of each notice to Lessor shall be given by the sender thereof to the Owner Participant.


          SECTION 18.  Net Lease; No Set-Off, Counterclaim, Etc.

          (a) This Lease is a net lease, and it is intended that the Lessee shall pay all costs and expenses of every character, whether seen or unforeseen, ordinary or extraordinary or structural or non-structural, in connection with the use, operation, maintenance, repair and reconstruction of the Airframe and each Engine by the Lessee, including the costs and expenses particularly set forth in this Lease. Except as set forth in this Section 18(a), the Rent which Lessee is obligated to pay shall be paid without the necessity of notice or demand and without set-off, counterclaim, abatement, suspension, deduction or defense. If at any time that Lessee is required (a) to make a payment of Termination Value or Fair Market Sales Value pursuant to Section 9 or Stipulated Loss Value pursuant to Section 10, or (b) to pay the purchase price of the Aircraft pursuant to Section 19(b), there shall exist a Lessor Lien with respect to the Aircraft (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) relating to the Owner Participant (or Lessee shall have previously incurred a charge to discharge such a Lessor Lien), then Lessee shall be entitled to deduct from the portion required to be paid to the Owner Participant of such payment of Termination Value or Fair Market Sales Value, or such payment of the purchase price, or any combination thereof, as the case may be, an amount sufficient to so reimburse Lessee or to reimburse Lessee for the cost of discharging such Lessor Lien, as the case may be. Notwithstanding anything contained in this Section 18(a) to the contrary, any payments of Fair Market Sales Value, Termination Value, Stipulated Loss Value, Special Termination Value or EBO Price made to the Indenture Trustee shall be in an amount which, together with any other amounts payable hereunder, is at least sufficient to pay in full, as of the date of payment thereof, the amount of principal of, and any accrued and unpaid interest on, the outstanding Loan Certificates, together with Premium, if any, thereon and amounts due the Certificate Holders under the Trust Indenture, if any, and, to such extent, shall not be subject to set-off hereunder.

          (b) Except as otherwise expressly provided, this Lease shall not terminate nor shall the Lessee have any right to terminate this Lease or be entitled to abatement, suspension, deferment or reduction of any Rent which the Lessee is obligated

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

to pay hereunder, nor shall the obligations hereunder of the Lessee be affected, by reason of (A) any damage to or the destruction or loss of all or any portion of the Airframe or any Engine from whatever cause, (B) the loss or theft of any portion of the Airframe or any Engine, (C) the taking of the Airframe or any Engine or any portion thereof by condemnation, confiscation, requisition or otherwise, (D) the prohibition, limitation or restriction of the Lessee's use of all or any part of the Airframe or any Engine, or the interference with such use by any Person, (E) the inadequacy or incorrectness of the description of any portion of the Airframe or any Engine or the failure of this Lease to demise to the Lessee the Airframe or any Engine or any portion thereof, (F) the Lessee's acquisition or ownership of all or any part of the Airframe or any Engine otherwise than pursuant to an express provision of this Lease, (G) any defect in compliance with specifications, condition, merchantability, design, airworthiness, quality, durability, operation or fitness for use for any purpose of the Airframe or any Engine or any portion thereof, (H) any defect in the title to, or registration of or the existence of any Liens or rights of others whatsoever with respect to, the Airframe or any Engine or any portion thereof,
(I) any insolvency, bankruptcy, reorganization or similar proceedings by or against any Sublessee or any Person (J) any breach, default or misrepresentation by the Lessor, any Participant or the Indenture Trustee under this Lease or any other Operative Document or any of the documents referred to herein or therein or (K) any invalidity or unenforceability, in whole or in part, of this Lease or any other Operative Document or any of the documents referred to herein or therein, or any other infirmity herein or therein, or any lack of power or authority of any party to this Lease or any other Operative Document or any such documents to enter into the same, or (L) any other circumstance, happening or act whatsoever, whether or not unforeseen or similar to any of the foregoing, it being the intention of the parties hereto that the obligations of the Lessee shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless and until this Lease shall have terminated in accordance with its terms upon payment by Lessee of all sums payable by Lessee hereunder and performance by Lessee of all obligations required to be performed by Lessee hereunder.

          The Lessee covenants that it will remain obligated under this Lease in accordance with its terms and will take no action to terminate, rescind or avoid this lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting the Lessor or the Owner Participant or any assignee of the Lessor the Owner Participant or any other action

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

with respect to this Lease which may be taken in any such proceeding by any trustee or receiver of the Lessor or the Owner Participant or of any assignee of the Lessor or the Owner Participant or by any court or any of the foregoing actions which may be taken by or against any of the Lessor's predecessors in interest in the Airframe or any Engine.

          If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees, without limitation of the other rights and remedies of Lessor hereunder, to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part.

          Except as expressly provided herein, the Lessee waives all rights now or hereafter conferred by law (x) to quit, terminate, rescind or surrender this Lease or the Airframe or any Engine or any part thereof, or (y) to any abatement, suspension, deferment, return or reduction of the Rent.


          SECTION 19.  Renewal Options; Purchase Options; Valuation.

          (a)  Renewal Options.

               (1) Fixed Renewal Terms. Not less than 180 days nor more than 365 days before the end of the Basic Term or any Fixed Renewal Term, Lessee may, so long as no Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) hereof or Section 8 hereof),
     (f) or (g) Default or any Event of Default has occurred and is continuing, deliver to Lessor an irrevocable written notice (which at the option of Lessee made at any time prior to 90 days prior to the end of the Basic Term or such Fixed Renewal Term may be deemed a notice to exercise the applicable purchase option in Section 19(b)) electing to renew this Lease for a term or terms having a duration and at a Basic Rent as determined below (each such term being herein referred to as a "Fixed Renewal Term"). At least 180 days, before the end of the Basic Term Lessee shall, as a condition to its exercise of any option set forth in this Section 19(a)(1), notify Lessor of its demand for an appraisal pursuant to the appraisal procedures of Section 19(c) hereof. The appraiser(s) so appointed shall determine the total useful life, the remaining useful life and the future residual value of the Aircraft on the expiration date for a Fixed Renewal Term as may be set by reason of the maximum period therefor in accordance with the constraints set forth in the following two sentences. The duration of

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     each Fixed Renewal Term shall be a period specified by Lessee before the end of the Basic Term (or the preceding Fixed Renewal Term, as the case may be) which is not less than one year and not more than three years (in integral multiples of six months). Notwithstanding the foregoing, the aggregate term of all Fixed Renewal Terms shall not exceed the lesser of
     (a) three years and (b) the longest period of time (i) which would cause the Term, after giving effect to all such Fixed Renewal Terms, to be equal to at least 80% of the then estimated useful life of the Aircraft as determined by the appraiser(s) and (ii) at the expiration of which the residual value of the Aircraft, as estimated by the appraiser(s), would be at least equal to 20% of Lessor's Cost (without taking into account inflation or deflation during the Term). The annual Basic Rent payable during each Fixed Renewal Term shall be equal to one-half of the average annual Basic Rent payments for the Aircraft over the Basic Term.

               (2) Fair Market Renewal Term.  So long as no Section 14(a), (b),
     (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) hereof or Section 8 hereof), (f) or (g) Default or any Event of Default has occurred and is continuing, Lessee shall have the right to renew this Lease for additional periods of at least one year commencing at the end of the Basic Term, any Fixed Renewal Term or any prior Fair Market Renewal Term for a Basic Rent equal to the Fair Market Rental Value of the Aircraft for such period (each such renewal term, a "Fair Market Renewal Term"); provided, however, each Fair Market Renewal Term shall be an integral multiple of six months. Notwithstanding the foregoing, the aggregate term for all Fair Market Renewal Terms shall not exceed three years. Each such option to renew shall be exercised upon delivery by Lessee to Lessor of irrevocable written notice of Lessee's intent to renew the Lease at least 180 days (but not more than 365 days) prior to the commencement of such Fair Market Renewal Term (which at the option of the Lessee made at any time prior to 90 days prior to the anticipated commencement of such Fair Market Renewal Term may be deemed a notice to exercise the applicable purchase option in Section 19(b)).

               (3) Waiver. If no written notice is delivered by Lessee to Lessor pursuant to Section 19(a)(1) or (2) on or before the day specified therefore, Lessee shall be deemed to have waived any right to renew this Lease.

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

               (4) Conditions Precedent, Payment of Basic Rent. At the end of the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, and provided that there shall not then have occurred and be continuing a Default or an Event of Default and that all necessary governmental authorizations and approvals shall have been received and that Basic Rent for the Renewal Term has already been determined as above provided, (i) this Lease shall continue in full force and effect during the Renewal Term, and (ii) Basic Rent for such Renewal Term shall be payable in semi-annual installments in advance or arrears as was the basis of the Basic Rent being paid immediately prior to such Renewal Term, each such installment being due and payable on each Lease Period Date occurring during the Renewal Term.

               (5) Termination Value; Stipulated Loss Value. The amounts which are payable during any Renewal Term in respect of Termination Value as used in Section 15 and Stipulated Loss Value with respect to the Aircraft shall be determined on the basis of the Fair Market Sales Value of the Aircraft as of the commencement of such Renewal Term, amortized on a straight-line basis over such Renewal Term to the projected Fair Market Sales Value of the Aircraft as of the expiration of such Renewal Term, as such Fair Market Sales Value in each case is determined prior to the commencement of such Renewal Term. In determining Fair Market Sales Value for purposes of calculating Stipulated Loss Value and Termination Value for any Renewal Term effect shall be given to the encumbrance on the Aircraft of any Fixed Renewal Term available or in force.

          (b) Purchase Options.  Lessee shall have the option, so long as no
Section 14(a), (b), (f) or (g) Default or any Event of Default exists on the date notice of exercise may be given, (i) with respect to subsections (1) and
(2) below, upon not more than 365 days and not less than 90 days irrevocable prior written notice to Lessor and (ii) with respect to subsections (3) and (4) below, upon not more than 365 days and not less than 180 days irrevocable prior written notice to Lessor (which at the option of the Lessee made at any time prior to 90 days prior to the relevant purchase date may be deemed a notice of the applicable renewal option pursuant to Section 19(a)(1) or 19(a)(2) as the Lessee may designate) (each a "Purchase Option Date"), to terminate this Lease and to purchase the Aircraft:

               (1) on any Special Purchase Option Date for a purchase price equal to the greater of (x) the Fair Market Sales Value of the Aircraft on such date or (y) the amount

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     determined by multiplying Lessor's Cost by the Special Termination Value Percentage with respect to such Date (with respect to any such Date, the "Special Termination Value");

               (2) on the EBO Date for a purchase price equal to the amount determined by multiplying Lessor's Cost by the EBO Percentage payable on the EBO Date as provided in Exhibit H hereto (the "EBO Price");

               (3) on the last Business Day of the Basic Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date; and

               (4) on the last Business Day of any Renewal Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date.

Notwithstanding the foregoing but subject to the provisions of Section 8(r) of the Participation Agreement, the purchase price on any Purchase Option Date shall be sufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal amount (and Premium, if any) of and interest on the Loan Certificates then outstanding. Upon payment to Lessor in immediately available funds of the full amount of the purchase price (less the principal amount of the Loan Certificates assumed by the Lessee in accordance with Section 8(r) of the Participation Agreement) plus all Basic Rent due on or prior to such purchase date (unless denominated "advance" rental), all Supplemental Rent due on or prior to such purchase date (including amounts equal to Premium, if any) and payment of any other amounts then due hereunder (including all reasonable costs or expenses of Lessor (including any applicable sales or transfer taxes) and the Owner Participant in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to the Aircraft.

          (c) Valuation. At any time not earlier than 365 days prior to the date on which Lessee may purchase an Aircraft pursuant to Section 19(b) hereof or renew this Lease pursuant to Section 19(a) hereof, Lessee may deliver to Lessor a revocable notice of its intent to exercise its renewal option or purchase option. For all purposes of this Section 19, including the appraisal referred to in this Section 19(c), in determining Fair Market Rental Value or Fair Market Sales Value, the Aircraft shall be valued (i) as if in the condition and otherwise in

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

compliance with the terms of Section 5 (but subject to Section 5(e)) upon a return of the Aircraft in the United States and as if it had been maintained at all times as required in accordance with Section 7(a)(1) and (2) and Section 8,
(ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer or user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease, and (iii) in the case of such valuation for determining Fair Market Rental Value, assuming such lessee would have substantially the same obligations during the Fair Market Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof. Upon receipt of such notice Lessor and Lessee shall confer in good faith with a view to reaching agreement on the Fair Market Rental Value or Fair Market Sales Value of the Aircraft. If the parties have not so agreed by 240 days prior to the end of the Basic Term or the Renewal Term in question, then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within five Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such five-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in Chicago, Illinois for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within ten Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto; otherwise the average of all three determinations shall be final and binding upon the parties thereto. Lessee and Lessor shall equally bear all expenses relating to such appraisal procedure (other than an

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

appraisal procedure related to Lessee's purchase option under Section 19(b)(1), the costs of which Lessee shall in all events bear), provided, that if such transaction is not consummated (other than as the result of the fault of Lessor) Lessee shall bear all expenses relating to such appraisal procedure.


          SECTION 20. Security for Lessor's Obligation to Certificate Holders. In order to secure the indebtedness evidenced by the Loan Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease and to mortgage the Aircraft in favor of the Indenture Trustee, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as indenture trustee under the Trust Indenture on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. Lessee agrees to pay directly to the Indenture Trustee (or, after receipt by Lessee of notice from the Indenture Trustee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent (other than Excluded Payments) due or to become due hereunder and assigned to the Indenture Trustee and Lessee agrees that the Indenture Trustee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect. Lessee further acknowledges that the Trust Indenture provides that so long as the Loan Certificates are outstanding Lessor may not consent to any amendment, modification or waiver to this Lease without the prior consent of the Indenture Trustee (except as provided in Section 11.06 of the Trust Indenture) and Lessee agrees to provide to the Indenture Trustee a copy of all notices, consents, certificates or other information provided hereunder to Lessor.


          SECTION 21. Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than five Business Days after notice as to the occurrence of such failure,

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.


          SECTION 22. Investment of Security Funds; Liability of Lessor Limited.

          (a) Investment of Security Funds. Any moneys held by Lessor as security hereunder for future payments to Lessee shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Indenture Trustee, as the case may be, as Lessee (or in the event a Default under Section 14(a), (b), (f) or (g) or an Event of Default has occurred and is continuing, Lessor) may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-1 or its equivalent by Moody's Investors Service, Inc. or at least A-1 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $200,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $200,000,000 with any of the obligations described in clause (i) through (iv) as collateral. There shall be promptly remitted to Lessee or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, taxes, commissions and other expenses, if any, incurred in connection with such investment) unless a Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) Default or an Event of Default shall have occurred and be continuing. If a Default

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) or Section 8 hereof), (f) or (g) or an Event of Default shall have occurred and be continuing, Lessor or if the Trust Indenture shall not have been discharged, the Indenture Trustee as assignee of Lessor, shall hold any such gain as security for the obligations of Lessee under this Lease and apply it against such obligations as and when due, and once all such Defaults and Events of Default have been remedied any gain not so applied shall be remitted to Lessee. Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse Lessor (or the Indenture Trustee, as the case may be) therefor on demand.

          (b) Liability of Lessor Limited. It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.


          SECTION 23. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF ILLINOIS AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

          SECTION 24. Successor Trustee. Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft for all purposes hereof without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be executed repeatedly as long as this Lease shall be in effect.


          SECTION 25. Bankruptcy. Lessee hereby acknowledges that Lessor and the Indenture Trustee are entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft and that this Lease is a "lease" within the meaning of said Section 1110, including that it is to be treated as a lease for federal tax purposes. Lessee agrees not to take any position in connection with any bankruptcy proceedings involving it that is inconsistent with a lessor's rights under Section 1110 of the Bankruptcy Code or any comparable or successor provision affording protection to lessors of aircraft.


                                *       *      *

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

          IN WITNESS WHEREOF, Lessor and Lessee have each caused this Second Amended and Restated Lease Agreement to be duly executed as of the day and year first above written.


                              STATE STREET BANK AND TRUST COMPANY, not in its
                                individual capacity, except as expressly provided in Section 4 hereof, but solely as Owner Trustee,
                                    Lessor


                              By __________________________________
                                           Vice President




                              UNITED AIR LINES, INC.,
                                    Lessee


                              By __________________________________
                                    Vice President and Treasurer



     Receipt of this original counterpart of the foregoing Second Amended and Restated Lease Agreement is hereby acknowledged on this _____ day of May, 1995./1/


                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION
                                    Indenture Trustee


                              By _________________________________
                                        Authorized Officer



- --------------------
/1/This language contained in the original counterpart only.

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

                                   EXHIBIT A

         FIRST AMENDED AND RESTATED LEASE SUPPLEMENT NO. 1 (1993 747 A)

          FIRST AMENDED AND RESTATED LEASE SUPPLEMENT No. 1 (1993 747 A), dated May __, 1995, between STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the First Amended and Restated Trust Agreement (1993 747 A), dated as of May 1, 1995, between such Owner Trustee and the Owner Participant referred to therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and UNITED AIR LINES, INC. ("Lessee").

          Lessor and Lessee have heretofore entered into that certain Second Amended and Restated Lease Agreement (1993 747 A), dated as of May 1, 1995, relating to one Boeing 747-422 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

          The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document./2/

          The Lease relates to the Airframe and Engines described below, and a counterpart of that certain Lease Agreement (1993 747 A) dated as of April 1, 1993 between Lessee and Wilmington Trust Company, as Original Lessor, attached and made a part of Lease Supplement No. 1 (1993 747 A) dated April 20, 1993, has been recorded by the Federal Aviation Administration on April 21, 1995, as one document and assigned Conveyance No. FF08936./3/

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

               1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing Model
- -------------------
     /2/This language for Lease Supplement No. 1.

     /3/This language for other Lease Supplements.

                                                  [Second Amended and Restated
                                                   Lease Agreement (1993 747 A)]

     747-422 aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

                    (i) Airframe: U.S. Registration No. N189UA and manufacturer's serial no. 26878; and

                   (ii) Engines: four (4) Pratt & Whitney Model PW4056 engines bearing, respectively, manufacturer's serial nos. P727301, P727302, P727303 and P727304 (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

               2. The Delivery Date of the Aircraft was April 20, 1993. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on the Lease Expiry Date.

               3. Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

               4. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against The Boeing Company, or any subcontractor or supplier of The Boeing Company, under the Purchase Agreement or otherwise.

               5. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

               6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                               *       *       *

                                                [Second Amended and Restated
                                                 Lease Agreement (1993 747 A)]

     IN WITNESS WHEREOF, Lessor and Lessee have caused this First Amended and Restated Lease Supplement to be duly executed on the day and year first above written.


                             STATE STREET BANK AND TRUST
                               COMPANY, not in its individual
                               capacity, but solely as Owner
                               Trustee,
                                 Lessor


                             By:
                                ---------------------------------
                             Title:
                                   ------------------------------


                             UNITED AIR LINES, INC.,
                                 Lessee


                             By:
                                ---------------------------------
                                 Vice President and Treasurer



     Receipt of this original counterpart of the foregoing First Amended and Restated Lease Supplement is hereby acknowledged on this _____ day of May, 1995./4/


                             FIRST SECURITY BANK OF UTAH,
                               NATIONAL ASSOCIATION
                                 Indenture Trustee


                             By
                               ----------------------------------
                                      Authorized Officer




- ---------------------
     /4/This language contained in the original counterpart only.

                                                [Second Amended and Restated
                                                 Lease Agreement (1993 747 A)]

                                   EXHIBIT B


                     BASIC RENT AND EXCESS AMOUNT SCHEDULE
                     -------------------------------------



              ARREARS RENT            ADVANCE RENT           EXCESS AMOUNT
            AS A PERCENTAGE         AS A PERCENTAGE         AS A PERCENTAGE
DATE        OF LESSOR'S COST        OF LESSOR'S COST        OF LESSOR'S COST
- ----        ----------------        ----------------        ----------------



     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT B TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                                [Second Amended and Restated
                                                 Lease Agreement (1993 747 A)]


                                   EXHIBIT C


                        STIPULATED LOSS VALUE SCHEDULE
                        ------------------------------

                               STIPULATED LOSS VALUE
DATE                     (as a percentage of Lessor's Cost)
- ----                     ----------------------------------





     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT C TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                                [Second Amended and Restated
                                                 Lease Agreement (1993 747 A)]


                                   EXHIBIT D


                          TERMINATION VALUE SCHEDULE
                          --------------------------



                                 TERMINATION VALUE
DATE                     (as a percentage of Lessor's Cost)
- ----                     ----------------------------------




     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT D TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.

                                                [Second Amended and Restated
                                                 Lease Agreement (1993 747 A)]


                                   EXHIBIT E

                            RENT RECALCULATION AND
                         INDEMNIFICATION VERIFICATION
                         ----------------------------

      Any recalculation of Basic Rent, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage pursuant to the Lease and any calculation of any payment to the Owner Participant or Lessee under the Tax Indemnity Agreement or Section 7(b) of the Participation Agreement shall be determined by the Owner Participant, computed on the basis of the same methodology and assumptions used by the Owner Participant in determining the Basic Rent, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage as of the Delivery Date except as such assumptions have been modified pursuant to Section 3 of the Lease; provided, however, Lessee may request (A) Capstar Partners, Inc., or any other financial advisor to Lessee to verify such calculations but without any requirement that the Owner Participant disclose to such advisor such methodology and assumptions and (B) if Lessee believes that such calculations by the Owner Participant are in error then a nationally recognized firm of accountants selected by the Owner Participant and reasonably acceptable to Lessee (which may be the Owner Participant's independent public accountants) shall be permitted to verify such calculations and the Owner Participant will make available to such firm (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to the Owner Participant) such methodology and assumptions and any changes made therein pursuant to Section 3 of the Lease and any other information reasonably necessary for such verification requested by such firm. In the event of a verification under clause (B) of this Exhibit E the determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of the verification under clause (B) of this Exhibit E; provided, however, if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by 10 or more basis points or there is a material error in the computation of the Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages or EBO Percentage in the Owner Participant's original statement in the Owner Participant's favor, or indemnity payment is reduced by $10,000 or more, the Owner Participant shall pay the reasonable costs and expenses of such verification process. Such recalculated Basic Rent, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage shall be set forth in an amendment to the Lease.

                                                [Second Amended and Restated
                                                 Lease Agreement (1993 747 A)]


                                   EXHIBIT F

                       SCHEDULE OF COUNTRIES AUTHORIZED
                     FOR DOMICILE OF PERMITTED SUBLESSEES
                     ------------------------------------
                Australia                          Luxembourg

                Austria                           *Malaysia

                Belgium                            Netherlands

               *Brazil                             New Zealand

                Canada                             Norway

                Denmark                           *Portugal

                Finland                            Singapore

                France                            *South Korea

                Germany                           *Spain

               *Greece                             Sweden

               *Iceland                            Switzerland

                Ireland                           *Thailand

                Italy                              United Kingdom

                Japan                             *Venezuela

_______________________
*  Designates "Restricted Country".

                                                [Second Amended and Restated
                                                 Lease Agreement (1993 747 A)]


                                   EXHIBIT G

                       SCHEDULE OF COUNTRIES AUTHORIZED
                           FOR AIRCRAFT REGISTRATION
                       --------------------------------
                Australia                          Luxembourg

                Austria                           *Malaysia

                Belgium                            Netherlands

               *Brazil                             New Zealand

                Canada                             Norway

                Denmark                           *Portugal

                Finland                            Singapore

                France                            *South Korea

                Germany                           *Spain

               *Greece                             Sweden

               *Iceland                            Switzerland

                Ireland                           *Thailand

                Italy                              United Kingdom

                Japan                             *Venezuela

_______________________
*  Designates "Restricted Country".

                                                [Second Amended and Restated
                                                 Lease Agreement (1993 747 A)]




                                   EXHIBIT H


                LESSOR'S COST, ENGINE COST, COMMENCEMENT DATE,
                LEASE EXPIRY DATE, STIPULATED LOSS VALUE DATE,
                  EBO DATE, EBO PERCENTAGE, SPECIAL PURCHASE
            OPTION DATES AND SPECIAL TERMINATION VALUE PERCENTAGES
               (EBO Percentage, EBO Installment Percentages and
                Special Termination Value Percentages expressed
                       as a percentage of Lessor's Cost)
        --------------------------------------------------------------
          Lessor's Cost:                $127,500,000

          Engine Cost:                  $  7,000,000

          Commencement Date:            October 19, 1993

          Lease Expiry Date:            October 19, 2017

          Stipulated Loss Value Date:   the 19th day of each
                                        calendar month during the
                                        Interim Term, the Basic
                                        Term and any Renewal Term

          EBO Date:                     October 19, 2011

          EBO Percentage:  _____%

          Special Purchase              Special Termination

              Option Dates:              Value Percentages:
          ----------------              -------------------

          _______________                      _____%
          _______________                      _____%
          _______________                      _____%

                                                [Second Amended and Restated
                                                 Lease Agreement (1993 747 A)]





                                   EXHIBIT H


                LESSOR'S COST, ENGINE COST, COMMENCEMENT DATE,
                LEASE EXPIRY DATE, STIPULATED LOSS VALUE DATE,
                  EBO DATE, EBO PERCENTAGE, SPECIAL PURCHASE
            OPTION DATES AND SPECIAL TERMINATION VALUE PERCENTAGES
               (EBO Percentage, EBO Installment Percentages and
                Special Termination Value Percentages expressed
                       as a percentage of Lessor's Cost)
   ------------------------------------------------------------------------





     FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT H TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.